Exhibit 10.1

EXECUTION VERSION

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT (the “Agreement”) is made and entered into as of this 28th day of February, 2011, by and between THE SQUARE, LLC, a Florida limited liability company (“Square LLC”), ORLANDO HOTEL INTERNATIONAL SPE, LLC, a Florida limited liability company (“OHI SPE”, which together with Square LLC are hereinafter collectively referred to as “Property Owners”), ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC, a Florida limited liability company (“OHI Parent”, which together with the Property Owners are hereinafter collectively referred to as the “Legacy Entities”), and CIRCLE ENTERTAINMENT PROPERTY-ORLANDO, LLC, a Florida limited liability company (“FXRE Sub”).  CHARLES WHITTALL, an individual (“Whittall”) is joining in this Agreement solely to confirm his representations, warranties and agreement to the covenants and obligations set forth in Sections 3(iii), 15, 17(a)(v), 20 and 24.  Whittall and the Legacy Entities are hereinafter collectively referred to as the “Whittall Parties.”

A.           Square LLC is the owner of certain vacant real property located in Orlando, Orange County, Florida (the “Square Property”). The legal description of the Square Property is set forth in Exhibit “A-1”.

B.           OHI SPE is the owner of certain property located in Orlando, Orange County, Florida and certain improvements thereon currently leased in part to third parties (the “OHI SPE Property”).  The legal description of the OHI SPE Property is set forth in Exhibit “A-2”.

C.           100% of the membership interests of Square LLC are owned by Whittall, THE SQUARE INC., a Florida corporation (the “Square Inc”), KBH INVESTMENTS, LLC, a Florida limited liability company (“KBH”), and CRAIG WELCH, an individual (“Welch”, which together with Whittall, Square Inc., and KBH are hereinafter collectively referred to as the “Owners of Square LLC”).

D.           OHI SPE is 100% owned by OHI Parent and 100% of the membership interests of OHI Parent are owned by ALTAMONTE TOWN CENTER, LLC, a Florida limited liability company (the “Owner of OHI Parent” which together with the Owners of Square LLC are hereinafter referred to collectively as the “Existing Equity Owners”).

E.           Square LLC is indebted to CIBC, INC., a Delaware corporation (“CIBC”) pursuant to that certain Consolidated, Amended and Restated Promissory Note, dated June 6, 2007, as modified by that certain Extension of Promissory Note and Loan Documents, dated June 30, 2009, as further modified by that certain Second Extension and Modification of Promissory Note and Loan Documents, dated as of June 19, 2009, and as further modified by that certain Third Extension and Modification of Promissory Note and Loan Documents, dated as of March 26, 2010 (collectively, the “Square Note”), pursuant to which $33,100,000 of principal is outstanding as of the date hereof (the “Square Loan”).

F.           The Square Note is secured by that certain (i) Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Aqua Development, LLC (n/k/a The Square, LLC), a Florida limited liability company, in the original principal balance of $16,750,000 in favor of LaSalle Bank, National Association, a national banking association (“LaSalle”), dated June 21, 2005 recorded June 30, 2005 in Official Records of Orange County, Florida (the “Official Records”) Book 8049, Page 1828; as amended by the Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing recorded August 18, 2006 in Official Records Book 8815, Page 3313; the Amendment to Loan Documents recorded January 29, 2007 in Official Records Book 9084, Page 1303; as assigned by the Assignment of Mortgage recorded in Official Records Book 9294, Page 4129 (collectively, the “First Square Mortgage”); and (ii) by that certain a Junior Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Aqua Development, LLC (n/k/a The Square, LLC), a Florida limited liability company, in the original principal balance of $2,150,000.00 in favor of LaSalle, dated June 30, 2005, recorded in Official Records Book 8049, Page 1887; as amended by Amended and Restated Junior Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing recorded in Official Records Book 8815, Page 3352; Amendment to Loan Documents recorded in Official Records Book 9084, Page 1297 (collectively the “Junior Square Mortgage”);

G.           The First Square Mortgage and the Junior Square Mortgage were both assigned by LaSalle to CIBC by that certain Assignment of Mortgage recorded in Official Records Book 9294, Page 4129; and simultaneously therewith consolidated, amended and restated pursuant to a Consolidated, Amended and Restated Mortgage recorded in Official Records Book 9294, Page 4134; and subsequently amended by that certain First Amendment to Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement recorded in Official Records Book 9888, Page 704; and by that certain Second Amendment to Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement recorded in Official Records Book 10021, Page 4801 (collectively, the “Square Mortgage”).

H.           OHI SPE is indebted to CIBC pursuant to that certain Amended and Restated Promissory Note, dated as of November 9, 2009 (the “OHI SPE Note”), pursuant to which $16,900,000 of principal is outstanding as of the date hereof (the “OHI Loan”).

I.           The OHI SPE Note is secured by that certain Mortgage, Assignment of Leases and Rents and Security Agreement recorded October 23, 2006 in Official Records Book 8929, Page 3670; as modified by Mortgage Modification Agreement recorded March 29, 2010 in Official Records Book 10021, Page 4809 (the “OHI Mortgage”).

J.           Square LLC and OHI SPE are also parties to that certain Mortgage Modification, Cross-Collateralization, Cross-Contribution and Cross-Default Agreement with CIBC and Ripley’s International, LLC, a Florida limited liability company (“Ripleys”) recorded March 29, 2010 in Official Records Book 10021, Page 4883 (the “CIBC Cross Collateralization Agreement”), which among other things, cross collateralizes and cross defaults the OHI Loan, the Square Loan and the loan from CIBC to Ripleys.

K.           Pursuant to that certain letter agreement dated as of October 25, 2010 addressed to Whittall, a controlling owner and principal of the Legacy Entities, from FX REAL ESTATE AND ENTERTAINMENT, INC., n/k/a CIRCLE ENTERTAINMENT INC., a Delaware corporation (the “Letter Agreement”), the parties have agreed to enter into this Agreement, upon the satisfaction of all of the terms and conditions hereof, to perform various obligations to each other and complete the transactions as described herein.

In consideration of Ten Dollars ($10.00), other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, and the mutual covenants and promises herein set forth, the parties hereto agree as follows:

1. Pre-Closing Funding Obligations.

(a) FXRE Sub Pre-Closing Funding Obligations.  Upon the satisfaction of the conditions set forth in Section 1(d) hereof and provided no default beyond any applicable cure or grace period hereunder exists by Whittall Parties, FXRE Sub shall pay, contribute to, or reimburse, as applicable, the following sums when and if such payments are required to be made pursuant to the terms hereof (hereinafter collectively, the “FXRE Sub Pre-Closing Funding”), all of which shall be credited against the FXRE Sub’s Square Closing Capital Contribution (as hereinafter defined):

(i) Promptly following the satisfaction of all of the conditions in Section 1(d), FXRE Sub shall reimburse to Square LLC the escrow payments made by Square LLC to CIBC under the Square Loan for the months of November and December of 2010 (each in the amount of $32,500 for a total reimbursement of $65,000).

(ii) From and after January 1, 2011 until Closing (as hereinafter defined), on a monthly basis, FXRE Sub shall pay to Square LLC or to CIBC 65% of the real estate tax escrow payments that are required to be paid by Square LLC under the Square Loan pursuant to the terms of the Square Note, provided that, FXRE Sub’s obligation to fund portions of such escrow payments shall at no time exceed 65% of $32,500.  FXRE Sub shall make such payments on the dates such escrow payments are due under the applicable loan documents, subject to any applicable grace periods thereunder.

(iii) The Legacy Entities hereby represent and warrant that prior to execution of this Agreement, Square LLC deposited with CIBC $450,000 in an interest reserve to pay the interest due under the Square Loan.  As of December 31, 2010, such interest reserve was reduced to $242,368, and thereafter has been, and will continue to be, used to make the interest payments due under the Square Loan until such interest reserve is entirely depleted.  Following the depletion thereof for interest payments due under the Square Loan (which the parties anticipate will occur before the May, 2011 interest payment), FXRE Sub shall pay to Square LLC or to CIBC 65% of the regular non-default interest payments due under the Square Loan until Closing.

(iv) It is contemplated that in connection with the Planned Development (hereinafter defined), Square LLC has entered or will enter into: (a) an agreement for architectural services with Antunovich Associates (the “Architect”) for a total sum of $500,000 (the “Architect Agreement”), and (b) an agreement for engineering services with McIntosh Engineering (the “Engineer”) for a total sum of $300,000 (the “Engineer Agreement”).    From January 1, 2011 and through the Closing, FXRE Sub shall pay to Square LLC or the applicable service provider the following fees under the Architect Agreement and the Engineer Agreement: (i) $12,500 per month to the Architect or such other amount to be reasonably negotiated, and (ii) $12,500 to the Engineer or such other amount to be reasonably negotiated, but in no event more than $45,000 shall be paid in the aggregate each month under (i) and (ii).  If the Closing does not occur by the Outside Closing Date or if this Agreement is otherwise terminated, but only if in either event no default has occurred hereunder by any of the Whittall Parties, then FXRE Sub shall pay to Square LLC or to the applicable service provider 65% of the remaining unpaid contract amounts (less any breakage savings) incurred under the Architect Agreement and the Engineer Agreement through the date of the termination of this Agreement.

(v) Notwithstanding anything to the contrary herein, if at any time during the term hereof, CIBC issues a default notice to the Whittall Parties in connection with the Square Loan, the OHI Loan or any other loan that is cross-defaulted with the Square Loan or the OHI Loan, or FXRE Sub becomes aware of any event which with the passage of time or with the issuance of notice by CIBC could give CIBC the right to issue such a default notice, FXRE Sub shall have the right to either: (i) cease funding the FXRE Sub Pre-Closing Funding described herein until such time as said default is cured and FXRE Sub receives confirmation from CIBC that the restructuring of the OHI Loan and the Square Loan as contemplated herein will still occur, or (ii) cure the default or the event(s) that could lead to a default, with the costs, fees, interest, penalties and all other expenses incurred by FXRE Sub in connection with such curative actions to be deemed a part of the FXRE Sub Pre-Closing Funding.

(b) Square LLC Funding Obligations.  Provided no default beyond any applicable cure or grace period hereunder exists by FXRE Sub, Square LLC shall pay or contribute to, as applicable, the following sums:

(i) From the date hereof through Closing, on a monthly basis, Square LLC shall pay to CIBC all interest and other amounts due to CIBC under the Square Loan in connection with any escrows, including, escrows for real estate taxes (less any amounts paid by FXRE Sub to CIBC directly pursuant to the terms hereof), on the dates such interest and escrow payments are due under the applicable loan documents, subject to any applicable grace periods thereunder.  Square LLC hereby represents and warrants that it has made all of the required real estate tax escrow payments due under the Square Loan through the date hereof, which escrow payments along with the November and December 2010 escrow payments and January, February and March 2011 payments cover all real estate tax payments due in connection with the Square Property through 2008 (the parties acknowledge that real estate taxes for 2009 and 2010 will be funded at Closing from the loan proceeds, or if CIBC will not permit that, by capital contributions by the parties so that FXRE Sub will pay 65% and the Reorganized Whittal Square Parent Member will pay 35% thereof).

(ii) From the date hereof through Closing, Square LLC shall pay 35% of all costs and expenses and FXRE Sub shall pay 65% of all costs and expenses which are reasonably necessary to maintain or re-develop the Square Property, including, without limitation, all expenses related to the maintenance, insurance and the re-development of the Square Property as contemplated in the Planned Development, provided however, that notwithstanding the above, the amounts due from FXRE Sub with respect to tax escrows and interest payments due under the Square Loan, the Architect Agreement and the Engineer Agreement shall be limited to the amounts set forth in Section 1(a).

(c) OHI SPE Funding Obligations.  OHI SPE shall pay all costs and expenses reasonably necessary and related to the OHI SPE Property, including, without limitation, real estate tax escrow payments and interest due under the OHI Loan, insurance premiums and all property repair and maintenance costs from the income generated from the OHI SPE Property.  Any actual out-pocket capital investment by Owner of OHI Parent (or its members) (less any sums (with the exception of management fees) distributed up to the OHI Parent, Owner of OHI Parent or its members from and after November 1, 2010) for actual out-pocket expenses paid from and after November 1st, 2010 by OHI SPE which are reasonably necessary for interest payments, taxes, insurance, the maintenance or operation of the OHI SPE Property after all of the income (on a cumulative basis) generated from, or in connection with, the OHI SPE Property is used therefor, shall be added to the capital account of the to be formed Reorganized Whittall OHI Parent Member at Closing.

(d) The parties hereby acknowledge and agree that FXRE Sub shall have no obligation to pay, contribute to or reimburse any of the amounts set forth in Section 1(a) until the following has occurred:

(i) execution and delivery of this Agreement by all of the parties hereto, which shall have attached to it as Exhibits the following: (a) as Exhibit “B”, the term sheet outlining the principal terms of the development agreement to be negotiated by the parties in good faith and entered into on the date of Closing between Square LLC and UNICORP NATIONAL DEVELOPMENTS, INC., (“Unicorp”) (the “Development Agreement”); (b) the Joint Venture Documents described in Section 3; (c) the SkyView Lease (as hereinafter defined in Section 5); (d) as Exhibit “C-1”, the term sheet outlining the principal terms of the management agreement between OHI SPE and Unicorp for the management of the OHI SPE Property, and, as Exhibit “C-2”, the term sheet outlining the principal terms of the management agreement between Square LLC and Unicorp for the management of the Square Property (hereinafter collectively referred to as the “Management Agreements”), both such agreements to be entered into simultaneously with the Closing; and (e) any other necessary documents or agreements.

(ii) Attached hereto as Exhibit “D” is a schedule of assets and liabilities of the Legacy Entities, prepared in accordance with generally accepted accounting principles, which the Legacy Entities hereby represent and warrant as being true and correct as of December 31, 2010.  Such balance sheet contains each and every debt, liability and obligation, including all costs and expenses relating thereto, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, including any such debt, liability or obligation with or to any affiliate of any Legacy Entity.

(iii) Commitment, or other evidence of CIBC’s agreement acceptable to FXRE Sub, (the “CIBC Approval”) to the restructuring of the existing Square Loan and OHI Loan held by CIBC at Closing on terms and conditions acceptable to FXRE Sub in its sole discretion (such terms and conditions are hereinafter referred to as the “CIBC Loan Restructuring Terms”).

2. Closing.  Once FXRE Sub reasonably believes that the conditions to Closing set forth in Sections 1(d), 6, 8, 9, 10, 12, 13 have been or can be satisfied, it shall provide the Legacy Entities with notice (the “Notice to Close”). The Notice to Close shall designate a date of closing (to coincide with the Closing of the restructured Square Loan and OHI Loan) which date shall be no earlier than thirty (30) days (unless mutually agreed by the parties hereto) after the date of the Notice to Close, as such date may be extended by either party for an additional sixty 60 days if: (x) CIBC agrees to extend the OHI Loan and Square Loan for such period (on terms and conditions acceptable to the parties hereto in their sole discretion), and (y) the CIBC Approval is extended for such period (on terms and conditions acceptable to the parties hereto in their sole discretion) provided, however, that the Closing shall in any event, take place on or before January 1st, 2012 (the “Outside Closing Date”).   Subject to the other provisions of this Agreement for extension, the Closing shall take place on the date specified in the Notice to Close at a location as may be mutually agreed to by all of the parties hereto.  Alternatively, the parties may conduct the Closing through mail, express overnight service or other means under escrow instructions, if appropriate.  In the event that the Closing does not take place on or before the Outside Closing Date, then either party shall have the right to terminate this Agreement by delivering written notice to the other party of such termination; provided, however, that no party hereto shall be entitled to terminate this Agreement if that party breached any covenant beyond any applicable grace or cure period or if a representation or warranty by such party has proved to be false or misleading.

3. Joint Ventures.  Subject to the terms and conditions hereof, at the Closing the Legacy Entities shall be reorganized as follows:

(i)  OHI Reorganization.  In consideration of the execution of this Agreement by FXRE Sub and FXRE Sub’s OHI Closing Capital Contribution (hereinafter defined), at Closing FXRE Sub shall be admitted as a member into OHI Parent and will own 65% of the membership interest thereof.  Upon the consummation of the Closing, FXRE Sub shall receive a credit in its capital account in the reorganized OHI Parent equal to FXRE Sub’s OHI Closing Capital Contribution and FXRE Sub shall be entitled to a cumulative preferred return thereon at 10% per annum from the date of Closing.  The remaining 35% of the membership interest in OHI Parent will be owned by the Owner of OHI Parent, as it may be reorganized by the owners thereof, provided that such entity will be majority owned and controlled, directly or indirectly, by Whittall (the “Reorganized Whittall OHI Parent Member”).  The Reorganized Whittall OHI Parent Member shall have a capital account in the reorganized OHI Parent upon the consummation of the Closing equal to any actual out-pocket capital investment by Owner of OHI Parent (or its members) (less any sums distributed up to the OHI Parent, Owner of OHI Parent or its members from and after November 1, 2010) for actual out-pocket expenses paid from and after November 1, 2010 by OHI SPE which are reasonably necessary for the interest, taxes, operation and maintenance of the OHI SPE Property after all of the income (on a cumulative basis) generated from, or in connection with, the OHI SPE Property is used therefor.  The Reorganized Whittall OHI Parent Member shall be entitled to a cumulative preferred return on the capital account credit received by it at Closing at 10% per annum from the date such payments are actually made and such capital account shall be pari passu with the capital account of FXRE Sub in the reorganized OHI Parent.  From and after the consummation of the Closing, OHI Parent shall be governed in accordance with the terms and conditions of the Second Amended and Restated Operating Agreement of OHI Parent, the form of which is attached hereto as Exhibit “E-1” and OHI SPE shall be governed in accordance with the terms and conditions of the Second Amended and Restated Operating Agreement of OHI SPE, the form of which is attached hereto as Exhibit “E-2”, both such operating agreements subject to non-material changes required by CIBC.

(ii)  Square LLC Reorganization.  All of the membership interest held by the Owners of Square LLC in Square LLC will be transferred to an entity which will be formed at or prior to the Closing and will be called THE SQUARE HOLDINGS, LLC, a Florida limited liability company (or if such name is unavailable, another name reasonably acceptable to the parties) (the “Square Parent”).  In consideration of the execution of this Agreement by FXRE Sub and FXRE Sub’s Square Closing Capital Contribution, at Closing FXRE Sub shall be admitted as a member into the Square Parent and will own 65% of the membership interest thereof.  Upon consummation of the Closing, FXRE Sub shall receive a credit in its capital account in the newly created Square Parent equal to FXRE Sub’s Square Closing Capital Contribution.  FXRE Sub shall be entitled to a cumulative preferred return on FXRE Sub’s Square Closing Capital Contributions at 10% per annum from date FXRE Sub makes any payments making up the FXRE Sub’s Square Closing Capital Contribution.  The remaining 35% of the membership interest in the Square Parent will be owned by a new entity created by the Owners of Square LLC, as they may agree among themselves, provided that such new entity will be majority owned and controlled, directly or indirectly, by Whittall (the “Reorganized Whittall Square Parent Member”).  The Reorganized Whittall Square Parent Member shall receive a credit in its capital account in Square Parent equal to the actual out of pocket sums contributed to Square LLC by the Owners of Square LLC or Whittall, as applicable from November 1, 2010, through the term of this Agreement, which are reasonably necessary for the interest, taxes, operation, maintenance and re-development of the Square Property consistent with the Planned Development (specifically excluding any costs, fees or expenses incurred in connection with: (a) curing or removing any Title Defect (as hereinafter defined), (b) any Remedial Action (hereinafter defined), or (c) any misrepresentations or breaches of covenants by any of the Whittall Parties hereunder).  The Reorganized Whittall Square Parent Member shall be entitled to a cumulative preferred return on all such reasonably necessary contributed sums at 10% per annum from the date such payments are actually made and such capital account shall be pari passu with the capital account of FXRE Sub in Square Parent.  From and after the date of Closing, Square Parent shall be governed in accordance with the terms and conditions of the Operating Agreement of Square Parent, the form of which is attached as Exhibit “F-1” and Square LLC shall be governed in accordance with the terms and conditions of the Third Amended and Restated Operating Agreement of Square LLC, the form of which is attached as Exhibit “F-2”, both such operating agreements subject to non-material changes required by CIBC.

(iii)  Each of the Whittall Parties and FXRE Sub shall take all steps necessary to cause the reorganization of the Legacy Entities to be carried out at Closing in accordance with the terms and conditions of this Agreement.  At Closing, each of the Whittall Parties and FXRE Sub shall promptly execute and deliver, and Whittall shall cause all of the Existing Equity Owners to promptly execute and deliver, all documents, assignments, articles, certificates, consents and affidavits as may be necessary to complete the reorganization of the Legacy Entities in accordance with this Agreement.

(iv)  Except for the covenants, agreements, representations and warranties made by Whittall in Sections 3(iii), 15, 17(a)(v), 20 and 24 of this Agreement, no other agreements or covenants herein of any sort shall have any personal guarantees from Whittall.  Whittall has no personal liability for any of covenants, agreements, representations or warranties of the Legacy Entities in this Agreement, except as otherwise expressly provided herein.

4. FXRE Sub Funding at Closing

At the Closing, (i) FXRE Sub shall contribute $3,775,000 to Square LLC (the “FXRE Sub’s Square Closing Capital Contribution”), provided that, all amounts contributed to (including any reimbursements to the Owners of Square LLC or Whittall, as applicable), or paid on behalf of, Square LLC as part of FXRE Sub Pre-Closing Funding or otherwise pursuant to the terms of this Agreement (except for legal fees incurred by FXRE Sub) shall be deemed a part of, and credited against, the required FXRE Sub’s Square Closing Capital Contribution, and (ii) FXRE Sub shall contribute $1,000,000 to OHI Parent (“FXRE Sub’s OHI Closing Capital Contribution”).

5. SkyView Lease

Subject to the terms and conditions hereof, at the Closing, Square LLC shall enter into a 99 year financeable lease in the form attached hereto as Exhibit “G” (the “SkyView Lease”) with an affiliate of FXRE Sub (the “Wheel Tenant”) pursuant to which Square LLC will lease to Wheel Tenant, at the center of the Square Property, the land necessary for (i) the installation of the SkyView Wheel, including all of the appropriate supports, cables and footings therefor, and (ii) land upon which Wheel Tenant will construct retail, service and maintenance space, of approximately 25,000 square feet (hereinafter the “Leased Premises”), as such Leased Premises are designated on the Site Plan prepared by the Architect, for the SkyView at The Square, as such Site Plan may be revised in a manner mutually acceptable to FXRE Sub and Square LLC (the “Site Plan”).

6. Title

FXRE Sub has obtained a title insurance commitment with respect to the Square Property attached hereto as Exhibit “H-1” (the “Square Commitment”) and a title insurance commitment with respect to the OHI SPE Property attached hereto as Exhibit “H-2” (the “OHI SPE Commitment”, which together with the Square Commitment are collectively hereinafter referred to as the “Commitment”) from Fidelity National Title Insurance Company (the “Title Company”) reflecting all recorded items which affect title to the applicable properties.

Based on FXRE Sub’s review of the Commitment (and exceptions listed therein) and the surveys provided to FXRE Sub, it has determined that the items described below in this Section (the “Title Defects”) are not acceptable.  The current Title Defects are:

(a)
Construction Easement with line of demarcation and encroachment by Sleuth building, provided, however, that the foregoing shall not be required if the Site Plan has been adjusted in a manner so that all of the improvements shown on the present Site Plan are included without violating the Construction Easement and without material changes to the budget or other facets of the Square Property, subject to FXRE Sub’s reasonable consent (which may not be unreasonably withheld).

(b)	Lease Memorandums of expired leases for Gooding’s Supermarket, Ancient City Entertainment, and Beall’s Outlet; and

(c)
All judgments and claims of liens recorded against either the OHI SPE Property of Square Property, including, without limitation, the judgment in favor of Finfrock Construction, Inc., and claims of lien filed by Traffic Planning and Design, Inc.

The Legacy Entities shall cause the Title Defects to be terminated, cured and/or removed (as applicable) at their sole cost and expense by the date of Closing, which costs and expenses shall not be credited towards the capital accounts of the Reorganized Whittall OHI Parent Member in the reorganized OHI Parent or the Reorganized Whittall Square Parent Member in the new Square Parent.  Any other exceptions reflected in Schedule B-II of the Commitment or any other matters of title or survey attaching or occurring on the Square Property or the OHI SPE Property subsequent to the date of the Effective Dates of the Commitment which are consented to in writing by FXRE Sub shall be deemed permitted exceptions (the “Permitted Exceptions”).  If new title insurance policies are obtained at the Closing, such policies shall be subject only to the Permitted Exceptions (which term shall include any additional items consented to by FXRE Sub prior to Closing) and items which are not Permitted Exceptions shall be deemed Title Defects and shall be terminated, cured and/or removed (as applicable) by the Legacy Entities at their sole cost and expense at or prior to Closing, which costs and expenses shall not be credited towards the capital accounts of the Existing Equity Owners in the reorganized entities.

No later than ten (10) business days prior to the Closing FXRE Sub (i) may cause the effective date of the Commitment to be brought forward to the most current date possible to reflect any new matters which have arisen and affect title to the Square Property and OHI SPE Property, and (ii) may cause the surveys to be updated and recertified to reflect any new matters not existing as of the date of the surveys that have been provided to FXRE Sub.  If any new title matters arise in that interim period which are inconsistent with the Planned Development or affect marketability of title in FXRE Sub’s sole discretion, such items shall constitute Title Defects, and FXRE Sub shall notify either Square LLC or OHI SPE, as applicable, of same.  The Property Owners agree to remove by payment, bonding, or otherwise any new Title Defect which is a lien capable of removal by the payment of money or bonding, and each shall use its best efforts (including bringing suit, if necessary) to cure any such new Title Defect or to buy-out or settle any other claim or lien.  At FXRE Sub’s option, the date of Closing may be extended for a period not to extend beyond the Outside Closing Date for purposes of eliminating any Title Defects.  In the event that, after the exercise of diligent effort, the Property Owners do not eliminate all Title Defects before the Outside Closing Date, FXRE Sub shall have the option to either: (i) cause the Closing to occur and accept the title “as is,” without claim against the Property Owners therefor, or (ii) cancel this Agreement, whereupon all parties shall be released from all further obligations under this Agreement, unless such defects were caused by the Property Owners’ willful and deliberate act or willful and deliberate failure to act, in which event, the Legacy Entities shall be liable to FXRE Sub for damages caused thereby.

7. Deliveries

The Legacy Entities have heretofore provided all of the items listed in Exhibit H-3, all of which are the actual true, complete and correct copies thereof.  From the date hereof through the date of Closing, the Legacy Entities shall provide to FXRE Sub copies of any and all agreements, contracts, instruments, documents, notices, amendments, modifications, reports, studies, plans, drawings, permits, authorizations and any other items of a similar nature arising in connection with the Square Property or OHI SPE Property, or in connection with the Legacy Entities, promptly upon receipt thereof or upon request of FXRE Sub.  The Legacy Entities represent that there are no other agreements, contracts, or other instruments which will be binding upon the reorganized entities from and after the Closing and which would have a material adverse effect on the Planned Development or reflect a material adverse change in such joint venture’s financial condition.

8. Development Agreement; Asset Management Fee; Arrangement Fee

(a)  During the term hereof, the parties shall negotiate in good faith the final terms and conditions of the Development Agreement consistent with the term sheet attached hereto as “Exhibit B.”  The parties’ agreement to the final form of the Development Agreement shall be a condition to Closing.  Simultaneously with the Closing, Square LLC shall enter into the Development Agreement for the re-development of the Square Property in the manner as shown on the Site Plan attached hereto as Exhibit “I” (the “Planned Development”) and the obtaining of all of the required third party and governmental approvals therefor (the “Development Approvals”). The expenses of obtaining such approvals shall be the expenses of the venture and not of Unicorp.  Prior to Closing, the parties shall cooperate in good faith at all times to obtain the most favorable results for the Planned Development and shall diligently pursue obtaining any Development Approvals, which shall be subject to the consent of the Whittall Entities and FXRE Sub in their reasonable discretion, provided that, if the Development Approvals pertain to the SkyView Wheel, then such Development Approvals must be acceptable to FXRE Sub in its sole and absolute discretion.

(b)  In consideration of the asset management consulting and advisory services being provided by FXRE Sub to the Property Owners, FXRE Sub shall receive an asset management fee equal to the leasing commissions earned by Unicorp from and after the date hereof, which asset management fee shall be paid on a concurrent basis with the schedule of leasing commission payments to Unicorp.

(c)  At Closing, Square LLC shall pay a $225,000 arrangement fee to Whittall or his designee, provided that, if CIBC does not permit the payment of the foregoing arrangement fee at Closing, such arrangement fee shall become the obligation of the reorganized Square LLC at Closing and shall accrue interest thereon at 10% per annum from the date of Closing until paid by Square LLC in full.

9. Management Agreement

(a) . During the term hereof, the parties shall negotiate in good faith the final terms and conditions of the Management Agreements consistent with the term sheets attached hereto as “Exhibit “C-1” and “Exhibit “C-2”, pursuant to which Unicorp will earn a mutually acceptable management fee at a market rate (3%).  In addition, from and after the date of execution hereof, Unicorp will earn leasing commissions from each new lease entered into with respect to any portions of the OHI SPE Property or the Square Property on a one time basis equal to $2 per square foot of building space to be payable one half upon the later of (i) the Closing, or (ii) execution of such lease, with the remaining half of the leasing commission to be paid upon the applicable tenant commencing rent payments under the lease.  The first $750,000 of impact fee reimbursements made by tenants on the Square Property shall be disbursed as follows: (i) $250,000 to the Architect, and (ii) $500,000 to Finfrock Construction, Inc.  The parties’ agreement to the final form of the Management Agreements shall be a condition to Closing.  Simultaneously with the Closing, OHI SPE and Square LLC shall enter into such Management Agreements.

10. Environmental Inspection

FXRE Sub at its own cost and expense may obtain Phase I environmental reports for the OHI SPE Property or the Square Property.  If any such Phase I report indicates that any additional testing, studies or analysis is recommended, then FXRE Sub shall promptly notify the applicable Property Owner and such additional testing or analysis shall be conducted forthwith at such Property Owner’s expense.  FXRE Sub shall provide the Property Owners (within 3 days of receipt by FXRE Sub) with copies of the Phase I and any additional reports, studies or analysis which are prepared in connection with the environmental inspections. If, after such additional testing or analysis, it is determined that the OHI SPE Property or the Square Property contains any Hazardous Substances (as hereinafter defined) and the cleanup and/or remedial actions necessary to cause such property to comply with all applicable environmental statutes, regulations, ordinances or other laws then in effect (the “Remedial Action”) can reasonably be completed before the Outside Closing Date, then the applicable Property Owner shall immediately commence the Remedial Action and use its best efforts to complete such Remedial Action before the Outside Closing Date at its sole cost and expense, which costs and expenses shall not be credited towards the capital accounts of the Existing Equity Owners in the reorganized entities at Closing.  In the event that OHI SPE or Square LLC, as applicable, has commenced and diligently pursued the Remedial Action and cannot complete such Remedial Action before the Outside Closing Date, then FXRE Sub shall proceed to Closing, provided that (i) OHI SPE or Square LLC, as applicable, shall complete the Remedial Action within a reasonable period of time after the Closing, and (ii) CIBC shall have consented to such Remedial Action taking place after the Closing.  In such event, the any funds expended by OHI SPE or Square LLC, as applicable, in connection with any Remedial Action shall not be credited towards the Existing Equity Owners’ capital accounts in the reorganized joint venture entities following the Closing.  In the event that CIBC does not grant its consent to allow completion of the Remedial Action after the Closing, then FXRE Sub shall have the option to give written notice of termination of this Agreement or extend the Closing until the Remedial Action is completed.

If it is determined that any parcel of land which is adjacent to or in the vicinity of either the OHI SPE Property or the Square Property, contains any Hazardous Substances which may materially and adversely affect the Planned Development, then FXRE Sub shall have the option to (i) give written notice of termination promptly after they has had an opportunity to review any such problem, or (ii) agree to proceed to Closing accepting the OHI SPE Property or the Square Property, as applicable, on an “as-is” basis. If FXRE Sub shall give written notice of termination as provided above, this Agreement shall be terminated and none of the parties shall have any further rights or obligations hereunder, except for the obligations that survive by the express terms of this Agreement.

11. Development, Access and Reimbursement

After the execution of this Agreement, FXRE Sub (and its agents and contractors) shall be entitled to enter upon the OHI SPE Property or Square Property, as applicable, (subject to the rights of the occupants thereof, which FXRE Sub shall not unreasonably disturb or interfere with) at all reasonable times and upon reasonable notice to the Legacy Entities for the purpose of conducting tests and making site inspections and investigations and otherwise to accomplish all tasks necessary or appropriate under this Agreement and the Legacy Entities shall cooperate with FXRE Sub in all aspects of any such tasks. FXRE Sub agrees that it shall (and/or cause any third parties engaged by it to) minimize any disruption to any occupants of the OHI SPE Property or Square Property, as applicable, during the inspection and investigations. FXRE Sub shall restore the OHI SPE Property or Square Property, as applicable, to the same condition that existed immediately prior to entry on the OHI SPE Property or Square Property, as applicable, by FXRE Sub (and/or any third parties engaged by it) for such inspections and investigations.

12. Conditions Precedent.

(a) The Legacy Entities acknowledge and agree that FXRE Sub will not consummate the transactions contemplated hereby unless following conditions precedent are fulfilled, provided that, FXRE Sub may at any time waive any of the below conditions and proceed to a Closing:

(i) All of the conditions to the FXRE Sub Pre-Closing Funding in Section 1(d) have been satisfied or waived by FXRE Sub, in its sole discretion;

(ii) All of the conditions to the closing of the restructured Square Loan and OHI Loan have been met and simultaneously with the Closing hereof, the closing of the restructured (in accordance with the CIBC Loan Restructuring Terms) Square Loan and OHI Loan will occur.  Simultaneously therewith, CIBC shall enter into a Subordination, Non-Disturbance and Attornment Agreement with Wheel Tenant in connection with the SkyView Lease in a form reasonably acceptable to Wheel Tenant and its lenders.  CIBC will also agree to modify its loan documents to reflect the changes in the development of the Square Property and the new ownership of Square LLC as such entity will be reorganized at Closing.  The OHI Mortgage shall be subordinated to the parking easement to be granted by OHI SPE to Square LLC over certain surplus parking spaces on the OHI SPE Property acceptable to CIBC (the “Parking Easement”), if applicable.  CIBC will terminate the CIBC Cross Collateralization Agreement and shall deliver a full release of OHI SPE and Square LLC from any and all obligations thereunder but OHI SPE and Square LLC shall enter into an appropriate parking easement as may be required by CIBC and give CIBC a security interest thereon;

(iii) All of the following required third-party approvals for the SkyView wheel and related project improvements have been obtained, including: (a) FAA approval of the SkyView observation ferris wheel with a proposed approximate height of 420 feet (the “SkyView Wheel”), and (b) all building permits and licenses for development and construction on the Square Property of the SkyView Wheel and the 25,000 square foot terminal building;

(iv) The execution and recording of the Parking Easement, if applicable, to which CIBC shall subordinate its OHI Loan;

(v) The Legacy Entities and the Existing Equity Owners shall have executed and delivered all of the operating agreements, documents, assignments, articles, certificates and affidavits necessary for the creation of the joint ventures in accordance with Section 3 and such joint ventures are consummated simultaneously with the Closing;

(vi) The SkyView Lease shall be executed and delivered by all of the appropriate parties and CIBC shall execute and deliver the Subordination, Non-Disturbance and Attornment Agreement, reasonably acceptable to Wheel Tenant and its lenders;

(vii) Except for the agreements listed on Exhibit “H-3” hereto previously provided to FXRE Sub and any agreements, leases, contracts or other instruments entered into by the Legacy Entities in the ordinary course of business that do not adversely affect the Planned Development in FXRE Sub’s reasonable discretion, as of the Closing, there shall be no agreements, leases, contracts or other instruments entered into, or any other obligations or liabilities incurred, by the Legacy Entities, which cannot be terminated upon thirty (30) days prior written notice without any payment of fees or penalties;

(viii) As of Closing, all of the representations and warranties by the Whittall Parties contained in this Agreement (as applicable to any such party) shall be true and correct in all respects and the Whittall Parties shall have complied in all respects with all of their applicable covenants and obligations under this Agreement.

(ix) All of the title defects listed in Section 6 have been cured to the satisfaction of FXRE Sub;

(x) There shall be no (i) pending or threatened lawsuits by any third party with respect to the OHI SPE Property or the Square Property or against the Legacy Entities; (ii) pending or threatened moratorium which in any way adversely affects the Planned Development; (iii) pending or threatened condemnation proceedings with respect to the OHI SPE Property or the Square Property; or (iv) any other potentially adverse matter which, in FXRE Sub’s reasonable judgment, may hinder, delay or materially increase the cost of the Planned Development;

(xi) FXRE Sub shall receive updated environmental reports (at its sole cost and expense) with respect to the OHI SPE Property and the Square Property, which shall show that neither the OHI SPE Property nor the Square Property requires any further investigation or any facts exist that in FXRE Sub’s sole and absolute judgment may potentially require that a Remedial Action be undertaken;

(xii) At all times during the term of this Agreement and as of Closing, the Whittall Parties shall have complied in all respects with all of their applicable covenants and obligations under this Agreement and no breach thereof exists beyond any applicable grace or cure period provided for herein;

(xiii) The following two (2) obligations of Square LLC were not shown on the balance sheets of the Legacy Entities attached hereto as Exhibit “D”, (i) the obligation to Traffic Planning & Design, Inc., and (ii) the obligations to the Architect for pre-existing work not in connection with the current work for the Planned Development.  The foregoing obligations shall be eliminated or satisfied as of the Closing in a manner acceptable to FXRE Sub in its sole discretion without using the CIBC loan proceeds and without any additional capital credit therefor, except that, $250,000 of obligations to the Architect shall be paid solely from any future impact fee reimbursements as provided in Section 9 hereof, if and when such funds are received, and the reorganized entities shall not be otherwise liable to the Architect for any such sums; and

(xiv) The Legacy Entities shall provide evidence in form of written agreements, satisfactions, releases, waivers or other documents acceptable to FXRE Sub in its sole discretion that: (A) the accounts payable (with the exception of taxes) shown on the OHI SPE balance sheet have been satisfied or eliminated at or before the Closing and that any indebtedness to Unicorp shown as of such date has been eliminated or satisfied, and (B) the account payable and/or any indebtedness shown on the Square LLC balance sheet with respect to Unicorp and Finfrock Construction, Inc., have been eliminated or satisfied as of the Closing.  The satisfaction or elimination of the foregoing accounts payable and indebtedness shall not be paid from funds of the Legacy Entities prior to Closing or from the CIBC loan funds at Closing, will not be binding on the reorganized entities following the Closing, and there will be no capital contribution credit for any funds expended in connection therewith, except that, the obligations to Finfrock Construction, Inc., shall be paid solely from any future impact fee reimbursements as provided in Section 9 hereof, if and when such funds are received, and that the reorganized entities shall not be otherwise liable to the Finfrock Contruction, Inc., for any such sums.  However, any account payables for expenses incurred from and after November 1, 2010, which are reasonably necessary for the interest, taxes, operation and maintenance of the OHI SPE Property and the Square Property, or reasonably necessary for the Planned Development, to the extent not paid as of Closing, may remain outstanding obligations of the reorganized OHI SPE or Square LLC, as applicable, following the Closing.

In the event any of the foregoing conditions precedent are not fulfilled by the Closing Date, then FXRE Sub shall have the option of either: (i) waiving the condition and agreeing to proceed to Closing (if capable of doing so), (ii) extending the Closing for a reasonable period so that any such unsatisfied conditions to Closing may be satisfied prior to the Outside Closing Date, or (iii) canceling this Agreement by written notice to the other parties given by Closing (or earlier date if appropriate), whereupon all parties shall be released from all further obligations under this Agreement, except for the obligations that expressly survive the termination of this Agreement, provided that, if the result of the failure was due to a breach by any of the Legacy Entities of their obligations under this Agreement, then FXRE Sub shall have the right to seek at its option any remedies available under this Agreement, applicable law or principles of equity, including, without limitation, the repayment by the Whittall Parties to FXRE Sub of all of the FXRE Sub Pre-Closing Funding amounts and all of the due diligence and legal costs incurred by FXRE Sub in connection with the transactions described herein, and/or to seek the specific performance by Square LLC of all of its obligations in connection with the SkyView Lease.

(b)  FXRE Sub acknowledges and agrees that the Legacy Entities will not consummate the transactions contemplated hereby unless the following conditions precedent are fulfilled, provided that, such parties may at any time waive any of the below conditions and proceed to a Closing:

(i) At all times during the term of this Agreement and as of Closing, FXRE Sub shall have complied in all material respects with all of its covenants and obligations under this Agreement and no breach thereof exists beyond any applicable grace or cure period provided for herein.

(ii) All of the conditions to the closing of the restructured Square Loan and OHI Loan have been met and simultaneously with the Closing hereof, the closing of the restructured (in accordance with the CIBC Loan Restructuring Terms) Square Loan and OHI Loan will occur;

(iii) FXRE Sub shall execute and deliver all of the operating agreements, documents, assignments, articles, certificates and affidavits necessary for the creation of the joint ventures in accordance with Section 3;

In the event any of the foregoing conditions precedent are not fulfilled, then the Legacy Entities shall have the option of either: (i) waiving the condition and agreeing to proceed to Closing (if capable of doing so), (ii) extending the Closing for a reasonable period so that any such unsatisfied conditions to Closing may be satisfied prior to the Outside Closing Date, or (iii) canceling this Agreement by written notice to FXRE Sub given by Closing (or earlier date if appropriate), whereupon all parties hereto shall be released from all further obligations under this Agreement, except for the obligations that expressly survive the termination of this Agreement, provided that, if the result of the failure was due to a breach by FXRE Sub of its obligations under this Agreement, then FXRE Sub shall be liable to the Legacy Entities only for the portions of the FXRE Sub Pre-Closing Funding due through the date of such breach (irrespective of the fact that the Legacy Entities may choose not to terminate the Agreement on such date as a result of the breach).

13. New Law or Intervening Change

If after the date hereof and prior to the date of Closing under this Agreement (i) a new law, ordinance, regulation, restriction (including, without limitation, any moratoriums) or policy is enacted or adopted by the State of Florida, Orange County, the City of Orlando, or any other governmental agency having jurisdiction thereof (a “New Law”) that in any material way adversely affects the Planned Development in FXRE Sub’s reasonable business judgment, or (ii) any condition (such as the CIBC’s readiness to close) which FXRE Sub reasonably anticipated could be satisfied can not in fact, be satisfied, then FXRE Sub shall have the right to cancel this Agreement by giving written notice of cancellation under this paragraph within a reasonable amount of time of becoming aware and evaluation of such New Law or other matter, which notice shall include a copy or explanation of the New Law or other intervening change (in each case, an “Intervening Change”) and shall indicate the manner in which the Intervening Change adversely affects the Planned Development in which event all parties hereto shall be released from all further obligations under the Agreement, except as provided in this Agreement to the contrary; provided, however, that the Legacy Entities shall have ninety (90) days from the date of notice from the FXRE Sub to attempt to seek relief or resolve the impediment resulting from such Intervening Change at their sole cost and expense. In the event that the Legacy Entities are unsuccessful in obtaining such relief or resolution, then FXRE Sub shall have the option of further (i) extending the 90-day period for a reasonable amount of time, if requested by the Legacy Entities to enable them to continue to seek such relief or resolution, or (ii) cancel to this Agreement as provided above in this paragraph. Notwithstanding the foregoing, it is understood that any such extensions will be conditioned on the ability to extend (if necessary) the (a) Outside Closing Date, (b) the deadline(s) for the validity of any Development Approvals, and (c) the expiration date of the commitment for the restructuring the CIBC loans without any material change in CIBC Loans Restructuring Terms or additional fees or extension costs (unless FXRE Sub shall consent thereto, in its sole discretion).

14. Representations, Warranties and Additional Covenants of Legacy Entities

The Legacy Entities represent and warrant to FXRE Sub, which representations are deemed to be made on the date hereof and remade at the Closing, and the Legacy Entities agree from the date hereof through Closing with FXRE Sub as follows:

(a) Except as otherwise disclosed in this Agreement and listed on Exhibit “H-3” and except for any agreements, leases, contracts or other instruments entered into by the Legacy Entities in the ordinary course of business that do not adversely affect the Planned Development in FXRE Sub’s reasonable discretion, the Legacy Entities have not entered into any agreements, arrangements, easements, or other agreements, including, without limitation, either recorded or unrecorded, written or oral, which affect the OHI SPE Property or the Square Property, as applicable, that cannot be cancelled on no more than thirty (30) days notice without penalty (or will not be binding after Closing).

(b) Except as otherwise set forth in the balance sheets provided to FXRE Sub and attached hereto as Exhibit “D” or in Section 12(a)(xiii), as of the dates of such balance sheets the Legacy Entities have no other debt, liability or obligation of any kind, including for costs and expenses relating thereto, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking, or with respect to any debt, liability or obligation with, for or to any affiliate of any Legacy Entity, and from the date thereof have not incurred any such debt, obligations or liabilities (except those incurred in connection with the Architect Agreement, the Engineer Agreement, reasonable and customary trade payables or other ordinary course obligations), which will be binding on the Legacy Entities, the Square Property or the OHI SPE Property after the Closing.

(c) No fact or condition exists which would result in the termination or impairment of access to the OHI SPE Property or the Square Property or the discontinuation of necessary sewer, water, electric, gas, telephone or other utilities or services thereto.

(d) The Legacy Entities shall not knowingly violate any laws, rules, regulations, and ordinances of any governmental authorities having jurisdiction over the Legacy Entities, the OHI SPE Property or the Square Property which would adversely affect or delay the transactions contemplated herein, the Planned Development or impose any additional costs thereon.

(e) No portion of the OHI SPE Property or the Square Property or any interest therein shall be alienated, encumbered (except with respect to the OHI Loan and the Square Loan), conveyed or otherwise transferred by the Property Owners, except any leases, easements or other instruments entered into in accordance with the terms of this Agreement.

(f) OHI Parent shall not alienate, encumber, convey or otherwise transfer its interest in OHI SPE.

(g) OHI SPE and Square LLC are not “foreign persons” within the meaning of the United States tax laws and to which reference is made in Internal Revenue Code Section 1445(b)(2).

(h) There has not been and there is not now (i) any Hazardous Substance heretofore or now present on the OHI SPE Property or the Square Property in violation of law, (ii) any present or past generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance on the OHI SPE Property or the Square Property in violation of law, or (iii) any failure to comply with any applicable local, state or federal environmental laws, regulations, ordinances or administrative or judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance affecting the OHI SPE Property or the Square Property.  The Legacy Entities have not received any written notice (whether or not addressed specifically to such party) from any governmental authority which remains outstanding regarding the presence of any Hazardous Substance in violation of law, any present or past generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance in violation of law or any failure to comply with any applicable local, state or federal environmental laws, regulations, ordinances or administrative or judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance in any way relating to the OHI SPE Property or the Square Property.  As used herein, the term “Hazardous Substance” means any substance or material defined or designated as a hazardous or toxic waste material or substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently or previously in effect.

(i) The Property Owners have not entered into any leases other than those leases described in Exhibit “J” hereto (the “Leases”) and the Property Owners shall not enter into any new leases  or modify, extend, renew or make any other arrangements with respect to any of the Leases without FXRE Sub’s consent, which consent shall not be unreasonably withheld if consistent with the terms of this transaction and the Planned Development.

(j) The Legacy Entities agree that they shall (i) not take any action or permit any action that would cause any of their representations or warranties to no longer be true and correct and shall use due caution to avoid the negligent breach thereof, (ii) not take any action or permit any action that cause a breach of any of their covenants in this Agreement and shall use due caution to avoid the negligent breach thereof, (iii) not take any action or permit any action that would affect their ability to deliver possession of the Leased Premises to Wheel Tenant at the Closing and shall use due caution to avoid the negligent breach thereof, (iv) not commit any act or fail to perform any act that would result in a default under the OHI Loan or the Square Loan, and (v) notify FXRE Sub immediately in the event that they become aware of any action (or overtly threatened) action which would result in any of the foregoing.

(k) OHI SPE shall maintain property insurance with a reputable and highly rated insurance company licensed to do business in Florida covering the improvements on the OHI SPE Property for an amount not less than their full insurable value on a replacement cost basis or as otherwise required pursuant to the terms of the OHI Mortgage and business interruption insurance covering losses of business income for a period of 12 months.  From the Effective Date through the date of Closing, the Property Owners shall maintain general liability insurance in the amount not less than $5,000,000 with insurance companies reasonably acceptable to FXRE Sub.  OHI SPE and Square LLC presently maintain the insurance, with respect to the OHI SPE Property and Square Property, which is evidenced by the certificates thereof attached hereto as Exhibit “K”

(l) If FXRE Sub or an affiliate needs for any reason to obtain audited financial statements for the Legacy Entities or their predecessors for the period commencing January 1, 2009 or thereafter, the Legacy Entities shall make available such information as the FXRE Sub’s auditors may reasonable request in connection therewith, and shall cooperate with such auditors to expedite their review.

All the foregoing representations, warranties and covenants shall survive the Closing. No investigation or discovery of any facts by FXRE Sub shall relieve the Legacy Entities from any of the representations, warranties and covenants in this Agreement.

15. Default Provisions

In the event of (i) failure by FXRE Sub to make any of the FXRE Sub Pre-Closing Funding within fifteen (15) days of the due date therefor after all of the conditions are satisfied in accordance with the terms hereof, (ii) a breach by FXRE Sub of any covenant following notice thereof and a reasonable time to cure such breach, or (iii) a material misrepresentation by FXRE Sub, the Legacy Entities shall be entitled to receive payment of portions of the FXRE Sub Pre-Closing Funding due through the date of such breach (irrespective of the fact that the Legacy Entities may choose not to terminate the Agreement on such date as a result of such breach) as the sole and exclusive remedy available to the Legacy Entities, and FXRE Sub shall assign to the Legacy Entities (to the extent it may do so, specifically excluding therefrom any items related to the SkyView Wheel) all of its right in and to the plans for, and other materials pertaining to, the Planned Development.  In the event of (i) failure by any Legacy Entities to meet any of their required payment obligations within fifteen (15) days of their due date, (ii) a breach by any of the Whittall Parties of any covenant (it is hereby agreed that Whittall shall only be liable for any breaches of Sections 3(iii), 15, 17(a)(v), 20) following notice thereof and a reasonable time to cure such breach, or (iii) a material misrepresentation by any of the Whittall Parties (it is hereby agreed that Whittall shall only be liable for any misrepresentation with respect to Section 24) under this Agreement, FXRE Sub, at its option, shall have the right to seek at its option any remedies available under this Agreement, applicable law or principles of equity, including, without limitation, the repayment by the Legacy Parties to FXRE Sub of all of the FXRE Sub Pre-Closing Funding amounts and all of the due diligence and legal costs incurred by FXRE Sub in connection with the transactions described herein, and/or to seek the specific performance by Square LLC of all of its obligations in connection with the SkyView Lease.  FXRE Sub may exercise one or more of said remedies to the fullest extent permitted by law, and each remedy shall be cumulative to the fullest extent permitted by law.  Except for certain breaches for which Whittall is expressly made liable herein for sections 3(iii), 15, 17(a)(v), 20 and 24, it is hereby agreed that Whittall has no liability for any other default by the Legacy Entities and any such other covenants, agreements and liabilities for misrepresentations are strictly enforceable against the Legacy Entities.

16. Closing Costs

The parties shall be responsible for paying the following costs:

(a)
All the following expenses shall be deemed the expenses of the reorganized entities at Closing and shall be borne 65% by FXRE Sub and 35% by the applicable Reorganized Whittall Equity Member: (i) the premiums for the title insurance policies, (ii) any costs of recording any closing documents which must be recorded, (iii) legal fees in an amount up to $30,000 incurred by the parties in connection with the preparing or negotiating all of the operating agreements attached as Exhibits “E-1”, “E-2”, “F-1” and “F-2” (hereinafter the “Joint Venture Documents”).  All such costs and expenses incurred by the parties prior the Closing shall be credited to the capital accounts of such party in the reorganized OHI Parent or the new Square Parent at Closing in accordance with Section 3.

(b)
Each party shall be responsible for its own costs and expenses, including, its own legal fees, incurred by the parties in connection with due diligence, the preparation of this Agreement, the Development Agreement, the SkyView Lease, the Management Agreements and all other transaction documentation (other than the Joint Venture Documents, which shall be deemed the expenses of the reorganized entities).

(c)
The Legacy Entities shall be responsible for payment of the recording costs for documents necessary to cure or remove any Title Defects prior to Closing, which shall not be credited to the capital accounts of the applicable Reorganized Whittall Equity Member in the reorganized OHI Parent or the new Square Parent at Closing.

17. Closing Documents

(a) At Closing, the Legacy Entities shall execute and deliver or cause the execution and delivery, and Whittall where applicable shall execute and deliver, to FXRE Sub the following closing documents (each in form and content reasonably acceptable to FXRE Sub, except as otherwise expressly provided):

(i) the joint venture documents required pursuant to Section 3 together with appropriate evidence of the authority of the Legacy Entities to enter into the transactions contemplated hereby and to execute and deliver all documents and take all other necessary actions in connection therewith;

(ii) the SkyView Lease executed by Square LLC and the subordination, non-disturbance and attornment agreement with respect to the Square Mortgage executed by CIBC on terms and conditions acceptable to the Wheel Tenant and its lenders in their sole discretion;

(iii) the Development Agreement and the Management Agreements;

(iv) the modifications and amendments to the OHI Loan documents and the Square Loan documents consistent with the CIBC Loan Restructuring Terms;

(v) Agreement by Whittall to remain obligated under the Square Guarantees, the OHI Guarantees and to guarantee the additional contemplated in this Agreement future advances under either the Square Loan or the OHI Loan in accordance with Section 24;

(vi) an appropriate “gap”, no-lien, exclusive possession and non-foreign affidavit;

(vii) the Parking Easement, if applicable, and the appropriate subordinations thereto from CIBC as required hereunder; and

(viii) all other documents, instruments or affidavits which are reasonably required by the Title Company or FXRE Sub to consummate the transaction contemplated herein.

(b) At Closing, FXRE Sub shall execute and deliver, or cause to be executed and delivered, to the Legacy Entities, the following closing documents (each in form and content reasonably acceptable to the Legacy Entities):

(i) the joint venture documents required pursuant to Section 3 together with appropriate evidence of the authority of FXRE Sub and Wheel Tenant to enter into the transactions contemplated hereby and to execute and deliver all documents and take all other necessary actions in connection therewith;

(ii) the SkyView Lease executed by the Wheel Tenant and the subordination, non-disturbance and attornment agreement with respect to the Square Mortgage executed by the Wheel Tenant on terms and conditions acceptable to the Wheel Tenant and its lenders in their sole discretion; and

(iii) all other documents, instruments or affidavits which are reasonably required by the Legacy Entities or the Title Company to consummate the transaction contemplated herein.

18. Brokers

If a claim for a brokerage commission in connection with the transaction is made by any broker, salesman or finder, other than the Integrated Real Estate Services, which shall be deemed the expense of the reorganized Property Owners after Closing, claiming to have dealt through or on behalf of one of the parties hereto (“Indemnitor”), Indemnitor shall indemnify, defend and hold harmless the other party hereunder (“Indemnitee”), and Indemnitee’s officers, directors, agents and representatives, from all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney’s fees and court costs at trial and all appellate levels) with respect to said claim for brokerage. The provisions of this paragraph shall survive the Closing and any cancellation or termination of this Agreement.

19. Assignability

FXRE Sub shall be entitled to assign its rights (in whole or in part) hereunder prior to Closing to an entity or entities in which FXRE Sub, its parent or a subsidiary thereof, has a significant interest.  Any other assignment shall require the consent of the Legacy Entities, which shall not be unreasonably withheld or delayed.  In either event, such assignee shall be capable of, and shall agree to comply with, FXRE Sub’s obligations hereunder.

20. Notices

Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by recognized overnight courier (such as Federal Express), sent by facsimile (with receipt of transmission), or mailed by certified or registered mail, return receipt requested, in a postage prepaid envelope, and addressed as follows:

If to FXRE Sub at:	c/o Circle Entertainment Property-Orlando, LLC
Circle Entertainment Inc., f/k/a FX Real Estate and Entertainment Inc.
650 Madison Avenue
15th Floor
New York, New York 10022
Facsimile No. (212) 750-3034
Attention: Mitchell J. Nelson, Esq.

With a copy to:	Greenberg Traurig, P.A.
333 Avenue of the Americas
(333 S.E. 2nd Avenue)
Miami, Florida 33131
Facsimile No. (305) 961-5525
Attn: Juan P. Loumiet, Esq.

If to Legacy Entities and/or Whittall at:	Charles Whittall
7940 Via Dellagio Way
Orlando, Florida 328189
Facsimile No. (407) 999-9961
With a copy to:

All notices shall be deemed given on the date of receipt or refusal of delivery by the receiving party.  Any notices that are required to be sent hereunder to any of Whittall Parties shall be deemed given to all such parties if sent only to Whittall in accordance with the requirements of this Section to the address designated as the notice address of the Legacy Entities and Whittall set forth above.

21. Condemnation/Risk of Loss

FXRE Sub shall have the right to participate in any taking or condemnation proceeding jointly with the applicable Property Owner and the consent of FXRE Sub shall be required to enter into any agreement or settlement with the public authority for the relinquishment, dedication or other transfer of the applicable property to such public authority.

In the event that either the entire Square Property, or any material portion thereof is taken by eminent domain prior to Closing, this Agreement shall be terminated and the award, if any, remaining after application thereof to any outstanding indebtedness under the Square Loan pursuant to the Square Mortgage, shall be split with FXRE Sub receiving a repayment of all of the FXRE Sub Pre-Closing Funding and Square LLC receiving any remaining award, following which all parties shall be relieved of all further obligations under this Agreement, except for the obligations which expressly survive the termination of this Agreement.  For purposes of this Section, a material portion with respect to the Square Property shall be deemed to be a portion of the Square Property which would cause Square LLC to be unable to develop the SkyView Wheel as part of the Planned Development or would make the economics of the Planned Development no longer commercially feasible, as determined by FXRE Sub in its reasonable discretion.

In the event that the entire OHI SPE Property or a material portion thereof is taken by eminent domain prior to Closing, FXRE Sub shall have the right to either: (i) terminate this Agreement by written notice to the OHI SPE within fifteen (15) days of understanding the entire consequences of the taking or condemnation proceeding on the economic value of the OHI SPE Property, and the award, if any, remaining after application thereof to any outstanding indebtedness under the OHI Loan pursuant to the OHI Mortgage, shall be split with FXRE Sub receiving a repayment of all of the FXRE Sub Pre-Closing Funding and OHI SPE receiving any remaining award, following which all parties shall be relieved of all further obligations under this Agreement, except for the obligations which expressly survive the termination of this Agreement, or (ii) proceed to Closing and the Planned Development on the Square Property, provided that, any award remaining after application thereof to any outstanding indebtedness under the OHI Loan pursuant to the OHI Mortgage, shall be placed into escrow account mutually agreed to by the parties to be disbursed to the reorganized OHI SPE at Closing.  For purposes of this Section, a material portion with respect to the OHI SPE Property shall mean a taking of such portion of the OHI SPE Property that in FXRE Sub’s reasonable judgment would have a material adverse affect on the economic value of the OHI SPE Property.

In the event only a non-material portion of either the OHI SPE Property or the Square Property is taken by eminent domain prior to Closing, then the parties shall proceed to a Closing and any awards remaining after application thereof to any outstanding OHI Loan or Square Loan pursuant to the terms of the OHI Mortgage and/or the Square Mortgage, as applicable, shall be  paid into an escrow account mutually agreed to by the parties to be disbursed to the reorganized OHI SPE or Square LLC, as applicable, at Closing.

If there is a material casualty on the OHI SPE Property, FXRE Sub shall have the right, at its option, to terminate this Agreement by written notice to the OHI SPE within fifteen (15) days of understanding the entire affect of the casualty on the economic value of the OHI SPE Property, and the insurance proceeds (including business interruption), if any, remaining after application thereof to any outstanding indebtedness under the OHI Loan pursuant to the OHI Mortgage, shall be split with FXRE Sub receiving a repayment of all of the FXRE Sub Pre-Closing Funding and OHI SPE receiving any remaining proceeds, following which both parties shall be relieved of all further obligations under this Agreement, except for the obligations which expressly survive the termination of this Agreement.  For purposes of this Section, a material casualty shall mean damage to the improvements on the OHI SPE Property that would allow the major tenants at the OHI SPE Property to terminate their Leases, requires a payoff of the OHI Loan or prevents the contemplated restructuring of the OHI Parent from occurring.

If there is a non-material casualty on the OHI SPE Property, this Agreement shall remain in full force and effect, provided, however, that all proceeds of insurance covering such casualty shall be available for use (with CIBC either consenting thereto or the OHI Mortgage specifically providing therefor) by OHI SPE to promptly repair and restore the improvements on the OHI SPE Property with any excess insurance proceeds to be paid to the reorganized OHI SPE at the Closing, and escrowed prior to the Closing.  OHI SPE shall use the proceeds of any business interruption insurance to pay for OHI SPE Property related expenses and shall pay any portions thereof applicable to periods occurring after the date of Closing to the reorganized OHI SPE at the Closing.

22. Miscellaneous.

(a)
This Agreement shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

(b)
In the event any term or provision of this Agreement be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

(c)
In the event of any litigation between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys and paralegal fees and court costs at all trial and appellate levels. The provisions of this subparagraph shall survive the Closing coextensively with other surviving provisions of this Agreement and shall be in addition to any liquidated damage provisions set forth in this Agreement.

(d)
In construing this Agreement, the singular shall be held to include the plural, the plural shall include the singular, the use of any gender shall include every other and all genders, and captions and paragraph headings shall be disregarded.

(e)	All of the Exhibits attached to this Agreement are incorporated in, and made a part of, this Agreement.

(f)	This Agreement may be executed in counterparts (and by facsimile transmission), each of which shall be deemed an original, but all constituting only one agreement.

(g)
The parties hereto acknowledge that the mutual cooperation of the parties may be necessary in order to satisfy the obligations to each party and to carry out the transactions contemplated herein. As such, the parties hereto agree to cooperate with each other in order to satisfy their respective obligations hereunder, provided that neither party is required to incur any unreasonable expense in order to cooperate with the other party. When the consent of any party is required or necessary hereunder, such consent shall not be unreasonably withheld, delayed or conditioned except as expressly provided in this Agreement to the contrary.  Whenever the consent or approval of any or all of the Whittall Parties is required hereunder, the consent or approval by Whittall shall be deemed the consent and approval of all such Whittall Parties.

23. Entire Agreement

This Agreement constitutes the entire agreement between the parties, which superseded and replaces in its entirety the Letter Agreement, and there are no other agreements (other than the Development Agreement, the Management Agreements, the operating agreements discussed in Section 3 and the SkyView Lease), representations or warranties other than as set forth herein.  This Agreement may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

24. Whittall Covenants and Agreements.  Whittall hereby expressly represents and warrants to FXRE Sub, and Whittall covenants with FXRE Sub, from the date hereof and through the date of Closing:

(a) Whittall represents and warrants that he is indirectly the holder of a majority interest in, and by virtue thereof is in control of the Legacy Entities.  Accordingly, Whittall, shall take all actions in his power and authority in his capacity as the ultimate majority owner of the membership interests in the Legacy Entities, and as the director of the managing member of the Square LLC and the director of the managing member of OHI Parent, to cause the reorganization of the Legacy Entities in accordance with this Agreement and to cause the reorganization of Existing Equity Owners whereby at Closing there will be the Reorganized Whittall OHI Parent Member and the Reorganized Whittall Square Parent Member (hereinafter collectively the “Reorganized Whittall Equity Members”).  Whittall shall not perform, and shall take all actions in his power and authority in his capacity to cause the Legacy Entities not to perform, any acts or fail to take any acts, which would violate any provisions of any of the Joint Venture Documents as if they were in effect during the term of this Agreement.

(b) Whittall hereby expressly warrants and represents to FXRE Sub that the Square Loan has a principal balance as of the date hereof equal to $33,100,000.  Whittall hereby expressly agrees and covenants with FXRE Sub that all of the existing guarantees, including, the Payment Guarantee, dated June 6, 2007, the Performance and Completion Guaranty, dated June 6, 2007, both executed by Whittall, as the “Guarantor”, as both such Guarantees were reaffirmed by the Reaffirmation of Guarantees dated March 26, 2010 by Whittall, as the “Guarantor” (hereinafter collectively, the “Square Guarantees”) shall be reaffirmed by Whittall and remain in place after the Closing, provided that, the Square Guarantees may be modified to reflect the changes in the planned development of the Square Property.  CIBC may advance an additional $10,000,000 (hereinafter the “Square Additional Advance”).  If and when the Square Additional Advance is advanced, it shall also be guaranteed by Whittall.  In addition thereto, Whittall shall guarantee an additional $4,000,000 if and when advanced by CIBC at later time, and at Closing, Whittall shall execute an agreement in a form reasonably acceptable to Whittall and FXRE Sub agreeing to provide such guarantee to CIBC; and

(i) Whittall hereby expressly warrants and represents to FXRE Sub that the OHI Loan has a principal balance as of the date hereof equal to $16,900,000.  All of existing guarantees, including, the Indemnity and Guaranty, dated October 19, 2006 and the Payment Guaranty, dated October 19, 2006, both of which were executed by Lee J. Majer and Whittall as “Guarantors,” and the Supplemental Payment Guaranty, dated as of November 9, 2009, executed by Whittall, shall be reaffirmed by Whittall and remain in place after the Closing, provided that, Lee J. Majer may be released therefrom if acceptable to CIBC (collectively, the “OHI Guarantees”). CIBC may advance an additional $1,000,000 (the “OHI Additional Advance”).  If and when the OHI Additional Advance is advanced, it shall also be guaranteed by Whittall.

[SIGNATURES APPEAR ON NEXT PAGE]

[SIGNATURES TO THE TRANSACTIONAL AGREEMENT]

FXRE SUB
CIRCLE ENTERTAINMENT PROPERTY-ORLANDO, LLC, a Florida limited liability company

By: ____________________
Name: __________________
Title:___________________

OHI SPE
Orlando Hotel International SPE, LLC, a Florida limited liability company

By: ____________________
Name: __________________
Title:___________________

OHI PARENT
Orlando Hotel International SPE Holdings, LLC a Florida limited liability company

By: ____________________
Name: __________________
Title:___________________

SQUARE LLC The Square, LLC, a Florida limited liability company By: The Square, Inc., its sole managing member

By:	/s/
Charles Whittall, its sole member

JOINDER

Mr. Charles Whittall (“Whittall”), by executing this Joinder which is attached to and is incorporated into the Transaction Agreement, dated February 28, 2011 (the “Transaction Agreement”) by and among THE SQUARE, LLC, a Florida limited liability company (“Square LLC”), ORLANDO HOTEL INTERNATIONAL SPE, LLC, a Florida limited liability company (“OHI SPE”, which together with Square LLC are hereinafter collectively referred to as “Property Owners”), ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC, a Florida limited liability company (“OHI Parent”, which together with the Property Owners are hereinafter collectively referred to as the “Legacy Entities”), and CIRCLE ENTERTAINMENT PROPERTY-ORLANDO, LLC, a Florida limited liability company (“FXRE Sub”), hereby agrees to the terms, conditions and provisions of Sections 3(iii), 15, 17(a)(v), 20 and 24, for which Whittall hereby expressly agrees to be jointly and severally liable with the Legacy Entities.  Whittall hereby waives the right to assert any defenses whatsoever to its obligations under such Sections except only a defense which could be raised by the Legacy Entities and FXRE Sub shall have the right to bring any appropriate action against Whittall (as a primary obligor) without first or concurrently bringing any action against the Legacy Entities.

CHARLES WHITTALL _____________________
Charles Whittall, an individual

EXHIBIT “A-1”

(Legal Description of Square LLC Property)

That part of those lands described in Official Records Book 9424, Page 594, of the Public Records of Orange County, Florida, also being a part of Section 36, Township 23 South, Range 28 East, Orange County, Florida described as follows:

Commence at the Southeast corner of Block "B", PLAZA INTERNATIONAL UNIT EIGHT, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida; thence run N76°51'07"W, along the South boundary of said Block "B", 58.57 feet to the beginning of a tangent curve concave Southerly and having a radius of 959.00 feet and a chord bearing of N81°11'20"W; thence run Westerly 145.18 feet along the arc of said curve and said South boundary through a central angle of 08°40'26" to the POINT OF BEGINNING; thence continue Westerly 76.16 feet along the arc of said curve having a radius of 959.00 feet and along said South boundary, through a central angle of 04°33'00" with a chord bearing of N87°48'03"W, to the end of said curve; thence S89°55'27"W along said South boundary, 272.29 feet; thence, departing said South boundary, 500°00'00"E, 234.60 feet; thence S45°00'00"E, 50.22 feet; thence N90°00'00"E, 99.49 feet; thence S00°00'00"E, 327.11 feet; thence S90°00'00"W, 80.61 feet to a point on a non-tangent curve concave Southeasterly having a radius of 40.50 feet and a chord bearing of S42°00'20"W; thence Southwesterly along the arc of said curve through a central angle of 146°24'41" for a distance of 103.49 feet to a non-tangent line; thence S00°00'00"E, 205.58 feet to the South boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and to a point on a non-tangent curve concave Southerly having a radius of 1062.50 feet and a chord bearing of N89°02'01"W; thence Westerly along said South boundary and along the arc of said curve through a central angle of 03°45'44" for a distance of 69.77 feet to the point of tangency; thence S89°05'07"W, 361.38 feet to a point on a non-tangent curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N01°02'26"E; thence Northerly, along the West boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and along the arc of said curve through a central angle of 05°18'55" for a distance of 237.71 feet to the South boundary of the Northwest 1/4 of the aforementioned Section 36; thence continue Northerly along said West boundary and along the arc of said curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N08°57'01"W, through a central angle of 14°40'00" for a distance of 655.95 feet to a non-tangent curve concave Easterly having a radius of 2282.20 feet and a chord bearing of N17°07'03"W; thence, from a tangent bearing of N17°41'44"W, run Northerly along said West boundary and along the arc of said curve through a central angle of 01°09'20" for a distance of 46.02 feet to the North boundary of said lands; thence N89°55'27"E along said North boundary, 887.86 feet; thence S00°04'33"E, 66.50 feet to the POINT OF BEGINNING.

TOGETHER WITH beneficial easements granted in Construction and Reciprocal Easement Agreement recorded in Official Records Book 4354, Page 38, Public Records of Orange County, Florida.

EXHIBIT “A-2”

(Legal Description of OHI SPE Property)

PARCEL 1:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pond Number One, as described and recorded in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pond Number One to the Point of Beginning; thence North 89° 18' 44" East, 639.01 feet; thence South 00° 41' 25" East, 376.97 feet; thence South 89° 19' 59" West, 51 feet; thence South 00° 41' 25" East, 142.35 feet; thence South 89° 55' 27" West, 701.37 feet; thence run Northerly on a non-tangent curve concave Easterly, having a radius of 2282.20 feet; a chord bearing of North 11° 07' 02" West and a central angle of 10° 50' 43" for 431.99 feet; thence North 89° 18' 44" East, 191.37 feet; thence North 00° 41' 16" West, 87.59 feet to the Point of Beginning.

PARCEL 2:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pone Number One as described in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pone Number One; North 89° 18' 44" East, 639.01 feet; thence South 00° 41" 25" East, 376.97 feet for the Point of Beginning; North 89° 19' 59" East, 395.94 feet; thence South 13° 05" 53" West, 256.04 feet; North 76° 51' 07" West, 58.57 feet; thence Northerly with a radius of 959 feet, chord bearing North 81° 11' 19" West, central angle of 08° 40' 26" for 145.18 feet; thence North 00° 04' 33" West, 66.50 feet; thence South 89° 55' 27" West, 186.50 feet; thence North 00° 41' 25" West, 142.35 feet; thence North 89° 19' 59" East, 51 feet to the Point of Beginning.

TOGETHER WITH non-exclusive easement rights set forth in the following Parcels 3 through 7:

PARCEL 3:

Covenants and Restrictions on Real Estate recorded August 28, 1985 in Official Records Book 3681, Page 1587, Public Records of Orange County, Florida.

PARCEL 4:

Non-exclusive easement for ingress and egress, parking and sidewalks as set forth in Construction and Reciprocal Easement Agreement recorded December 11, 1992 in Official Records Book 4354, Page 38, Public Records of Orange County, Florida.

PARCEL 5:

The Declaration of Covenants, Conditions, Restrictions and Easements for International Republic Plaza recorded March 31, 1998 in Official Records Book 5445, Page 4339, Public Records of Orange County, Florida.

PARCEL 6:

Signage Easement Agreement recorded November 5, 2004 in Official Records Book 7690, Page 2617, Public Records of Orange County, Florida.

PARCEL 7:

Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded January 14, 2010 in Official Records Book 9988, Page 4476; Amendment to the Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded February 8, 2010 in Official Records Book 9998, Page 6494, all of the Public Records of Orange County, Florida.

EXHIBIT “B”

DEVELOPMENT AGREEMENT TERMS

Property:		18 acres at 8445 International Drive, Orlando, Florida

Parties:		The Square LLC, a limited liability company (“Owner”) and Unicorp National Developments, Inc., a Florida corporation (“Developer”).

Documents		Development Agreement between Owner and Developer.

Responsibilities:		Planning, development, and construction of The Square (the “Project”) in accordance with a Site Plan and Budget approved by Owner, including, without limitation, the following:

	1.	Manage the process of, negotiate the terms of, and administer and supervise all contracts and agreements with all consultants as required for the Project and to provide architectural, engineering, planning, permitting, design, construction and procurement services for the development, construction and equipping of the Project;

	2.	Procure all necessary licenses, permits, variances, easements, certificates, authorizations and approvals required in connection with the Project;

	3.	Select, manage the process of, negotiate the terms of, administer and supervise all contracts or agreements with one or more general contractors and subcontractors in accordance with the budgets and approved plans;

	4.	Recommend to Owner for approval requisitions for the payment of design services, construction labor and the cost of materials, equipment, finishings and supplies that will be required for the construction and furnishing of the Project.

	5.	Cause the Project to be constructed, equipped and completed in a good and workmanlike manner, free and clear of all liens, substantially in accordance with approved plans and in accordance with all applicable requirements of law, including, without limitation, zoning laws, ordinances and resolutions, building codes, fire, health and sanitary codes and the like;

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6.	Adhere to the budget;

7.	Oversee, manage and coordinate with the Owner to ensure that the Project is equipped with all fixtures, equipment and items of personal property required for the operation of the Project following completion;

8.	Oversee, manage and coordinate the development and construction of the Project, including, without limitation, using all reasonable efforts to: (i) cause the Project to be completed in an expeditious manner; (ii) cause all contractors to substantially comply and adhere to any progress schedules adopted by Owner for the Project; and (iii) cause all contractors to keep at the Project an adequate supply of workers and materials;

9.	Oversee, manage and coordinate the performance and enforce the obligations of all contractors;

10.	Recommend to Owner, and, once retained, oversee, manage and coordinate the efforts of all consultants and personnel necessary to carry out the Project;

11.	Until the termination of this Agreement, bring to Owner’s attention any defects in the construction of the Project or in the installation of personal property therein prior to the expiration of any applicable guaranty or warranty periods and oversee, manage and coordinate the correction thereof;

12.	Oversee, manage and coordinate and cooperate with Owner to satisfy the requirements of any construction lenders and cooperate, support, facilitate, oversee, manage and coordinate Owner efforts to obtain such financing;

13.	Prepare a complete and detailed program for, and, once approved by Owner, oversee, manage and coordinate the appropriate advertising and staffing for the Project to maximize Owner’s profit;

14.	Prepare and submit to Owner reports in such forms as may be reasonably required by Owner or by any construction lender.

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Term:	The Development Agreement shall remain in effect until Phases 1, 2, and 3 of the approved Site Plan have been developed, unless sooner terminated in accordance with the provisions of this term sheet.

Termination:
If either party (the “Defaulting Party”) shall fail, in any material respect, in the performance of or compliance with any of the material covenants, agreements, terms or conditions contained in the Development Agreement and such failure shall continue for a period of thirty (30) days after notice thereof to the Defaulting Party from the other party (the “Non-Defaulting Party) specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of thirty (30) days, if the Defaulting Party fails within such thirty (30) day period to proceed to cure such default and with due diligence thereafter proceed to prosecute the curing of such failure with all due diligence, then the Development Agreement may be terminated.

Reimbursement of Expenses:
It is expressly understood and agreed that all undertakings of Developer hereunder shall be on behalf of Owner, and all obligations and the reasonable costs or expenses incurred by Developer in the performance of its obligations under this Agreement (excluding only any general Developer overhead expenses relating to the home office and compensation of executives and officers of Developer who are not hired for the exclusive purpose of working on the Project) shall be borne by Owner, and not by Developer.  Any payments made by Developer hereunder shall be made out of such funds as Developer may from time to time hold for the account of Owner as may be provided in the budget or otherwise has been specifically approved by Owner.  At Owner’s request, Developer shall establish operating accounts in Owner’s name to handle disbursements of funds pursuant hereto at banks selected by Owner.  Developer shall not be obliged to make any advance to, or for the account of, Owner, nor shall Developer be obliged to incur any liability or obligation or do any act or perform any duty hereunder unless Owner shall furnish Developer with the necessary funds for the discharge thereof.

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EXHIBIT C-1

MANAGEMENT AGREEMENT TERMS

Property:		The OHI Property on International Drive, Orlando, Florida

Parties:		OHI SPE LLC, a limited liability company and Unicorp National Developments, Inc., a Florida corporation (“Manager”).

Documents		Management Agreement between Owner and Manager.

Responsibilities:		General responsibility for the renting, management, maintenance, operation and repair of the Property, including, without limitation:

	1.	Subject to Owner’s approval, preparation and processing of leases or licenses.

	2.	Recommend to Owner policies concerning employees.

	3.	Manage payroll.

	4.	Bill tenants for rents and other amounts under leases, and use commercially reasonable efforts to collect the same.

	5.	Schedule the moving in and out of tenants.

	6.	Cause the Project to be maintained in accordance with operating guidelines developed by Owner.

	7.	Comply with governmental requirements.

	8.	Enter into contracts in Owner’s name for electricity, gas, air conditioning and other necessary services.

	9.	Cause to be effected or maintained all risk property insurance, commercial liability and other insurance which Owner seeks to maintain.

	10.	Review bills for services, work and supplies ordered in connection with maintaining and operating the Project.

	11.	Pay or cause to be paid from the Owner’s account all bills for services, work, supplies, mortgage, utilities, etc., as and when payable.

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	12.	Prepare and file all necessary forms for unemployment insurance, withholding and social security taxes and all other tax and other forms relating to employees and maintenance and operation of the Project required by any federal, state, or municipal authority.

	13.	Prepare monthly statements summarizing all rents and receipts received by Manager, from tenants or others, and all expenditures by Manager for the preceding month.

	14.	Prepare and submit to Owner, at least 45 days prior to the beginning of Owner’s fiscal year, a budget setting forth the income and expenditures of and for the Project as reasonably estimated by Manager for the ensuring year.

	15.	Maintain separate and accurate books of account, checkbooks, payroll and other books and records, and maintain orderly files of all correspondence, insurance policies, leases and subleases, and other documents and papers pertaining to the Project.

	16.	Establish and maintain an Operating Account in Owner’s name.

	17.	Subject to Owner’s approval, retain staff dedicated to Project management.

Term:
Three (3) years, automatically renewed, except Manager can terminate on notice, or Owner can terminate (i) for cause or (ii) if for no cause as long as Charles Whittall is released from guarantees on loans encumbering the Property, unless sooner terminated in accordance with the provisions of this term sheet.

Management Fee:		Three Percent (3%) of the gross revenues (exclusive of sales taxes and other pass-through items) of the Project. The Management Fee shall be payable monthly.

Leasing Commission:		Two Dollars ($2.00) per square foot.

Termination:
If either party (the “Defaulting Party”) shall fail, in any material respect, in the performance of or compliance with any of the material covenants, agreements, terms or conditions contained in the Management Agreement and such failure shall continue for a period of thirty (30) days after notice thereof to the Defaulting Party from the other party (the “Non-Defaulting Party) specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of thirty (30) days, if the Defaulting Party fails within such thirty (30) day period to proceed to cure such default and with due diligence thereafter proceed to prosecute the curing of such failure with all due diligence, then the Management Agreement may be terminated.

Reimbursement of Expenses:
All undertakings of Manager hereunder shall be on behalf of Owner, and all obligations and the reasonable costs or expenses incurred by Manager in the performance of its obligations (excluding only any general Manager overhead expenses relating to the home office and compensation of executives and officers of Manager who are not hired for the exclusive purpose of working on the Project) shall be borne by Owner, and not by Manager.  Any payments made by Manager hereunder shall be made out of such funds as Manager may from time to time hold for the account of Owner as may be provided in the budget or otherwise has been specifically approved by Owner.  Manager shall not be obliged to make any advance to, or for the account of, Owner, nor shall Manager be obliged to incur any liability or obligation or do any act or perform any duty hereunder unless Owner shall furnish Manager with the necessary funds for the discharge thereof.

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EXHIBIT C-2

MANAGEMENT AGREEMENT TERMS

Property:		The Square, International Drive, Orlando, Florida

Parties:		The Square LLC, a limited liability company (“Owner”), and Unicorp National Developments, Inc., a Florida corporation (“Manager”).

Documents		Management Agreement between Owner and Manager.

Responsibilities:		General responsibility for the renting, management, maintenance, operation and repair of the Property, including, without limitation:

	1.	Subject to Owner’s approval, preparation and processing of leases or licenses.

	2.	Recommend to Owner policies concerning employees.

	3.	Manage payroll.

	4.	Bill tenants for rents and other amounts under leases, and use commercially reasonable efforts to collect the same.

	5.	Schedule the moving in and out of tenants.

	6.	Cause the Project to be maintained in accordance with operating guidelines developed by Owner.

	7.	Comply with governmental requirements.

	8.	Enter into contracts in Owner’s name for electricity, gas, air conditioning and other necessary services.

	9.	Cause to be effected or maintained all risk property insurance, commercial liability and other insurance which Owner seeks to maintain.

	10.	Review bills for services, work and supplies ordered in connection with maintaining and operating the Project.

	11.	Pay or cause to be paid from the Owner’s account all bills for services, work, supplies, mortgage, utilities, etc., as and when payable.

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	12.	Prepare and file all necessary forms for unemployment insurance, withholding and social security taxes and all other tax and other forms relating to employees and maintenance and operation of the Project required by any federal, state, or municipal authority.

	13.	Prepare monthly statements summarizing all rents and receipts received by Manager, from tenants or others, and all expenditures by Manager for the preceding month.

	14.	Prepare and submit to Owner, at least 45 days prior to the beginning of Owner’s fiscal year, a budget setting forth the income and expenditures of and for the Project as reasonably estimated by Manager for the ensuring year.

	15.	Maintain separate and accurate books of account, checkbooks, payroll and other books and records, and maintain orderly files of all correspondence, insurance policies, leases and subleases, and other documents and papers pertaining to the Project.

	16.	Establish and maintain an Operating Account in Owner’s name.

	17.	Subject to Owner’s approval, retain staff dedicated to Project management.

Term:
Three (3) years, automatically renewed, except Manager can terminate on notice, or Owner can terminate on notice (i) for cause or (ii) if for no cause as long as Charles Whittall is released from guarantees on loans encumbering the Property, unless sooner terminated in accordance with the provisions of this term sheet.

Management Fee:		Three Percent (3%) of the gross revenues (exclusive of sales taxes and other pass-through items) of the Project. The Management Fee shall be payable in equal monthly installments.

Leasing Commission:		Two Dollars ($2.00) per square foot.

Termination:
If either party (the “Defaulting Party”) shall fail, in any material respect, in the performance of or compliance with any of the material covenants, agreements, terms or conditions contained in the Management Agreement and such failure shall continue for a period of thirty (30) days after notice thereof to the Defaulting Party from the other party (the “Non-Defaulting Party) specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of thirty (30) days, if the Defaulting Party fails within such thirty (30) day period to proceed to cure such default and with due diligence thereafter proceed to prosecute the curing of such failure with all due diligence, then the Management Agreement may be terminated.

Reimbursement of Expenses:
All undertakings of Manager hereunder shall be on behalf of Owner, and all obligations and the reasonable costs or expenses incurred by Manager in the performance of its obligations (excluding only any general Manager overhead expenses relating to the home office and compensation of executives and officers of Manager who are not hired for the exclusive purpose of working on the Project) shall be borne by Owner, and not by Manager.  Any payments made by Manager hereunder shall be made out of such funds as Manager may from time to time hold for the account of Owner as may be provided in the budget or otherwise has been specifically approved by Owner.  Manager shall not be obliged to make any advance to, or for the account of, Owner, nor shall Manager be obliged to incur any liability or obligation or do any act or perform any duty hereunder unless Owner shall furnish Manager with the necessary funds for the discharge thereof.

2

EXHIBIT “H-3”

List of Property and Legacy
Entity Documents Provided to FXRE Sub

LOAN DOCUMENTS

6/21/2005	MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING by Aqua Development, LLC ("Mortgagor") for the benefit of LaSalle Bank National Association ("Mortgagee")
6/21/2006
AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING by Orlando Hotel International, LLC f/k/a Aqua Development, LLC ("Mortgagor") and LaSalle Bank National Association ("Mortgagee")

6/21/2006	JUNIOR MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING by Aqua Development, LLC ("Mortgagor") for the benefit of LaSalle Bank National Association ("Mortgagee")
6/21/2006
AMENDED AND RESTATED JUNIOR MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING by Orlando Hotel International, LLC f/k/a Aqua Development, LLC ("Mortgagor") and LaSalle Bank National Association ("Mortgagee")

10/19/2006	MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT made by Orlando Hotel International SPE, LLC ("Borrower") and CIBC Inc. ("Lender")
10/19/2006	ASSIGNMENT OF LEASES AND RENTS by Orlando Hotel International SPE, LLC ("Borrower") in favor of CIBC Inc. ("Lender")
10/19/2006
CASH MANAGEMENT AGREEMENT by Orlando Hotel International SPE, LLC ("Borrower"), Unicorp National Developments, Inc. ("Manager") and CIBC Inc., as collateral agent for the benefit of the holder of "Note A" and "Note B"

10/19/2006
MANAGER'S SUBORDINATION AGREEMENT by Unicorp National Developments, Inc. (the "Manager") to CIBC Inc., as collateral agent for the benefit of the "Note A Holder" and "Note B Holder" (in such capacity, "Lender")

10/19/2006	PROMISSORY NOTE (NOTE A) for $12,700,000.00 executed by Orlando Hotel International SPE, LLC ("Borrower") in favor of CIBC Inc. ("Lender")
10/19/2006	PROMISSORY NOTE (NOTE B) for $4,300,000.00 executed by Orlando Hotel International SPE, LLC ("Borrower") in favor of CIBC Inc. ("Lender")
11/9/2009	AMENDED, CONSOLIDATED AND RESTATED PROMISSORY NOTE for $16,900,000.00 executed by Orlando Hotel International SPE, LLC ("Borrower) in favor of CIBC Inc. ("Lender")
10/19/2006
HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT by Lee J. Maher and Charles Whittall (individually and collectively, "Principal") and by Orlando Hotel International SPE, LLC ("Borrower") (Borrower and Principal are collectively referred as the "Indemnitors", and Borrower and each Principal are individually referred as "Indemnitor"), jointly in favor of CIBC ("Lender")

1

10/19/2006
CLOSING CERTIFICATE made by Orlando Hotel International SPE, LLC ("Borrower"), in connection with a mortgage loan (the "Loan") to Borrower by CIBC Inc. for the benefit of the holder of "Note A" and "Note B"

10/19/2006
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER AND NONFOREIGN STATUS provided by Orlando Hotel International SPE, LLC ("Borrower") to CIBC Inc., as collateral agent for the benefit of the holder of "Note A" and "Note B"

10/19/2006	PLEDGE AGREEMENT by Orlando Hotel International SPE Holdings, LLC ("Pledgor") and CIBC Inc. ("Lender")
12/31/2006	AMENDMENT TO LOAN DOCUMENTS (Senior Loan) between Orlando Hotel International, LLC ("Borrower"), Lee Maher and Chuck Whittall (together "Guarantor") and LaSalle Bank National Association ("Lender")
4/1/2009	AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ORLANDO HOTEL INTERNATIONAL SPE, LLC entered into by Orlando Hotel International SPE Holdings, LLC, as the Sole Equity Member
10/19/2006	ASSIGNMENT OF WARRANTIES AND OTHER CONTRACT RIGHTS by Orlando Hotel International SPE, LLC ("Borrower") in favor of CIBC ("Lender")
10/19/2006	PAYMENT GUARANTY by Lee J. Maher and Charles Whittall (collectively, "Guarantor") in favor of CIBC Inc. ("Lender")
10/19/2006
INDEMNITY AND GUARANTY AGREEMENT by Lee J. Maher and Charles Whittall (individually and collectively, "Indemnitor") in favor of CIBC Inc., as collateral agent for the benefit of the holder of "Note A" and "Note B" (in such capacity, "Lender")

11/9/2009	SUPPLEMENTAL PAYMENT GUARANTY provided by Charles Whittall ("Guarantor") CIBC Inc. ("Lender")
11/9/2009	LOAN MODIFICATION AGREEMENT by Orlando Hotel International SPE, LLC ("Borrower"), Orlando International SPE Holdings, LLC ("Pledgor"), Charles Whittall ("Guarantor") and CIBC Inc. ("Lender")
11/9/2009	MORTGAGE MODIFICATION AGREEMENT between Orlando Hotel International SPE, LLC ("Borrower") and CIBC Inc. ("Lender")
1/23/2006
CERTIFICATE (CONTRACT OF SALE) by Charles Whittal as President of Orlando Hotel International SPE, LLC (the "Company") with respect to the property known as Goodings Plaza located at 8255 International Drive, Orlando, FL 32819, County of Orange, State of Florida ("Property")

LEASES
3/10/2008	LEASE AGREEMENT between Orlando Hotel International, LLC ("Landlord") and The Flying Tarpon, Inc. ("Tenant") dba Guy Harvey Island Grill
2/4/2008	FIRST AMENDMENT TO LEASE between Orlando Hotel International, LLC ("Landlord"); The Square, LLC ("New Landlord") and The Flying Tarpon, Inc. ("Tenant")
9/5/2008	SECOND AMENDMENT TO LEASE between Orlando Hotel International SPE, LLC ("Landlord") and Yu E Huang d/b/a Mei Asian Bistro ("Tenant")
10/1/2008	LEASE AGREEMENT between Orlando Hotel International SPE, LLC ("Landlord") and Collins Catering and Events, LLC
4/30/2010	LEASE AGREEMENT between Orlando Hotel International SPE, LLC ("Landlord") and CRGE Orlando, LLC ("Tenant") dba Toby Keith's I Love This Bar & Grill

2

10/1/2010	OFF THE SQUARE LEASE AGREEMENT between Orlando Hotel International SPE, LLC ("Landlord") and M B Pizzeria and Restaurant, LLC
10/23/2006
AMENDED SHORT FORM LEASE between Orlando Hotel International SPE, LLC as Successor-in-Interest BP-RP Universal, LLC as Successor-in-Interest  to International-Republic Associates Limited (collectively, "Landlord") and Beall's Outlet Stores, Esc. ("Tenant")

10/4/2010	RENT ROLL - OCCUPANCY SUMMARY for the Orlando Hotel Int’l SPE LLC -pohispe
TITLE POLICIES
6/30/2005	OWNER'S POLICY OF TITLE INSURANCE - issued by Fidelity National Title Insurance Company Policy No. 5332-331560 in the amount of $19,250,000.00 in favor of Aqua Development, LLC
10/23/2006
OWNER'S POLICY OF TITLE INSURANCE -  issued by Fidelity National Title Insurance Company Policy No. FL4548-10-CD06-109228-2006.2710609-72636821 in the amount of $20,900,000.00 in favor of Orlando Hotel International SPE, LLC

10/23/2006	LOAN POLICY OF TITLE INSURANCE - issued by Fidelity National Title Insurance Company Policy No. FL4548-10-CD06-109228-2006.2710709-72636300 in the amount of $17,000,000.00 in favor of CIBC Inc.
10/23/06	ENDORSEMENT - issued by Fidelity National Title Insurance Company attached to Loan Policy No.2006.2710709-72636300
1/19/2007	ENDORSEMENT - issued by Fidelity National Title Insurance Company attached to Loan Policy No.2006.2710709-72636300
12/8/2009	COMMITMENT FOR ENDORSEMENT TO TITLE INSURANCE POLICY - prepared by Fidelity National Insurance Company - Order #2993326 [Unsigned] in favor of CIBC, Inc. for $17,000,000.00
3/29/2010	TIE-IN ENDORSEMENT issued by Fidelity National Title Insurance Company attached to Loan Policy No. 2710709-7263600 for $26,830,000.00
ENVIRONMENTAL REPORT
6/14/2005	REPORT OF PHASE I ENVIRONMENTAL SITE ASSESSMENT AQUA DEVELOPMENT prepared by Geotechnical and Environmental Consultants, Inc. for Aqua Development, LLC and LaSalle Bank

3

SQUARE LLC DOCUMENTS PROVIDED

LOAN DOCUMENTS
6/18/2009	FIRST AMENDMENT TO CONSOLIDATED, AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT by The Square, LLC ("Mortgagor") for the benefit of CIBC Inc. ("Mortgagee")
3/26/2010	MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT by The Square, LLC ("Square Owner") for the benefit of CIBC Inc. ("Lender")
3/26/2010	MORTGAGE MODIFICATION, CROSS-COLLATERALIZATION, CROSS-CONTRIBUTION AND CROSS-DEFAULT AGREEMENT by The Square, LLC ("Square Owner") for the benefit of CIBC Inc. ("Lender")
6/7/2007	CONSOLIDATED, AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY DEPOSIT in the amount of $33,100,000.00 made by The Square, LLC for the benefit of CIBC Inc.
6/30/2008	EXTENSION OF PROMISSORY NOTE AND LOAN DOCUMENTS by The Square, LLC (“Borrower”), Charles Whittall (“Guarantor”), CIBC Inc. (“Administrative Agent”) and CIBC INC. (“Lender”)
6/19/2009	SECOND EXTENSION AND MODIFICATION OF PROMISSORY NOTE AND LOAN DOCUMENTS by The Square, LLC (“Borrower”), Charles Whittall (“Guarantor”), CIBC Inc. (“CIBC”) and as (“Administrative Agent”)
3/26/2010	THIRD EXTENSION AND MODIFICATION OF PROMISSORY NOTE AND LOAN DOCUMENTS by The Square, LLC (“Borrower”), Charles Whittall (“Guarantor”), CIBC Inc. (“CIBC”) and as (“Administrative Agent”)
LEASES
6/16/2008	LEASE AGREEMENT between The Square, LLC ("Landlord") and Prime Bar Orlando, LLC ("Tenant")
7/28/2009	FIRST AMENDMENT TO LEASE by and between The Square, LLC ("Landlord") and Prime Bar Orlando, LLC ("Tenant")
9/8/2009	LEASE AGREEMENT between The Square, LLC ("Landlord") and Malik's Own, LLC ("Tenant") d/b/a Beard Papa's Sweets Café
9/10/2009	SECOND AMENDMENT TO LEASE by and between The Square, LLC ("Landlord") and The Flying Tarpon, Inc. ("Tenant")
1/1/1996	FIRST AMENDMENT TO SHOPPING CENTER LEASE by BDC Center, Ltd. ("Landlord") and Crab House, Inc. ("Tenant")
6/25/1996	FIRST AMENDMENT TO SHOPPING CENTER LEASE by BDC Center, Ltd. ("Landlord") and Kishimoto Enterprises, Inc. ("Tenant")
4/5/2004	THIRD AMENDMENT TO SHOPPING CENTER LEASE by International-Republic Associates, Ltd. ("Landlord") and We Are Steak Enterprises, Inc. ("Tenant")
1/3/2007	ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT by Ripley’s International, LLC (“Assignor”) and Ancient City Entertainment, Ltd. (“Assignee”)

4

ENVIRONMENTAL REPORTS, SOIL TEST REPORTS AND PROPERTY CONDITION REPORT
7/14/2005	PHASE I ENVIRONMENTAL SITE ASSESSMENT REPORT - GOODINGS PLAZA - prepared by EBI Consulting
6/20/2007	Soil Profiles to TD-1 & TD-2 prepared by DEVO for The Square (fka Mercado)
6/25/2007	Soil Profiles for HA-1 to HA-4 prepared by DEVO for The Square (fka Mercado)
6/25/2007	Soil Profiles for TA-1 & TA-2 prepared by DEVO for The Square (fka Mercado)
6/25/2007	Soil Profiles for TB-1 & TB-2 prepared by DEVO for The Square (fka Mercado)
6/25/2007	Soil Profiles for TC-1 & TC-2 prepared by DEVO for The Square (fka Mercado)
6/28/2007	Soil Profiles for HB-1 to HB-4 prepared by DEVO for The Square (fka Mercado)
6/28/2007	Soil Profiles for PA-1 to PA-5 prepared by DEVO for The Square (fka Mercado)
6/28/2007	Soil Profiles for PA-6 to PA-10 prepared by DEVO for The Square (fka Mercado)
6/28/2007	Soil Profiles for PA-11 to PA-15 prepared by DEVO for The Square (fka Mercado)
6/28/2007	Estimated Seasonal High Water Table Contours prepared by DEVO for The Square (Mercado)
6/28/2007	Boring Location Plan Field Work prepared by DEVO for The Square (fka Mercado)
6/28/2007	Soil Profiles for HA-5 to HA-7 prepared by DEVO for The Square (fka Mercado)
7/2/2007	"Draft" Design-level geotechnical engineering report prepared by DEVO
3/21/2008	Supplement #3 to the design-level geotechnical engineering report prepared by DEVO
7/14/2005	PROPERTY CONDITION REPORT - GOODINGS PLAZA - prepared by EBI Consulting
TITLE POLICIES
3/12/2010	COMMITMENT FOR ENDORSEMENT TO TITLE INSURANCE POLICY -issued by Fidelity National Title Insurance Company RE: The Square/CIBC, Inc. (Unsigned)
6/08/2007	LOAN POLICY OF TITLE INSURANCE - issued by Fidelity National Title Insurance Policy No. FL5536-10-CD07-111417-2007.2710709-74120843 insuring CIBC Inc. $33,100,000.00
6/22/2009	PROFORMA ENDORSEMENT - issued by Fidelity National Title Insurance Company attached to Loan Policy No. FL5536-10-CD07-111417-2007.2710709-74120843
3/29/2010
LOAN POLICY OF TITLE INSURANCE - issued by Fidelity National Title Insurance Company Policy No. FL5536-10-3082077-2010.2710709-80369123 insuring CIBC for $22,320,000.00 [2nd Mortgage Final Loan Policy]

3/29/2010	ENDORSEMENT - - issued by Fidelity National Title Insurance Company attached to Loan Policy No. FL5536-10-3082077-2010.2710709-80369123
SURVEYS AND SITE PLAN
5/31/2005	SURVEY - PLAZA INTERNATIONAL
9/1/2006	AS-BUILT SURVEY OF THE GOODINGS
3/4/1998	SURVEY - GOODINGS PLAZA
6/20/2007	SITE VICINITY MAP - Source: Lake Jessamine, FL Photorevised 1980, Section 36 Township 23 S, Range 28 E prepared by DEVO for The Square (fka Mercado)
10/5/2010	SKYVIEW AT THE SQUARE ORLANDO FLORIDA - AERIAL VIEW LOOKING SOUTH, SITE PLAN & PERSPECTIVE VIEW

5

EXHIBIT “C-2”

(Management Agreement Term Sheet - Square LLC)

EXHIBIT “D”

(Balance Sheets of Legacy Entities)

Balance Sheet (Accrual)
Orlando Hotel Int'l SPE LLC - (pohispe)
January 2010 - December 2010

Prepared For:	Prepared By:
Orlando Hotel Inter'l SPE LLC	Unicorp National Developments, Inc.
7505 W Sand Lake Road	7940 Via Dellagio Way Ste 200
Orlando, FL 32819	Orlando, FL 32819

ASSETS

CASH
Operating Cash 1	207.39
Loan Escrow R/E Tax	219,320.40
Loan Escrow-INS	33,927.85
Loan Escrow-Reserve	78,750.00
Loan Escrow-TI/Commissions	208,350.00
Utility Deposits	11,977.39
TOTAL CASH	552,533.03

ACCOUNTS RECEIVABLE
A/R-Tenants	105,729.70
TOTAL Account Receivable	105,729.70

PROPERTY
Land	6,274,980.00
Landscaping	15,713.80
Buildings	15,457,926.00
Sign	1,047.11
-Realty Depreciation	(1,165,389.00)
Commissions 5 yr	3,148.00
-Accumulated Amortization	(1,065.00)
TOTAL PROPERTY	20,586,360.91

TOTAL ASSETS	21,244,623.64

LIABILITIES & CAPITAL

LIABILITIES
Note 1 Principal	12,574,800.21
Note 2 Principal	4,300,000.00
Note 2 Unicorp	2,881.36

ACCOUNTS PA YABLE
Accounts Payable	122,820.03
Prepaid Rent	4,629.29
TOTAL ACCOUNTS PA YABLE	127,449.32

DEPOSITS HELD
Tenant Deposits	23,470.04
TOTAL DEPOSITS HELD	23,470.04
Accrued Liabilities
Accrued R/E Tax Payable	549,304.60
Total Accrued Liabilities	549,304.60

TAX LIABILITIES
Sales Tax Collected	5,481.11
TOTAL TAX LIABILITIES	5,481.11
Deferred Gain	4,607,548.10
TOTAL LIABILITIES	22,190,934.74

CAPITAL
Owner Contribution	1,448,269.89
Retained Earnings	(2,394,580.99)
TOTAL CAPITAL	(946,311.10)

TOTAL LIABILITIES & CAPITAL	21,244,623.64

Payable - Aging Summary
Property=psquare
mm/yy=12/2010
Age as of=12/31/2010

Property Code - Name Vendor Code - Name	Current Owed	0-30 Owed	31-60 Owed	61-90 Owed	Over 90 Owed

pohispe - Orlando Hotel Int'l SPE LLC
at&t - AT&T	134,12	134.12	0.00	0.00	0.00
fldep - Florida Dept of Revenue	6,232.54	6,232.54	0.00	0.00	0.00
glc - Glickstein Laval Carris P.A.	250,00	0.00	0.00	0.00	250.00
land - Landform of Central FL Inc.	15,713.80	0.00	15,713.80	0.00	0.00
lawnmd - The Lawn MD LLC	1,190.00	0.00	1,190.00	0.00	0.00
martlawn - Martin's lawn Service Inc.	2,200,00	0.00	0.00	0.00	2,200.00
master - Mastered Electric, LLC.	793.00	480,00	313.00	0.00	0.00
michplum - Michael's Electric, LLC.	908,69	0.00	908,69	0.00	0.00
mill - Millenium Electric	388.00	0.00	388.00	0.00	0.00
ouc - Orlando Utilities Commission	6,552.26	6,552.26	0.00	0.00	0.00
prog - Progress Energy Florida Inc.	2,112.81	2,112.81	0.00	0.00	0.00
property - Property Services USA, LLC	14,808.21	0.00	4,936.07	4,936.07	4,936.07
sch - Scherer Construction &	62,000.00	0.00	62,000.00	0.00	0.00
stum - Stump, Dietrich & Spears P.A	5,788.83	0.00	11.49	0.00	5,777.34
talco - Talco Construction, LLC.	968.00	0.00	0.00	0.00	968.00
wastefl - Waste Services of Florida, Inc	2,809.77	2,809.77	0.00	0.00	0.00
Total pohispe - Orlando Hotel Int'l SPE LLC	122,820.03	18,291.50	85,461.05	4,936.07	14,131.41

Grand Total	122,820.03	18,291.50	85,461.05	4,936.07	14,131.41

Balance Sheet (Accrual)
The Square, LLC - (psquare)
January 2010 - December 2010

Prepared For:	Prepared By:
Orlando Hotel Inter'l SPE LLC	Unicorp National Developments, Inc.
7505 W Sand Lake Road	7940 Via Dellagio Way Ste 200
Orlando, FL 32819	Orlando, FL 32819

ASSETS

CASH
Operating Cash 1	2,860.38
Escrow Cash 1	27.02
Loan Escrow R/E Tax	11,128.66
Interest - Reserve	242,368.20
Utility Deposits	28,780.00
TOTAL CASH	285,164.26

PROPERTY
Land	27,776,873.32
Land Improvements	1,569.11
W.I.P - Site Improvement	439,811.26
W.I.P. - Hard Cost	7,645,233.30
Buildings	421,229.77
Sign	889.81
- Reality Depriciation	(27,500.00)
Tenent Improvement	4,568.28
Commissions 5 yr	72,430.83
Commisions 10 yr	45,040.63
Mortage/Financing Fees	608,057.15
-Accumulated Amortization	(3,812.00)
TOTAL PROPERTY	36,984,391.46

TOTAL ASSESTS	37,269,555.72

LIABILITIES & CAPITAL

LIABILITIES
Note 1 Principal	33,100,000.00
Note 1 Unicorp	11,219,744.11

ACCOUNTS PAYABLE
Accounts Payable	1,609,348.70
TOTAL ACCOUNTS PAYABLE	1,609,348.70
TOTAL LIABILITIES	45,929,092.81

CAPITAL
Owner Contribution	5,585,322.23
Retained Earnings	(14,244,859.32)
TOTAL CAPITAL	(8,659,537.09)

TOTAL LIABILITIES & CAPITAL	37,269,555.72

Payable - Aging Summary
Property=psquare
mm/yy=12/2010
Age as of=12/31/2010

Property Code - Name Vendor Code - Name	Current Owed	0-30 Owed	31-60 Owed	61-90 Owed	Over 90 Owed

psquare - The Square,LLC
cibc3 - CIBC World Markets	32,500.00	32,500.00	0.00	0.00	0.00
finfro - Finfrock Construction Inc	800,000.00	0.00	0.00	0.00	800,000.00
ioa - Insurance Office Of America	463.49	463.49	0.00	0.00	0.00
mcin - Donald W McIntosh Associates	23,186.63	17,482.50	5,704.13	0.00	0.00
nacon - National Construction Rental Inc	5,328.30	1,046.90	1,046.90	1,046.90	2,187.60
perez - Perez Outdoor Services,Inc	1,600.00	0.00	0.00	0.00	1,600.00
wastew - Waste Works	530.00	0.00	470.00	60.00	0.00
wood - Earl k.Wood, Tax Collector	745,740.28	0.00	0.00	0.00	745,740.28
Total psquare - The square,LLC	1,609,348.70	51,492.89	7,221.03	1,106.90	1,549,527.88

Grand Total	1,609,348.70	51,492.89	7,221.03	1,106.90	1,549,527.88

MIA 181,602,284v16 2-11-11

EXHIBIT “E-1”

(Form of Second Amended and Restated Operating Agreement of OHI SPE Parent)

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT OPERATING AGREEMENT (this "Agreement") of ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC, a Delaware limited liability company (the "Company"), dated as of ________ __, 20__ (the "Effective Date"), is entered into by and between ALTAMONTE TOWN CENTER, LLC, a Florida limited liability company ( the “Altamonte”), and Circle Entertainment Property-Orlando, LLC, a Florida limited liability company (the “FXRE Entity”).

WHEREAS, immediately prior to the Effective Date, Altamonte owned all of the membership interests of the Company;

WHEREAS, as of the date hereof the Company owns all of the membership interests in Orlando Hotel International SPE, LLC, a Delaware limited liability company (the “OHI SPE”);

WHEREAS, as of the Effective Date and pursuant to the terms and conditions set forth herein, the FXRE Entity has agreed to fund certain amounts to the Company in return for a sixty-five percent (65%) interest in the Company; and

WHEREAS, Altamonte and the FXRE Entity (each, a “Member” and together, the “Members”) desire to establish their respective rights, duties and responsibilities with respect to the Company as set forth herein and in connection therewith, the Members desire to amend and restate in its entirety the Amended and Restated Operating Agreement of the Company in order to define and express all of the rights and obligations of each Member with respect to their ownership of the Company and the operation of the Company as a limited liability company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

ARTICLE 1
TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"Act" means the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq., as amended.

"Additional Member" means a Person admitted to the Company as a Member pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Company.

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

1

(a)           decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)           increase such deficit by the items described in Regulations Section 1.704 1(b)(2)(ii)(a)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(o) and shall be interpreted consistently therewith.

"Affiliate" means, with respect to any Person, (i) a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person, (ii) any Person owning or controlling, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, or (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.  For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreement" means this Second Amended and Restated Operating Agreement, as amended, supplemented or restated from time to time.

“Altamonte” means Altamonte Town Center, LLC, a Florida limited liability company.

"Assignee" means a Person to whom a Membership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who only has the rights set forth in Section 11.5 hereof.

"Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

"Book Basis" means with respect to any Company property, the property's adjusted basis for federal income tax purposes; provided that if Capital Accounts are adjusted pursuant to paragraph (d) or (f) of Treasury Regulation Section 1.704-1(b)(2)(iv) to reflect the fair market value of any Company property, the Book Basis of the property will be adjusted as of the time of the adjustment to equal the property's fair market value and will be adjusted thereafter by depreciation and amortization as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Orlando, Florida are authorized or required by law to close.

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"Capital Account" means, with respect to any Member, the Capital Account maintained for such Member on the Company's books and records in accordance with the following provisions:

(a)           To each Member's Capital Account, there shall be added such Member's Capital Contributions, such Member's allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b)           From each Member's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)           If any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred interest.

(d)           In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Agreement.

(e)           The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managers determine it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managers may make such modification provided that notwithstanding any other provision in this Agreement such modification will not have a material effect on the amounts distributable to any Member without such Member's Consent. The Managers also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

"Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes to the Company pursuant to (and subject to adjustment under) Section 4.1, Section 4.2 or Section 4.4 hereof.

"Certificate" means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

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"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder.

"Company" means the limited liability company formed under the Act and pursuant to this Agreement and any successor thereto.

"Company Minimum Gain" has the meaning set forth in Regulations Section 1.7042(b)(2) for the phrase "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

"Contributed Property" means each asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

"Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Deadlock Notice” has the meaning set forth in Section 7.9.A.

"Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

"Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

"Effective Date" means the date set forth on the first page to this Agreement.

"Financial Rights" means the rights to income or distributions due any Member but does not include the right to vote or any other membership rights.

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“FXRE Entity” means Circle Entertainment Property-Orlando, LLC, a Florida limited liability company.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its fair market value, as agreed to by the Members and set forth on Exhibit A  with respect to that Member.

(b)           The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), or clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managers using such reasonable method of valuation as they may adopt, as of the following times:

(i)           the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)           the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)           the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv)           at such other times as the Managers shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)           The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution.

(d)           At the election of the Managers, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Members reasonably determine that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)           If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

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"Incapacity" or "Incapacitated" means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

"Indemnitee" means any Person made a party to a proceeding by reason of its status as (A) a Manager, a Member or any Affiliate thereof of the Company, or (B) an officer or employee of the Company, a Member or Affiliate thereof.

“Invoking Member” has the meaning set forth in Section 7.9.A.

"Lender" means any lender with respect to the Property.

"Liquidation Value" of a Membership Interest means the Percentage Interest of such Membership Interest, multiplied by an amount not less than the fair market value of all of the Property owned by the OHI SPE as established by the appraisal process hereinafter described, plus the book value of all other assets of the OHI SPE, less the liabilities of the OHI SPE as of the valuation date. The fair market value of the Property shall be determined by a qualified appraiser selected by the seller and purchaser of the Membership Interest. If the seller or purchaser of the Membership Interests cannot agree on an appraiser, then they shall each select a qualified appraiser, and those appraisers shall mutually select a third appraiser, who shall perform the appraisal and who may be one of the selecting appraisers, but who shall in all events be qualified to appraise the type of Property being appraised in the general geographic vicinity of the Property to be appraised. The decision of the two appraisers in selecting the third appraiser shall be binding upon all parties. The cost of the appraisal shall be borne equally by the buying and selling Members. The fair market value of the Property shall be the appraised fair market value less a deemed realtor's commission at six percent (6%) on all Property which is real estate, and less estimating closing costs of three percent (3%) of the fair market value of all Property which is real estate.

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“Management Agreement” has the meaning set forth in Section 7.1.

"Manager" means each Person designated as a Manager pursuant to Section 7.1.  As of the Effective Date, the Managers shall be _______________________ (as designated by Altamonte) and ________________ (as designated by the FXRE Entity).

“Member” means each member of the Company.  As of the Effective Date, the Members shall be Altamonte and the FXRE Entity.

"Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain."

"Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

"Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

"Member(s)" means the Persons owning Membership Interests and any Additional and Substitute Members, named as Members in Exhibit A attached hereto, as amended from time to time.

"Membership Interest" means an ownership interest in the Company that includes any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Net Cash Flow” for any Fiscal Year or other period means the excess of (a) the amount of gross cash receipts received by the Company (including from any reserves previously established that the Managers determine are no longer required by the Company), but specifically excluding proceeds from borrowed monies or advances, less (b) (i) all expenditures made by the Company for such Fiscal Year, including, but not limited to, payments on any third-party loan and any loan made by a Member (or its Affiliate), (ii) any reserves established or increased by the Managers that the Managers deem reasonably necessary for the operation of the Company, including, but not limited to, reserves for working capital, payments due under debt obligations, and cash requirements of the Company, and (iii) amounts received by the Company as Capital Contributions.  For clarification purposes and subject to the foregoing, the Members hereby agree and acknowledge that Net Cash Flow is intended to equal the revenue remaining after the deduction of the following items:  (i) all expenses incurred with respect to the operation and maintenance of the Property; (ii) real estate taxes; (iii) interest and principal owed by the Company (and the OHI SPE) on any third-party loan; and (iv) interest and principal owed by the Company (and the OHI SPE) on any loan made by a Member (or its Affiliate), including any Overrun Loan.

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"Net Income" or "Net Loss" means, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)           Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704- 1(b)(2)(iv)(0, and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss", "shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)           In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(e)           To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(f)            Notwithstanding any other provision of this definition of "Net Income" or "Net Loss", any item of income, gain, loss or deduction specially allocated pursuant to Section 6.3.A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss".

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"Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.7042(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

"Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Offered Member” has the meaning set forth in Section 11.3.A.

“OHI SPE” means Orlando Hotel International SPE, LLC, a Delaware limited liability company.

"Percentage Interest" means as to a Member holding a Membership Interest, its interest in the Company as specified in Exhibit A attached hereto as expressed as a percentage of the whole, as such Exhibit may be amended from time to time in accordance with the provisions of this Agreement.

"Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, Limited Liability Company or other entity.

“Priority Return” means an amount equal to the product of (i) ten percent (10%), and (ii) the average daily balance of each Member’s Unreturned Contributions during the Priority Return Period, such return accruing on an annual, cumulative and compounding basis until the end of the Priority Return Period.

“Priority Return Period” means the period that begins on the date when the applicable Member first makes a Capital Contribution to the Company and ends on the date when the Member’s Unreturned Contributions are reduced to (or otherwise equal) zero (0).  If the Priority Return is calculated for any partial year, such amount shall be prorated.

"Prime Rate" means on any date, a rate equal to the annual rate on such date announced by The Bank of New York, N.A., Orlando, Florida, to be its prime, base or reference rate for 90 day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York, N.A., Orlando Florida, discontinues its use of such prime, base or reference rate or ceases to exist, the Members shall designate the prime, base or reference rate of another state or federally chartered bank based in Orlando, Florida, to be used for the purpose of calculating the Prime Rate hereunder (which rate shall be subject to limitation by all applicable usury laws).

"Project Financing" means the financing obtained by the Company as set forth in Section 4.3.

"Property" means the property set forth in Exhibit B attached hereto and identified as 8255 International Drive, Orlando, Florida, together with improvements thereon leased in part to third parties by OHI SPE from time to time pursuant to the terms of this Agreement, and any other property actually acquired by OHI SPE and/or the Company, including, without limitation, fee interests and interests in ground leases.

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"Proportionate Share" means a member's allocable share of an item or obligation as determined by comparing the Percentage Interest of the Member entitled to such item or required to share in such obligation to the Percentage Interests of all Members entitled to share in such item or required to share in such obligation.

“Receiving Member” has the meaning set forth in Section 7.9.A.

"Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Substituted Member" means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term "Substituted Member" shall not include any Additional Member.

"Tax Items" has the meaning set forth in Section 6.4.A hereof.

"Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions taken together that result in the sale or other disposition of all or substantially all of the assets of the Company.

"Transaction Agreement" means the Transaction Agreement entered into as of February __, 2011 by and among the The Square LLC, a Florida limited liability company, OHI SPE, the Company, the FXRE Entity and Charles Whittall.

"Transfer" means any transfer, assignment, sale, conveyance, pledge or grant of a security interest in a Member’s Membership Interest, and includes any “involuntary transfer” such as a sale of any part of a Membership Interest in connection with any bankruptcy or similar insolvency proceedings, or a divorce or other marital settlement involving any Member, or any other disposition or encumbrance of a Member’s Membership Interest.  For purposes of this Agreement and except as applied to the FXRE Entity, any transfer, exchange or series of transfers (or exchanges) of the stock, partnership, membership or other ownership interests of any Member that is a business organization or an entity (or any combination of such transfers or exchanges, whether direct or in connection with a merger, acquisition, sale, or similar reorganization or transaction, including issues of new stock or other ownership interests, or the exercise of options, warrants, debentures or other convertible instruments, or a redemption of other interests in the Member, and any similar transactions involving the stock or other ownership interests of such Member), the effect of which is that the Persons who owned more than fifty percent (50%) of the outstanding stock or other ownership interests of such Member as of the date of this Agreement no longer own more than fifty percent (50%) of such stock or other ownership interests, then a Transfer shall also be deemed to have occurred with regard to the Membership Interest owned by such Member.  For clarification purposes, any transfer of a direct or indirect interest in the FXRE Entity shall not be treated as a Transfer hereunder.

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“Unicorp” means Unicorp National Developments, Inc.

"Unreturned Contributions" means the aggregate Capital Contributions made by a Member to the Company under Article IV hereof less any distributions made by the Company to the Member under Section 5.1(2) and Section 5.1(3), as applicable, in reduction thereof.

"Year" means the fiscal year of the Company, which shall be the Calendar Year.

ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1. Formation

. The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

Section 2.2. Name

. The name of the Company is ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC. The Company's business may be conducted under any other name or names deemed advisable by the Managers.

Section 2.3. Registered Office and Agent; Principal Place of Business; Other Places of Business

. The address of the registered office of the Company in the State of Delaware is located at _____________________, and the registered agent for service of process on the Company in the State of Delaware at that address is _____________. The principal office of the Company is located at __________________, or such other place as the Managers may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managers deem advisable.

Section 2.4. Power of Attorney

A. Each Member and each Assignee irrevocably constitutes and appoints the Managers, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name to:

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(1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and all amendments or restatements thereof) that the Managers or any Liquidator deem appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, including, without limitation, the State of Florida; (b) all instruments that the Managers or any Liquidator deem appropriate or necessary to reflect any duly authorized amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all duly authorized conveyances and other instruments or documents that the Managers or any Liquidator deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all duly authorized instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article 11, 12, or 13 hereof or the Capital Contribution of any Member; (e) all financing statements and other instruments as may be required hereunder to evidence or perfect any security interest in a Member's Membership Interest created pursuant to the terms of this Agreement, and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managers or any Liquidator, to evidence or confirm any vote, consent, approval, agreement or other action which is actually made or given by the Members hereunder.

Nothing contained in this Section 2.4 shall be construed as authorizing the Managers or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managers to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee. The Transfer of all or any portion of a Member's or Assignee's Membership Interest or Financial Rights shall extend to such Member's or Assignee's heirs, successors, assigns and personal representatives. Each Member or Assignee shall execute and deliver to the Managers or any Liquidator, within fifteen days (15) after receipt of the Managers' or Liquidator's request therefore, such further designation, powers of attorney and other instruments as the Managers or the Liquidator, as the case may be, deem necessary to effectuate this Agreement and the purposes of the Company.

Section 2.5. Term

. The term of the Company commenced on __________ __, 20__, which is the date the Certificate for the Company was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall have perpetual existence unless terminated pursuant the provisions of Section 13 hereof or as otherwise provided by law.

Section 2.6. Filing

. The Managers shall execute and file any certificates required by Delaware and Florida law to be filed in connection with the formation and operation of the Company, including, without limitation, the Certificates, affidavit of contributed capital, any fictitious name filing, any qualification statements to transact business in the State of Florida and annual reports required to keep the Company in good standing and active in the State of Delaware and the State of Florida.

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ARTICLE 3
PURPOSE

Section 3.1. [Single-Purpose Provisions

. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, the following shall govern until such time as the Company's obligations under the Loan Documents (the "Obligations") are paid in full: [CONFIRM THAT THESE PROVISIONS ARE NECESSARY. IF SO, THEY NEED TO BE MODIFIED AND TRANSFERRED TO THE LOAN DOCUMENTS AS LOAN COVENANTS.]

a. The Company shall be the sole member of OHI SPE, which shall own, hold, maintain and operate the Property, together with such other activities as may be necessary or advisable in connection with the ownership of the Property. The Company shall not engage, in any business, and it has and shall have no purpose, unrelated to its ownership of OHI SPE.  The Company shall not allow or otherwise cause OHI SPE to own and shall not allow or otherwise cause OHI SPE to acquire, any real property or own assets other than those related to the Property.

b. Neither the Company, nor any Member (a "Controlling Entity") of the Company, as applicable, shall have the authority to perform any act in respect of the Company in violation of any (a) applicable laws or regulations or (b) any agreement between the Company and Lender (including, without limitation, the Loan Documents).

c. The Company shall not:

(i) make any loans to the holder (directly or indirectly) of any equity interests in the Company (collectively, the "Equity Holders"), any Affiliate (as defined below) of the Company or of any Equity Holders;

(ii) except as expressly permitted by the Lender in writing, sell, encumber (except with respect to the Lender) or otherwise transfer or dispose of all or substantially all of the property of the Company;

(iii) to the fullest extent permitted by law, dissolve, wind-up, or liquidate the Company;

(iv) merge, consolidate or acquire all or substantially all of the assets of an Affiliate of same or other person or entity;

(v) change the nature of the business conducted by the Company; or

(vi) except as permitted by the Lender in writing, amend, modify or otherwise change the Organizational Documents (as defined below) of the Company (which approval, after a Secondary Market Transaction (as defined in the Loan Documents) with respect to the Loan, may be conditioned upon Lender's receipt of confirmation from each of the applicable Rating Agencies (as defined in the Loan Documents) that such amendment, modification or change would not result in the qualification, withdrawal or downgrade of any securities rating).

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d. The Company shall not, and no Equity Holder or other person or entity on behalf of the Company shall, without the prior written affirmative vote of one hundred percent (100%) of the members of the Company: (1) institute proceedings to be adjudicated bankrupt or insolvent; (2) consent to the institution of bankruptcy or insolvency proceedings against it; (3) file a petition seeking, or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (4) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; (5) make any assignment for the benefit of creditors; (6) admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts; or (7) take any action in furtherance of any such action ((1) through (7) above, with respect to any individual or entity, collectively, a "Bankruptcy Action").

e. The Company shall not allow or otherwise cause OHI SPE to have indebtedness or incur any liability other than (1) unsecured debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of its business of operating the Property, provided, however, that such unsecured indebtedness or liabilities (x) are in amounts that are normal and reasonable under the circumstances, and (y) are not evidenced by a note and are paid when due, but in no event for more than sixty (60) days from the date that such indebtedness or liabilities are incurred (although the Company shall have the right to contest whether such indebtedness or liabilities should be paid and are otherwise permitted under this Section 3.1), and (2) the Obligations. No indebtedness other than the Loan shall be secured (senior, subordinated or pari passu) by the Property.  For clarification purposes, the parties hereto hereby acknowledge and agree that a loan by any Member (or its Affiliate) to the Company shall be permitted if such loan is subordinated to the Loan and unsecured.

f. A Bankruptcy Action by or against any member of the Company, as applicable, shall not cause such member of the Company to cease to be a member of the Company and upon the occurrence of a Bankruptcy Action, the Company shall continue without dissolution. Additionally, to the fullest extent permitted by law, if any member of the Company ceases to be a member of the Company, such event shall not terminate the Company and the Company shall continue without dissolution.

g. The Company shall at all times observe the applicable legal requirements for the recognition of the Company as a legal entity separate from any Equity Holders or Affiliates of the Company or of any Equity Holder, including, without limitation, as follows:

(i) The Company shall either (a) maintain its principal executive office and telephone and facsimile numbers separate from that of any Affiliate of the Company or of any Equity Holder and shall conspicuously identify such office and numbers as its own, or (b) shall allocate by written agreement fairly and reasonably any rent, overhead and expenses for shared office space. Additionally, the Company shall use its own separate stationery, invoices and checks that reflect its name, address, telephone number and facsimile number.

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(ii) The Company shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of the Company or of any Equity Holder or any other person or entity. The Company shall prepare unaudited quarterly and annual financial statements, and the Company's financial statements shall substantially comply with generally accepted accounting principles.

(iii) The Company shall maintain its own separate bank accounts, payroll and correct, complete and separate books of account.

(iv) The Company shall file or cause to be filed its own separate tax returns.

(v) The Company shall hold itself out to the public (including any of its Affiliates' creditors) under the Company's own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate of the Company or of any Equity Holder.

(vi) The Company shall observe all customary formalities regarding the existence of the Company, including holding meetings and maintaining current and accurate minute books separate from those of any Affiliate of the Company or of any Equity Holder.

(vii) The Company shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No Affiliate of the Company or of any Equity Holder shall be appointed or act as agent of the Company, other than as a property manager or leasing agent with respect to the Property.

(viii) Investments shall be made in the name of the Company directly by the Company or on its behalf by brokers engaged and paid by the Company.

(ix) Except as required by Lender, the Company shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any Equity Holder or any Affiliate of the Company, nor shall it make any loan, except as permitted in the Loan Documents.

(x) The Company is and will be solvent.

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(xi) Assets of the Company shall be separately identified, maintained and segregated. The Company's assets shall at all times be held by or on behalf of the Company and if held on behalf of the Company by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. This restriction requires, among other things, that (i) funds of the Company shall be deposited or invested in the Company's name, (ii) funds of the Company shall not be commingled with the funds of any Affiliate of the Company or of any Equity Holder, (iii) the Company shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of the Company or of any Equity Holder, and (iv) funds of the Company shall be used only for the business of the Company.

(xii) The Company shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of the Company or of any Equity Holder.

(xiii) The Company shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets.

(xiv) The Company shall at all times be adequately capitalized to engage in the transactions contemplated at its formation.

(xv) The Company shall not do any act which would make it impossible to carry on the ordinary business of the Company.

(xvi) All data and records (including computer records) used by the Company or any Affiliate of the Company in the collection and administration of any loan shall reflect the Company's ownership interest therein.

(xvii) No funds of the Company shall be invested in securities issued by, nor shall the Company acquire the indebtedness or obligation of, an Affiliate of the Company or of an Equity Holder.

(xviii) The Company shall maintain an arm's length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to the Company than is obtainable in the market from a person or entity that is not an Affiliate of the Company or of any Equity Holder.

(xix) The Company shall correct any misunderstanding that is known by the Company regarding its name or separate identity.

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h. Any indemnification obligation of the Company to the holder of any equity interest in the Company shall (1) be fully subordinated to the Loan and (2) not constitute a claim against the Company or its assets until such time as the Loan has been indefeasibly paid in accordance with its terms and otherwise has been fully discharged (or has been defeased in accordance with the Loan Documents).

i. The Company shall cause the Organizational Documents of the Company to include, at all times, requirements substantially similar to the foregoing, in a manner satisfactory to Lender.

j. As used in this Section 3.1:

"Affiliate" means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of the definition of "Affiliate", the terms "control", "controlled", or "controlling" with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over the general partner(s) or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

"Constituent Entity" shall mean, with respect to any entity, (i) with respect to any limited partnership, (x) any general partner of such limited partnership and (y) any limited partner of such partnership which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such partnership; (ii) with respect to any general partnership or joint venture, any partner or venturer in such general partnership or joint venturer; (iii) with respect to any corporation, (x) any officer or director of such corporation, and (y) any person or entity which owns or controls 50% or more of any class of stock of such corporation; (iv) with respect to any limited liability company, (x) any manager of such limited liability company, (y) any managing member of such limited liability company, or the sole member of any limited liability company having only one (1) member, and (z) any non-managing member of such limited liability company which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such limited liability company; (v) any person or entity which controls any entity described in any of clauses (i) through (iv) of this definition; and (vi) any entity which is a "Constituent Entity" with respect to an entity which is a "Constituent Entity" of the subject entity. For all purposes of this Mortgage unless expressly noted, "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended. For the purposes of clause (vi) of the definition of Constituent Entity, if entity "B" is a Constituent Entity of entity "A", then any Constituent Entity of "B" shall be deemed to be a Constituent Entity of any entity of which "A" is a Constituent Entity.

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["Loan Documents" shall mean, collectively, Loan Modification Agreement, Amended, Consolidated and Restated Promissory Note, Mortgage Modification Agreement, Assignment of Leases and Rents, Indemnity and Guaranty Agreement, Hazardous Substances Indemnity Agreement, Supplemental Payment Guaranty, Payment Guaranty, Cash Management Agreement, Assignment of Warranties and Other Contract Rights, Clearing Bank Instruction Letter, Pledge Agreement; and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, entered into by the Company and/or any other signatories thereto, in connection with that certain loan in the approximate amount of $_______________ (the "Loan") Lender to the Company.] [TO BE UPDATED.]

"Organizational Documents" shall mean, with respect to the Company, the documents used to form the Company and provide for its governance, as the same may be amended from time to time, including, without limitation, the Certificate and the Second Amended and Restated Operating Agreement.]

Section 3.2. Powers

. Subject to Section 3.1, the Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property.

Section 3.3. Representations and Warranties by the Members

A. Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the company and each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member's property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e) and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

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B. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents, warrants and agrees it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and liquid investment.

C. The representations and warranties contained in Section 3.3 hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1. Capital Contributions of the Initial Members.

A.           As of the Effective Date, (i) the FXRE Entity shall contribute One Million Dollars ($1,000,000) to the Company for the benefit of the Property, and (ii) Altamonte shall be credited with having contributed an aggregate amount to the Company as set forth opposite its name on the attached Exhibit A; provided, however, that Altamonte shall be credited with having contributed (as of or prior to the Effective Date, as applicable) such amounts and shall be reimbursed for prior expenditures as set forth in the Transaction Agreement.  For clarification purposes, the Priority Return shall accrue on each Capital Contribution (and each deemed Capital Contribution under this Section 4.1.A.) from the date when each Capital Contribution (and each deemed Capital Contribution) was made.

B.           The Percentage Interest of each Member shall be as set forth opposite its name in Exhibit A attached hereto, which Percentage Interest shall be adjusted in Exhibit A from time to time by the Managers, in accordance with the provisions hereof, to the extent necessary to accurately reflect transfers, redemptions, the issuance of additional Membership Interests or similar events having an effect on a Member's Percentage Interest.  As of the Effective Date, and following the foregoing Capital Contribution, the Capital Account balance of each Member shall be as set forth opposite its name on the attached Exhibit A.  Except as required by law or as otherwise agreed to by each Member, no Member shall be required to make any additional Capital Contributions to the Company.

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Section 4.2. Additional Members.

The Managers must approve the admission of any Additional Member to the Company, on terms and conditions and for such Capital Contributions as may be established by the Managers. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement.

Section 4.3. Loans by Third Parties.

The Company may solicit, negotiate and obtain in connection with the operation of the Property a refinancing of the existing loan owed by OHI SPE to CIBC, Inc., or any other financing related to the operation of the Property ("Project Financing") upon such reasonable commercial terms as the Managers determine to be appropriate; provided, that any such Debt shall be nonrecourse to each Member unless: (i) herein otherwise provided; or (ii) the Member to whom any Debt would be recourse otherwise agrees.

Section 4.4. Additional Funding.

A.           Unforeseen Cost Overruns.  Each Member, in proportion to its Percentage Interest, shall make the additional Capital Contributions to the Company which are necessary to cover Unforeseen Cost Overruns up to an aggregate ($500,000).  An “Unforeseen Cost Overrun” is an expense incurred that is not part of the operational budget prepared by the Manager for the operation of the Property.  If and to the extent there are Unforeseen Cost Overruns in excess of ($500,000), which are reasonably necessary for the operation and management of the Property, then each Member shall have the right to make, in proportion to its Percentage Interest, a loan (the “Overrun Loan”), or if each Member does not fund its allocable share, then the other Member shall be entitled to make a loan in the amount required, and such loan shall bear interest at the rate of Twelve Percent (12%) per annum (but not higher than the maximum lawful rate) from the date such loan is made until the date such loan is paid in full.  Overrun Loans shall be repaid proportionately before any distributions are made in accordance with Article 5.

B.           Loans by Affiliates. Subject to Section 3.1 above and the terms and provisions of the Loan Documents, the Company may solicit, negotiate and obtain on behalf of the Company, and in connection with the operation of the Property, financing from any Member or any Affiliate thereof, provided that such Debt shall be upon commercially reasonable terms approved by the Members and shall otherwise be subject to the same limitations as set forth in Section 4.3 hereof with respect to loans from third parties unless the Members have agreed that the Debt may be recourse or partly recourse.

Section 4.5. No Return.

Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.6. Default on Contribution Obligations.

If any Member fails to make the Capital Contributions required of it under this Agreement ("Defaulting Member"), in addition to the rights and remedies which may be available to the non-Defaulting Member(s) under Section 4.7 hereof or otherwise at law or in equity, any distributions or fees otherwise payable by the Company to the Defaulting Member, or any of its Affiliates shall instead be applied to the payment of any such defaulted Contributions. Any such fees or distributions otherwise payable to the Defaulting Member or any Affiliates thereof which are applied toward the payment of any such defaulted Contributions shall be treated for all purposes hereunder as if such amounts were distributed or paid to the Defaulting Member or such Affiliate, respectively.

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Section 4.7. Cure by Non-Defaulting Member.

In the event of a default on any Contribution owed to the Company under this Agreement when due, in addition to any other legal remedy available to the Company or the non-Defaulting Member for breach of the applicable provisions of this Agreement (whether at law or in equity), the non-Defaulting Member (or if more than one, the non-Defaulting Member's pro-rata) may in its sole and absolute discretion, elect to make a payment to the Company equal to such defaulted Contribution (the "Default Amount"), and in such event the Non-Defaulting Member(s) shall treat such amount as a loan to the Defaulting Member. Such loan shall be repaid by the Defaulting Member to the non-Defaulting Member(s) within 45 days after notice from the non-Defaulting Member(s) that such payment must be made; provided, however, that to the extent that the Defaulting Member(s) shall owe any amounts to the non-Defaulting Member with respect to any such loans, any distributions or fees otherwise payable by the Company to the Defaulting Member or its Affiliates shall instead be paid by the Company to the non-Defaulting Member and applied toward the repayment of such loans (such amounts being applied first to accrued interest and thereafter to principal). Any fees or distributions that are applied to repay any such loans shall be treated as having been distributed or paid to such Defaulting Member or Affiliate. Any loans made by the non- Defaulting Member(s) to the Defaulting Member hereunder shall bear interest at sixteen percent (16%) (but not higher than the maximum lawful rate) from the date such loan is made until the amount is paid in full.

Section 4.8. Company's Right to Accept Additional Contributions Limited.

The Company may not accept additional contributions or create or allocate additional Membership Interests except as approved by the Managers pursuant to Article 7.

ARTICLE 5
DISTRIBUTIONS

Section 5.1. Requirement and Characterization of Distributions.

The Managers shall cause the Company to distribute, at such time or times deemed appropriate by the Managers, but not less often than annually, all Net Cash Flow in accordance with the following priority:

(1) First, to each Member to the extent of (and in proportion to) its accrued and unpaid Priority Return as of the last day of the calendar quarter preceding the date on which such distribution is made, until each Member shall have received an amount equal to the its accrued and unpaid Priority Return as of the last day of the preceding calendar quarter;

(2) Second, to each Member to the extent of (and in proportion to) its Unreturned Contributions until the Unreturned Contributions of each Member are reduced to (or other equal) zero (0); and

(3) Third, simultaneously to the Member in accordance with their Percentage Interests.

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Section 5.2. Distributions in Kind.

No Member may demand and receive property other than cash.

Section 5.3. Distributions Upon Liquidation.

Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.2 hereof.

Section 5.4. Restricted Distributions.

Notwithstanding any provision to the contrary contained in this Agreement, subject to Article 3, the Company shall not make a distribution to any Member on account of its Membership Interest if such distribution would violate the Act or other applicable law.

Section 5.5. Management Fee.

Except as set forth under Section 7.1.C. or as otherwise provided herein, no management or other fee shall be payable to the Managers in their capacity as Managers or to any Member or Affiliate of a Member for services. If any management fee is paid hereunder, such fee shall be payable prior to any distributions to the Members under Section 5.1 or 13.2 hereof and will not affect the Capital Account of the Member or any distribution to which the Member is entitled under Section 5.1 or 13.2 hereof.

ARTICLE 6
ALLOCATIONS

Section 6.1. Timing and Amount of Allocations of Net Income and Net Loss.

Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2. Allocations of Net Income and Net Losses.

A.           Subject to the special allocations set forth in Section 6.3, Net Income and Net Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible equal (proportionately) to the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied and the net assets of the Company were distributed to the Members in accordance with Section 5.1.

B.          If the Net Income and Net Losses allocable to the Members pursuant to Section 6.2.A are insufficient to allow the Capital Account balance of each Member to equal such Member’s share of the Company’s assets as set forth in this Agreement, such Net Income or Net Losses shall be allocated among the Members in such a manner as to decrease the differences between the Members’ respective Capital Account balances and their respective shares of the Company’s assets in proportion to such differences.

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C.          Notwithstanding the foregoing, the Managers may, in their sole discretion, make any modifications and adjustments to the allocations that they believe are necessary to comply with applicable law and to ensure that the allocations achieve the results intended by the Members hereunder.

Section 6.3. Additional Allocation Provisions

A. Regulatory Allocations (1) Minimum Gain Charge Back. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.7042(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.7042(j)(2). This Section 6.3.A(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(1) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(2) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(3) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)00(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(3) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(3) were not in the Agreement. It is intended that this Section 6.3.A(3) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(o) and shall be interpreted consistently therewith.

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(4) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Membership Interests.

(5) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4 applies, or to the Members to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(6) Curative Allocations. The allocations set forth in Sections 6.3.A(1) through (6) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.7042. Notwithstanding the provisions of Section 6.1 or 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

B. Allocation of Excess Nonrecourse Liabilities.  Solely for purposes of determining a Member's proportional share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Member's interest in Company profits shall be equal to such Member's Percentage Interest.

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Section 6.4. Tax Allocations

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B. Allocations Respecting Section 704(c) Revaluations.  Notwithstanding Section 6.4.A hereof, Tax Items with respect to any asset that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to such method as shall be chosen by the Managers under Section 704(c) and the applicable Regulations. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value "(provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in such manner as chosen by the Managers under Code Section 704(c) and the applicable Regulations.

Section 6.5. Other Provisions

A. Other Allocations. If (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Company shall make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

B. Consistent Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1. Management

A.  The Company shall be a “manager-managed” limited liability company for purposes of the Act.  Each Member shall have the right to designate, remove and replace its own Manager as set forth under this Article 7.  As of the Effective Date, the Managers shall be _______________________ (as designated by Altamonte) and ________________ (as designated by the FXRE Entity).  A Manager will continue to serve in such capacity until his or her death, resignation or removal by the Member that designated such Manager or as otherwise set forth herein.

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B. The management, operation and control of the Company, its business and its Properties shall vest solely in the Managers. The Managers shall have authority to execute contracts, make commitments, sign checks on behalf of the Company, and take any and all such actions on behalf of the Company as may lawfully be delegated to a manager under the Act as long as the actions so taken have been authorized by the Managers in accordance with the provisions of this Agreement.  Any third party dealing with the Company shall be entitled to rely upon the actions of a Manager as binding the Company unless such third party has actual knowledge that any action taken by the Managers was not authorized by the Managers or violates any provision of this Agreement or the Certificate.  The Managers may not be removed by the Members for any reason except as otherwise provided herein.  Each Manager shall be entitled to one (1) vote on all matters coming before the Managers.  Unless otherwise provided herein, each decision or other action of the Managers shall require the consent of each Manager.  If (i) there is a matter that requires the agreement of the Managers of the Company, and (ii) after thirty (30) calendar days, the Managers of the Company cannot break the deadlock with respect to such matter, then each Member shall have the right to initiate the buy-sell process set forth under Section 7.9, such process to begin upon delivery of written notice (with a reasonably-detailed description of the dispute) by a Member to the other Member.

C. Property Management.  The Property shall be managed by Unicorp National Developments, Inc. (“Unicorp”) pursuant to the Management Agreement entered into by Unicorp and OHI SPE (the “Management Agreement”).  In accordance with the Management Agreement, OHI SPE shall pay to Unicorp (i) a management fee, and (ii) a leasing commission equal to Two Dollars ($2) per built leased square foot with respect to any future leases.  In addition to the management fees and the leasing commissions to be paid to Unicorp, OHI SPE shall also pay an asset management/ supervisory fee to the FXRE Entity on an equivalent basis as the leasing commissions earned by Unicorp at the same times as such leasing commissions are paid to Unicorp.  Except as provided below, the Company shall not cause or otherwise allow the Property to be managed by any Person other than Unicorp without the prior written consent of Altamonte.  Notwithstanding the preceding sentence, the FXRE Entity shall have the right to cause the Company (and OHI SPE) to terminate Unicorp as manager of the Property (a) for Cause (as defined in the Management Agreement) as determined by the FXRE Entity in its exclusive reasonable judgment, and (b) without Cause (as defined in the Management Agreement) if Charles Whittall shall be released by the Lender (as a condition to such termination) from all guarantees he has made with respect to the Property.

D. Certificate.  To the extent that such action is determined by the Managers to be reasonable and necessary or appropriate, the Managers shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and qualify the company to transaction business in each other state or jurisdiction in which the Company may elect to do business or own property, including, without limitation, the State of Florida.  The Managers shall, after filing, deliver or mail a copy of the Certificate or any amendment thereto to the Members.  The Managers shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other jurisdiction in which the Company may elect to do business or own property, including, without limitation, the State of Florida.

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Section 7.2. Authority to Amend

A. The Managers shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the Managers or surrender any right or power granted to the Managers or any Affiliate of the Managers for the benefit of the Members;

(2) to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A in connection with such admission, substitution or withdrawal;

(3) to reflect a change that is of an inconsequential nature and does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to satisfy any requirements, conditions, or guidelines contained in any order, directive or regulation of a federal or state agency or contained in federal or state law; and

(5) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed in accordance with recommendations of the Company's accountants or attorneys; provided, however, under no circumstances may any such modification change the amount or the timing of any amount to be received by any Member under this Agreement.

The Managers will provide notice to the Members when any action under this Section 7.2 is taken.

B. Notwithstanding Section 7.2.A hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managers, without the consent of such Member adversely affected if such amendment or action would (i) modify the limited liability of a Member, (ii) alter rights of the Member to receive distributions pursuant to Article 5 or Section 13.2, or the allocations specified in Article 6 (except as permitted pursuant to Section 7.2.A(3) hereof), or (iii) amend this Section 7.2.B.

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Section 7.3. Reimbursement of the Members.

The Company shall reimburse each Member and Manager on a monthly basis (or such other basis as the Members may determine in their reasonable discretion) for all of their direct Property-related expenses in accordance with a budget prepared and approved by the Managers, such reimbursement amounts to be in addition to, and not subtracted from, the distributions that each Member would receive under (or by reference to) Section 5.1.  Any such reimbursements shall be in addition to any reimbursement of the Managers as a result of indemnification pursuant to Section 7.5 hereof.

Section 7.4. Intentionally deleted.

Section 7.5. Indemnification

A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is determined that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.5.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.5.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.5 shall be made only out of the assets of the Company and any insurance proceeds from the liability policy covering the Managers and any Indemnitees, and no Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.5.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.5.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.5 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

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D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Member shall Approve, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G. The provisions of this Section 7.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company's liability to any Indemnitee under this Section 7.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.6. Title to Company Assets.

Except as otherwise Approved by the Members, title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be held in name of the Company as an entity, and no Member shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.7. Withdrawal of a Manager.

Upon 30 days written notice to all Members, a Manager may voluntarily withdraw as a Manager. A Manager shall be deemed to have withdrawn as Manager (i) upon the death or incompetency of a Manager who is an individual; (ii) upon the dissolution of a Manager who is a corporation, partnership, limited liability company or other business entity; (iii) upon the transfer, voluntary or involuntary, of a controlling interest in a Manager by the equity owners thereof; (iv) upon a Manager making an assignment for the benefit of creditors; (v) upon a Manager filing a voluntary petition in bankruptcy; (vi) upon a Manager filing a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (vii) upon a Manager filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Manager in any proceeding of the type described in subclauses (v) and (vi) of this Section 7.7; or (viii) entry of a final and non-appealable judgment by a court of competent jurisdiction ruling that the Manager is bankrupt or insolvent under any Bankruptcy Law.

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Section 7.8. Replacement of a Manager.

Upon the withdrawal or deemed withdrawal of a Manager, a successor Manager shall be selected by the Member that previously designated the Manager who has withdrawn.

Section 7.9. Deadlock; Buy-Sell.

A. Upon a deadlock of the Managers of the Company as described under Section 7.1.B, each Member shall have the right and option to make an offer to purchase the entire Membership Interest of the other Member (the “Receiving Member”) coupled with an offer to sell the entire Membership Interest of the Member that is not the Receiving Member (the “Invoking Member”).  Such option to purchase or sell shall be initiated by delivery of notice in writing (the “Deadlock Notice”) by the Invoking Member to the Receiving Member.  The Deadlock Notice shall set forth a purchase price payable for the Property and the purchase price payable for the Membership Interest being acquired shall be equal to the amount that would have been received by the Invoking Member or Receiving Member (as applicable) pursuant to Section 13.2 had (i) the Property been sold for such purchase price, and (ii) the Company then (A) paid in full all of its debts and liabilities including all loans and other encumbrances to which the Property is subject, (B) made customary apportionments in the closing of real estate transactions in the metropolitan areas in which the Property is located, including market-rate brokerage fees and other customary closing costs, (C) not established any reserves, and (D) distributed all remaining cash to the Members pursuant to Section 13.2.  The Deadlock Notice shall include a calculation of the amount that would be received by the Invoking Member or Receiving Member depending on the decision of the Receiving Member.  The offer to purchase or sell shall be irrevocable for a period of thirty (30) calendar days from receipt of the Deadlock Notice.  The Receiving Member shall elect within such thirty (30) day period either to purchase the entire Membership Interest of the Invoking Member or sell the entire Membership Interest of the Receiving Member for the purchase price for such Membership Interest as determined above.  If the Receiving Member fails to notify the Invoking Member in writing of the Receiving Member’s election within such thirty (30) day period, then (i) the Receiving Member shall be deemed to agree with the Invoking Member with respect to the matter that was previously subject to a deadlock between the Managers, and (ii) such matter shall be resolved as determined by the Invoking Member; provided, however, that if the Invoking Member’s decision involves (A) a direct or indirect sale or net lease of all (or substantially all) of the Property, or (B) the sale of any Membership Interest, then the Invoking Member shall have the right to approve such sale or net lease under this Section 7.9.A only if the applicable sale or lease is to an unrelated third party on arm’s length terms.

B. The purchase price determined in accordance with Section 7.9.A shall be payable in cash or other immediately available funds at the time of the consummation of the sale.  Within ninety (90) days after the Invoking Member delivers the Deadlock Notice to the Receiving Member under this Section 7.9, the purchasing Member shall make a nonrefundable deposit with the selling Member equal to ten percent (10%) of the purchase price for such Membership Interest and the sale shall be consummated within forty-five (45) calendar days after the purchasing Member completes such deposit.  The selling Member shall execute and deliver such assignments and other documents as shall be necessary to convey the entire Membership Interest of the selling Member to the purchasing Member, such documents to include, without limitation, the consent of the lender of any indebtedness of the Company.  If the selling Member shall fail or refuse to execute any instrument required to consummate this purchase, the purchasing Member is hereby granted an irrevocable power of attorney, which shall be binding on the selling Member as to all third Persons, to execute and deliver on behalf of the selling Member all instruments required to consummate such purchase.  The aforesaid power being coupled with an interest is irrevocable by dissolution or otherwise. [CONSIDER ALTERNATIVE REMEDY IF LENDER DOES NOT CONSENT TO SALE (E.G., FORCED SALE OF PROPERTY).]

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C. If the selling Member under this Section 7.9 has any outstanding debts to the Company or to the purchasing Member relating to the Company, all proceeds of the purchase price due to the selling Member for its Membership Interest under this Section 7.9 shall be paid to the Company or the purchasing Member (as applicable) for and on behalf of the selling Member until all such debts shall have been paid and discharged in full.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1. Limitation of Liability.

No Member shall have liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section 8.2. Outside Activities of Members.

The Company, any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1. Records and Accounting

A. The Managers shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managers to be appropriate with respect to the Company's business.

B. The books of the Company shall be maintained, for financial and tax reporting purposes, on such basis as the accountants for the FXRE Entity shall require.  The Managers shall also cause to be prepared audited financial statements for the Company in such form and at such times as the accountants for the FXRE Entity shall require.

Section 9.2. Fiscal Year.

The Fiscal Year of the Company shall be the Calendar Year.

ARTICLE 10
TAX MATTERS

Section 10.1. Preparation of Tax Returns.

The Managers shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 60 days of the close of each taxable year, the tax information reasonably required by the Members for federal and state income tax reporting purposes.

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Section 10.2. Tax Elections and Returns.

The Managers shall, upon the advice of the accountants of the Company, determine whether to make or revoke any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code.

Section 10.3. Tax Matters Partner.

OHI SPE shall be designated and shall operate as "Tax Matters Partner" (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company and shall notify each Member of any material proposed adjustment to any income tax return of the Company. With the consent of the Managers, the "Tax Matters Partner" may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Code Section 754).

Section 10.4. Tax Characterization.

The Members acknowledge that the Company will be treated as a partnership for federal tax purposes.  All provisions of this Agreement, the Certificate and other Company documents and agreements are to be construed so as to preserve the federal and state tax status as a partnership.  No election shall be made by the Company or any Member for the Company to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

ARTICLE 11
TRANSFERS AND WITHDRAWALS

Section 11.1. Transfer

A. No part of the Membership Interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Membership Interest shall be Transferred, in whole or in part, (i) unless such Transfer is permitted under the loan documents for any loan that encumbers the Property, and (ii) except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void ab initio.

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Section 11.2. Permitted Transfers

. No Member shall Transfer all or any portion of its Membership Interest (except as provided in this Section 11.2 or in Section 11.3 hereof) without the prior written consent of the Managers.  Upon any Transfer of the Membership Interest of a Member (consented to or allowed in accordance with the provisions of this Section 11.2), the transferee shall become a Substitute Member for all purposes herein. The Substituted Member shall be vested with the powers and rights of the transferor Member, and shall be liable for all obligations and responsible for all duties of the transferor Member, once such transferee has executed instruments necessary to effectuate admission and to confirm the agreement of the transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Member under this Agreement with respect to such transferred Membership Interest, and such Transfer shall relieve the transferor Member of its obligations under this Agreement accruing subsequent to the date of such Transfer. If the Transfer is not exempt or consented to as above required, the provisions of Section 11.3 below shall apply.

Section 11.3. Right of First Refusal/Purchase Right

A. General. (1) Except for Transfers consented to under Section 11.2, if any Member desires to sell all of its Membership Interest (the "Selling Member"), the Selling Member shall first send a written notice offering to sell such Membership Interest ("Offering Notice") to the other Member (the “Offered Member”).  The offer to sell shall be based upon a bona fide offer to purchase the Selling Member's Membership Interest received from a third-party, and the Offering Notice shall attach such third-party offer that shall be deemed to be the terms of the offer to sell. The Offered Member shall have the option to purchase all, but not less than all, of such offered Membership Interest by so informing the Selling Member in writing within 30 days after receipt of the Offering Notice. The date of closing for the purchase shall occur on or before the date proposed in the Offering Notice or another date mutually acceptable to the parties.

(1) The purchase price ("Purchase Price") for any Membership Interest acquired under subsection (1) shall be  the price contained in the  third-party offer received by the Selling Member. The payment terms for any sale shall be of the same terms of the third-party offer.

(2) If the Offered Member does not purchase the entire Membership Interest offered by the Selling Member, then the Selling Member may assign its rights in the Membership Interest to a third party upon terms and conditions determined by the Selling Member but no more favorable than the terms contained in the third party offer. Any such transfer must close within 60 days after the date the Offered Member had to accept the terms of the Offering Notice. The Selling Member may not transfer its Membership Interest after such 60-day period without again complying with this right of first offer. The purchaser or assignee of the Selling Member shall be admitted as a Substituted Member upon compliance with Section 11.4.

If a proposed Transfer of a Membership Interest is involuntary, pursuant to an act of insolvency, by gift or testamentary disposition (and the consent required under Section 11.2 has not been obtained), the right of purchase set forth herein shall extend to the Membership Interest proposed for transfer, and the Purchase Price shall be the lesser of (i) the debt extinguished by the involuntary transfer, or (ii) the Liquidation Value of the Membership Interest so transferred.

B. Rights of Non-Member Transferee. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof. Any transferee, whether or not admitted as a Substituted Member, shall take the Membership Interest subject to the obligations of the transferor hereunder.

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C. Withdrawal. Except as provided by Section 11.2, no Member may withdraw from the Company without the written consent of each Member, and any withdrawal without such consent shall not entitle the withdrawn Member to a distribution upon withdrawal under any provision of the Act.

D. Opinion of Counsel. In connection with any Transfer of a Membership Interest, the Company shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred.

E. Adverse Tax Consequences. No Transfer by a Member of its Membership Interests may be made to any Person if it would result in the Company being treated as an association taxable as a corporation for federal or state income tax purposes. No Member shall sell, assign, transfer, exchange, give or otherwise dispose of all or any part of his or its interest in the Company without consent of all other Members if such disposition would cause a termination of the Company pursuant to Section 708(b)(1)(B) of the Code.

F. Successor Manager.  In the event the Selling Member is Altamonte, then the FXRE Entity shall have the right to terminate the Management Agreement and to name a successor manager for the Property.

Section 11.4. Substituted Members

A. No Member shall have the right to substitute a transferee as a Member in its place without the consent of the Managers.

B. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission).

C. Upon the admission of a Substituted Member, the Managers shall amend Exhibit A to reflect the name, address, Capital Account, and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Member (and any other Member, as necessary).

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Section 11.5. Assignees.

If the Managers, in their sole and absolute discretion, do not consent to the admission of any transferee under Section 11.3 hereof as a Substituted Member, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Membership Interest assigned to such transferee, the rights to Transfer the Membership Interest provided in this Article 11. However, the Assignee shall not be deemed to be a holder of Membership Interest for any other purpose under this Agreement, and shall not be entitled to effect a consent or vote with respect to such Membership Interest on any matter presented to the Members for approval.  In the event that any such transferee desires to make a further assignment of any such Membership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Members desiring to make an assignment of their Membership Interests. The Managers shall have no liability under any circumstance with respect to any Assignee as to which they do not have notice.

ARTICLE 12
AMENDMENT OF AGREEMENT AND CERTIFICATE

For the admission to the Company of any Member, the Managers shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate, and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1. Dissolution.

The Company shall not be dissolved by the admission of Substituted Members, provided such admission is in accordance with the terms of this Agreement. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event'):

A. At the time or times or upon the occurrence of liquidation events specified in the Certificate or this Agreement;

B. Upon the written consent of all of the Members;

C. At any time there is not a Manager; provided, however, the Company shall not be dissolved and is not required to be wound up if, within 90 days after the termination or removal of the last Manager, the remaining Members affirmatively elect in writing to continue the business of the Company and appoint one or more Managers of the Company.

D. At any time there are no remaining Members; provided, however, the Company shall not be dissolved and is not required to be wound up if, within 90 days after the occurrence of the event that terminated the continued membership of the last remaining Member, the personal or other legal representative of the last remaining Member agrees in writing to continue the Company and agrees to the admission of the personal representative or legal representative of such Member or its nominee or designee to the Company as a Manager, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member;

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E. The sale of all or substantially all of the assets and properties of the Company and/or OHI SPE for cash or marketable securities; or

F. The entry of an order of dissolution by a circuit court pursuant to the provisions of the Act.

Section 13.2. Winding Up

A. Upon the occurrence of a Liquidating Event, if the Company is not continued under Section 13.1 hereof, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managers (together, the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(1) First, to the satisfaction of all of the Company's debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(2) Second, to the satisfaction of all the Company debts and liabilities to the Members (whether by payment or the making of reasonable provision for payment thereof); and

(3) Third, to the Members in accordance with Section 5.1.

B. Notwithstanding the provisions of Section 13.2.A hereof, subject to Article 3, that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part of all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt. Any gain or loss on disposition of Company assets in the process of liquidation shall be credited or charged to the Members in accordance with the priorities set forth in Section 6.2.

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C. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the reasonable discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

Section 13.3. Deemed Distribution and Recontribution.

Notwithstanding any other provision of this Article 13, subject to Article 3, in the event the Company is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company's property shall not be liquidated, the Company's liabilities shall not be paid or discharged and the Company's affairs shall not be wound up. Instead, for federal and state income tax purposes and for purposes of maintaining Capital Accounts, the following is deemed to occur: The Company contributes all of its assets and liabilities to a new limited liability Company in exchange for an interest in the new limited liability company, and, immediately thereafter, the Company distributes interests in the new limited liability company to the Members in proportion to their respective interests in the Company (as determined taking into account their varying interests in Company distributions) in liquidation of the Company.

Section 13.4. Rights of Members.

Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 13.5. Cancellation of Certificate.

Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.6. Liability of Liquidator.

The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement or (ii) the proven willful misconduct or gross negligence of the Liquidator.

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ARTICLE 14
MEETINGS

Section 14.1. Meetings of the Members

A. Meetings of the Members may be called from time to time by the Managers or by Members holding not less than 25% of the Percentage Interests of all Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than 30 days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1.B hereof.

B. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by each Member. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Members. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company's receipt of written notice of such revocation from the Member executing such proxy.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1. Addresses and Notice.

Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth on Exhibit A of this Agreement or such other address of which the Member shall notify the Managers in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managers in writing.

Section 15.2. Titles and Captions.

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

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Section 15.3. Pronouns and Plurals.

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.5. Creditors.

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.6. Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.7. Counterparts & Facsimile.

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Delivery of this Agreement via facsimile transmission shall be treated as delivery of an original executed document.

Section 15.8. Applicable Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

Section 15.9. Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10. No Partition.

No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.11. No Third-Party Beneficiaries.

This Agreement is solely for the benefit of the Members. No person not a Member of the Company shall have any rights or privileges under this Agreement, either as a third-party beneficiary or otherwise.

Section 15.12. Time.

Time is of the essence with respect to this Agreement.

Section 15.13. Entire Agreement.

This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

39

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

CIRCLE ENTERTAINMENT PROPERTY-ORLANDO, LLC,
a Florida limited liability company

By:
Its:

ALTAMONTE TOWN CENTER, LLC,
a Florida limited liability company

By:	ITS MEMBERS

Charles Whittall

KBH Investments, LLC,
a Florida limited liability company

BY:	Brian S. Holder
Its:	Managing Member

Craig Welch

40

EXHIBIT A

MEMBERS, CAPITAL ACCOUNTS
AND PERCENTAGE INTERESTS

Members	Capital Account	Percentage Interest
Circle Entertainment Property-Orlando, LLC c/o Circle Entertainment Property-Orlando, LLC Circle Entertainment Inc., f/k/a FX Real Estate and Entertainment Inc. 650 Madison Avenue 15th Floor New York, New York 10022 Facsimile No. (212) 750-3034 Attention: Mitchell J. Nelson, Esq.	$1,000,000	65%
Altamonte Town Center, LLC Charles Whittall 7940 Via Dellagio Way Orlando, Florida 328189 Facsimile No. (____) _____-________	[Such amount to be determined at closing.]	35%

41

EXHIBIT B

DESCRIPTION OF THE PROPERTY

PARCEL 1:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pond Number One, as described and recorded in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pond Number One to the Point of Beginning; thence North 89° 18' 44" East, 639.01 feet; thence South 00° 41' 25" East, 376.97 feet; thence South 89° 19' 59" West, 51 feet; thence South 00° 41' 25" East, 142.35 feet; thence South 89° 55' 27" West, 701.37 feet; thence run Northerly on a non-tangent curve concave Easterly, having a radius of 2282.20 feet; a chord bearing of North 11° 07' 02" West and a central angle of 10° 50' 43" for 431.99 feet; thence North 89° 18' 44" East, 191.37 feet; thence North 00° 41' 16" West, 87.59 feet to the Point of Beginning.

PARCEL 2:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pone Number One as described in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pone Number One; North 89° 18' 44" East, 639.01 feet; thence South 00° 41" 25" East, 376.97 feet for the Point of Beginning; North 89° 19' 59" East, 395.94 feet; thence South 13° 05" 53" West, 256.04 feet; North 76° 51' 07" West, 58.57 feet; thence Northerly with a radius of 959 feet, chord bearing North 81° 11' 19" West, central angle of 08° 40' 26" for 145.18 feet; thence North 00° 04' 33" West, 66.50 feet; thence South 89° 55' 27" West, 186.50 feet; thence North 00° 41' 25" West, 142.35 feet; thence North 89° 19' 59" East, 51 feet to the Point of Beginning.

TOGETHER WITH non-exclusive easement rights set forth in the following Parcels 3 through 7:

PARCEL 3:

Covenants and Restrictions on Real Estate recorded August 28, 1985 in Official Records Book 3681, Page 1587, Public Records of Orange County, Florida.

PARCEL 4:

Non-exclusive easement for ingress and egress, parking and sidewalks as set forth in Construction and Reciprocal Easement Agreement recorded December 11, 1992 in Official Records Book 4354, Page 38, Public Records of Orange County, Florida.

42

PARCEL 5:

The Declaration of Covenants, Conditions, Restrictions and Easements for International Republic Plaza recorded March 31, 1998 in Official Records Book 5445, Page 4339, Public Records of Orange County, Florida.

PARCEL 6:

Signage Easement Agreement recorded November 5, 2004 in Official Records Book 7690, Page 2617, Public Records of Orange County, Florida.

PARCEL 7:

Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded January 14, 2010 in Official Records Book 9988, Page 4476; Amendment to the Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded February 8, 2010 in Official Records Book 9998, Page 6494, all of the Public Records of Orange County, Florida.

43

EXHIBIT “E-2”

(Form of Second Amended and Restated Operating Agreement of OHI SPE)

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
ORLANDO HOTEL INTERNATIONAL SPE, LLC

This Second Amended and Restated Operating Agreement (this “Agreement”) of Orlando Hotel International SPE, LLC, a Delaware limited liability company (the “Company”), is effective as of __________ __, 20___ (the “Effective Date”) and entered into by the Company and Orlando Hotel International SPE Holdings, LLC, a Delaware limited liability company (the “Member”).

WITNESSETH

WHEREAS, the Company was formed upon the filing of its certificate of formation with the Delaware Secretary of State on September 13, 2006;

WHEREAS, the Company was qualified to transact business in the State of Florida as of September 19, 2006;

WHEREAS,  the Company is 100% owned by Orlando Hotel International SPE Holdings, LLC, a Delaware limited liability company (the “Member”);

WHEREAS, as of April 1, 2009, the Member entered into the Amended and Restated Operating Agreement for the Company (the “Existing Agreement”);

WHEREAS, the Member desires to amend and restate the Existing Agreement in order to define and express all of its rights and obligations with respect to its ownership of the Company and the operation of the Company as a limited liability company; and

WHEREAS, the Member, by execution of this Agreement, agrees to continue the Company as a limited liability company pursuant to and in accordance with Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq., as amended (the “Act”), and this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.           Name.   The name of the Company is Orlando Hotel International SPE, LLC.

2.           Single-Purpose Provisions.  Notwithstanding any provision herein or in any other document governing the formation, management or operation of the Company to the contrary, the following shall govern until such time as the Company's obligations (the “Obligations”) under the Loan Documents (as defined below) are paid in full: [CONFIRM THAT THESE PROVISIONS ARE NECESSARY. IF SO, THEY NEED TO BE MODIFIED AND TRANSFERRED TO THE LOAN DOCUMENTS AS LOAN COVENANTS.]

1

(i)           The Company shall own, hold, maintain and operate the property set forth in Exhibit A attached hereto and identified as 8255 International Drive, Orlando, Florida (the “Property”), together with such other activities as may be necessary or advisable in connection with the ownership of the Property.  The Company shall not engage in any business and it has and shall have no purpose unrelated to its ownership of Property.  The Company shall acquire any real property or own assets other than those related to the Property.

(ii)           Neither the Company nor the Member, as applicable, shall have the authority to perform any act in respect of the Company in violation of any (a) applicable laws or regulations, or (b) any agreement between the Company and the lender (the “Lender”) under the Loan Documents (including, without limitation, the Loan Documents).

(iii)           The Company shall not:

(a)           make any loans to the holder (directly or indirectly) of any equity interests in the Company (collectively, the "Equity Holders"), any Affiliate (as defined below) of the Company or of any Equity Holders;

(b)           except as expressly permitted by the Lender in writing, sell, encumber (except with respect to the Lender) or otherwise transfer or dispose of all or substantially all of the property of the Company;

(c)           to the fullest extent permitted by law, dissolve, wind-up, or liquidate the Company;

(d)           merge, consolidate or acquire all or substantially all of the assets of an Affiliate of same or other person or entity;

(e)           change the nature of the business conducted by the Company; or

(f)           except as permitted by the Lender in writing, amend, modify or otherwise change the Organizational Documents (as defined below) of the Company.

(iv)           The Company shall not, and no Equity Holder or other person or entity on behalf of the Company shall, without the prior written affirmative vote of the Member: (1) institute proceedings to be adjudicated bankrupt or insolvent; (2) consent to the institution of bankruptcy or insolvency proceedings against it; (3) file a petition seeking, or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (4) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; (5) make any assignment for the benefit of creditors; (6) admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts; or (7) take any action in furtherance of any such action ((1) through (7) above, with respect to any individual or entity, collectively, a "Bankruptcy Action").

2

(v)           The Company shall not have indebtedness or incur any liability other than (1) unsecured debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of its business of operating the Property, provided, however, that such unsecured indebtedness or liabilities (x) are in amounts that are normal and reasonable under the circumstances, (y) permitted under a budget approved by the Member, and (z) are not evidenced by a note and are paid when due, but in no event for more than sixty (60) days from the date that such indebtedness or liabilities are incurred (although the Company shall have the right to contest whether such indebtedness or liabilities should be paid and are otherwise permitted hereunder), and (2) the Obligations.  Other than as provided under the Loan Documents, no indebtedness shall be secured (senior, subordinated or pari passu) by the Property.

(vi)           A Bankruptcy Action by or against the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of a Bankruptcy Action, the Company shall continue without dissolution. Additionally, to the fullest extent permitted by law, if any member of the Company ceases to be a member of the Company, such event shall not terminate the Company and the Company shall continue without dissolution.

(vii)           The Company shall at all times observe the applicable legal requirements for the recognition of the Company as a legal entity separate from any Equity Holders or Affiliates of the Company or of any Equity Holder, including, without limitation, as follows:

(a)           The Company shall either (1) maintain its principal executive office and telephone and facsimile numbers separate from that of any Affiliate of the Company or of any Equity Holder and shall conspicuously identify such office and numbers as its own, or (2) shall allocate by written agreement fairly and reasonably any rent, overhead and expenses for shared office space. Additionally, the Company shall use its own separate stationery, invoices and checks that reflect its name, address, telephone number and facsimile number.

(b)           The Company shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of the Company or of any Equity Holder or any other person or entity. The Company shall prepare unaudited quarterly and annual financial statements, and the Company’s financial statements shall substantially comply with generally accepted accounting principles.

(c)           The Company shall maintain its own separate bank accounts, payroll and correct, complete and separate books of account.

(d)           The Company shall file or cause to be filed its own separate tax returns.

(e)           The Company shall hold itself out to the public (including any of its Affiliates' creditors) under the Company's own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate of the Company or of any Equity Holder.

3

(f)           The Company shall observe all customary formalities regarding the existence of the Company, including holding meetings and maintaining current and accurate minute books separate from those of any Affiliate of the Company or of any Equity Holder.

(g)           The Company shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No Affiliate of the Company or of any Equity Holder shall be appointed or act as agent of the Company, other than as a property manager or leasing agent with respect to the Property.

(h)           Investments shall be made in the name of the Company directly by the Company or on its behalf by brokers engaged and paid by the Company.

(i)            Except as required by the Lender, the Company shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any Equity Holder or any Affiliate of the Company, nor shall it make any loan, except as permitted in the Loan Documents.

(j)           The Company is and will be solvent.

(k)           Assets of the Company shall be separately identified, maintained and segregated. The Company's assets shall at all times be held by or on behalf of the Company and if held on behalf of the Company by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. This restriction requires, among other things, that (i) funds of the Company shall be deposited or invested in the Company's name, (ii) funds of the Company shall not be commingled with the funds of any Affiliate of the Company or of any Equity Holder, (iii) the Company shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of the Company or of any Equity Holder, and (iv) funds of the Company shall be used only for the business of the Company.

(l)           The Company shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of the Company or of any Equity Holder.

4

(m)           The Company shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets.

(n)           The Company shall at all times be adequately capitalized to engage in the transactions contemplated at its formation.

(o)           The Company shall not do any act which would make it impossible to carry on the ordinary business of the Company.

(p)           All data and records (including computer records) used by the Company or any Affiliate of the Company in the collection and administration of any loan shall reflect the Company's ownership interest therein.

(q)           No funds of the Company shall be invested in securities issued by, nor shall the Company acquire the indebtedness or obligation of, an Affiliate of the Company or of an Equity Holder.

(r)           The Company shall maintain an arm's length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to the Company than is obtainable in the market from a person or entity that is not an Affiliate of the Company or of any Equity Holder.

(s)           The Company shall correct any misunderstanding that is known by the Company regarding its name or separate identity.

(viii)           Any indemnification obligation of the Company to the holder of any equity interest in the Company shall (1) be fully subordinated to the Loan, and (2) not constitute a claim against the Company or its assets until such time as the loan under the Loan Documents has been indefeasibly paid in accordance with its terms and otherwise has been fully discharged (or has been defeased in accordance with the Loan Documents).

(ix)           The Company shall cause the Organizational Documents of the Company to include, at all times, requirements substantially similar to the foregoing, in a manner satisfactory to the Lender.

(x)           As used in this Section 2:

"Affiliate" means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of the definition of "Affiliate", the terms "control", "controlled", or "controlling" with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over the general partner(s) or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

5

["Loan Documents" shall mean, collectively, Loan Modification Agreement, Amended, Consolidated and Restated Promissory Note, Mortgage Modification Agreement, Assignment of Leases and Rents, Indemnity and Guaranty Agreement, Hazardous Substances Indemnity Agreement, Supplemental Payment Guaranty, Payment Guaranty, Cash Management Agreement, Assignment of Warranties and Other Contract Rights, Clearing Bank Instruction Letter, Pledge Agreement; and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, entered into by the Company and/or any other signatories thereto, in connection with that certain loan in the approximate amount of $_______________ (the "Loan") Lender to the Company.] [TO BE UPDATED.]

"Organizational Documents" shall mean, with respect to the Company, the documents used to form the Company and provide for its governance, as the same may be amended from time to time, including, without limitation, the certificate of formation and the operating agreement.

3.           Principal Office. The principal office of the Company shall be located at such location as determined by the Member.

4.           Member.  The name, percentage interest in the Company and the business, residence or mailing address of the Member are as follows:

Name	Percentage Interest	Address
Orlando Hotel International SPE Holdings, LLC	100%

5.           Powers.  The Member shall manage the business and affairs of the Company.  The Member shall have the power and authority to perform any and all acts necessary or convenient to or for the furtherance of the purposes described herein.  In connection with the foregoing, the Member is hereby authorized and empowered to act through officers, employees and other persons designated by the Member in carrying out any and all of its powers and authorities that the Member possesses under this Agreement.

6

6.           Term.  The term of the Company commenced on September 13, 2006, the date on which the certificate of formation of the Company was filed in accordance with the Act, and shall continue until dissolution of the Company in accordance with this Agreement.

7.           Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any officer, employee, representative or agent (including, without limitation, any agent acting as an attorney-in-fact) of the Company (including, without limitation, a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

8.           Dissolution.  The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:  (a) the written consent of the Member; or (b) the entry of a decree of judicial dissolution under the Act.  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs.

9.           Capital Contributions.  The Member shall contribute such capital to the Company as the Member deems appropriate.

10.           Additional Contributions.  The Member is not required to make any additional capital contributions to the Company, but additional contributions may be made in the Member’s sole discretion.

11.           Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated solely to the Member.  The Company shall be a “disregarded entity” for federal, state and local income tax purposes.

12.           Distributions.  Distributions shall be made to the Member at the times and in the amounts determined by the Member.  Such distributions shall be made solely to the Member.

13.           Books and Records.  (a)  At all times during the continuance of the Company, the Member shall keep or cause to be kept full and true books of account, in which shall be entered fully and accurately each transaction of the Company.

(b)           The Company shall continuously maintain at its principal place of business as determined by the Member:

(i)           A current list of the full name and last known address of the Member together with the contribution and the share in profits and losses of the Member;

7

(ii)           A copy of the certificate of formation of the Company and all certificates of amendments thereto, together with executed copies of any powers of attorney pursuant to which any such certificate has been executed;

(iii)           Copies of this Agreement and all amendments thereto;

(iv)           The Company’s books and records for at least the current and past three (3) fiscal years; and

(v)           Such additional books and records as are necessary for the operation of the Company.

(c)           Any records maintained by the Company in the regular course of its business may be maintained in a form as determined by the Member, provided that the records so kept may be converted into clearly legible written form within a reasonable period of time.

(d)           The Company shall send to the Member, within sixty (60) calendar days after the end of each taxable year, such information as is necessary for the Member to complete Federal, state and local income tax or information returns.

14.           Exculpation and Indemnification.  Neither the Member nor any of its members, partners, affiliates, consultants, representatives, employees, agents (including, without limitation, any agent acting as an attorney-in-fact), officers or directors, nor any of their respective affiliates, partners, members, shareholders, officers, representatives, directors, consultants, employees or agents (including, without limitation, any agent acting as an attorney-in-fact) (each an “Indemnified Party”) shall be liable to the Company or any other person or entity for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, by any other agreement entered into between the Indemnified Party and the Company, or otherwise, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s gross negligence or willful misconduct.  To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, by any other agreement entered into between the Indemnified Party and the Company, or otherwise, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of such Indemnified Party’s gross negligence or willful misconduct; provided, however, that any indemnity under this Section 14 shall be provided out of and only to the extent of the Company’s assets, and the Member shall not have any personal liability on account thereof.

8

15.           Assignments.  The Member may assign, in whole or in part, its limited liability company interest as determined in its sole discretion.

16.           Fiscal Year.  The fiscal year of the Company shall end on December 31 of each year or on such other date as determined by the Member.

17.           No Management Powers of the Member.  Except as expressly set forth herein, only the Member shall participate in the management of the Company business and have the power to bind the Company or to act on behalf of the Company in any manner whatsoever.

18.           Binding Agreement.  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes the legal, valid and binding agreement of the Member, and is enforceable against the Member and its successors and assigns in accordance with its terms.  In addition, the Indemnified Parties shall each be an intended beneficiary of this Agreement.

19.           Separability of Provisions.  Each provision of this Agreement shall be considered separable.  If for any reason any provision herein is determined to be invalid, unenforceable or illegal under any existing or future law, then such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

20.           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the Company and the Member with respect to the subject matter hereof and may be amended and supplemented only in a written instrument signed by all such parties.

21.           Admission of Additional Members.  One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

22.           Governing Law.   This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without reference to the rules and principles governing conflicts of laws.

23.           Choice of Forum.  The parties hereto hereby agree that none of them shall commence any litigation against any other party hereto arising out of this Agreement or the termination thereof except in a court located in the State of Delaware.  Each party hereto hereby consents to jurisdiction over it by and exclusive venue in such a court.

24.           Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such signature page or counterpart shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

[SIGNATURES AND EXHIBIT A FOLLOW BELOW.]

9

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the Effective Date.

COMPANY:

	By:	ITS MEMBER

ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC, a Delaware limited liability company

Date: ___________ __, 20__	By:
	Its:	Manager

Date: ___________ __, 20__	By:
	Its:	Manager

MEMBER: ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC

Date: ___________ __, 20__	By:
	Its:	Manager

Date: ___________ __, 20__	By:
	Its:	Manager

10

EXHIBIT A

THE PROPERTY

PARCEL 1:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pond Number One, as described and recorded in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pond Number One to the Point of Beginning; thence North 89° 18' 44" East, 639.01 feet; thence South 00° 41' 25" East, 376.97 feet; thence South 89° 19' 59" West, 51 feet; thence South 00° 41' 25" East, 142.35 feet; thence South 89° 55' 27" West, 701.37 feet; thence run Northerly on a non-tangent curve concave Easterly, having a radius of 2282.20 feet; a chord bearing of North 11° 07' 02" West and a central angle of 10° 50' 43" for 431.99 feet; thence North 89° 18' 44" East, 191.37 feet; thence North 00° 41' 16" West, 87.59 feet to the Point of Beginning.

PARCEL 2:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pone Number One as described in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pone Number One; North 89° 18' 44" East, 639.01 feet; thence South 00° 41" 25" East, 376.97 feet for the Point of Beginning; North 89° 19' 59" East, 395.94 feet; thence South 13° 05" 53" West, 256.04 feet; North 76° 51' 07" West, 58.57 feet; thence Northerly with a radius of 959 feet, chord bearing North 81° 11' 19" West, central angle of 08° 40' 26" for 145.18 feet; thence North 00° 04' 33" West, 66.50 feet; thence South 89° 55' 27" West, 186.50 feet; thence North 00° 41' 25" West, 142.35 feet; thence North 89° 19' 59" East, 51 feet to the Point of Beginning.

TOGETHER WITH non-exclusive easement rights set forth in the following Parcels 3 through 7:

PARCEL 3:

Covenants and Restrictions on Real Estate recorded August 28, 1985 in Official Records Book 3681, Page 1587, Public Records of Orange County, Florida.

11

PARCEL 4:

Non-exclusive easement for ingress and egress, parking and sidewalks as set forth in Construction and Reciprocal Easement Agreement recorded December 11, 1992 in Official Records Book 4354, Page 38, Public Records of Orange County, Florida.

PARCEL 5:

The Declaration of Covenants, Conditions, Restrictions and Easements for International Republic Plaza recorded March 31, 1998 in Official Records Book 5445, Page 4339, Public Records of Orange County, Florida.

PARCEL 6:

Signage Easement Agreement recorded November 5, 2004 in Official Records Book 7690, Page 2617, Public Records of Orange County, Florida.

PARCEL 7:

Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded January 14, 2010 in Official Records Book 9988, Page 4476; Amendment to the Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded February 8, 2010 in Official Records Book 9998, Page 6494, all of the Public Records of Orange County, Florida.
MIA 181,707,716v1

12

EXHIBIT “F-1”

(Form of Operating Agreement of Square Parent)

OPERATING AGREEMENT
OF
THE SQUARE HOLDINGS, LLC

THIS OPERATING AGREEMENT (this "Agreement") of The Square Holdings, LLC, a Florida limited liability company (the "Company"), dated as of ________ __, 20__ (the "Effective Date"), is entered into by and between [Big I], LLC, a Florida limited liability company (the “Big I Entity”), and Circle Entertainment Property-Orlando, LLC, a Florida limited liability company (the “FXRE Entity”).

WHEREAS, immediately prior to the Effective Date, the members of the Big I Entity owned all of the membership interests of The Square, LLC, a Florida limited liability company (the “Square Entity”);

WHEREAS, as of the Effective Date and pursuant to the terms and conditions set forth herein, (i) the members of the Big I Entity have contributed all of their interests in the Square Entity to the Company in return for a thirty-five percent (35%) interest in the Company, and (ii) the FXRE Entity has agreed to fund certain amounts to the Company in return for a sixty-five percent (65%) interest in the Company; and

WHEREAS, the Big I Entity and the FXRE Entity (each, a “Member” and together, the “Members”) desire to establish their respective rights, duties and responsibilities with respect to the Company as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

ARTICLE 1
TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"Act" means the Florida Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

"Additional Member" means a Person admitted to the Company as a Member pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Company.

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)           decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)           increase such deficit by the items described in Regulations Section 1.704 1(b)(2)(ii)(a)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(o) and shall be interpreted consistently therewith.

"Affiliate" means, with respect to any Person, (i) a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person, (ii) any Person owning or controlling, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, or (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.  For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreement" means this Operating Agreement, as amended, supplemented or restated from time to time.

"Articles" means the Articles of Organization of the Company filed in the office of the Secretary of State of the State of Florida, as amended from time to time in accordance with the terms hereof and the Act.

"Assignee" means a Person to whom a Membership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who only has the rights set forth in Section 11.5 hereof.

"Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

“Big I Entity” means [Big I], LLC, a Florida limited liability company.

"Book Basis" means with respect to any Company property, the property's adjusted basis for federal income tax purposes; provided that if Capital Accounts are adjusted pursuant to paragraph (d) or (f) of Treasury Regulation Section 1.704-1(b)(2)(iv) to reflect the fair market value of any Company property, the Book Basis of the property will be adjusted as of the time of the adjustment to equal the property's fair market value and will be adjusted thereafter by depreciation and amortization as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Orlando, Florida are authorized or required by law to close.

"Capital Account" means, with respect to any Member, the Capital Account maintained for such Member on the Company's books and records in accordance with the following provisions:

(a)           To each Member's Capital Account, there shall be added such Member's Capital Contributions, such Member's allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b)           From each Member's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)           If any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred interest.

(d)           In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Agreement.

(e)           The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managers determine it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managers may make such modification provided that notwithstanding any other provision in this Agreement such modification will not have a material effect on the amounts distributable to any Member without such Member's Consent. The Managers also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

"Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes to the Company pursuant to (and subject to adjustment under) Section 4.1, Section 4.2 or Section 4.4 hereof.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder.

"Company" means the limited liability company formed under the Act and pursuant to this Agreement and any successor thereto.

"Company Minimum Gain" has the meaning set forth in Regulations Section 1.7042(b)(2) for the phrase "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

"Contributed Property" means each asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

"Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Deadlock Notice” has the meaning set forth in Section 7.9.A.

"Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

"Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

"Development Agreement" means the Development Agreement entered into by the Square Entity and Unicorp as of the Effective Date.

"Development Budget" means a budget approved by the Managers in connection with an approved Development Plan for the Property.

"Development Plan" means a plan for the development of the Property as agreed to from time to time by the Managers.

"Effective Date" means the date set forth on the first page to this Agreement.

"Financial Rights" means the rights to income or distributions due any Member but does not include the right to vote or any other membership rights.

“FXRE Entity” means Circle Entertainment Property-Orlando, LLC, a Florida limited liability company.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its fair market value, as agreed to by the Members and set forth on Exhibit A  with respect to that Member.

(b)           The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), or clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managers using such reasonable method of valuation as they may adopt, as of the following times:

(i)           the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)          the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)         the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv)         at such other times as the Managers shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)           The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution.

(d)           At the election of the Managers, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Members reasonably determine that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)           If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

"Incapacity" or "Incapacitated" means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

"Indemnitee" means any Person made a party to a proceeding by reason of its status as (A) a Manager, a Member or any Affiliate thereof of the Company, or (B) an officer or employee of the Company, a Member or Affiliate thereof.

“Invoking Member” has the meaning set forth in Section 7.9.A.

"Lender" means any lender with respect to the Property.

"Liquidation Value" of a Membership Interest means the Percentage Interest of such Membership Interest, multiplied by an amount not less than the fair market value of all of the Property owned by the Square Entity as established by the appraisal process hereinafter described, plus the book value of all other assets of the Square Entity, less the liabilities of the Square Entity as of the valuation date. The fair market value of the Property shall be determined by a qualified appraiser selected by the seller and purchaser of the Membership Interest. If the seller or purchaser of the Membership Interests cannot agree on an appraiser, then they shall each select a qualified appraiser, and those appraisers shall mutually select a third appraiser, who shall perform the appraisal and who may be one of the selecting appraisers, but who shall in all events be qualified to appraise the type of Property being appraised in the general geographic vicinity of the Property to be appraised. The decision of the two appraisers in selecting the third appraiser shall be binding upon all parties. The cost of the appraisal shall be borne equally by the buying and selling Members. The fair market value of the Property shall be the appraised fair market value less a deemed realtor's commission at six percent (6%) on all Property which is real estate, and less estimating closing costs of three percent (3%) of the fair market value of all Property which is real estate.

“Management Agreement” has the meaning set forth in Section 7.1.

"Manager" means each Person designated as a Manager pursuant to Section 7.1.  As of the Effective Date, the Managers shall be _______________________ (as designated by the Big I Entity) and ________________ (as designated by the FXRE Entity).

“Member” means each member of the Company.  As of the Effective Date, the Members shall be the Big I Entity and the FXRE Entity.

"Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain."

"Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

"Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

"Member(s)" means the Persons owning Membership Interests and any Additional and Substitute Members, named as Members in Exhibit A attached hereto, as amended from time to time.

"Membership Interest" means an ownership interest in the Company that includes any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

 “Net Cash Flow” for any Fiscal Year or other period means the excess of (a) the amount of gross cash receipts received by the Company (including from any reserves previously established that the Managers determine are no longer required by the Company), but specifically excluding proceeds from borrowed monies or advances, less (b) (i) all expenditures made by the Company for such Fiscal Year, including, but not limited to, payments on any third-party loan and any loan made by a Member (or its Affiliate), (ii) any reserves established or increased by the Managers that the Managers deem reasonably necessary for the operation of the Company, including, but not limited to, reserves for working capital, payments due under debt obligations, and cash requirements of the Company, and (iii) amounts received by the Company as Capital Contributions.  For clarification purposes and subject to the foregoing, the Members hereby agree and acknowledge that Net Cash Flow is intended to equal the revenue remaining after the deduction of the following items:  (i) all expenses incurred with respect to the operation and maintenance of the Property; (ii) real estate taxes; (iii) interest and principal owed by the Company (and the Square Entity) on any third-party loan; and (iv) interest and principal owed by the Company (and the Square Entity) on any loan made by a Member (or its Affiliate), including  any Overrun Loan.

"Net Income" or "Net Loss" means, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)           Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704- 1(b)(2)(iv)(0, and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss", "shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)           In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(e)           To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(f)           Notwithstanding any other provision of this definition of "Net Income" or "Net Loss", any item of income, gain, loss or deduction specially allocated pursuant to Section 6.3.A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss".

"Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.7042(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

"Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Offered Member” has the meaning set forth in Section 11.3.A.

"Percentage Interest" means as to a Member holding a Membership Interest, its interest in the Company as specified in Exhibit A attached hereto as expressed as a percentage of the whole, as such Exhibit may be amended from time to time in accordance with the provisions of this Agreement.

"Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, Limited Liability Company or other entity.

“Priority Return” means an amount equal to the product of (i) ten percent (10%), and (ii) the average daily balance of each Member’s Unreturned Contributions during the Priority Return Period, such return accruing on an annual, cumulative and compounding basis until the end of the Priority Return Period.

“Priority Return Period” means the period that begins on the date when the applicable Member first makes a Capital Contribution to the Company and ends on the date when the Member’s Unreturned Contributions are reduced to (or otherwise equal) zero (0).  If the Priority Return is calculated for any partial year, such amount shall be prorated.

"Prime Rate" means on any date, a rate equal to the annual rate on such date announced by The Bank of New York, N.A., Orlando, Florida, to be its prime, base or reference rate for 90 day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York, N.A., Orlando Florida, discontinues its use of such prime, base or reference rate or ceases to exist, the Members shall designate the prime, base or reference rate of another state or federally chartered bank based in Orlando, Florida, to be used for the purpose of calculating the Prime Rate hereunder (which rate shall be subject to limitation by all applicable usury laws).

"Project Financing" means the acquisition, development, construction or permanent financing obtained with respect to the Property as set forth in Section 4.3.

"Property" means the property set forth in Exhibit B attached hereto and identified as 8445 International Drive, Orlando, Florida, for development by the Square Entity pursuant to the terms of this Agreement, and any other property actually acquired by the Square Entity and/or the Company, including, without limitation, fee interests and interests in ground leases.

"Proportionate Share" means a member's allocable share of an item or obligation as determined by comparing the Percentage Interest of the Member entitled to such item or required to share in such obligation to the Percentage Interests of all Members entitled to share in such item or required to share in such obligation.

“Receiving Member” has the meaning set forth in Section 7.9.A.

"Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“SkyView™” means the SkyView™ observation wheel to be developed by an Affiliate of the FXRE Entity on property that is leased to such Affiliate.

"SkyView™ Project" means the SkyView™ observation wheel and retail buildings to be developed on the real property demised under the lease between the Company and an Affiliate of the FXRE Entity.

“Square Entity” means The Square, LLC, a Florida limited liability company.

"Substituted Member" means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term "Substituted Member" shall not include any Additional Member.

"Tax Items" has the meaning set forth in Section 6.4.A hereof.

"Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions taken together that result in the sale or other disposition of all or substantially all of the assets of the Company.

"Transaction Agreement" means the Transaction Agreement entered into as of February __, 2011 by and among the Square Entity, Orlando Hotel International SPE, LLC, a Florida limited liability company, Orlando Hotel International SPE Holdings, LLC, a Florida limited liability company, the FXRE Entity and Charles Whittall.

"Transfer" means any transfer, assignment, sale, conveyance, pledge or grant of a security interest in a Member’s Membership Interest, and includes any “involuntary transfer” such as a sale of any part of a Membership Interest in connection with any bankruptcy or similar insolvency proceedings, or a divorce or other marital settlement involving any Member, or any other disposition or encumbrance of a Member’s Membership Interest.  For purposes of this Agreement and except as applied to the FXRE Entity, any transfer, exchange or series of transfers (or exchanges) of the stock, partnership, membership or other ownership interests of any Member that is a business organization or an entity (or any combination of such transfers or exchanges, whether direct or in connection with a merger, acquisition, sale, or similar reorganization or transaction, including issues of new stock or other ownership interests, or the exercise of options, warrants, debentures or other convertible instruments, or a redemption of other interests in the Member, and any similar transactions involving the stock or other ownership interests of such Member), the effect of which is that the Persons who owned more than fifty percent (50%) of the outstanding stock or other ownership interests of such Member as of the date of this Agreement no longer own more than fifty percent (50%) of such stock or other ownership interests, then a Transfer shall also be deemed to have occurred with regard to the Membership Interest owned by such Member.  For clarification purposes, any transfer of a direct or indirect interest in the FXRE Entity shall not be treated as a Transfer hereunder.

“Unicorp” means Unicorp National Developments, Inc.

"Unreturned Contributions" means the aggregate Capital Contributions made by a Member to the Company under Article IV hereof less any distributions made by the Company to the Member under Section 5.1(2) and Section 5.1(3), as applicable, in reduction thereof.

"Year" means the fiscal year of the Company, which shall be the Calendar Year.

ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1. Formation

The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

Section 2.2. Name

The name of the Company is [The Square Holdings], LLC. The Company's business may be conducted under any other name or names deemed advisable by the Managers.

Section 2.3. Registered Office and Agent; Principal Place of Business; Other Places of Business

The address of the registered office of the Company in the State of Florida is located at _____________________, and the registered agent for service of process on the Company in the State of Florida at that address is _____________. The principal office of the Company is located at __________________, or such other place as the Managers may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Florida as the Managers deem advisable.

Section 2.4. Power of Attorney

A. Each Member and each Assignee irrevocably constitutes and appoints the Managers, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name to:

(1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and all amendments or restatements thereof) that the Managers or any Liquidator deem appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Florida and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managers or any Liquidator deem appropriate or necessary to reflect any duly authorized amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all duly authorized conveyances and other instruments or documents that the Managers or any Liquidator deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all duly authorized instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article 11, 12, or 13 hereof or the Capital Contribution of any Member; (e) all financing statements and other instruments as may be required hereunder to evidence or perfect any security interest in a Member's Membership Interest created pursuant to the terms of this Agreement, and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managers or any Liquidator, to evidence or confirm any vote, consent, approval, agreement or other action which is actually made or given by the Members hereunder.

Nothing contained in this Section 2.4 shall be construed as authorizing the Managers or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managers to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee. The Transfer of all or any portion of a Member's or Assignee's Membership Interest or Financial Rights shall extend to such Member's or Assignee's heirs, successors, assigns and personal representatives. Each Member or Assignee shall execute and deliver to the Managers or any Liquidator, within fifteen days (15) after receipt of the Managers' or Liquidator's request therefore, such further designation, powers of attorney and other instruments as the Managers or the Liquidator, as the case may be, deem necessary to effectuate this Agreement and the purposes of the Company.

Section 2.5. Term

The term of the Company commenced on __________ __, 20__, which is the date the Articles of Organization for the Company were filed in the office of the Secretary of State of Florida in accordance with the Act, and shall have perpetual existence unless terminated pursuant the provisions of Section 13 hereof or as otherwise provided by law.

Section 2.6. Filing

The Managers shall execute and file any certificates required by Florida law to be filed in connection with the formation and operation of the Company, including, without limitation, the Articles, affidavit of contributed capital and any fictitious name filing.

ARTICLE 3
PURPOSE

Section 3.1. Single-Purpose Provisions

Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, the following shall govern until such time as the Company's obligations under the Loan Documents (the "Obligations") are paid in full: [CONFIRM THAT THESE PROVISIONS ARE NECESSARY. IF SO, THEY NEED TO BE MODIFIED AND TRANSFERRED TO THE LOAN DOCUMENTS AS LOAN COVENANTS.]

a. The Company shall be the sole member of the Square Entity, which shall own, hold, maintain and operate the Property, together with such other activities as may be necessary or advisable in connection with the ownership of the Property. The Company shall not engage, in any business, and it has and shall have no purpose, unrelated to its ownership of the Square Entity.  The Company shall not allow or otherwise cause the Square Entity to own and shall not allow or otherwise cause the Square Entity to acquire, any real property or own assets other than those related to the Property.

b. Neither the Company, nor any Member (a "Controlling Entity") of the Company, as applicable, shall have the authority to perform any act in respect of the Company in violation of any (a) applicable laws or regulations or (b) any agreement between the Company and Lender (including, without limitation, the Loan Documents).

c. The Company shall not:

(i) make any loans to the holder (directly or indirectly) of any equity interests in the Company (collectively, the "Equity Holders"), any Affiliate (as defined below) of the Company or of any Equity Holders;

(ii) except as expressly permitted by the Lender in writing, sell, encumber (except with respect to the Lender) or otherwise transfer or dispose of all or substantially all of the property of the Company;

(iii) to the fullest extent permitted by law, dissolve, wind-up, or liquidate the Company;

(iv) merge, consolidate or acquire all or substantially all of the assets of an Affiliate of same or other person or entity;

(v) change the nature of the business conducted by the Company; or

(vi) except as permitted by the Lender in writing, amend, modify or otherwise change the Organizational Documents (as defined below) of the Company (which approval, after a Secondary Market Transaction (as defined in the Loan Documents) with respect to the Loan, may be conditioned upon Lender's receipt of confirmation from each of the applicable Rating Agencies (as defined in the Loan Documents) that such amendment, modification or change would not result in the qualification, withdrawal or downgrade of any securities rating).

d. The Company shall not, and no Equity Holder or other person or entity on behalf of the Company shall, without the prior written affirmative vote of one hundred percent (100%) of the members of the Company: (1) institute proceedings to be adjudicated bankrupt or insolvent; (2) consent to the institution of bankruptcy or insolvency proceedings against it; (3) file a petition seeking, or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (4) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; (5) make any assignment for the benefit of creditors; (6) admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts; or (7) take any action in furtherance of any such action ((1) through (7) above, with respect to any individual or entity, collectively, a "Bankruptcy Action").

e. The Company shall not allow or otherwise cause the Square Entity to have indebtedness or incur any liability other than (1) unsecured debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of its business of operating the Property, provided, however, that such unsecured indebtedness or liabilities (x) are in amounts that are normal and reasonable under the circumstances, (y) permitted under the Development Budget, and (z) are not evidenced by a note and are paid when due, but in no event for more than sixty (60) days from the date that such indebtedness or liabilities are incurred (although the Company shall have the right to contest whether such indebtedness or liabilities should be paid and are otherwise permitted under this Section 3.1), and (2) the Obligations. No indebtedness other than the Loan shall be secured (senior, subordinated or pari passu) by the Property.  For clarification purposes, the parties hereto hereby acknowledge and agree that a loan by any Member (or its Affiliate) to the Company shall be permitted if such loan is subordinated to the Loan and unsecured.

f. A Bankruptcy Action by or against any member of the Company, as applicable, shall not cause such member of the Company to cease to be a member of the Company and upon the occurrence of a Bankruptcy Action, the Company shall continue without dissolution. Additionally, to the fullest extent permitted by law, if any member of the Company ceases to be a member of the Company, such event shall not terminate the Company and the Company shall continue without dissolution.

g. The Company shall at all times observe the applicable legal requirements for the recognition of the Company as a legal entity separate from any Equity Holders or Affiliates of the Company or of any Equity Holder, including, without limitation, as follows:

(i) The Company shall either (a) maintain its principal executive office and telephone and facsimile numbers separate from that of any Affiliate of the Company or of any Equity Holder and shall conspicuously identify such office and numbers as its own, or (b) shall allocate by written agreement fairly and reasonably any rent, overhead and expenses for shared office space. Additionally, the Company shall use its own separate stationery, invoices and checks that reflect its name, address, telephone number and facsimile number.

(ii) The Company shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of the Company or of any Equity Holder or any other person or entity. The Company shall prepare unaudited quarterly and annual financial statements, and the Company's financial statements shall substantially comply with generally accepted accounting principles.

(iii) The Company shall maintain its own separate bank accounts, payroll and correct, complete and separate books of account.

(iv) The Company shall file or cause to be filed its own separate tax returns.

(v) The Company shall hold itself out to the public (including any of its Affiliates' creditors) under the Company's own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate of the Company or of any Equity Holder.

(vi) The Company shall observe all customary formalities regarding the existence of the Company, including holding meetings and maintaining current and accurate minute books separate from those of any Affiliate of the Company or of any Equity Holder.

(vii) The Company shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No Affiliate of the Company or of any Equity Holder shall be appointed or act as agent of the Company, other than as a property manager or leasing agent with respect to the Property.

(viii) Investments shall be made in the name of the Company directly by the Company or on its behalf by brokers engaged and paid by the Company.

(ix) Except as required by Lender, the Company shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any Equity Holder or any Affiliate of the Company, nor shall it make any loan, except as permitted in the Loan Documents.

(x) The Company is and will be solvent.

(xi) Assets of the Company shall be separately identified, maintained and segregated. The Company's assets shall at all times be held by or on behalf of the Company and if held on behalf of the Company by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. This restriction requires, among other things, that (i) funds of the Company shall be deposited or invested in the Company's name, (ii) funds of the Company shall not be commingled with the funds of any Affiliate of the Company or of any Equity Holder, (iii) the Company shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of the Company or of any Equity Holder, and (iv) funds of the Company shall be used only for the business of the Company.

(xii) The Company shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of the Company or of any Equity Holder.

(xiii) The Company shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets.

(xiv) The Company shall at all times be adequately capitalized to engage in the transactions contemplated at its formation.

(xv) The Company shall not do any act which would make it impossible to carry on the ordinary business of the Company.

(xvi) All data and records (including computer records) used by the Company or any Affiliate of the Company in the collection and administration of any loan shall reflect the Company's ownership interest therein.

(xvii) No funds of the Company shall be invested in securities issued by, nor shall the Company acquire the indebtedness or obligation of, an Affiliate of the Company or of an Equity Holder.

(xviii) The Company shall maintain an arm's length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to the Company than is obtainable in the market from a person or entity that is not an Affiliate of the Company or of any Equity Holder.

(xix) The Company shall correct any misunderstanding that is known by the Company regarding its name or separate identity.

h. Any indemnification obligation of the Company to the holder of any equity interest in the Company shall (1) be fully subordinated to the Loan and (2) not constitute a claim against the Company or its assets until such time as the Loan has been indefeasibly paid in accordance with its terms and otherwise has been fully discharged (or has been defeased in accordance with the Loan Documents).

i. The Company shall cause the Organizational Documents of the Company to include, at all times, requirements substantially similar to the foregoing, in a manner satisfactory to Lender.

j. As used in this Section 3.1:

"Affiliate" means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of the definition of "Affiliate", the terms "control", "controlled", or "controlling" with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over the general partner(s) or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

"Constituent Entity" shall mean, with respect to any entity, (i) with respect to any limited partnership, (x) any general partner of such limited partnership and (y) any limited partner of such partnership which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such partnership; (ii) with respect to any general partnership or joint venture, any partner or venturer in such general partnership or joint venturer; (iii) with respect to any corporation, (x) any officer or director of such corporation, and (y) any person or entity which owns or controls 50% or more of any class of stock of such corporation; (iv) with respect to any limited liability company, (x) any manager of such limited liability company, (y) any managing member of such limited liability company, or the sole member of any limited liability company having only one (1) member, and (z) any non-managing member of such limited liability company which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such limited liability company; (v) any person or entity which controls any entity described in any of clauses (i) through (iv) of this definition; and (vi) any entity which is a "Constituent Entity" with respect to an entity which is a "Constituent Entity" of the subject entity. For all purposes of this Mortgage unless expressly noted, "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended. For the purposes of clause (vi) of the definition of Constituent Entity, if entity "B" is a Constituent Entity of entity "A", then any Constituent Entity of "B" shall be deemed to be a Constituent Entity of any entity of which "A" is a Constituent Entity.

["Loan Documents" shall mean, collectively, the Consolidated, Amended and Restated Promissory Note, Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, the Construction Loan Agreement, the Payment Guaranty, the Performance and Completion Guaranty, the Indemnity and Guaranty Agreement, Hazardous Substances Indemnity Agreement; and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, entered into by the Company and/or any other signatories thereto, in connection with that certain loan in the approximate amount of $_______________ (the "Loan") Lender to the Company.] [TO BE UPDATED.]

"Organizational Documents" shall mean, with respect to the Company, the documents used to form the Company and provide for its governance, as the same may be amended from time to time, including, without limitation, the Articles of Organization and the Operating Agreement.

Section 3.2. Powers

Subject to Section 3.1, the Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property.

Section 3.3. Representations and Warranties by the Members

A. Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the company and each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member's property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e) and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

B. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents, warrants and agrees it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and liquid investment.

C. The representations and warranties contained in Section 3.3 hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1. Capital Contributions of the Initial Members

A.           As of the Effective Date, (i) the FXRE Entity shall contribute Three Million Seven Hundred Seventy-Five Thousand Dollars ($3,775,000) to the Company for the benefit of the Property, and (ii) the Big I Entity shall be credited with having contributed an aggregate amount to the Company as set forth opposite its name on the attached Exhibit A; provided, however, that each Member shall be credited with having contributed (as of or prior to the Effective Date, as applicable) such amounts and shall be reimbursed for prior expenditures as set forth in the Transaction Agreement.  For clarification purposes, the Priority Return shall accrue on each Capital Contribution (and each deemed Capital Contribution under this Section 4.1.A.) from the date when each Capital Contribution (and each deemed Capital Contribution) was made.

B.           The Percentage Interest of each Member shall be as set forth opposite its name in Exhibit A attached hereto, which Percentage Interest shall be adjusted in Exhibit A from time to time by the Managers, in accordance with the provisions hereof, to the extent necessary to accurately reflect transfers, redemptions, the issuance of additional Membership Interests or similar events having an effect on a Member's Percentage Interest.  As of the Effective Date, and following the foregoing Capital Contribution, the Capital Account balance of each Member shall be as set forth opposite its name on the attached Exhibit A.  Except as required by law or as otherwise agreed to by each Member, no Member shall be required to make any additional Capital Contributions to the Company.

Section 4.2. Additional Members

The Managers must approve the admission of any Additional Member to the Company, on terms and conditions and for such Capital Contributions as may be established by the Managers. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement.

Section 4.3. Loans by Third Parties

The Company may solicit, negotiate and obtain in connection with the development of the Property, construction, permanent or development financing ("Project Financing") upon such reasonable commercial terms as the Managers determine to be appropriate; provided, that any such Debt shall be nonrecourse to each Member unless: (i) herein otherwise provided; or (ii) the Member to whom any Debt would be recourse otherwise agrees.

Section 4.4. Additional Funding

A. Development Budget. Each Member, in proportion to its Percentage Interest, shall make the additional Capital Contributions to the Company which are specifically set forth in any approved Development Budget.  Each Member shall also make, in proportion to its Percentage Interest, additional Capital Contributions to the Company necessary to cover (i) any Approved Cost Overruns with respect to any Development Budget and (ii) Unforeseen Cost Overruns up to an aggregate One Million Dollars ($1,000,000). An “Approved Cost Overrun” shall be a cost overrun which the Members have expressly agreed to assume.  An “Unforeseen Cost Overrun” is an expense incurred that is not part of the Development Budget or any other approved Budget or an Approved Cost Overrun.  If and to the extent there are Unforeseen Cost Overruns in excess of One Million Dollars ($1,000,000), which are reasonably necessary for the completion of the Project or for the operation and management of the Property, then each Member shall have the right to make, in proportion to its Percentage Interest, a loan (the “Overrun Loan”), or if each Member does not fund its allocable share, then the other Member shall be entitled to make a loan in the amount required, and such loan shall bear interest at the rate of Twelve Percent (12%) per annum (but not higher than the maximum lawful rate) from the date such loan is made until the date such loan is paid in full.  Overrun Loans shall be repaid proportionately before any distributions are made in accordance with Article 5.

B. Loans by Affiliates. Subject to Section 3.1 above and the terms and provisions of the Loan Documents, the Company may solicit, negotiate and obtain on behalf of the Company, and in connection with the development of the Property, construction or development financing from any Member or any Affiliate thereof, provided that such Debt shall be upon commercially reasonable terms approved by the Members and shall otherwise be subject to the same limitations as set forth in Section 4.3 hereof with respect to loans from third parties unless the Members have agreed that the Debt may be recourse or partly recourse.

Section 4.5. No Return

 Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.6. Default on Contribution Obligations

 If any Member fails to make the Capital Contributions required of it under this Agreement ("Defaulting Member"), in addition to the rights and remedies which may be available to the non-Defaulting Member(s) under Section 4.7 hereof or otherwise at law or in equity, any distributions or fees otherwise payable by the Company to the Defaulting Member, or any of its Affiliates shall instead be applied to the payment of any such defaulted Contributions. Any such fees or distributions otherwise payable to the Defaulting Member or any Affiliates thereof which are applied toward the payment of any such defaulted Contributions shall be treated for all purposes hereunder as if such amounts were distributed or paid to the Defaulting Member or such Affiliate, respectively.

Section 4.7. Cure by Non-Defaulting Member

 In the event of a default on any Contribution owed to the Company under this Agreement when due, in addition to any other legal remedy available to the Company or the non-Defaulting Member for breach of the applicable provisions of this Agreement (whether at law or in equity), the non-Defaulting Member (or if more than one, the non-Defaulting Member's pro-rata) may in its sole and absolute discretion, elect to make a payment to the Company equal to such defaulted Contribution (the "Default Amount"), and in such event the Non-Defaulting Member(s) shall treat such amount as a loan to the Defaulting Member. Such loan shall be repaid by the Defaulting Member to the non-Defaulting Member(s) within 45 days after notice from the non-Defaulting Member(s) that such payment must be made; provided, however, that to the extent that the Defaulting Member(s) shall owe any amounts to the non-Defaulting Member with respect to any such loans, any distributions or fees otherwise payable by the Company to the Defaulting Member or its Affiliates shall instead be paid by the Company to the non-Defaulting Member and applied toward the repayment of such loans (such amounts being applied first to accrued interest and thereafter to principal). Any fees or distributions that are applied to repay any such loans shall be treated as having been distributed or paid to such Defaulting Member or Affiliate. Any loans made by the non- Defaulting Member(s) to the Defaulting Member hereunder shall bear interest at sixteen percent (16%) (but not higher than the maximum lawful rate) from the date such loan is made until the amount is paid in full.

Section 4.8. Company's Right to Accept Additional Contributions Limited

The Company may not accept additional contributions or create or allocate additional Membership Interests except as approved by the Managers pursuant to Article 7.

ARTICLE 5
DISTRIBUTIONS

Section 5.1. Requirement and Characterization of Distributions

The Managers shall cause the Company to distribute, at such time or times deemed appropriate by the Managers, but not less often than annually, all Net Cash Flow in accordance with the following priority:

(1) First, to each Member to the extent of (and in proportion to) its accrued and unpaid Priority Return as of the last day of the calendar quarter preceding the date on which such distribution is made, until each Member shall have received an amount equal to the its accrued and unpaid Priority Return as of the last day of the preceding calendar quarter;

(2) Second, to each Member to the extent of (and in proportion to) its Unreturned Contributions until the Unreturned Contributions of each Member are reduced to (or other equal) zero (0); and

(3) Third, simultaneously to the Member in accordance with their Percentage Interests.

Section 5.2. Distributions in Kind

No Member may demand and receive property other than cash.

Section 5.3. Distributions Upon Liquidation

Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.2 hereof.

Section 5.4. Restricted Distributions

Notwithstanding any provision to the contrary contained in this Agreement, subject to Article 3, the Company shall not make a distribution to any Member on account of its Membership Interest if such distribution would violate Section 608.426 of the Act or other applicable law.

Section 5.5. Management Fee

Except as set forth under Section 7.1.C. or as otherwise provided herein, no management or other fee shall be payable to the Managers in their capacity as Managers or to any Member or Affiliate of a Member for services. If any management fee is paid hereunder, such fee shall be payable prior to any distributions to the Members under Section 5.1 or 13.2 hereof and will not affect the Capital Account of the Member or any distribution to which the Member is entitled under Section 5.1 or 13.2 hereof.

ARTICLE 6
ALLOCATIONS

Section 6.1. Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2. Allocations of Net Income and Net Losses

A.           Subject to the special allocations set forth in Section 6.3, Net Income and Net Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible equal (proportionately) to the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied and the net assets of the Company were distributed to the Members in accordance with Section 5.1.

B.          If the Net Income and Net Losses allocable to the Members pursuant to Section 6.2.A are insufficient to allow the Capital Account balance of each Member to equal such Member’s share of the Company’s assets as set forth in this Agreement, such Net Income or Net Losses shall be allocated among the Members in such a manner as to decrease the differences between the Members’ respective Capital Account balances and their respective shares of the Company’s assets in proportion to such differences.

C.          Notwithstanding the foregoing, the Managers may, in their sole discretion, make any modifications and adjustments to the allocations that they believe are necessary to comply with applicable law and to ensure that the allocations achieve the results intended by the Members hereunder.

Section 6.3. Additional Allocation Provisions

A. Regulatory Allocations (1) Minimum Gain Charge Back. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.7042(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.7042(j)(2). This Section 6.3.A(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(1) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(2) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(3) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (.5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)00(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(4) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(o) and shall be interpreted consistently therewith.

(4) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Membership Interests.

(5) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4 applies, or to the Members to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(6) Curative Allocations. The allocations set forth in Sections 6.3.A(1) through (6) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.7042. Notwithstanding the provisions of Section 6.1 or 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

B. Allocation of Excess Nonrecourse Liabilities.  Solely for purposes of determining a Member's proportional share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Member's interest in Company profits shall be equal to such Member's Percentage Interest.

Section 6.4. Tax Allocations

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B. Allocations Respecting Section 704(c) Revaluations.  Notwithstanding Section 6.4.A hereof, Tax Items with respect to any asset that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to such method as shall be chosen by the Managers under Section 704(c) and the applicable Regulations. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value "(provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in such manner as chosen by the Managers under Code Section 704(c) and the applicable Regulations.

Section 6.5. Other Provisions

A. Other Allocations. If (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Company shall make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

B. Consistent Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1. Management

A.  The Company shall be a “manager-managed” limited liability company for purposes of the Act.  Each Member shall have the right to designate, remove and replace its own Manager as set forth under this Article 7.  As of the Effective Date, the Managers shall be _______________________ (as designated by the Big I Entity) and ________________ (as designated by the FXRE Entity).  A Manager will continue to serve in such capacity until his or her death, resignation or removal by the Member that designated such Manager or as otherwise set forth herein.

B. The management, operation and control of the Company, its business and its Properties shall vest solely in the Managers. The Managers shall have authority to execute contracts, make commitments, sign checks on behalf of the Company, and take any and all such actions on behalf of the Company as may lawfully be delegated to a manager under the Act as long as the actions so taken have been authorized by the Managers in accordance with the provisions of this Agreement.  Any third party dealing with the Company shall be entitled to rely upon the actions of a Manager as binding the Company unless such third party has actual knowledge that any action taken by the Managers was not authorized by the Managers or violates any provision of this Agreement or the Articles of Organization of the Company.  The Managers may not be removed by the Members for any reason except as otherwise provided herein.  Each Manager shall be entitled to one (1) vote on all matters coming before the Managers.  Unless otherwise provided herein, each decision or other action of the Managers shall require the consent of each Manager.  If (i) there is a matter that requires the agreement of the Managers of the Company, and (ii) after thirty (30) calendar days, the Managers of the Company cannot break the deadlock with respect to such matter, then each Member shall have the right to initiate the buy-sell process set forth under Section 7.9, such process to begin upon delivery of written notice (with a reasonably-detailed description of the dispute) by a Member to the other Member.

C. Property Management.  The Property shall be managed by Unicorp National Developments, Inc. (“Unicorp”) pursuant to the Management Agreement entered into by Unicorp and the Square Entity (the “Management Agreement”).  In accordance with the Management Agreement, the Square Entity shall pay to Unicorp (i) a management fee, and (ii) a leasing commission equal to Two Dollars ($2) per built leased square foot.  In addition to the management fees and the leasing commissions to be paid to Unicorp, the Square Entity shall also pay an asset management/ supervisory fee to the FXRE Entity on an equivalent basis as the leasing commissions earned by Unicorp at the same times as such leasing commissions are paid to Unicorp.  Except as provided below, the Company shall not cause or otherwise allow the Property to be managed by any Person other than Unicorp without the prior written consent of the Big I Entity.  Notwithstanding the preceding sentence, the FXRE Entity shall have the right to cause the Company (and the Square Entity) to terminate Unicorp as manager of the Property (a) for Cause (as defined in the Management Agreement) as determined by the FXRE Entity in its exclusive reasonable judgment, and (b) without Cause (as defined in the Management Agreement) if Charles Whittall shall be released by the Lender (as a condition to such termination) from all guarantees he has made with respect to the Property.

D. SkyView™ Project.  The Company shall allow the FXRE Entity (or its Affiliate) to separately contract for, oversee and manage, and be solely responsible for, at its sole cost and expense, the construction of the SkyView™ Project.  Furthermore, the Company has caused the Square Entity to enter into a nine-nine (99) year lease with an Affiliate of the FXRE Entity for the SkyView™ Project, which will be built on the Property.

E. Articles of Organization.  To the extent that such action is determined by the Managers to be reasonable and necessary or appropriate, the Managers shall file amendments to and restatements of the Articles and do all the things to maintain the Company as a limited liability company under the laws of the State of Florida and each other state or jurisdiction in which the Company may elect to do business or own property.  The Managers shall, after filing, deliver or mail a copy of the Articles or any amendment thereto to the Members.  The Managers shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Florida and any other jurisdiction in which the Company may elect to do business or own property.

Section 7.2. Authority to Amend

A. The Managers shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the Managers or surrender any right or power granted to the Managers or any Affiliate of the Managers for the benefit of the Members;

(2) to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A in connection with such admission, substitution or withdrawal;

(3) to reflect a change that is of an inconsequential nature and does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to satisfy any requirements, conditions, or guidelines contained in any order, directive or regulation of a federal or state agency or contained in federal or state law; and

(5) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed in accordance with recommendations of the Company's accountants or attorneys; provided, however, under no circumstances may any such modification change the amount or the timing of any amount to be received by any Member under this Agreement.

The Managers will provide notice to the Members when any action under this Section 7.2 is taken.

B. Notwithstanding Section 7.2.A hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managers, without the consent of such Member adversely affected if such amendment or action would (i) modify the limited liability of a Member, (ii) alter rights of the Member to receive distributions pursuant to Article 5 or Section 13.2, or the allocations specified in Article 6 (except as permitted pursuant to Section 7.2.A(3) hereof), or (iii) amend this Section 7.2.B.

Section 7.3. Reimbursement of the Members

The Company shall reimburse each Member and Manager on a monthly basis (or such other basis as the Members may determine in their reasonable discretion) for all of their direct Property-related expenses in accordance with a budget prepared and approved by the Managers, such reimbursement amounts to be in addition to, and not subtracted from, the distributions that each Member would receive under (or by reference to) Section 5.1.  Any such reimbursements shall be in addition to any reimbursement of the Managers as a result of indemnification pursuant to Section 7.5 hereof.

Section 7.4. Development of Property

Except as otherwise provided herein, the Managers shall create and design a Development Plan for the Property and that Plan shall include a description of the construction activities to be conducted on such Property and a schedule reflecting the time at which specific construction activities shall be commenced and/or completed and such other information deemed appropriate by the Managers.  Each Development Plan shall contain a Development Budget that shall consist of a reasonable estimate of the costs to be incurred in connection with the development of the Property to which it relates.  Any Development Budget or any amendment or revision to an approved Development Budget shall be at the election of the Managers.  The Big I Entity shall have the right to approve the day-to-day decisions of the Company with respect to the Development Plan, although any decision that could result in a material modification of the Development Plan or the Development Budget shall require the prior written consent of each Member.  Any cost overruns with respect to the development of the Property shall be borne by the Members in proportion to their Percentage Interests, such overruns to be determined by reference to the Development Plan and the Development Budget.  If Unicorp ceases (for any reason) to provide development services for the Company prior to completion of Phase 1 and Phase II  of development contemplated for the Property under the Development Plan, then the FXRE Entity shall have the unilateral right and authority to replace Unicorp in such capacity and to offset the resultant reasonable replacement costs (and reasonable actual damages) incurred by the Company against 20% of the distributions or other economic benefit that the Big I Entity would otherwise receive hereunder for a maximum amount of Five Hundred Thousand Dollars ($500,000).  As of the Effective Date, the Square Entity shall enter into the Development Agreement with Unicorp, although Unicorp shall not be entitled to (and shall not receive) compensation for its services under the Development Agreement.

Section 7.5. Indemnification

A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is determined that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.5.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.5.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.5 shall be made only out of the assets of the Company and any insurance proceeds from the liability policy covering the Managers and any Indemnitees, and no Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.5.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.5.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.5 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Member shall Approve, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G. The provisions of this Section 7.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company's liability to any Indemnitee under this Section 7.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.6. Title to Company Assets

Except as otherwise Approved by the Members, title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be held in name of the Company as an entity, and no Member shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.7. Withdrawal of a Manager

Upon 30 days written notice to all Members, a Manager may voluntarily withdraw as a Manager. A Manager shall be deemed to have withdrawn as Manager (i) upon the death or incompetency of a Manager who is an individual; (ii) upon the dissolution of a Manager who is a corporation, partnership, limited liability company or other business entity; (iii) upon the transfer, voluntary or involuntary, of a controlling interest in a Manager by the equity owners thereof; (iv) upon a Manager making an assignment for the benefit of creditors; (v) upon a Manager filing a voluntary petition in bankruptcy; (vi) upon a Manager filing a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (vii) upon a Manager filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Manager in any proceeding of the type described in subclauses (v) and (vi) of this Section 7.7; or (viii) entry of a final and non-appealable judgment by a court of competent jurisdiction ruling that the Manager is bankrupt or insolvent under any Bankruptcy Law.

Section 7.8. Replacement of a Manager

Upon the withdrawal or deemed withdrawal of a Manager, a successor Manager shall be selected by the Member that previously designated the Manager who has withdrawn.

Section 7.9. Deadlock; Buy-Sell.

A.           Upon a deadlock of the Managers of the Company as described under Section 7.1.B, each Member shall have the right and option to make an offer to purchase the entire Membership Interest of the other Member (the “Receiving Member”) coupled with an offer to sell the entire Membership Interest of the Member that is not the Receiving Member (the “Invoking Member”).  Such option to purchase or sell shall be initiated by delivery of notice in writing (the “Deadlock Notice”) by the Invoking Member to the Receiving Member.  The Deadlock Notice shall set forth a purchase price payable for the Property and the purchase price payable for the Membership Interest being acquired shall be equal to the amount that would have been received by the Invoking Member or Receiving Member (as applicable) pursuant to Section 13.2 had (i) the Property been sold for such purchase price, and (ii) the Company then (A) paid in full all of its debts and liabilities including all loans and other encumbrances to which the Property is subject, (B) made customary apportionments in the closing of real estate transactions in the metropolitan areas in which the Property is located, including market-rate brokerage fees and other customary closing costs, (C) not established any reserves, and (D) distributed all remaining cash to the Members pursuant to Section 13.2.  The Deadlock Notice shall include a calculation of the amount that would be received by the Invoking Member or Receiving Member depending on the decision of the Receiving Member.  The offer to purchase or sell shall be irrevocable for a period of thirty (30) calendar days from receipt of the Deadlock Notice.  The Receiving Member shall elect within such thirty (30) day period either to purchase the entire Membership Interest of the Invoking Member or sell the entire Membership Interest of the Receiving Member for the purchase price for such Membership Interest as determined above.  If the Receiving Member fails to notify the Invoking Member in writing of the Receiving Member’s election within such thirty (30) day period, then (i) the Receiving Member shall be deemed to agree with the Invoking Member with respect to the matter that was previously subject to a deadlock between the Managers, and (ii) such matter shall be resolved as determined by the Invoking Member; provided, however, that if the Invoking Member’s decision involves (A) a direct or indirect sale or net lease of all (or substantially all) of the Property, or (B) the sale of any Membership Interest, then the Invoking Member shall have the right to approve such sale or net lease under this Section 7.9.A only if the applicable sale or lease is to an unrelated third party on arm’s length terms.

B.           The purchase price determined in accordance with Section 7.9.A shall be payable in cash or other immediately available funds at the time of the consummation of the sale.  Within ninety (90) days after the Invoking Member delivers the Deadlock Notice to the Receiving Member under this Section 7.9, the purchasing Member shall make a nonrefundable deposit with the selling Member equal to ten percent (10%) of the purchase price for such Membership Interest and the sale shall be consummated within forty-five (45) calendar days after the purchasing Member completes such deposit.  The selling Member shall execute and deliver such assignments and other documents as shall be necessary to convey the entire Membership Interest of the selling Member to the purchasing Member, such documents to include, without limitation, the consent of the lender of any indebtedness of the Company.  If the selling Member shall fail or refuse to execute any instrument required to consummate this purchase, the purchasing Member is hereby granted an irrevocable power of attorney, which shall be binding on the selling Member as to all third Persons, to execute and deliver on behalf of the selling Member all instruments required to consummate such purchase.  The aforesaid power being coupled with an interest is irrevocable by dissolution or otherwise. [CONSIDER ALTERNATIVE REMEDY IF LENDER DOES NOT CONSENT TO SALE (E.G., FORCED SALE OF PROPERTY).]

C.          If the selling Member under this Section 7.9 has any outstanding debts to the Company or to the purchasing Member relating to the Company, all proceeds of the purchase price due to the selling Member for its Membership Interest under this Section 7.9 shall be paid to the Company or the purchasing Member (as applicable) for and on behalf of the selling Member until all such debts shall have been paid and discharged in full.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1. Limitation of Liability

No Member shall have liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section 8.2. Outside Activities of Members

The Company, any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1. Records and Accounting

A. The Managers shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managers to be appropriate with respect to the Company's business.

B. The books of the Company shall be maintained, for financial and tax reporting purposes, on such basis as the accountants for the FXRE Entity shall require.  The Managers shall also cause to be prepared audited financial statements for the Company in such form and at such times as the accountants for the FXRE Entity shall require.

Section 9.2. Fiscal Year

The Fiscal Year of the Company shall be the Calendar Year.

ARTICLE 10
TAX MATTERS

Section 10.1. Preparation of Tax Returns

The Managers shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 60 days of the close of each taxable year, the tax information reasonably required by the Members for federal and state income tax reporting purposes.

Section 10.2. Tax Elections and Returns

The Managers shall, upon the advice of the accountants of the Company, determine whether to make or revoke any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code.

Section 10.3. Tax Matters Partner

The Square shall be designated and shall operate as "Tax Matters Partner" (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company and shall notify each Member of any material proposed adjustment to any income tax return of the Company. With the consent of the Managers, the "Tax Matters Partner" may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Code Section 754).

Section 10.4. Tax Characterization

The Members acknowledge that the Company will be treated as a partnership for federal tax purposes as well as Florida income tax purposes under current Florida law. All provisions of this Agreement, the Articles and other Company documents and agreements are to be construed so as to preserve the federal and state tax status as a partnership. No election shall be made by the Company or any Member for the Company to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

ARTICLE 11
TRANSFERS AND WITHDRAWALS

Section 11.1. Transfer

A. No part of the Membership Interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Membership Interest shall be Transferred, in whole or in part, (i) before the first two phases of the project to be built on the Property in accordance with the Development Plan are complete, (ii) unless such Transfer is permitted under the loan documents for any loan that encumbers the Property, and (iii) except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void ab initio.

Section 11.2. Permitted Transfers

No Member shall Transfer all or any portion of its Membership Interest (except as provided in this Section 11.2 or in Section 11.3 hereof) without the prior written consent of the Managers.  Upon any Transfer of the Membership Interest of a Member (consented to or allowed in accordance with the provisions of this Section 11.2), the transferee shall become a Substitute Member for all purposes herein. The Substituted Member shall be vested with the powers and rights of the transferor Member, and shall be liable for all obligations and responsible for all duties of the transferor Member, once such transferee has executed instruments necessary to effectuate admission and to confirm the agreement of the transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Member under this Agreement with respect to such transferred Membership Interest, and such Transfer shall relieve the transferor Member of its obligations under this Agreement accruing subsequent to the date of such Transfer. If the Transfer is not exempt or consented to as above required, the provisions of Section 11.3 below shall apply.

Section 11.3. Right of First Refusal/Purchase Right

A. General. (1) Except for Transfers consented to under Section 11.2, if any Member desires to sell all of its Membership Interest (the "Selling Member"), the Selling Member shall first send a written notice offering to sell such Membership Interest ("Offering Notice") to the other Member (the “Offered Member”).  The offer to sell shall be based upon a bona fide offer to purchase the Selling Member's Membership Interest received from a third-party, and the Offering Notice shall attach such third-party offer that shall be deemed to be the terms of the offer to sell. The Offered Member shall have the option to purchase all, but not less than all, of such offered Membership Interest by so informing the Selling Member in writing within 30 days after receipt of the Offering Notice. The date of closing for the purchase shall occur on or before the date proposed in the Offering Notice or another date mutually acceptable to the parties.

(1) The purchase price ("Purchase Price") for any Membership Interest acquired under subsection (1) shall be  the price contained in the  third-party offer received by the Selling Member. The payment terms for any sale shall be of the same terms of the third-party offer.

(2) If the Offered Member does not purchase the entire Membership Interest offered by the Selling Member, then the Selling Member may assign its rights in the Membership Interest to a third party upon terms and conditions determined by the Selling Member but no more favorable than the terms contained in the third party offer. Any such transfer must close within 60 days after the date the Offered Member had to accept the terms of the Offering Notice. The Selling Member may not transfer its Membership Interest after such 60-day period without again complying with this right of first offer. The purchaser or assignee of the Selling Member shall be admitted as a Substituted Member upon compliance with Section 11.4.

If a proposed Transfer of a Membership Interest is involuntary, pursuant to an act of insolvency, by gift or testamentary disposition (and the consent required under Section 11.2 has not been obtained), the right of purchase set forth herein shall extend to the Membership Interest proposed for transfer, and the Purchase Price shall be the lesser of (i) the debt extinguished by the involuntary transfer, or (ii) the Liquidation Value of the Membership Interest so transferred.

B. Rights of Non-Member Transferee. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof. Any transferee, whether or not admitted as a Substituted Member, shall take the Membership Interest subject to the obligations of the transferor hereunder.

C. Withdrawal. Except as provided by Section 11.2, no Member may withdraw from the Company without the written consent of each Member, and any withdrawal without such consent shall not entitle the withdrawn Member to a distribution upon withdrawal under Section 608.427 of the Act.

D. Opinion of Counsel. In connection with any Transfer of a Membership Interest, the Company shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred.

E. Adverse Tax Consequences. No Transfer by a Member of its Membership Interests may be made to any Person if it would result in the Company being treated as an association taxable as a corporation for federal or state income tax purposes. No Member shall sell, assign, transfer, exchange, give or otherwise dispose of all or any part of his or its interest in the Company without consent of all other Members if such disposition would cause a termination of the Company pursuant to Section 708(b)(1)(B) of the Code.

F. Successor Manager.  In the event the Selling Member is the Big I Entity, then the FXRE Entity shall have the right to terminate the Development Agreement and the Management Agreement and to name a successor manager for the Property.

Section 11.4. Substituted Members

A. No Member shall have the right to substitute a transferee as a Member in its place without the consent of the Managers.

B. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission).

C. Upon the admission of a Substituted Member, the Managers shall amend Exhibit A to reflect the name, address, Capital Account, and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Member (and any other Member, as necessary).

Section 11.5. Assignees

If the Managers, in their sole and absolute discretion, do not consent to the admission of any transferee under Section 11.3 hereof as a Substituted Member, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Membership Interest assigned to such transferee, the rights to Transfer the Membership Interest provided in this Article 11. However, the Assignee shall not be deemed to be a holder of Membership Interest for any other purpose under this Agreement, and shall not be entitled to effect a consent or vote with respect to such Membership Interest on any matter presented to the Members for approval.  In the event that any such transferee desires to make a further assignment of any such Membership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Members desiring to make an assignment of their Membership Interests. The Managers shall have no liability under any circumstance with respect to any Assignee as to which he does not have notice.

ARTICLE 12
AMENDMENT OF AGREEMENT AND ARTICLES

For the admission to the Company of any Member, the Managers shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Articles, and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1. Dissolution

The Company shall not be dissolved by the admission of Substituted Members, provided such admission is in accordance with the terms of this Agreement. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event'):

A. At the time or times or upon the occurrence of liquidation events specified in the Articles or this Agreement;

B. Upon the written consent of all of the Members;

C. At any time there is not a Manager; provided, however, the Company shall not be dissolved and is not required to be wound up if, within 90 days after the termination or removal of the last Manager, the remaining Members affirmatively elect in writing to continue the business of the Company and appoint one or more Managers of the Company.

D. At any time there are no remaining Members; provided, however, the Company shall not be dissolved and is not required to be wound up if, within 90 days after the occurrence of the event that terminated the continued membership of the last remaining Member,; the personal or other legal representative of the last remaining Member agrees in writing to continue the Company and agrees to the admission of the personal representative or legal representative of such Member or its nominee or designee to the Company as a Manager, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member;

E. The sale of all or substantially all of the assets and properties of the Company and/or the Square Entity for cash or marketable securities; or

F. The entry of an order of dissolution by a circuit court pursuant to the provisions of the Act.

Section 13.2. Winding Up

A. Upon the occurrence of a Liquidating Event, if the Company is not continued under Section 13.1 hereof, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managers (together, the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(1) First, to the satisfaction of all of the Company's debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(2) Second, to the satisfaction of all the Company debts and liabilities to the Members (whether by payment or the making of reasonable provision for payment thereof); and

(3) Third, to the Members in accordance with Section 5.1.

B. Notwithstanding the provisions of Section 13.2.A hereof, subject to Article 3, that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part of all of the Company's assets would be impractical, would cause undue loss to the. Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt. Any gain or loss on disposition of Company assets in the process of liquidation shall be credited or charged to the Members in accordance with the priorities set forth in Section 6.2.

C. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the reasonable discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

Section 13.3. Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, subject to Article 3, in the event the Company is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company's property shall not be liquidated, the Company's liabilities shall not be paid or discharged and the Company's affairs shall not be wound up. Instead, for federal and state income tax purposes and for purposes of maintaining Capital Accounts, the following is deemed to occur: The Company contributes all of its assets and liabilities to a new limited liability Company in exchange for an interest in the new limited liability company, and, immediately thereafter, the Company distributes interests in the new limited liability company to the Members in proportion to their respective interests in the Company (as determined taking into account their varying interests in Company distributions) in liquidation of the Company.

Section 13.4. Rights of Members

Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 13.5. Cancellation of Articles

Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Articles and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Florida shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.6. Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement or (ii) the proven willful misconduct or gross negligence of the Liquidator.

ARTICLE 14
MEETINGS

Section 14.1. Meetings of the Members

A. Meetings of the Members may be called from time to time by the Managers or by Members holding not less than 25% of the Percentage Interests of all Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than 30 days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1.B hereof.

B. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by each Member. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Members. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company's receipt of written notice of such revocation from the Member executing such proxy.

ARTICLE 15
GENERAL PROVISIONS

Section 15.1. Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth at the beginning of this Agreement or such other address of which the Member shall notify the Managers in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managers in writing.

Section 15.2. Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

Section 15.3. Pronouns and Plurals

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.5. Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.6. Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.7. Counterparts & Facsimile

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Delivery of this Agreement via facsimile transmission shall be treated as delivery of an original executed document.

Section 15.8. Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non- mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

Section 15.9. Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10. No Partition

No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.11. No Third-Party Beneficiaries

This Agreement is solely for the benefit of the Members. No person not a Member of the Company shall have any rights or privileges under this Agreement, either as a third-party beneficiary or otherwise.

Section 15.12. Time

Time is of the essence with respect to this Agreement.

Section 15.13. Entire Agreement

This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

CIRCLE ENTERTAINMENT PROPERTY-ORLANDO, LLC, a Florida limited liability company

By:
Its:

[Big I ], LLC, a Florida limited liability company

By:	ITS MEMBERS

Charles Whittall

KBH Investments, LLC, a Florida limited liability company

By:	Brian S. Holder
Its:	Managing Member

EXHIBIT A
MEMBERS, CAPITAL ACCOUNTS
AND PERCENTAGE INTERESTS

Members	Capital Account	Percentage Interest
Circle Entertainment Property-Orlando, LLC	$3,775,000	65%
[The Big I Entity], LLC	[Such amount to be determined at closing.]	35%

EXHIBIT B

DESCRIPTION OF THE PROPERTY

That part of those lands described in Official Records Book 9424, Page 594, of the Public Records of Orange County, Florida, also being a part of Section 36, Township 23 South, Range 28 East, Orange County, Florida described as follows:

Commence at the Southeast corner of Block "B", PLAZA INTERNATIONAL UNIT EIGHT, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida; thence run N76°51'07"W, along the South boundary of said Block "B", 58.57 feet to the beginning of a tangent curve concave Southerly and having a radius of 959.00 feet and a chord bearing of N81°11'20"W; thence run Westerly 145.18 feet along the arc of said curve and said South boundary through a central angle of 08°40'26" to the POINT OF BEGINNING; thence continue Westerly 76.16 feet along the arc of said curve having a radius of 959.00 feet and along said South boundary, through a central angle of 04°33'00" with a chord bearing of N87°48'03"W, to the end of said curve; thence S89°55'27"W along said South boundary, 272.29 feet; thence, departing said South boundary, 500°00'00"E, 234.60 feet; thence S45°00'00"E, 50.22 feet; thence N90°00'00"E, 99.49 feet; thence S00°00'00"E, 327.11 feet; thence S90°00'00"W, 80.61 feet to a point on a non-tangent curve concave Southeasterly having a radius of 40.50 feet and a chord bearing of S42°00'20"W; thence Southwesterly along the arc of said curve through a central angle of 146°24'41" for a distance of 103.49 feet to a non-tangent line; thence S00°00'00"E, 205.58 feet to the South boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and to a point on a non-tangent curve concave Southerly having a radius of 1062.50 feet and a chord bearing of N89°02'01"W; thence Westerly along said South boundary and along the arc of said curve through a central angle of 03°45'44" for a distance of 69.77 feet to the point of tangency; thence S89°05'07"W, 361.38 feet to a point on a non-tangent curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N01°02'26"E; thence Northerly, along the West boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and along the arc of said curve through a central angle of 05°18'55" for a distance of 237.71 feet to the South boundary of the Northwest 1/4 of the aforementioned Section 36; thence continue Northerly along said West boundary and along the arc of said curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N08°57'01"W, through a central angle of 14°40'00" for a distance of 655.95 feet to a non-tangent curve concave Easterly having a radius of 2282.20 feet and a chord bearing of N17°07'03"W; thence, from a tangent bearing of N17°41'44"W, run Northerly along said West boundary and along the arc of said curve through a central angle of 01°09'20" for a distance of 46.02 feet to the North boundary of said lands; thence N89°55'27"E along said North boundary, 887.86 feet; thence S00°04'33"E, 66.50 feet to the POINT OF BEGINNING.

TOGETHER WITH beneficial easements granted in Construction and Reciprocal Easement Agreement recorded in Official Records Book 4354, Page 38, Public Records of Orange County, Florida.

EXHIBIT F-2

THIRD AMENDED AND RESTATED
OPERATING AGREEMENT
OF
THE SQUARE, LLC

This Third Amended and Restated Operating Agreement (this “Agreement”) of The Square, LLC, a Florida limited liability company (the “Company”), is effective as of __________ __, 20__ (the “Effective Date”) and entered into by the Company and [The Square Holdings], LLC, a Florida limited liability company (the “Member”).

WITNESSETH

WHEREAS, the Company was formed upon the filing of its articles of organization with the Florida Department of State on April 13, 2005;

WHEREAS, as of May 14, 2008, the members of the Company as of such date entered into the Second Amended and Restated Operating Agreement for the Company (the “Existing Agreement”);

WHEREAS, as of the Effective Date, the Member has acquired all of the membership interests of the Company;

WHEREAS, the Member desires to amend and restate the Existing Agreement in order to define and express all of its rights and obligations with respect to its ownership of the Company and the operation of the Company as a limited liability company; and

WHEREAS, the Member, by execution of this Agreement, agrees to continue the Company as a limited liability company pursuant to and in accordance with Chapter 608 of the Florida Statutes, as amended from time to time (the “Act”), and this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.           Name.   The name of the Company is The Square, LLC.

2.           Single-Purpose Provisions.  Notwithstanding any provision herein or in any other document governing the formation, management or operation of the Company to the contrary, the following shall govern until such time as the Company's obligations (the “Obligations”) under the Loan Documents (as defined below) are paid in full: [CONFIRM THAT THESE PROVISIONS ARE NECESSARY. IF SO, THEY NEED TO BE MODIFIED AND TRANSFERRED TO THE LOAN DOCUMENTS AS LOAN COVENANTS.]

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(i)           The Company shall own, hold, maintain and operate the property set forth in Exhibit A attached hereto and identified as 8445 International Drive, Orlando, Florida (the “Property”), together with such other activities as may be necessary or advisable in connection with the ownership of the Property.  The Company shall not engage in any business and it has and shall have no purpose unrelated to its ownership of Property.  The Company shall acquire any real property or own assets other than those related to the Property.

(ii)           Neither the Company nor the Member, as applicable, shall have the authority to perform any act in respect of the Company in violation of any (a) applicable laws or regulations, or (b) any agreement between the Company and the lender (the “Lender”) under the Loan Documents (including, without limitation, the Loan Documents).

(iii)           The Company shall not:

(a)           make any loans to the holder (directly or indirectly) of any equity interests in the Company (collectively, the "Equity Holders"), any Affiliate (as defined below) of the Company or of any Equity Holders;

(b)           except as expressly permitted by the Lender in writing, sell, encumber (except with respect to the Lender) or otherwise transfer or dispose of all or substantially all of the property of the Company;

(c)           to the fullest extent permitted by law, dissolve, wind-up, or liquidate the Company;

(d)           merge, consolidate or acquire all or substantially all of the assets of an Affiliate of same or other person or entity;

(e)           change the nature of the business conducted by the Company; or

(f)           except as permitted by the Lender in writing, amend, modify or otherwise change the Organizational Documents (as defined below) of the Company.

(iv)           The Company shall not, and no Equity Holder or other person or entity on behalf of the Company shall, without the prior written affirmative vote of the Member: (1) institute proceedings to be adjudicated bankrupt or insolvent; (2) consent to the institution of bankruptcy or insolvency proceedings against it; (3) file a petition seeking, or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (4) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; (5) make any assignment for the benefit of creditors; (6) admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts; or (7) take any action in furtherance of any such action ((1) through (7) above, with respect to any individual or entity, collectively, a "Bankruptcy Action").

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(v)           The Company shall not have indebtedness or incur any liability other than (1) unsecured debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of its business of operating the Property, provided, however, that such unsecured indebtedness or liabilities (x) are in amounts that are normal and reasonable under the circumstances, (y) permitted under a budget approved by the Member, and (z) are not evidenced by a note and are paid when due, but in no event for more than sixty (60) days from the date that such indebtedness or liabilities are incurred (although the Company shall have the right to contest whether such indebtedness or liabilities should be paid and are otherwise permitted hereunder), and (2) the Obligations.  Other than as provided under the Loan Documents, no indebtedness shall be secured (senior, subordinated or pari passu) by the Property.

(vi)           A Bankruptcy Action by or against the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of a Bankruptcy Action, the Company shall continue without dissolution. Additionally, to the fullest extent permitted by law, if any member of the Company ceases to be a member of the Company, such event shall not terminate the Company and the Company shall continue without dissolution.

(vii)          The Company shall at all times observe the applicable legal requirements for the recognition of the Company as a legal entity separate from any Equity Holders or Affiliates of the Company or of any Equity Holder, including, without limitation, as follows:

(a)           The Company shall either (1) maintain its principal executive office and telephone and facsimile numbers separate from that of any Affiliate of the Company or of any Equity Holder and shall conspicuously identify such office and numbers as its own, or (2) shall allocate by written agreement fairly and reasonably any rent, overhead and expenses for shared office space. Additionally, the Company shall use its own separate stationery, invoices and checks that reflect its name, address, telephone number and facsimile number.

(b)           The Company shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of the Company or of any Equity Holder or any other person or entity. The Company shall prepare unaudited quarterly and annual financial statements, and the Company’s financial statements shall substantially comply with generally accepted accounting principles.

(c)           The Company shall maintain its own separate bank accounts, payroll and correct, complete and separate books of account.

(d)           The Company shall file or cause to be filed its own separate tax returns.

(e)           The Company shall hold itself out to the public (including any of its Affiliates' creditors) under the Company's own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate of the Company or of any Equity Holder.

(f)           The Company shall observe all customary formalities regarding the existence of the Company, including holding meetings and maintaining current and accurate minute books separate from those of any Affiliate of the Company or of any Equity Holder.

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(g)           The Company shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No Affiliate of the Company or of any Equity Holder shall be appointed or act as agent of the Company, other than as a property manager or leasing agent with respect to the Property.

(h)           Investments shall be made in the name of the Company directly by the Company or on its behalf by brokers engaged and paid by the Company.

        (i) Except as required by the Lender, the Company shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any Equity Holder or any Affiliate of the Company, nor shall it make any loan, except as permitted in the Loan Documents.

(j)           The Company is and will be solvent.

(k)           Assets of the Company shall be separately identified, maintained and segregated. The Company's assets shall at all times be held by or on behalf of the Company and if held on behalf of the Company by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. This restriction requires, among other things, that (i) funds of the Company shall be deposited or invested in the Company's name, (ii) funds of the Company shall not be commingled with the funds of any Affiliate of the Company or of any Equity Holder, (iii) the Company shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of the Company or of any Equity Holder, and (iv) funds of the Company shall be used only for the business of the Company.

(l)           The Company shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of the Company or of any Equity Holder.

(m)           The Company shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets.

(n)           The Company shall at all times be adequately capitalized to engage in the transactions contemplated at its formation.

(o)           The Company shall not do any act which would make it impossible to carry on the ordinary business of the Company.

(p)           All data and records (including computer records) used by the Company or any Affiliate of the Company in the collection and administration of any loan shall reflect the Company's ownership interest therein.

(q)           No funds of the Company shall be invested in securities issued by, nor shall the Company acquire the indebtedness or obligation of, an Affiliate of the Company or of an Equity Holder.

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(r)           The Company shall maintain an arm's length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to the Company than is obtainable in the market from a person or entity that is not an Affiliate of the Company or of any Equity Holder.

(s)           The Company shall correct any misunderstanding that is known by the Company regarding its name or separate identity.

(viii)           Any indemnification obligation of the Company to the holder of any equity interest in the Company shall (1) be fully subordinated to the Loan, and (2) not constitute a claim against the Company or its assets until such time as the loan under the Loan Documents has been indefeasibly paid in accordance with its terms and otherwise has been fully discharged (or has been defeased in accordance with the Loan Documents).

(ix)           The Company shall cause the Organizational Documents of the Company to include, at all times, requirements substantially similar to the foregoing, in a manner satisfactory to the Lender.

(x)           As used in this Section 2:

"Affiliate" means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of the definition of "Affiliate", the terms "control", "controlled", or "controlling" with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over the general partner(s) or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

["Loan Documents" shall mean, collectively, the Consolidated, Amended and Restated Promissory Note, Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, the Construction Loan Agreement, the Payment Guaranty, the Performance and Completion Guaranty, the Indemnity and Guaranty Agreement, Hazardous Substances Indemnity Agreement; and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, entered into by the Company and/or any other signatories thereto, in connection with that certain loan in the approximate amount of $_______________ (the "Loan") Lender to the Company.] [TO BE UPDATED.]

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"Organizational Documents" shall mean, with respect to the Company, the documents used to form the Company and provide for its governance, as the same may be amended from time to time, including, without limitation, the articles of organization and the operating agreement.

3.           Principal Office. The principal office of the Company shall be located at such location as determined by the Member.

4.           Member.  The name, percentage interest in the Company and the business, residence or mailing address of the Member are as follows:

Name	Percentage Interest	Address
[The Square Holdings], LLC	100%

5.           Powers.  The Member shall manage the business and affairs of the Company.  The Member shall have the power and authority to perform any and all acts necessary or convenient to or for the furtherance of the purposes described herein.  In connection with the foregoing, the Member is hereby authorized and empowered to act through officers, employees and other persons designated by the Member in carrying out any and all of its powers and authorities that the Member possesses under this Agreement.

6.           Term.  The term of the Company commenced on April 13, 2005, the date on which the articles of organization of the Company were filed in accordance with the Act, and shall continue until dissolution of the Company in accordance with this Agreement.

7.           Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any officer, employee, representative or agent (including, without limitation, any agent acting as an attorney-in-fact) of the Company (including, without limitation, a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

8.           Dissolution.  The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:  (a) the written consent of the Member; or (b) the entry of a decree of judicial dissolution under the Act.  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs.

9.           Capital Contributions.  The Member is deemed admitted as a Member of the Company upon its execution and delivery of this Agreement.  The Member shall contribute such capital to the Company as the Member deems appropriate.

10.           Additional Contributions.  The Member is not required to make any additional capital contributions to the Company, but additional contributions may be made in the Member’s sole discretion.

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11.           Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated solely to the Member.  The Company shall be a “disregarded entity” for federal, state and local income tax purposes.

12.           Distributions.  Distributions shall be made to the Member at the times and in the amounts determined by the Member.  Such distributions shall be made solely to the Member.

13.           Books and Records.

(a)  At all times during the continuance of the Company, the Member shall keep or cause to be kept full and true books of account, in which shall be entered fully and accurately each transaction of the Company.

(b)           The Company shall continuously maintain at its principal place of business as determined by the Member:

(i)           A current list of the full name and last known address of the Member together with the contribution and the share in profits and losses of the Member;

(ii)          A copy of the articles of organization of the Company and all certificates of amendments thereto, together with executed copies of any powers of attorney pursuant to which any such certificate has been executed;

(iii)         Copies of this Agreement and all amendments thereto;

(iv)        The Company’s books and records for at least the current and past three (3) fiscal years; and

(v)          Such additional books and records as are necessary for the operation of the Company.

(c)           Any records maintained by the Company in the regular course of its business may be maintained in a form as determined by the Member, provided that the records so kept may be converted into clearly legible written form within a reasonable period of time.

(d)           The Company shall send to the Member, within sixty (60) calendar days after the end of each taxable year, such information as is necessary for the Member to complete Federal, state and local income tax or information returns.

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14.           Exculpation and Indemnification.  Neither the Member nor any of its members, partners, affiliates, consultants, representatives, employees, agents (including, without limitation, any agent acting as an attorney-in-fact), officers or directors, nor any of their respective affiliates, partners, members, shareholders, officers, representatives, directors, consultants, employees or agents (including, without limitation, any agent acting as an attorney-in-fact) (each an “Indemnified Party”) shall be liable to the Company or any other person or entity for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, by any other agreement entered into between the Indemnified Party and the Company, or otherwise, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s gross negligence or willful misconduct.  To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, by any other agreement entered into between the Indemnified Party and the Company, or otherwise, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of such Indemnified Party’s gross negligence or willful misconduct; provided, however, that any indemnity under this Section 14 shall be provided out of and only to the extent of the Company’s assets, and the Member shall not have any personal liability on account thereof.

15.           Assignments.  The Member may assign, in whole or in part, its limited liability company interest as determined in its sole discretion.

16.           Fiscal Year.  The fiscal year of the Company shall end on December 31 of each year or on such other date as determined by the Member.

17.           No Management Powers of the Member.  Except as expressly set forth herein, only the Member shall participate in the management of the Company business and have the power to bind the Company or to act on behalf of the Company in any manner whatsoever.

18.           Binding Agreement.  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes the legal, valid and binding agreement of the Member, and is enforceable against the Member and its successors and assigns in accordance with its terms.  In addition, the Indemnified Parties shall each be an intended beneficiary of this Agreement.

19.           Separability of Provisions.  Each provision of this Agreement shall be considered separable.  If for any reason any provision herein is determined to be invalid, unenforceable or illegal under any existing or future law, then such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

20.           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the Company and the Member with respect to the subject matter hereof and may be amended and supplemented only in a written instrument signed by all such parties.

21.           Admission of Additional Members.  One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

22.           Governing Law.   This Agreement shall be governed by, and construed under, the laws of the State of Florida, without reference to the rules and principles governing conflicts of laws.

23.           Choice of Forum.  The parties hereto hereby agree that none of them shall commence any litigation against any other party hereto arising out of this Agreement or the termination thereof except in a court located in the State of Florida.  Each party hereto hereby consents to jurisdiction over it by and exclusive venue in such a court.

24.           Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such signature page or counterpart shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

[SIGNATURES AND EXHIBIT A FOLLOW BELOW.]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the Effective Date.

COMPANY:

By:	ITS MEMBER [THE SQUARE HOLDINGS], LLC, a Florida limited liability company

By:
Its:	Manager
Date:	,20

By:
Its:	Manager
Date:	,20

MEMBER: [THE SQUARE HOLDINGS], LLC

By:
Its:	Manager
Date:	,20

By:
Its:	Manager
Date:	,20

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EXHIBIT A

THE PROPERTY

That part of those lands described in Official Records Book 9424, Page 594, of the Public Records of Orange County, Florida, also being a part of Section 36, Township 23 South, Range 28 East, Orange County, Florida described as follows:

Commence at the Southeast corner of Block "B", PLAZA INTERNATIONAL UNIT EIGHT, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida; thence run N76°51'07"W, along the South boundary of said Block "B", 58.57 feet to the beginning of a tangent curve concave Southerly and having a radius of 959.00 feet and a chord bearing of N81°11'20"W; thence run Westerly 145.18 feet along the arc of said curve and said South boundary through a central angle of 08°40'26" to the POINT OF BEGINNING; thence continue Westerly 76.16 feet along the arc of said curve having a radius of 959.00 feet and along said South boundary, through a central angle of 04°33'00" with a chord bearing of N87°48'03"W, to the end of said curve; thence S89°55'27"W along said South boundary, 272.29 feet; thence, departing said South boundary, 500°00'00"E, 234.60 feet; thence S45°00'00"E, 50.22 feet; thence N90°00'00"E, 99.49 feet; thence S00°00'00"E, 327.11 feet; thence S90°00'00"W, 80.61 feet to a point on a non-tangent curve concave Southeasterly having a radius of 40.50 feet and a chord bearing of S42°00'20"W; thence Southwesterly along the arc of said curve through a central angle of 146°24'41" for a distance of 103.49 feet to a non-tangent line; thence S00°00'00"E, 205.58 feet to the South boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and to a point on a non-tangent curve concave Southerly having a radius of 1062.50 feet and a chord bearing of N89°02'01"W; thence Westerly along said South boundary and along the arc of said curve through a central angle of 03°45'44" for a distance of 69.77 feet to the point of tangency; thence S89°05'07"W, 361.38 feet to a point on a non-tangent curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N01°02'26"E; thence Northerly, along the West boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and along the arc of said curve through a central angle of 05°18'55" for a distance of 237.71 feet to the South boundary of the Northwest 1/4 of the aforementioned Section 36; thence continue Northerly along said West boundary and along the arc of said curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N08°57'01"W, through a central angle of 14°40'00" for a distance of 655.95 feet to a non-tangent curve concave Easterly having a radius of 2282.20 feet and a chord bearing of N17°07'03"W; thence, from a tangent bearing of N17°41'44"W, run Northerly along said West boundary and along the arc of said curve through a central angle of 01°09'20" for a distance of 46.02 feet to the North boundary of said lands; thence N89°55'27"E along said North boundary, 887.86 feet; thence S00°04'33"E, 66.50 feet to the POINT OF BEGINNING.

TOGETHER WITH beneficial easements granted in Construction and Reciprocal Easement Agreement recorded in Official Records Book 4354, Page 38, Public Records of Orange County, Florida

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EXHIBIT “G”

(Form of SkyView Lease)

LEASE AGREEMENT

BY AND BETWEEN

THE SQUARE, LLC, LANDLORD

AND

CIRCLE ENTERTAINMENT SV ORLANDO-I, LLC, TENANT

DATED: ________________, 20____

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Lease Agreement dated ________________________, 20__, between THE SQUARE, LLC, a Florida limited liability company, as landlord (hereinafter referred to as “Landlord”), and CIRCLE ENTERTAINMENT SV ORLANDO-I, LLC, a Florida limited liability company, as tenant (hereinafter referred to as “Tenant”).

ARTICLE I

PREMISES
1.1  In consideration of the rents, agreements and conditions herein reserved and contained on the part of Tenant to be paid, performed and observed, Landlord does hereby demise and lease to Tenant, for the term hereinafter set forth, the premises described in Schedule A attached hereto as the Premises (“the Premises”) within the project also described in Schedule A attached hereto as the Project (“the Project”).

ARTICLE II

INTER- RELATIONSHIPS
2.1  The Premises are demised subject to and with the benefit of the easements, rights, restrictions, agreements and encumbrances set forth in Paragraph 9 of Schedule B hereto (collectively called “Title Matters”).  Schedules A, A-1, A-2, B, C-1, C-2, D, E attached hereto are hereby made a part hereof and incorporated herein to the same extent as if fully set forth herein.

2.2  The parties hereto agree not to record or register this lease but agree that a short form lease or notice of lease may be recorded in the official public records of Orange County, Florida.  Simultaneously with the execution of this lease Landlord and Tenant shall execute an instrument, recordable in form, setting forth the parties, a description of the Premises and the Project, the term of this lease, the appropriate language as required by Section 713.10 of the Florida Construction Lien Law to prevent any mechanic’s liens from attaching to Landlord’s interest in the Premises and such other provisions of this lease as may be reasonably requested by either party to constitute a “short form lease” or other instrument adequate, in the opinion of Tenant, for recording purposes, which short form lease may be recorded by either party hereto.  After the Commencement Date shall be fixed, within thirty (30) days after receipt of the written request of either Landlord or Tenant, Landlord and Tenant will enter into an amended “short form lease” or other such instrument (such as a Commencement Date Agreement) to fix the Commencement Date which amended short form of lease may be recorded, by either party hereto.  The party recording any such short form lease and/or amended short form lease shall bear the cost of doing so.

ARTICLE III

CONSTRUCTION
3.1  Landlord agrees that the work described in Schedule C-1 attached hereto and described as “Landlord’s Construction Work” will be commenced promptly after the execution hereof, that the same will be prosecuted to completion with due diligence and that said work will be done at its own cost and expense.  In addition to performing Landlord’s Construction Work described above, Landlord agrees to deliver possession of the Premises free of all occupants.  Tenant agrees that the work described in Schedule C-2 attached hereto and described as “Tenant’s Construction Work” will be commenced at such time as Landlord’s Construction Work have been completed up to a point where the Tenant may commence its work without interfering with Landlord’s Construction Work, but no later than the completion of the Landlord’s Construction Work, that the same will be prosecuted to completion with due diligence and that said work will be done at its own cost and expense.

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PRE-TERM OCCUPANCY AND UTILITIES TRANSFER
3.2  Tenant shall have the right, without payment of rent or other charges, after the execution of this lease and prior to the “Commencement Date” (defined in Section 4.3 below), whenever Tenant shall deem it appropriate, to enter the Premises to inspect the same, to make such improvements thereto as it shall have the right to make in connection with Tenant’s Construction Work and install therein fixtures, supplies, merchandise and other property and to open for business thereon.  Tenant agrees that any such entry and the making of any such improvements and any such installations shall be done without unreasonably hampering the performance of Landlord’s Construction Work.  No such entry by Tenant shall be deemed an acceptance of the Premises.  The “Utilities Date” shall be the last to occur of either (i) the date on which Landlord’s Construction Work shall be completed or (ii) the date on which Tenant shall commence Tenant’s Construction Work on the  Premises, it being understood and agreed that the mere delivery and storage of any fixtures at the Premises shall not be deemed commencement of Tenant’s Construction Work.  Landlord shall, at its sole cost and expense, install within the Common Areas all utility conduits and equipment as may be necessary in order for the Premises to have sufficient utility service as required pursuant to Section 8.4, and all utility conduits shall be brought up to a location in the Common Areas (such location to be reasonably acceptable to Tenant) within 5 feet of the Premises.

ARTICLE IV

ORIGINAL TERM	4.1 The term of this lease shall commence on the Commencement Date and shall run for a period of ninety-nine (99) years from the first January 1st occurring after the Commencement Date.

4.2  On the thirtieth (30th) anniversary of the first December 31st occurring after the Commencement Date (except if the Commencement Date occurs on December 31st of a particular year, then, on the 30th anniversary of the Commencement Date) and on each tenth (10th) anniversary thereafter, Tenant shall have the right and option, at Tenant’s election, to either (i) terminate this lease, or (ii) change the use of the Premises to any other use permitted by law, except that such use shall not violate any then existing exclusive rights of other tenants at the Project.  Tenant may exercise said right to change the use of the Premises or terminate this lease on each of the aforementioned dates, irrespective of any prior change of use by Tenant pursuant to this Section or otherwise.  Tenant shall notify Landlord of its election to either terminate this lease or change the use of the Premises pursuant to this Section by providing Landlord written notice thereof no later than one (1) year prior to each such date of the change in use or the termination of this lease, as applicable.  If Tenant elects to terminate this lease, then the provision of Section 8.1 that set forth Tenant’s rights and obligations with respect to returning the Premises to Landlord upon the termination or expiration of this lease shall control.

COMMENCEMENT
4.3  The “Commencement Date” shall be the [_________________] day after Tenant opens the SkyView Wheel for business to customers, but no later than twenty (20) months following completion of Landlord’s Construction Work and delivery of the Premises to Tenant (hereinafter the “Delivery Date”).

4.4  Landlord has entered into two (2) letters of intent to enter into the following instruments: (i) a lease (“Madame Tussauds Lease”) with an entity not yet determined (“Madame Tussauds”), which will operate a Madame Tussauds - Orlando wax museum, and (ii) a lease (“Sea Life Lease”) with an entity not yet determined (“SLC”), which will operate the Sea Life Center - Orlando.  Both of the letters of intent provide that the Madame Tussauds Lease and the Sea Life Lease shall contain a “Co-Tenancy” provision whereby certain rent payment obligations of Madame Tussauds and SLC are tied to the date of opening of the SkyView Wheel.  In connection with such “Co-Tenancy” provisions, the parties hereby agree that if the SkyView Wheel is not open for business on or before June 1, 2013, then:

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A.  With respect to the Madame Tussauds Lease, if Madame Tussauds has diligently worked to comply with, and has satisfied, all of the conditions to opening under the Madame Tussauds Lease by June 1, 2013, but pursuant to the aforementioned “Co-Tenancy” provision in the Madame Tussauds Lease (and not as a result of any other right it may have under the Madame Tussauds Lease, including, without limitation, a default by landlord thereunder or a black-out period clause), Madame Tussauds elects to open for business and is entitled to pay rent at a reduced rent as provided in the aforementioned “Co-Tenancy” clause of the Madame Tussauds Lease, then Tenant shall pay to Landlord the amount that would, when combined with the amount that Madame Tussauds is required to pay as set forth in the next sentence (irrespective of whether Madame Tussauds is actually paying such amount), would equal the “Gross Annual Rent” (as such term is defined in the Madame Tussauds Lease), provided that, the amount for which Tenant is liable shall not exceed 50% of such “Gross Annual Rent” (such amount is hereinafter referred to as the “Madame Tussauds Shortfall Payments”), but in no event shall any such amount be due for a period prior to April 30, 2013.  It is hereby agreed that during any such opening where Madame Tussauds is entitled to pay a reduced rent pursuant to the “Co-Tenancy” provision, Madame Tussauds shall be required to pay the amount which is the greater of: (i) 6% of “Gross Sales” (as defined in the Madame Tussauds Lease), or (ii) 50% of the fixed “Gross Annual Rent.”  Tenant shall commence paying the Madame Tussauds Shortfall Payments to Landlord within thirty (30) days of receipt of written notice from Landlord that Madame Tussauds has elected to exercise its right to open for business and is entitled to pay a reduced rent under the aforementioned “Co-Tenancy” clause (which notice shall contain a copy of the notice thereof from Madame Tussauds) and shall set forth the calculation of the amounts due from Tenant pursuant to the terms of this Section.  Tenant shall continue to make the Madame Tussauds Shortfall Payments to Landlord on a monthly basis within thirty (30) days of receipt of monthly notices from Landlord whereby Landlord shall certify to Tenant the amount of Madame Tussauds “Gross Sales” during the applicable month until any one of the following occurs: (i) the SkyView Wheel is open for business, (ii) the Madame Tussauds Lease is terminated, or (iii) the date which is twenty-four (24) months from June 1, 2013.  Within one hundred twenty (120) days following the end of each “lease year” Landlord shall deliver to Tenant a notice certifying to Tenant the annual “Gross Sales” earned by Madame Tussauds for such “lease year.”  If Madame Tussauds “Gross Sales” for such “lease year” shall be equal to or greater than $6,000,000, then Landlord shall with the delivery of such notice reimburse to Tenant all of the Madame Tussauds Shortfall Payments made by Tenant which are applicable to said “lease year.”  For the avoidance of doubt, it is hereby agreed that if Madame Tussauds elects to delay the opening of its business or terminates the Madame Tussauds Lease pursuant to the “Co-Tenancy” clause therein, then Tenant shall not be liable to Landlord in any manner for any of Landlord’s losses, damages or expenses arising under or in connection with the Madame Tussauds Lease, including, without limitation, the Madame Tussauds Shortfall Payments.

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B.  With respect to the Sea Life Lease, if SLC has diligently worked to comply with, and has satisfied, all of the conditions to opening under the Sea Life Lease by June 1, 2013, but pursuant to the aforementioned “Co-Tenancy” provision in the Sea Life Lease (and not as a result of any other right it may have under the Sea Life Lease, including, without limitation, a default by landlord thereunder or a black-out period clause), SLC elects to open for business and is entitled to pay rent at a reduced rent as provided in the aforementioned “Co-Tenancy” clause of the Sea Life Lease, then Tenant shall pay to Landlord the amount that would, when combined with the amount that SLC is required to pay as set forth in the next sentence (irrespective of whether SLC is actually paying such amount), would equal the “Gross Annual Rent” (as such term is defined in the Sea Life Lease), provided that, the amount for which Tenant is liable shall not exceed 50% of such “Gross Annual Rent” (such amount is hereinafter referred to as the “Sea Life Shortfall Payments”) , but in no event shall any such amount be due for a period prior to April 30, 2013.  It is hereby agreed that during any such opening where SLC is entitled to pay a reduced rent pursuant to the “Co-Tenancy” provision, SLC shall be required to pay the amount which is the greater of: (i) 6% of “Gross Sales” (as defined in the Sea Life Lease), or (ii) 50% of the fixed “Gross Annual Rent.”  Tenant shall commence paying the Sea Life Shortfall Payments to Landlord within thirty (30) days of receipt of written notice from Landlord that SLC has elected to exercise its right to open for business and is entitled to pay a reduced rent under the aforementioned “Co-Tenancy” clause (which notice shall contain a copy of the notice thereof from SLC) and shall set forth the calculation of the amounts due from Tenant pursuant to the terms of this Section.  Tenant shall continue to make the Sea Life Shortfall Payments to Landlord on a monthly basis within thirty (30) days of receipt of monthly notices from Landlord whereby Landlord shall certify to Tenant the amount of SLC “Gross Sales” during the applicable month until any one of the following occurs: (i) the SkyView Wheel is open for business, (ii) the Sea Life Lease is terminated, or (iii) the date which is twenty-four (24) months from June 1, 2013.  Within one hundred twenty (120) days following the end of each “lease year” Landlord shall deliver to Tenant a notice certifying to Tenant the annual “Gross Sales” earned by SLC for such “lease year.”  If SLC “Gross Sales” for such “lease year” shall be equal to or greater than $6,000,000, then Landlord shall with the delivery of such notice reimburse to Tenant all of the Sea Life Shortfall Payments made by Tenant which are applicable to said “lease year.”  For the avoidance of doubt, it is hereby agreed that if SLC elects to delay the opening of its business or terminates the Sea Life Lease pursuant to the “Co-Tenancy” clause therein, then Tenant shall not be liable to Landlord in any manner for any of Landlord’s losses, damages or expenses arising under or in connection with the Sea Life Lease, including, without limitation, the Sea Life Shortfall Payments.

4.5  If Landlord’s Construction Work shall not be completed and if possession of the Premises in the condition required by Sections 3.1, 4.6 and 8.4 shall not be delivered to Tenant before [_________________] (the “Deadline Date”), then at any time thereafter, but prior to completion of Landlord’s Construction Work and such delivery of possession of the Premises to Tenant, Tenant shall have the right, at its election, and without waiving any other rights Tenant may have against Landlord on account thereof, either to (i) terminate this lease, by giving Landlord notice thereof, or (ii) complete the remainder of Landlord’s Construction Work, the costs of which shall be reimbursed by Landlord to Tenant (or offset against the rent) in accordance with the terms and conditions of Section 14.2 hereof and therefore take such completion costs as a rent credit.

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4.6  Landlord agrees that upon the Commencement Date the Premises and all rights of Tenant under this lease will be free and clear of all Title Matters, except as set forth in this lease (including Schedule B).  Landlord agrees that if at any time or times any public authorities or insurance rating bureaus having jurisdiction over the Project, shall complain that portions of the Project (other than the Premises) shall not have been constructed or are being operated not in compliance with any law, ordinance or regulation of any public authority or insurance rating bureau having jurisdiction over the Project, or the “Developer” under the Covenants (defined in Section 9.2 hereof) shall complain that the same are not in compliance with the terms and conditions of the Covenants, and if any such party shall request compliance, and if failure to comply shall in any way adversely affect the use of the Premises by Tenant or adversely affect any other rights of Tenant under this lease or impose any obligation upon Tenant not contained in this lease, then Landlord shall, upon receipt of notice of such complaint, cause such repairs, alterations or other work to be done or action to be taken so as to bring about the compliance requested, provided that, all such work shall be performed after consultation with Tenant in a manner as to minimize the interruptions to Tenant’s operations on the Premises.  If by reason of such failure of compliance or by reason of such repairs, alterations or other work done by Landlord, Tenant shall be deprived of the use or enjoyment of the whole or any part of the Premises or the Common Areas (defined in Schedule B) and if such deprivation is such that Tenant’s (and its guests’, customers’, agents’ and invitees’) access to the Premises, Tenant’s parking rights on the Common Areas or the operation of the business from the Premises are materially and adversely affected, then the entire rent under this lease shall abate proportionately during such time, provided that, if Tenant reasonably believes that the operation of its business is so affected that it chooses to suspend or significantly reduce its operations, then the entire rent shall abate.  The preceding two (2) sentences shall not be applicable to any complaint resulting from Tenant’s specific use of the Premises or any work performed to the Premises by Tenant other than any work performed pursuant to Section 14.2 below.  If at any time the applicable zoning shall not permit the operation of the SkyView Wheel on the Premises, then Tenant, without waiving any other rights Tenant may have on account thereof, may terminate this lease, by giving Landlord notice thereof.

4.7 Intentionally deleted.

4.8 Intentionally deleted.

ARTICLE V

BASE RENT
5.1  (a) From the Commencement Date until the expiration of the term of this lease, Tenant shall pay base rent to Landlord at the rate of Five Hundred Thousand Dollars ($500,000) per annum plus applicable sales tax.

5.2  All base rent shall be payable in monthly installments of one-twelfth (l/l2) the annual rate thereof, in advance, upon the first (1st) day of each calendar month included within the term of this lease.  All rent and other payments to be made by Tenant to Landlord shall be made payable to Landlord and sent to Landlord at the place to which notices to Landlord are required to be sent, unless Landlord shall direct otherwise by notice to Tenant.  Rent for any fraction of a month at the commencement or expiration of the term shall be prorated on a per diem basis.

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ARTICLE VI

TAXES
6.1  A.  Prior to the Commencement Date, Landlord shall, at its own cost and expense and using all commercially reasonable efforts, separate out the Premises from the remainder of the Project whereby the Premises shall be assessed as a distinct tax parcel under its own folio number and, starting from the Commencement Date through the termination or expiration of this lease, Tenant shall be responsible for the payment of all of the real estate taxes due in connection with said distinct tax parcel applicable to the Premises.  Upon Landlord’s request, Tenant shall provide evidence of payment of such separately assessed real estate taxes in accordance with the terms of Section 6.4.  In addition to the real estate taxes applicable to the separately assessed tax parcel consisting of the Premises, Tenant shall pay to the Landlord a portion of the real estate taxes allocable to the Common Areas equal to sum of: (i) the total real estate taxes assessed on the land making up the Common Areas (other than portions thereof which are a part of the OHI Property as such term is defined on Schedule B hereto) times a fraction whose numerator is the square footage of the land in the Premises and whose denominator is Non Common Area Square Footage (defined below) (such fraction is hereinafter referred to as “Tenant’s Fraction”), plus (ii) the total real estate taxes assessed on all of the improvements within the Common Areas on which real estate taxes are payable under applicable law (such as the parking garage or other similar real property improvements to be shared by all tenants within the Project) multiplied by Tenant’s Fraction.  For purposes of this lease, “Non Common Area Square Footage,” shall mean all areas which are designated on the Site Plan to be leased or sold to third parties (including the Premises) whether the same are occupied or vacant, but shall not include any areas where planned improvements will be constructed in future phases of development (such as the contemplated hotels), until such phases of development commence.  The parties hereby agree that as of the date of this lease, Non Common Area Square Footage is approximately 200,000 air conditioned square feet.  Tenant’s Fraction shall be adjusted in the event of any increase in the Non Common Area Square Footage or increase or decrease in the square footage of the land within the Premises.  Real estate taxes shall not include any income, excess profits, estate, inheritance, succession, transfer, franchise, capital, personal property or other tax or assessment upon Landlord, all of which shall be the obligation of Landlord.  Tenant shall also pay to Landlord any sales tax, or any similar tax or surcharge assessed or levied with respect to the rent received by Landlord with respect to any amounts receivable by Landlord under this lease.

B.  If despite Landlord’s commercially reasonable efforts to create said distinct tax parcel consisting of the Premises, Landlord is unable to do so by the Commencement Date, Landlord shall continue to use commercially reasonable efforts to create same, but until such date Tenant shall pay to Landlord the amount of the real estate taxes allocable to the Premises (determined as below provided) and allocable to the Common Areas for each tax year (or a portion thereof) starting with the Commencement Date through the termination or expiration of this lease.  For the first and last tax years included in part within the term of this lease, Tenant shall pay to Landlord a pro rata share of such taxes on a per diem basis for such tax years, based upon the portions of such tax years included within the term of this lease.  The amount of real estate taxes allocable to the Premises shall be equal to sum of: (i) the total real estate taxes assessed on the land making up the Project multiplied by Tenant’s Fraction, (ii) the total real estate taxes assessed on all of the improvements within the Common Areas on which real estate taxes are payable under applicable law (such as the parking garage or other similar real estate improvements within the Common Areas shared by all tenants in the Project) multiplied by Tenant’s Fraction, and (iii) the total real estate taxes assessed on all of Tenant’s improvements on which real estate taxes are payable under applicable law.

7

6.2  If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for such period attributable to each taxing authority.  If the Non Common Area Square Footage shall change during any tax year, the contemplated Site Plan existing upon the day as of which the real estate taxes are assessed for such tax year shall control. The real estate taxes for any tax year shall mean such amounts as shall be finally determined to be the real estate taxes assessed and payable for such tax year as the same may be reduced by any reduction in the amount as originally assessed whether by abatement, refund, rebate or discounts obtained with respect thereto or otherwise.  For the purpose of determining payments due from Tenant to Landlord in accordance with the provisions of this Article VI, (A) the real estate taxes for any tax year shall be deemed to be the real estate taxes assessed and payable for such tax year until such time as the same may be reduced by abatement, refund, rebate, discount or other reductions, (B) if any abatement, refund or rebate shall be made for such tax year, the real estate taxes for such tax year shall be deemed to be the real estate taxes as so reduced plus the actual out of pocket expenses of obtaining the reduction (excluding any “administration fee” or similar charge which does not reflect actual out-of-pocket expenses incurred in obtaining such reduction), and (C) any penalties or interest resulting from Landlord’s late payment of real estate taxes shall not be payable by Tenant; such shall be the sole responsibility of Landlord.  An appropriate adjustment shall be made in the amount payable from or paid by Tenant to Landlord on account of real estate taxes pursuant to the immediately preceding sentence.

6.3 Landlord shall submit to Tenant copies of real estate tax bills or so called TRIM notices of the assessments for each tax year at least twenty (20) days prior to the expiration of the period by which such taxes may be contested.  Tenant shall have such rights to contest the validity or amount of any real estate taxes as permitted to Landlord or Tenant by law, either in its own name or in the name of Landlord.  Landlord shall cooperate with Tenant in any such contest and, in connection therewith, shall make available to Tenant such information in its files as Tenant may reasonably request.  If any abatement, refund or rebate shall be obtained, the expenses of obtaining the same shall be paid from such funds first.  Landlord agrees to provide Tenant with notice prior to instituting any contest with respect to the Project.

6.4 Landlord shall bill Tenant for any amount that may be payable by Tenant pursuant to the provisions of this Article VI.  Such bill shall be accompanied by (a) copies of all notices concerning assessments, changes of assessment and tax rates and (b) a computation of the amount payable together with supporting documentation reasonably satisfactory to Tenant relating to assessed value of the land and the improvements for which Tenant is responsible to pay real estate taxes and Landlord’s calculation of Tenant’s Fraction (as defined above) (including the then applicable Non Common Area Square Footage).  The amount payable by Tenant hereunder for any tax year shall be payable on or about the time that Landlord shall be required to pay real estate taxes to the taxing authority for such tax year, but if Tenant shall not have received a bill therefor and the supporting documentation referred to above at least fifteen (15) days prior to such time for payment, Tenant shall not be required to make payment until ten (10) days after the receipt of such documentation, provided that, if Landlord’s lender requires that the real estate taxes be paid monthly into an escrow account with the lender, then Tenant shall pay a prorated amount of such taxes to Landlord’s lender on the dates such payments are due to Landlord’s lender.  (If real estate taxes are payable to any taxing authority for any tax year in installments, the amount payable by Tenant hereunder shall be payable in similar installments.  If real estate taxes are payable to different taxing authorities for any tax year at different times, an appropriate apportionment shall be made of the amount payable by Tenant for such tax year and the apportioned amounts shall be payable at such times.)  Landlord agrees that real estate taxes upon the Project shall be paid by Landlord prior to the last day that the same may be paid without penalty or interest.  After the Premises are separated into a distinct tax parcel and if Tenant is not required to pay monthly escrows to Landlord’s lender, Tenant shall pay the real estate taxes on the Premises prior to the last day that the same may be paid without penalty or interest.  If a discount shall be available for early payment, and Tenant pays its share of real estate taxes to Landlord or Landlord’s lender for such period at least five (5) days prior to the last day that such discount shall be available, Landlord agrees that real estate taxes upon the Project shall be paid by Landlord prior to the last day that such discount shall be available.  In the event Tenant pays its share of real estate taxes to Landlord or Landlord’s lender in accordance with the immediately preceding sentence but Landlord or Landlord’s lender fails to pay any such real estate taxes prior to the last day that such discount shall be available then, anything to the contrary contained elsewhere in this lease notwithstanding, any amount payable by Tenant pursuant to this Article VI for the period covered by such real estate taxes shall be computed as if such discount had, in fact, been obtained.  At Tenant’s request, Landlord shall submit to Tenant copies of the paid real estate tax bills and receipts for each tax year within thirty (30) days after payment of such real estate taxes.  After the Premises are separately assessed and if Tenant is paying the real estate taxes directly to the appropriate tax collecting agency, at Landlord’s request, Tenant shall submit to Landlord copies of the paid real estate tax bills and receipts for each tax year within thirty (30) days after payment of such real estate taxes.

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ARTICLE VII

PERCENTAGE RENT
7.1  A “lease year” is defined to mean any twelve (12) month period commencing on January 1st and ending on a December 31st of the same year, except that:

(a)  if the Commencement Date shall occur on a day other than the first (1st) day of January, the first (1st) lease year shall commence on the Commencement Date and end on December 31st of the year in which the Commencement Date occurred, and

(b)  if the term of this lease shall terminate on a day other than the December 31st, the last lease year shall end on such termination day and commence on that first (1st) day of January.

7.2  The “Gross Sales” for any lease year shall be the total amount of all sales of ticket admissions to the SkyView Wheel at the Premises during such lease year, in each case whether the same shall be made by Tenant or by any subtenant or concessionaire of Tenant, whether for cash or on credit, whether delivered from the Premises or elsewhere, except that the following shall not be included in Gross Sales for such lease year or, if previously included in Gross Sales for any lease year, the same shall be deducted from Gross Sales for such lease year, as the case may be:

(a)  The amounts of all discounts, refunds, credits, allowances and/or adjustments made to customers;

(b)  The amounts of all sales taxes, resort taxes or other taxes in the nature of sales taxes or resort taxes, whether or not the same be called sales taxes or resort taxes, imposed by any governmental authorities, federal, state or local, irrespective of whether the same be imposed by present or future laws;

(c)  The amount of all sales to employees of Tenant or of any subtenants or concessionaires of Tenant which are made at discounts from prices charged to customers;

(d)  The amounts charged to customers for mailing or delivery of the tickets to the SkyView Wheel or other services where such services are rendered to the customer without profit;

(e)  Unpaid balances of credit sales which are charged off as “bad debts”, provided that if at any time after any such unpaid balance shall be so charged off, but prior to the expiration of the term of this lease, any amount shall be collected on account thereof, such amount shall then be included in Gross Sales;

(f)  The amounts paid to ticket brokers or other vendors for selling the tickets to the SkyView Wheel; and

(g)  The amount of fees and other charges paid by Tenant to credit card companies in connection with credit card sales.

7.3  Tenant shall pay to Landlord for each lease year during the term of this lease percentage rent equal to the greater of: (y) five percent (5%) of the Gross Sales above thirty million dollars ($30,000,000) (the “$30,000,000 Gross Sales Threshold”) for such lease year, or (z) minimum percentage rent applicable to the lease year as shown in the below table (the “Minimum Percentage Rent”).  The percentage rent calculation for any lease year which is not a full calendar year pursuant to Section 7.1(a) or (b) shall be calculated as provided in the immediately preceding sentence, except that the $30,000,000 Gross Sales Threshold or the Minimum Percentage Rent, as applicable shall be multiplied by a fraction, whose numerator shall be equal to the actual number of days within such partial lease year, and the denominator shall be equal to the number of days in the full calendar year.

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Years	Minimum Percentage Rent*

1-5	$ 0
6-10	25,000
11-15	51,250
16-20	78,812
21-25	107,753
26-30	138,140
31-35	170,047
36-40	203,550
41-45	238,727
46-50	275,664
51-55	314,447
56-60	355,169
61-65	379,928
66-70	397,928
71-75	442,824
76-80	489,965
81-85	539,464
86-90	591,437
91-95	646,009
95-99	703,309

*per annum

7.4  On or before the one hundred twentieth (120th) day after the expiration of each lease year, Tenant shall submit to Landlord a statement showing the Gross Sales for such lease year, and at such time Tenant shall pay to Landlord the percentage rent, if any, due for such lease year.  Tenant agrees that it will keep in its principal accounting office true and accurate records, in accordance with usual retail accounting practices, showing all sales made in, upon or from the Premises, and that Landlord and its duly authorized agents may, from time to time and at reasonable times during Tenant’s business hours, upon five (5) days written notice to Tenant, examine and audit such records for the purposes of verifying the aforesaid statements submitted by Tenant to Landlord.  If Landlord does not give Tenant notice that it challenges any statement or payment within 6 months after the expiration of the lease year to which such statement or payment relates, such statement or payment shall be deemed final and conclusive and the obligation of Tenant to keep available for Landlord’s examination the sales records upon which such statement or payment was based shall cease.  Landlord acknowledges that the information contained in Tenant’s statements of Gross Sales and the records pertaining thereto are deemed by Tenant to be confidential proprietary information, and are being provided and/or made available to Landlord for the sole purpose of calculating and verifying Tenant’s payments of percentage rent.  Landlord specifically agrees that it shall not disclose, distribute, disseminate or publish in any fashion such statements of Gross Sales or related records or the contents thereof to any third person or entity without the express prior written consent of Tenant in each instance obtained, which consent may be withheld by Tenant in its sole discretion, provided however, that such Gross Sales may be disclosed by Landlord (i) to Landlord’s mortgagee, prospective purchasers of the Project and Landlord’s accountants, attorneys and employees to the extent reasonably necessary for Landlord’s business purposes, subject to the requirement that such third parties keep such information confidential, and (ii) pursuant to governmental or court order.

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ARTICLE VIII

TENANT’S REPAIRS
8.1  Tenant shall make all repairs, alterations and replacements to the property which Tenant is required to maintain, as hereinafter set forth, which may be necessary to maintain the same in as good repair and operating condition, reasonable wear and tear and damage excepted and subject to Articles X and XI.  Tenant shall make all repairs, alterations and replacements to the property which Tenant is required to maintain as hereinafter set forth which may be required by any laws, ordinances or regulations of any public authorities having jurisdiction over the Premises and in compliance with the Covenants, provided however Landlord shall be liable for compliance with legal requirements applicable to the Premises existing prior to the Commencement Date.  Landlord shall, at its sole cost and expense, be responsible for obtaining the approvals of the initial site improvements to be constructed on the Premises from the “Developer” under the Covenants, provided that, if any alterations, repairs or improvements to the Premises after the initial construction thereof require the approval of the “Developer” under Covenants, Landlord shall use all commercially reasonable efforts to obtain the same and the actual out-of-pocket costs incurred by Landlord in connection therewith shall be paid by Tenant.  Upon the expiration or other termination of the term of this lease, Tenant shall remove the SkyView Wheel, other installations and equipment (other than the building), all of its goods and effects and those of all persons claiming under it and shall yield up peaceably to Landlord the Premises, provided that, Tenant and (its contractors or agents) shall have the right to enter the Premises and the Common Areas to take down the SkyView Wheel and other installations, which right shall include, without limitation, the right to install appropriate machinery and use staging areas, as needed therefor, which Tenant agrees to perform with all due diligence in a manner as to minimize the disruption to the other tenants or occupants at the Project, for up to twelve (12) months following the expiration or termination of this Lease without having to pay any percentage rent to Landlord during such time, but Tenant shall be liable for the payment of base rent, its share of real estate taxes due under Article VI, the CAM Costs and Insurance Costs.  The property which Tenant is required to maintain consists of all improvements located on the Premises and the supporting cables and other SkyView Wheel installations located within the Common Areas, but excluding all property which Landlord is required to maintain as below provided.

LANDLORD’S REPAIRS
8.2  Landlord shall make all repairs, alterations and replacements to the property which Landlord is required to maintain, as hereinafter set forth, which may be necessary to maintain the same in good repair and operating condition or which may be required by any laws, ordinances or regulations of any public authorities having jurisdiction over the Project and in compliance with the Covenants, subject to Articles X and XI.  However, notwithstanding anything in this lease contained to the contrary, Tenant, not Landlord, shall make all repairs, alterations and replacements to the property which Landlord is required to maintain which may be required as the result of repairs, alterations, replacements, other improvements or installations made by Tenant or any subtenant or concessionaire of Tenant or the agents of any of them, unless done by Tenant pursuant to Section 14.2.  The property which Landlord is required to maintain is all Common Areas of the Project, and, to the extent not included in the foregoing, all utilities conduits, fixtures and equipment serving the Premises which serve other premises or are located within the Project but outside the Premises.  In addition, Landlord shall make any repairs to the property Tenant is required to maintain which are required as a result of a defect in, or failure of repair of, the property Landlord is required to maintain.

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8.3 Intentionally deleted.

UTILITIES
8.4  Landlord agrees that during the term of this lease the Premises shall be connected to the electric and gas lines serving the municipality wherein the Premises are located and to the water and sewer systems of such municipality and shall be separately metered for each such utility service.  Landlord agrees that during the term of this lease (i) all such water, electricity and gas shall be in such amounts per unit of time as shall be required by the provisions of Schedule C-1 (including, without limitation, sufficient water for air-conditioning and sufficient electricity for the operation of the SkyView Wheel) and (ii) all such sewerage disposal facilities shall be of such capacity as shall be required by the provisions of Schedule C-1.  If no provisions regarding such capacity are contained in Schedule C-1, then Landlord agrees such capacity shall be engineered adequate for the operation of a SkyView Wheel and other uses at the Premises, which may include a restaurant and bar. Landlord covenants, warrants and represents that all utility conduits will be brought up to a location in the Common Areas (such location to be reasonably acceptable to Tenant) within 5 feet of the Premises by the Delivery Date.  Tenant shall be responsible for the installation of its own meter and other related usage fees, but not for any impact fees.  Tenant shall also be responsible for extending the conduit and power from the electrical transformer to the Premises. Landlord shall not take, or permit any occupant of the Project or any person claiming under Landlord or any such occupant to take, any action which shall interrupt, or interfere with, any electric, gas, water, sewerage or telephone service to the Premises.

UTILITIES AND SUPPORT EASEMENTS
8.5  Tenant shall have the right, license and easement within the Common Areas of the Project to: (i) install, replace, maintain and use utilities conduits, communications conduits and/or equipment serving the Premises, and (ii) install and maintain within the Common Areas anchoring piers, wires, cables and other supporting equipment for the SkyView Wheel, provided such piers, wires, conduits, cables and/or equipment shall be located only in areas subject to the reasonable approval of Landlord, and Tenant shall do the same in such manner as shall keep to a reasonable minimum any interference with the business of the Project.

ARTICLE IX

ALTERATIONS
9.1  Tenant agrees that any repairs, alterations, replacements, other improvements or installations made by Tenant to or upon the Premises shall be done in a good and workmanlike manner and in conformity with all laws, ordinances and regulations of all public authorities having jurisdiction over the Project, in compliance with the Covenants, that materials of good quality shall be employed therein, that the structure of the Premises shall not be endangered or impaired thereby.  Subject to the above standard and consistent with the uses permitted to Tenant in Schedule A hereof, Tenant shall be free to make any exterior alterations to the Premises (including the installation or alterations to the look and appearance of the SkyView Wheel) and install such signs, satellite antennae and heating, air-conditioning and utilities equipment as Tenant is permitted to erect and maintain pursuant to the applicable laws, ordinances and regulations of all public authorities having jurisdiction over the Project.

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9.2. (A) Landlord agrees that Tenant may erect and maintain signs (including commercial advertising, logos, 3D signage and graphics), from time to time, upon the exterior of the Premises (and on the SkyView Wheel) as permitted by code, subject to any variances that Tenant may obtain.  Landlord shall cooperate with Tenant in obtaining all necessary governmental permits and approvals (including, without limitation, any variances required in connection therewith and approvals from the “Developer” under that certain Notice of Covenants and Restrictions on Real Estate, recorded on August 28, 1985, in Book 3681, Page 1587 of the Official Public Records of Orange County, Florida, as thereafter amended (the “Covenants”)) for Tenant’s installation and maintenance of the signs, including without limitation the Monument Signs referred to in Paragraph 3 of Schedule B.  In connection therewith, upon Tenant’s request, Landlord shall promptly execute and return to Tenant permit, variance or other sign related applications for Tenant’s signs and identification panels for the Monument Signs.  Landlord agrees that Tenant may install grand opening banners and balloons on or attached to the Premises for up to fourteen (14) days after the grand opening of the Premises for business if allowable by law.  Tenant shall be responsible for such exterior signs as if the same were inside the Premises.

(B)  Landlord agrees that Tenant may install, operate and maintain mounted satellite dish antennae and related communications equipment, from time to time, upon the roof and/or exterior walls of the Premises.  Tenant shall be responsible for such antennae and equipment as if the same were inside the Premises.  Landlord shall cooperate with Tenant in obtaining all necessary governmental permits and approvals for Tenant’s installation and maintenance of the antennae and communications equipment.

(C)  Landlord shall allow Tenant, at Tenant’s cost, to install up to three (3) remote ticket booths in the Common Areas to promote the SkyView Wheel in prominent locations to be determined by Tenant, subject to Landlord’s consent not to be unreasonably withheld.  Landlord shall provide electricity and other appropriate utility services for such ticket booths. Tenant shall be responsible for the costs of connecting the ticket booths into such utilities.

9.3  All repairs, alterations, replacements, other improvements or installations made to or upon the Premises which are so attached to the realty that the same shall be by law deemed to be a part of the realty shall be the property of Tenant, provided that, upon the expiration or the termination of the term of this lease, all real improvements (subject to the following sentence) shall remain upon and be surrendered with the Premises as a part thereof with title thereto passing to the Landlord.  Notwithstanding the foregoing, the SkyView Wheel, all trade fixtures, lighting fixtures, satellite dish antennae and related communications equipment and signs, whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant (at the sole cost and expense of Tenant or such other person) shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the term of this lease or any occupancy by Tenant thereafter, including during the additional period for the removal of the SkyView Wheel provided for in Section 8.1 above.  Tenant shall not be required to repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any property from the Premises.

9.4  Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations to or upon the Premises.  Landlord shall cooperate with Tenant in obtaining such permits.  Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work.

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9.5  Pursuant to the requirements of Section 713.10 of Florida Construction Lien Law, Tenant and Landlord hereby expressly agree and acknowledge that the interest, rights and title of Landlord in this lease shall not be subject to any mechanic’s, materialman’s or other liens against the Premises or property of which the Premises are a part in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for Tenant or any person claiming under Tenant.  The “short form” of this lease to be recorded by the parties pursuant to Section 2.2 hereof shall contain all of the appropriate language to prevent any such liens from attaching to Landlord’s interest, rights and title in this lease. For so long as the requirements of Section 713.10 of Florida Construction Lien Law are satisfied in a manner that no such liens can attach to Landlord’s interest, rights and title under this lease, Tenant shall not have any obligation to Landlord to bond off, discharge or remove any liens which so attach only to Tenant’s interest, rights or title in this lease.

9.6  Landlord shall cause all of its leases at the Project to comply with the provisions of Section 713.10 of Florida Construction Lien Law. Landlord shall permit no mechanic’s, materialman’s or other lien against the Premises or property of which the Premises are a part, in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for Landlord or any other occupant of premises in the Project; if any such lien shall be filed against the Project, Landlord shall cause the same to be discharged, provided that if Landlord desires to contest any such lien Landlord may do so as long as the enforcement thereof is stayed, provided however, if such lien attaches to the Premises or any property of which the Premises are a part, then Landlord shall discharge of record any such lien within ten (10) days after written request by Tenant or any Leasehold Mortgagee, or if acceptable to the Tenant or the Leasehold Mortgagee, deposit with such person, pending such contest, a sum sufficient to cover the amount of such lien and all interest, penalties or costs that would be payable to discharge such lien if such lien were valid.

9.7  Prior to performing any renovation, repaving or other remodeling work to the Project or the Common Areas, Landlord agrees to provide Tenant with at least sixty (60) days prior written notice as to the nature of the work involved, the dates on which such work is scheduled to be performed and the anticipated time schedule to complete such work.  Landlord agrees to use its best efforts to minimize interruption of Tenant’s business operations during any such renovation or remodeling work.  If any work requires the removal of any of Tenant’s signs or ticketing booths, Landlord shall remove and reinstall said signs and ticketing booths at Landlord’s sole cost and expense.  If any of Tenant’s signs are so removed, Landlord agrees to provide a temporary sign for Tenant at Landlord’s sole cost and expense which sign shall be as large as and as visible from the Main Streets (as defined below) and Common Areas as the sign which had been removed or another location acceptable to Tenant.  If any ticketing booths need to be so removed, then Landlord shall relocate the ticketing booth to another prominent location at the Project and connect it to all necessary utility services, such location to be determined by Tenant subject to Landlord approval, not to be unreasonably withheld.  Upon completion of the work, Landlord shall relocate the ticketing booth back to the location where it was installed prior to the commencement of the work and connect it to all necessary utility services.  All such relocations and utility connections shall be performed with all due diligence and at Landlord’s sole cost and expense.

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ARTICLE X

FIRE AND OTHER CASUALTY
10.1  If the Premises or any part thereof shall be damaged or destroyed by fire, the elements or other casualty, then Tenant shall give notice thereof to Landlord and, except as hereinafter otherwise provided, Tenant shall, promptly thereafter, repair or restore the Premises to substantially the same condition they were in immediately prior to such casualty.  If the Common Areas or any part thereof shall be damaged or destroyed by fire, the elements or other casualty, then except as hereinafter otherwise provided, Landlord shall, promptly thereafter, commence repairs to restore the Common Areas to substantially the same condition they were in immediately prior to such casualty and shall pursue such repair and restoration with all due diligence.  If Landlord fails to promptly commence such repairs and restoration of Common Areas, or after commencement thereof is not pursuing the repairs and restoration with all due diligence, then Tenant shall have the right to an abatement of rent as provided herein and to enter the Common Areas to repair and restore the Common Areas to a condition deemed acceptable to Tenant, with the costs of such repairs and restoration incurred by Tenant to be reimbursed to Tenant by Landlord promptly following notice thereof, or if not so reimbursed, Tenant may deduct such amounts, together with interest thereon at the Default Rate (as defined below) from the date which is ten (10) days after such notice, from the next succeeding rent payments due to Landlord.  If the damage to the Common Areas shall render any parking, access or utility conduits and systems unsuitable for the use for which they were intended, but Landlord is diligently pursuing the repairs and restoration and has made arrangements for alternate parking, access or utility services, a just proportion of the rent and all other amounts payable by Tenant pursuant to this lease, according to the nature and extent of the injury to Tenant’s business, shall be suspended or abated until the fifth (5th) business day after the Common Areas shall be repaired or restored to substantially the same condition they were in immediately prior to such casualty.  If Landlord fails to diligently pursue the repairs and restoration or fails to provide alternate parking, access and utility services, such that Tenant’s ability to operate the SkyView Wheel from the Premises is materially and adversely affected and Tenant either suspends or significantly reduces its operations, then all of the rent shall abate until the fifth (5th) business day after it is remedied by Landlord.  All rent and any such other amounts paid in advance for a period beyond the date on which the same were so rendered unsuitable for the use for which the same were intended shall be equitably apportioned and adjusted as well.  In addition, if Landlord shall fail to commence to repair or restore damage to the Common Areas or caused the tenants to commence to repair or restore the damage to other premises in the Project as described in the previous sentence within sixty (60) days after the occurrence thereof or shall fail to complete the repair and restoration of such damage within one (1) year after the occurrence thereof then, in either such event, and prior to the commencement or completion thereof, as the case may be, Tenant may terminate this lease, at its election, by giving Landlord notice thereof and the term of this lease shall then terminate on the date specified therefor in such notice. Furthermore and in addition to the above self help remedy and abatement rights available to Tenant, if as a result of such damage or destruction for a period of more than thirty (30) consecutive days after notice by Tenant:

(i) the Parking Areas shall cease to have reasonably satisfactory access for pedestrians and motor vehicles to and from the Main Streets (defined in Schedule A), or

(ii) there shall cease to be reasonably satisfactory access for pedestrians between the Parking Areas and the main customer entrance of the Premises, or

(iii) there shall cease to be reasonably satisfactory access for trucks to and from the service door(s) of the Premises, or

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(iv) the Monument Signs shall not be repaired or rebuilt, then Tenant may, if Tenant shall so elect, terminate the term of this lease, by giving Landlord notice of the exercise of such election and the term of this lease shall then terminate on the date specified in such notice.  Wherever in this lease it is provided that rent and any such other amounts shall be suspended or abated for any period according to the nature and extent of the injury to Tenant’s business, Tenant’s sales figures for comparable periods shall be considered, together with all other evidence.  All insurance proceeds or damages recovered on account of any damage or destruction by fire, the elements, the act of any public authority or other casualty shall be made available for the payment of the cost of the aforesaid repair or restoration.

10.2  It is agreed and understood that if during the last ten (10) years of the term of this lease, the Premises or the Common Areas shall be damaged or destroyed to the extent that it would require Tenant to suspend the operation of the SkyView Wheel for ninety (90) days or more to restore the Premises or for the Landlord to restore the Common Areas to a condition that existed prior to the damage or destruction, as reasonably estimated by Tenant, then Tenant may, if it shall so elect, terminate the term of this lease, by notice to Landlord within thirty (30) days after such damage or destruction.  In the event of any termination of the term of this lease pursuant to the provisions of this Section 10.2, the termination shall become effective on the twentieth (20th) day after the giving of the notice of termination, a just proportion of the rent and all other amounts payable by Tenant pursuant to this lease, according to the nature and extent of the injury to the Premises or the Common Areas, shall be suspended or abated until the time of termination, rent and any such other amounts shall be apportioned as of the time of termination and proper adjustments shall be made, and neither Landlord nor Tenant shall be obligated to repair or restore any damage or destruction caused by such fire or other casualty.

10.3  From the Delivery Date until expiration of the term of this lease, Landlord shall maintain with respect to the improvements within the Common Areas so-called “all risk” property insurance and flood coverage but excluding terrorism coverage.  Such insurance shall be in an amount equal to the full replacement cost of such improvements. (Nothing herein contained, however, shall affect the obligations of Landlord, set forth in Section 10.1 above, to repair or restore the Common Areas or other premises after damage or destruction by fire, the elements or other casualty).  The policies of such insurance shall name Landlord and Tenant as additional insureds as their interests may appear and, subject to the provisions of said Section 10.1 above, shall be payable in case of loss to holders of any mortgages upon the property of which such improvements are a part, as their interests may appear, and, if none, to a commercial bank mutually acceptable to Landlord and Tenant to be disbursed to Landlord solely for the repair and restoration of the improvements in accordance with Section 10.1 above.  Such policies of insurance shall provide that no act or omission of any person named as insured thereunder shall invalidate the interest of, or be a defense against, any other person named as insured thereunder.  Such insurance shall be written by insurance companies authorized to do business in the state wherein the Project is located having an A.M. Best rating of A or better and a financial size of at least VII or a comparable rating by another national rating organization if A.M. Best is no longer in existence.  Landlord agrees that not less than ten (l0) days prior to the Commencement Date Landlord shall deliver to Tenant a certificate of such insurance.

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10.4  The annual premium paid upon the insurance Landlord is obligated to maintain pursuant to Section 10.3 is herein referred to as the “Annual Premium.”  Tenant shall pay the Annual Premium (excluding premiums for earthquake coverage) to Landlord as part of the amount payable pursuant to and in accordance with Paragraph 10 of Schedule B of this lease.  Landlord shall submit to Tenant evidence satisfactory to Tenant of the Annual Premium in such detail as Tenant may reasonably require including, without limitation, premium invoices sufficient in detail to substantiate the Annual Premium and a list of locations which the insurance covers.  If the insurance Landlord is obligated to maintain pursuant to Section 10.3 shall be included with insurance upon other premises then the Annual Premium shall be computed proportionately on a floor-area basis with all floor area covered by such insurance being deemed equal.  The amount which Tenant is obligated to pay under this Section 10.4 shall not include any premiums payable as the result of any extra-hazardous or non-retail use in the Project or because all premises in the Project are not sprinklered or constructed and maintained in accordance with requirements of fire insurance underwriters or rating boards having jurisdiction for similar retail Projects or as the result of any improvements constructed by other occupants of the Project.

10.5  From the Delivery Date until expiration of the term of this lease, Tenant shall maintain with respect to the terminal building and other improvements within the Premises (except for the SkyView Wheel) so-called “all risk” property insurance and flood coverage but excluding terrorism coverage.  Such insurance shall be in a minimum of Three Million Dollars ($3,000,000) or a greater amount as determined by Tenant to be adequate and appropriate in its business judgment.  (Nothing herein contained, however, shall affect the obligations of Tenant, set forth in Section 10.1 above, to repair or restore the Premises or other premises after damage or destruction by fire, the elements or other casualty).  The policies of such insurance shall name Landlord and any Leasehold Mortgagee as an additional insureds as their interests may appear and shall be payable in case of loss first to holders of any Leasehold Mortgages upon the property of which such improvements are a part, as their interests may appear, and, if none, to Tenant to be used first for the repair and restoration of the improvements in accordance with Section 10.1 above.  Notwithstanding Landlord being named as an additional insured under the aforementioned policy, all proceeds thereof shall belong solely to the Tenant and its Leasehold Mortgagees, if any, and Landlord hereby acknowledges and agrees that Tenant may adjust, settle, compromise and otherwise deal with any and all insurance claims under Tenant’s insurance policies related to the Premises in any manner that Tenant determines to be adequate and appropriate in its business judgment.  Tenant shall also maintain with respect to the SkyView Wheel so-called “all risk” property insurance and flood coverage but excluding terrorism coverage in the amount as determined by Tenant to be adequate and appropriate in its business judgment.  Landlord shall not be named as an additional insured on any insurance policy maintained with respect to the SkyView Wheel and shall not have any rights with respect thereto or any claims thereunder.  Such policies of insurance shall provide that no act or omission of any person named as insured thereunder shall invalidate the interest of, or be a defense against, any other person named as insured thereunder.  Such insurance shall be written by insurance companies authorized to do business in the state wherein the Project is located having an A.M. Best rating of A or better and a financial size of at least VII or a comparable rating by another national rating organization if A.M. Best is no longer in existence.  Tenant agrees that not less than ten (l0) days prior to the Commencement Date Tenant shall deliver to Landlord a certificate of such insurance.

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ARTICLE XI

EMINENT DOMAIN
11.1  If after the execution of this lease and prior to the expiration of the term of this lease the whole of the Premises shall be appropriated by right of eminent domain, then the term of this lease shall cease as of the time the fee simple interest shall be vested in the taking authority and rent and all other payments under this lease shall be apportioned and adjusted as of the time of termination.  Tenant shall have the right, at its election, to continue to occupy the Premises, to the extent permitted by law, for all, or such part as Tenant may elect, of the period between the time of such appropriation and the time when physical possession of the Premises shall be taken, subject to the provisions of this lease insofar as the same may be applicable to such occupancy by Tenant, but the amount, if any, charged to Tenant by the taking authority or its assigns for rent or use and occupancy shall be deductible from the rent paid or payable by Tenant hereunder.

11.2  If by right of eminent domain or any other act of public authority:

(i)  more than a de minimis part of the Premises shall be appropriated, or

(ii)  a part of the Common Areas of the Project shall be appropriated and if as a result thereof (taking into account any prior appropriation of any portion of the Project) the Parking Areas (defined in Paragraph 2 of Schedule B) shall be reduced in size by twenty percent (20%) or more, or

(iii)  the Parking Areas shall cease to have a reasonably satisfactory access for pedestrians and motor vehicles to and from either or both of the Main Streets (defined in Schedule A), or

(iv)  there shall cease to be reasonably satisfactory access for pedestrians between the Parking Areas and the main customer entrance of the Premises, or

(v)  there shall cease to be reasonably satisfactory access for trucks to and from the service door(s) of the Premises, or

(vi)  any part of the Premises shall be appropriated during the last year of the term of this lease, or

(vii)  the operation of Tenant’s business is otherwise materially and adversely affected,

then Tenant may, if Tenant shall so elect, terminate the term of this lease, by giving Landlord notice of the exercise of such election within thirty (30) days after the receipt by Tenant of notice from Landlord of such appropriation, provided that, following such termination, Tenant shall have the right to remove the SkyView Wheel and other installations or equipment other than the building from the Premises in accordance with Section 8.1.  In the event of a termination under the provisions of this Section 11.2, the termination shall be effective as of the time that physical possession of the premises so appropriated shall be taken and rent and all other payments pursuant to this lease shall be apportioned and adjusted as of the time of termination, but the amount charged by the taking authority or its assigns for rent or use and occupancy between the time of appropriation and the time of termination shall be deductible from rent and other charges paid or payable hereunder.  If there shall be an appropriation by right of eminent domain and if the term of this lease shall not be terminated as aforesaid, then the term of this lease shall continue in full force and effect and Landlord shall, within a reasonable time after physical possession is taken of the premises appropriated, restore what may remain of the Common Areas to substantially the same condition they were in prior thereto, subject to reduction in size thereof.  A just proportion of the rent and all other amounts payable by Tenant pursuant to this lease, according to the nature and extent of the injury to Tenant’s business, shall be suspended or abated until the fifteenth (15th) day after what may remain of the Common Areas shall be restored, as aforesaid, and thereafter a just proportion of the rent and any such other amounts, according to the nature and extent of the injury to Tenant’s business, shall be suspended or abated for the balance of the term of this lease.

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11.3  Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any appropriation by eminent domain or by reason of any act of any public authority for which damages are payable.  Tenant agrees to execute such instruments of assignment as may be reasonably requested by Landlord in any petition for the recovery of such damages, and to turn over to Landlord any damages that may be recovered in any such proceeding in excess of the damages to which Tenant is entitled pursuant to the terms hereof.  It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for the leasehold improvements, the value of the leasehold estate, the loss of profits, goodwill, the costs of dismantling and relocating the SkyView Wheel, if applicable, trade fixtures installed by Tenant or any person claiming under Tenant at the sole cost and expense of Tenant or such other person or any damages which are considered “special damages” to Tenant.  If any appropriation by right of eminent domain shall result in the termination of the term of this lease as above provided, Landlord shall pay to Tenant from the amount awarded to it as damages therefor an amount equal to the items set forth above, and in the event that any such appropriation shall not result in the termination of the term of this lease as above provided, Landlord shall pay to Tenant from the amount awarded to it as damages therefor an amount equal to the unamortized cost to Tenant of any improvements made by Tenant to the realty which shall not remain or be restored in the part of the Premises not taken.  The unamortized cost to Tenant of any improvement made by Tenant to the realty shall be determined in accordance with the straight-line method of amortization and the life expectancy of such improvement used by Tenant for federal income tax purposes.  As used hereinbefore, “the cost to Tenant of any improvements” shall mean the actual cost to Tenant of making such improvements less any contribution thereto or reimbursement thereof made by Landlord to Tenant, including, without limitation, reimbursement effected by deductions from rent.

ARTICLE XII

INDEMNIFICATION
12.1  Tenant shall save Landlord harmless from, and indemnify Landlord against, any and all injury, loss or damage, or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any breach of a covenant of this lease by Tenant, any act, omission or negligence of Tenant or any subtenant or concessionaire of Tenant or any employee or agent of Tenant or any subtenant or concessionaire of Tenant, except if such injury, loss or damage arises out of the willful or grossly negligent acts of Landlord.  It is a condition of this save harmless and indemnification that Tenant shall receive prompt notice of any such claim against Landlord.

12.2  Landlord shall save Tenant harmless from, and indemnify Tenant against, any and all injury, loss or damage, or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any breach of a covenant of this lease by Landlord, any act, omission or negligence of Landlord or its employees or agents, except if such injury, loss or damage arises out of the willful or grossly negligent acts of Tenant.  It is a condition of this save harmless and indemnification that Landlord shall receive prompt notice of any such claim against Tenant.

12.3  The provisions of this Article XII shall be subject to the provisions of Section 15.1 below.

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ARTICLE XIII

DEFAULT
13.1  If Tenant shall default in the payment of rent or any other sum of money payable by Tenant to Landlord (the non-payment of rent or other sums pursuant to Section 13.5 shall not be deemed a default hereunder) and if Tenant shall fail to cure such default within thirty (30) days after receipt of notice of such default from Landlord, then Landlord may, without waiving any claim for breach of agreement, send notice to Tenant of the termination of the term of this lease, and on the thirtieth (30th) day next following the date of the sending of such notice, but subject to the rights of any Leasehold Mortgagee set forth in Section 16.3 hereof and subject to the right of Tenant to remove the SkyView Wheel from the Premises as set forth in Section 8.1 above, the term of this lease shall terminate, Tenant hereby waiving all rights of redemption.

13.2  In case of any such termination, Tenant shall indemnify Landlord against all loss of rent and other payments provided herein to be paid by Tenant to Landlord through the time of such termination.  It is understood and agreed that at the time of such termination or at any time thereafter Landlord may rent the Premises and that Tenant shall be liable for any expenses incurred by Landlord in connection with any such reletting, including, without limitation, reasonable attorneys' fees and reasonable brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to payment of rent and all other payments due from Tenant to Landlord.

13.3  After any partial assignment of Tenant’s interest in this lease or a subletting of any of Tenant’s interest in this lease, Landlord shall not exercise any rights or remedies under this Article XIII on account of any default, including, any default in payment of any rent or other sum of money, unless Landlord shall give notice to the tenant named herein, the Leasehold Mortgagee, as well as the tenant in possession, of such default and the opportunity to cure each such default within the period of time after such notice as is provided in Sections 13.1 or 14.1, as applicable, and with respect to the Leasehold Mortgagee, as provided in Section 16.3.

13.4  Landlord shall not have any lien, for the performance of any obligations of Tenant, upon any real property, improvements, the SkyView Wheel, fixtures, machinery, equipment, goods, wares, merchandise or other personal property, and Landlord hereby expressly waives the provisions of any law giving to Landlord such a lien.

13.5  If any person to whom Tenant shall not then be paying rent under this lease shall demand payment of rent from Tenant, or any other amount payable by Tenant under this lease, alleging his or its right to receive such rent or other amount as a result of a transfer of Landlord’s interest in this lease or otherwise, Tenant shall not be obligated to honor such demand unless Tenant shall receive written instructions to do so from the person to whom Tenant shall then be paying rent or shall otherwise receive evidence satisfactory to Tenant of the right of the person making the demand.  In addition thereto, if Tenant in good faith disputes any calculation of Tenant’s share of the real estate taxes due under Article VI, the calculation of CAM Costs or Insurance Costs due from Tenant, Tenant may withhold the disputed portions of such payments until such time as the dispute is resolved.  The withholding of rent, or any other amount payable by Tenant under this lease, by Tenant pending the determination of the right of the party making the demand shall not be deemed to be a default on the part of Tenant.

13.6  If either party shall be in default of any obligation to make any payments to the other party under this lease for more than ten (10) days after receipt of notice thereof from the other party, then thereafter interest shall accrue upon such payment, and be payable, at an annual rate equal to the so-called base or prime rate then announced, from time to time, by Citibank (or if Citibank is no longer publishing its base or prime rate, then the base or prime rate of another mutually acceptable financial institution shall be substituted instead) plus two percent (2%) per year (the “Default Rate”).

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ARTICLE XIV

SELF-HELP
14.1  If Tenant shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure such default within thirty (30) days after notice from Landlord specifying such default (or if such default cannot by its nature be cured within such thirty (30) day period, shall not within such period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, Tenant agreeing to reimburse Landlord therefor.  Landlord may cure any such default as aforesaid prior to the expiration of said thirty (30) day period, but after notice to Tenant, if the curing of such default prior to the expiration of said thirty (30) day period is reasonably necessary to protect the real estate or Landlord’s interest therein or to prevent injury or damage to persons or property.  If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, such amount shall be added to and become due as part of the next payment of rent due hereunder, together with interest accrued at the Default Rate thereon from the date which is ten (10) days after receipt of notice thereof from Landlord (defined in Section 13.6 above).

14.2  If Landlord shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed and if Landlord shall not cure such default within thirty (30) days after notice from Tenant specifying the default (or, if such default cannot by its nature be cured within such thirty (30) day period, shall not within such period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Tenant may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, Landlord agreeing to reimburse Tenant therefor.  Tenant may cure any such default as aforesaid prior to the expiration of said thirty (30) day period, but after notice to Landlord, if the curing of such default prior to the expiration of said thirty (30) day period is reasonably necessary to protect the Premises or Tenant’s interest therein or to prevent injury or damage to persons or property or to Tenant’s business or is performed pursuant to Sections 8.2 or 10.1.  If Landlord shall fail to reimburse Tenant upon demand for any amount paid for the account of Landlord hereunder or fails to pay any other amount owed to Tenant under this lease within thirty (30) days of notice thereof from Tenant, such amount, together with interest accrued thereon at the Default Rate from the date which is ten (10) days after receipt of notice thereof from Tenant, may be deducted by Tenant from the next or any succeeding payments of rent or any other amount due hereunder.

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ARTICLE XV

WAIVER OF SUBROGATION
15.1  Each of Landlord and Tenant hereby releases the other, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party or by any person claiming under such other party, provided, however, that this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasor’s policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect such policies or the right of the releasor to recover thereunder.  Each of Landlord and Tenant agrees that its fire and extended coverage insurance policies shall include such a clause so long as the same is obtainable and is includible without extra cost, or if such extra cost is chargeable therefor, so long as the other party pays such extra cost.  If extra cost is chargeable therefor, each party shall advise the other thereof and of the amount thereof, and the other party, at its election, may pay the same but shall not be obligated to do so.

15.2  Except as provided in Section 15.1 immediately above, nothing else in this lease contained shall be deemed to release either party hereto from liability for damages resulting from the fault or negligence of such party or its agents or from responsibility to make repairs necessitated thereby or necessitated by any default of such party under this lease.

ARTICLE XVI

MORTGAGE SUBORDINATION
16.1  Tenant shall, upon the request of Landlord, in writing, subordinate this lease from time to time to the lien of any future mortgage to a bank, insurance company, credit union, labor union, pension fund, university, reputable fund or similar institution, irrespective of the time of execution or time of recording of such mortgage, provided the holder of such mortgage shall enter into an agreement with Tenant and the Leasehold Mortgagee, if applicable, in recordable form, that in the event of foreclosure or other right asserted under such mortgage by the holder or any assignee thereof, this lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this lease.  Tenant shall, if requested by the holder of any such mortgage, be a party to such agreement and shall agree, in substance, that if the mortgagee or any person claiming under such mortgage shall succeed to the interest of Landlord in this lease Tenant shall recognize such mortgagee or person as its Landlord under the terms of this lease.  Tenant shall, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary to effectuate, or to give notice of, such subordination, provided such instruments do not alter the terms of this lease.  The word “mortgage” as used herein includes mortgages, deeds of trust and similar instruments and any modifications, consolidations, extensions, renewals, replacements or substitutes therefor.

 16.2   Landlord agrees that neither the Project, nor the construction thereof, nor any expansion thereof, shall be financed by, or subject to, any so-called tax increment financing, economic development or industrial revenue bonds or similar debt instruments, or any security interest given in connection therewith, which shall, pursuant to any governmental laws, ordinances or regulations, require or impose (i) any restriction, condition or limitation whatsoever upon or with respect to any expenditures which may be made by Tenant and/or any business organization affiliated with Tenant or (ii) any obligation to file any reports or returns with respect thereto.

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     16.3  Tenant shall have the right, in addition to any other rights herein granted from time to time, grant one or more mortgages or deeds of trust pertaining to its interest in this lease and assign this lease, any sub-lease, Tenant’s leasehold improvements, equipment, fixtures and all other assets as collateral security for any loan to Tenant, upon the condition that all rights acquired under such mortgages or deeds of trust shall, except as and only to the extent expressly modified in this paragraph, be subject to each and all of the covenants set forth in this lease, and to all rights and interests of Landlord herein.  Any such mortgage or deed of trust shall be referred to as a "Leasehold Mortgage" as such term is used in this lease. The owner and holder of any Leasehold Mortgage shall be a "Leasehold Mortgagee" as such term is used in this lease. Any first priority Leasehold Mortgage shall be a "First Leasehold Mortgage" as such term is used in this lease. The holder of any First Leasehold Mortgage shall be a "First Leasehold Mortgagee" as such term is used in this lease; the use of such term shall also include the holder of more than one Leasehold Mortgage, provided one of the Leasehold Mortgages held by said party shall be a First Leasehold Mortgage. If Tenant shall from time to time mortgage its leasehold estate herein, and if any First Leasehold Mortgagee has sent to Landlord a true copy of the First Leasehold Mortgage, together with written notice specifying the name and address (which address may be changed by subsequent written notice) of the First Leasehold Mortgagee, Landlord and Tenant agree that so long as any such First Leasehold Mortgage shall remain unsatisfied of record, or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply:

(a)           There shall be no cancellation, surrender, alteration, amendment or modification of this lease by agreement of Landlord and Tenant without the prior written consent of the First Leasehold Mortgagee.

(b)           Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the First Leasehold Mortgagee, and no notice to the Tenant shall be effective unless and until the copy thereof is served upon the First Leasehold Mortgagee to the address of the First Leasehold Mortgagee provided to Landlord in accordance with this Section 16.3. The First Leasehold Mortgagee shall thereupon have the same period as Tenant has, plus an additional thirty (30) days, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by, or at the instigation of, such First Leasehold Mortgagee or any other Leasehold Mortgagee, even though Landlord shall not be obligated to provide notice to any Leasehold Mortgagee other than the First Leasehold Mortgagee, as if the same had been done by Tenant.

(c)           If any default shall occur which, pursuant to any provision of this lease, entitles Landlord to terminate this lease, and if before the expiration of thirty (30) days from the date of service of notice of termination upon such First Leasehold Mortgagee, such First Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid all past due rents, taxes, utility expenses, Insurance Costs, CAM Costs (as defined in Paragraph 10 of Schedule B) and any other sums due to Landlord from Tenant herein provided for, and shall have complied or shall commence the work of complying with all other requirements of this lease if any are in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this lease and any notice of termination theretofore given shall be void and of no effect, provided that, if to cure any default the First Leasehold Mortgagee is required to be in possession of the Premises, the First Leasehold Mortgagee shall not only have the right to nullify any notice of termination by sending notice to Landlord of its intention to cure such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this lease as fixed by Landlord in its notice of termination, for a period of six (6) months (subject to further extension on a day for day basis for any period during which the First Leasehold Mortgagee’s ability to foreclose on the Premises is stayed by a Bankruptcy or appellate proceeding), provided that such First Leasehold Mortgagee shall cure or cause to be cured any then existing defaults which can be cured, solely by the payment of money and provided further that the First Leasehold Mortgagee shall forthwith take steps to acquire or sell Tenant's interest in this lease by foreclosure of the First Leasehold Mortgage or otherwise in Bankruptcy, and shall prosecute the same to completion with all due diligence. If, at the end of said 6 month period (including any aforesaid extension in the event of a Bankruptcy or appellate proceedings), the First Leasehold Mortgagee shall be actively engaged in steps to acquire or sell Tenant's interest herein, the time of said First Leasehold Mortgagee to comply with the provisions of this Section 16.3 shall be extended for such period as shall be reasonably necessary to complete such steps (including any Bankruptcy and appellate proceedings) with reasonable diligence and continuity, and, thereafter, within a reasonable time, to cure any default which cannot be cured solely by the payment of money.

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(d)           Landlord agrees that the name of any Leasehold Mortgagee may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Tenant or its manager hereunder and, anything herein to the contrary notwithstanding, the insurance proceeds shall be applied as required by the First Leasehold Mortgage; provided, however, any proceeds payable on account of fire or other casualty shall be used, to the extent necessary, to restore the existing building, structures, fixtures and equipment on the Premises to a condition such that Tenant may resume its business.

(e)           Landlord agrees that in the event of termination of this lease for any reason, that, upon request from the First Leasehold Mortgagee, Landlord will enter into a new lease for the Premises with the First Leasehold Mortgagee or its designee, such designee to be subject to Landlord's consent, which consent shall not be unreasonably withheld or delayed, for the remainder of the term, effective as of the date of such termination, at the rent and upon the terms, provisions, covenants and agreements as herein contained, and subject only to the same conditions of title as this lease is subject to on the date of the execution hereof, provided:

(1)           The First Leasehold Mortgagee, or its designee, shall make written request upon Landlord for such new lease within thirty (30) days after Landlord has given the First Leasehold Mortgagee notice of such termination.

(2)           Said written notice shall be accompanied by payment of all past due rents, taxes, utility expenses, Insurance Costs, CAM Costs and other sums owing to Landlord hereunder of which the First Leasehold Mortgagee shall have been given notice, and, thereafter such monetary obligations shall be maintained current through the time of the execution and delivery of said new lease.

(3)           The tenant under such new lease shall automatically have the same right, title and interest in and to the Project, Common Areas, buildings, improvements, equipment, fixtures and personal property on the Premises as Tenant had under the terminated lease.

(4)           The Landlord shall assign to the new tenant all subleases for portions of the Premises where such subtenants have attorned to the Landlord following the termination of the lease.

(5)           The Landlord shall pay the tenant under the new lease all rents, if any, collected by the Landlord during the interval following termination of this lease and prior to the execution of the new lease, in excess of those amounts required by the terms of this lease.

(f)           In addition to the above, Landlord agrees, promptly after submission, to execute, acknowledge and deliver any agreements modifying this lease requested by any First Leasehold Mortgagee from time to time, provided that such modification does not decrease Tenant's obligations, or increase Tenant's rights, or materially and adversely affect Landlord's rights, and provided that such modification meets with the approval of Landlord, which approval shall not be unreasonably withheld. At the time of execution of said agreements, Tenant shall compensate Landlord for any reasonable attorney’s fees or costs incurred by Landlord in complying with this paragraph.

(g)           Any First Leasehold Mortgagee shall be given notice of any arbitration proceedings, if any, by the parties hereto, and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that the First Leasehold Mortgagee shall not elect to intervene or become a party to such proceedings, the First Leasehold Mortgagee shall receive notice of, and a copy of any award or decision made in said arbitration proceedings.

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(h)           Landlord shall, upon request, execute, acknowledge and deliver to the First Leasehold Mortgagee, an agreement prepared at the sole cost and expense of Tenant, in a form reasonably satisfactory to such First Leasehold Mortgagee, between Landlord, Tenant and the First Leasehold Mortgagee, agreeing to all of the provisions of this Section 16.3. The term "Leasehold Mortgage", whenever used herein, shall include whatever security instruments are used in the locale of the Premises, such as, without limitation, deeds of trust, financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code.

(i)           Tenant agrees to notify Landlord of the existence of any Leasehold Mortgages which may, from time to time, encumber Tenant's interest in the Premises and to provide Landlord with a copy of each such Leasehold Mortgage if requested by Landlord.

(j)           Notwithstanding anything herein to the contrary, no Leasehold Mortgagee shall be liable or responsible in any respect under any provision of this lease or for Tenant’s obligations hereunder, unless and until the Leasehold Mortgagee becomes the owner and holder of this lease through foreclosure, bankruptcy proceedings or assignment in lieu thereof.

ARTICLE XVII

ASSIGNMENT AND SUBLETTING
17.1  Following the assignment of this lease by Tenant and acceptance of the lease obligations by a successor tenant, Tenant shall be fully released from all obligations hereunder if the assignee’s net worth is equal to or greater than the lesser of either: (i) Tenant’s net worth as of December 31 of the year preceding the assignment, or (ii) fifty million dollars ($50,000,000).  No consent from Landlord shall be necessary with respect to any such assignment, provided that the future Tenant meets the requirements as outlined in this Section 17.1 and in the event of a use change of the Premises, the future Tenant does not violate any other exclusives that have been previously offered and remain applicable on the Project (as provided in Section 4.2).  No Landlord consent for a subletting shall be necessary.

ARTICLE XVIII

INTERPRETATION
18.1  It is agreed that if any provision of this lease or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this lease or the application of such provisions to any other person or circumstance, all of which other provisions shall remain in full force and effect.  It is the intention of the parties hereto that if any provision of this lease is capable of two constructions one of which would render the provision valid, the provision shall have the meaning which renders it valid.

SUCCESSORS AND ASSIGNS
18.2  The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this lease, shall mean, where the context requires or admits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors, assigns and subtenants, irrespective of whether singular or plural, or masculine, feminine or neuter.  The agreements and conditions in this lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord (including if Landlord is a nominee trust, its trustees and beneficiaries) and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Tenant and its successors and assigns, and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its heirs, legal representatives, successors and assigns.  If Landlord shall be more than one person or entity, the obligations of Landlord hereunder shall be joint and several.

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DELAYS
18.3  In any case where either party hereto is required to do any act (other than make a payment of money), delays caused by or resulting from Act of God, war, civil commotion, fire, the elements or other casualty, labor difficulties, general shortages of labor, materials or equipment, or other causes beyond such party’s reasonable control, shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time, or “a reasonable time”. The provisions of this Section 18.3, however, shall not apply to the dates set forth in Articles IV, X and XI above.

HOLDING OVER
18.4  If Tenant or any person claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the term of this lease without any agreement in writing between Landlord and Tenant with respect thereto, the person remaining in possession shall, prior to acceptance of rent by Landlord, be deemed a tenant at sufferance, and, after acceptance of rent by Landlord, the person remaining in possession shall be deemed a tenant from month to month subject to the provisions of this lease insofar as the same may be made applicable to a tenancy from month to month, provided that, Tenant shall have the right to remain in possession of the Premises after the termination or the expiration of the term of this lease for the dismantling of the SkyView Wheel as provided in Section 8.1.

WAIVERS
18.5  Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this lease shall be deemed a waiver of a breach of any other provision of this lease or a consent to any subsequent breach of the same or any other provision.  If any action by either party shall require the consent or approval of the other party, the other party’s consent to or approval of such action on any one or more occasions shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.  Any and all rights and remedies which either party may have under this lease or by operation of law, either at law or in equity, upon any breach shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by such party or not, shall be deemed to be in exclusion of any other.  Any two or more or all of such rights and remedies may be exercised at the same time.  Without limiting the generality of the foregoing, if any restriction contained in this lease for the benefit of either party shall be violated, such party, without waiving any claim for breach of agreement against the other party, may bring such proceedings as it may deem necessary, either at law or in equity, in its own name or in the name of the other party, against the person violating such restriction.

DISPUTES
18.6  It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest”, such payment not being regarded as a voluntary payment, and there shall survive the right on the part of such party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of such party to pay such sum or any part thereof, such party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this lease together with interest thereon from the date of payment at the Default Rate.  If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof “under protest”, the performance of such work in no event being regarded as a voluntary performance, and there shall survive the right on the part of such party to institute suit for recovery of the cost of such work.  If it shall be adjudged that there was no legal obligation on the part of such party to perform the same or any part thereof, such party shall be entitled to recover the cost of such work or the cost of so much thereof as such party was not legally required to perform under this lease together with interest thereon from the date of payment at the Default Rate.

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QUIET ENJOYMENT
18.7  Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements and conditions on its part to be performed and observed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and all rights of Tenant hereunder during the term of this lease without any manner of hindrance or molestation.

NOTICES
18.8  Any notice, consent or approval provided for herein shall be deemed duly given by the sender thereof to the addressee thereof only if in writing and mailed to such addressee by registered or certified mail, postage prepaid and return receipt requested, or by sending the same via Federal Express, Airborne Express or other overnight courier service which delivers only upon signed receipt of the addressee, at the “Notice Address” of such addressee.  The time of the giving of any notice shall be the day of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given above provided or there shall be no person available on the day of delivery thereof to receive such notice, the day of the giving of such notice shall be the day of such refusal or the time of such delivery (or, if such day is not a business day, the next succeeding business day), as the case may be, and except that any notice given pursuant to Article IV shall be deemed given when mailed or delivered to the overnight courier service.  The Notice Address of Landlord shall be c/o Unicorp, 7940 Via Dellagio Way Orlando, Florida 328189, Attention: Charles Whittall.  The Notice Address of Tenant shall c/o Circle Entertainment SV Orlando-I, LLC, Circle Entertainment Inc., f/k/a FX Real Estate and Entertainment Inc., 650 Madison Avenue, 15th Floor, New York, New York 10022, Attention: Mitchell J. Nelson, Esq.  If the sender of any notice to any addressee shall have previously been given notice by said addressee of a change of address of said addressee, such changed address shall thereafter as to such sender be deemed the Notice Address of such addressee.

COST AND EXPENSE
18.9  Wherever in this lease provision is made for the doing of any act by any person it is understood and agreed that such act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

THIS INSTRUMENT
18.10  This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.  This lease shall not be modified in any way except by a writing subscribed by both parties.

MARGINAL NOTES
18.11  The marginal notes used as headings for various provisions of this lease are used only as a matter of convenience for reference and are not to be considered a part of this lease or used in determining the intent of the parties to this lease.

BROKERS
18.12  Each of Landlord and Tenant warrant and represent to the other that neither party has dealt with any broker in connection with this lease.  Each of Landlord and Tenant shall indemnify and hold harmless the other party from and against all commissions, fees and expenses, and all claims therefor, in connection with this lease of, or by, any broker alleging he, she or it has dealt with the indemnitor party.

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INVESTMENT CREDIT
18.13  If any investment tax credit, new jobs credit, or other tax benefit in the nature of any such tax credit shall be available with respect to any property subject to this lease installed by or at the expense of Tenant, Landlord hereby waives such tax benefit and agrees that Tenant may claim the same to the extent that the tax laws permit the same to be “passed” to Tenant.  Tenant shall provide Landlord with such forms as Landlord shall be required to file to effect the “passing” of such tax benefit to Tenant.

DISCLOSURE
18.14  Landlord and Tenant agree to keep the terms of this lease confidential and shall cause its agents to do so and neither party nor its agents shall disclose same to any other person not a party hereto without the prior written consent of the other party (including without limitation, posting the terms of this lease or any part thereof on the internet or in any mailing or providing a copy to third parties via electronic mail), provided that Landlord and Tenant may disclose the terms hereof (i) to their accountants, attorneys, employees, and others in privity with such party such as their mortgagees, professional advisors, prospective mortgagees or prospective purchasers of the Project to the extent reasonably necessary for such party’s business purposes without such prior consent but subject to the confidentiality requirement hereof, (ii) pursuant to government order or court order or as otherwise required by applicable law or the Securities and Exchange Commission (the “SEC”), and (iii) in connection with the enforcement of the lease or any rights hereunder of any such party.  Notwithstanding anything herein to the contrary, nothing herein shall be deemed to limit or prevent the Tenant's ultimate parent from satisfying its SEC reporting obligations with respect to this lease and the transactions contemplated hereby.

RULES OF CONSTRUCTION
18.15  Landlord and Tenant specifically acknowledge that they have had the opportunity to consult counsel of their choosing with respect to the negotiation of this lease and the rights and obligations set forth herein.  Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this lease or any schedules or exhibits hereto.

NON-INVOLVEMENT OF STOCKHOLDERS
18.16  Landlord acknowledges that Tenant’s ultimate beneficial owner, FX Real Estate and Entertainment Inc., n/k/a Circle Entertainment Inc., a Delaware corporation (“Circle Entertainment”), is a publicly traded company and agrees that in the event there is any default or alleged default by Tenant under this lease, or if Landlord has or may have any claims arising from or relating to this lease, Landlord shall not commence any lawsuit or otherwise seek to impose any liability whatsoever against any person or entity in its capacity as a stockholder of Circle Entertainment. ("Circle Stockholder").  Landlord further agrees that Landlord shall not permit any party claiming through Landlord to assert a claim or impose any liability against any Circle Stockholder (in its capacity as a Circle Stockholder) as to any matter or thing arising out of or relating to this lease or any alleged breach or default by Tenant.

This page ends here.

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IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed under seal as of the day and year first written.

WITNESSES:		THE SQUARE, LLC, a Florida limited liability company

By
Name
Its

WITNESSES:		CIRCLE ENTERTAINMENT SV ORLANDO-I, LLC, a Florida limited liability company

By
Name
Its

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SCHEDULE A

DESCRIPTION OF PROJECT AND PREMISES

The Premises consist of an area at the Project on which the Tenant will construct a terminal building for the SkyView observation ferris wheel that will be approximately 420 feet high (the “SkyView Wheel”), which building when constructed will contain approximately twenty-five thousand (25,000) square feet to be used for ticketing booths, queuing/waiting areas, retail, restaurant, bar, SkyView related amenities or other general entertainment areas (the “Premises”), the boundaries and location of which are generally outlined on the site plan of the Project attached to this lease as Schedule A-1 (“the Site Plan”), and are a portion thereof labeled as the “SkyView Attraction Terminal” on said Site Plan.  Prior to the Commencement Date, the Premises shall be legally described and measured by a surveyor and, upon confirmation from both Landlord and Tenant that the drawing accurately depicts the Premises which contain approximately 25,000 square feet, such legal description and the survey drawing shall be attached hereto as Schedule A-2.  The portion of the Site Plan labeled “Critical Area” shall not be modified in any way that would impair the view corridors of or from the SkyView Wheel without Tenant’s consent, which may be withheld at Tenant’s sole and absolute discretion.  The portion of the Site Plan which is outside of the Critical Area shall not be modified in any material way which affects the visibility of or access to the Premises or reduces the number of parking spaces below the criteria in Section 2 of Schedule B to this lease or impacts the access/egress points in the Project without Landlord first obtaining the consent of Tenant, such consent not to be unreasonably withheld.  In addition, Tenant shall have the exclusive right to use certain service areas adjacent to the Premises which shall contain loading areas and trash storage area for Tenant’s delivery and removal activities and for a common compactor, dumpster and/or trash receptacles.  If required by Tenant, additional service areas within the Common Areas shall be made available to Tenant for the storage of Tenant’s backup generators, provided Tenant does not place them in an area that would be designated as a building area or does not create an eyesore in Landlord’s Common Areas and appropriately screens them.  It is expressly understood and agreed that said service areas shall not be included in computing Tenant’s Fraction for purposes of Article VI and Paragraph 10 of Schedule B or for purposes of calculating other charges due under this lease.

The name of the Project shall be [______________], provided that, Landlord may from time to time change the name of the Project after obtaining Tenant’s prior written consent, which consent shall not be unreasonably withheld.  The Project is situated directly to the north of VIA Mercado and its west boundary abuts International Drive and the east boundary abuts Universal Boulevard Drive (herein collectively referred to as “the Main Streets”) in the Unincorporated Orange County, Florida.  The “Project” is the land, together with the buildings and other structures from time to time thereon, shown on the Site Plan, and is more particularly described as follows:

(LEGAL DESCRIPTION)

That part of those lands described in Official Records Book 9424, Page 594, of the Public Records of Orange County, Florida, also being a part of Section 36, Township 23 South, Range 28 East, Orange County, Florida described as follows:

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Commence at the Southeast corner of Block "B", PLAZA INTERNATIONAL UNIT EIGHT, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida; thence run N76°51'07"W, along the South boundary of said Block "B", 58.57 feet to the beginning of a tangent curve concave Southerly and having a radius of 959.00 feet and a chord bearing of N81°11'20"W; thence run Westerly 145.18 feet along the arc of said curve and said South boundary through a central angle of 08°40'26" to the POINT OF BEGINNING; thence continue Westerly 76.16 feet along the arc of said curve having a radius of 959.00 feet and along said South boundary, through a central angle of 04°33'00" with a chord bearing of N87°48'03"W, to the end of said curve; thence S89°55'27"W along said South boundary, 272.29 feet; thence, departing said South boundary, 500°00'00"E, 234.60 feet; thence S45°00'00"E, 50.22 feet; thence N90°00'00"E, 99.49 feet; thence S00°00'00"E, 327.11 feet; thence S90°00'00"W, 80.61 feet to a point on a non-tangent curve concave Southeasterly having a radius of 40.50 feet and a chord bearing of S42°00'20"W; thence Southwesterly along the arc of said curve through a central angle of 146°24'41" for a distance of 103.49 feet to a non-tangent line; thence S00°00'00"E, 205.58 feet to the South boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and to a point on a non-tangent curve concave Southerly having a radius of 1062.50 feet and a chord bearing of N89°02'01"W; thence Westerly along said South boundary and along the arc of said curve through a central angle of 03°45'44" for a distance of 69.77 feet to the point of tangency; thence S89°05'07"W, 361.38 feet to a point on a non-tangent curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N01°02'26"E; thence Northerly, along the West boundary of the aforesaid lands described in Official Records Book 9424, Page 594, and along the arc of said curve through a central angle of 05°18'55" for a distance of 237.71 feet to the South boundary of the Northwest 1/4 of the aforementioned Section 36; thence continue Northerly along said West boundary and along the arc of said curve concave Westerly having a radius of 2562.50 feet and a chord bearing of N08°57'01"W, through a central angle of 14°40'00" for a distance of 655.95 feet to a non-tangent curve concave Easterly having a radius of 2282.20 feet and a chord bearing of N17°07'03"W; thence, from a tangent bearing of N17°41'44"W, run Northerly along said West boundary and along the arc of said curve through a central angle of 01°09'20" for a distance of 46.02 feet to the North boundary of said lands; thence N89°55'27"E along said North boundary, 887.86 feet; thence S00°04'33"E, 66.50 feet to the POINT OF BEGINNING.

TOGETHER WITH beneficial easements granted in Construction and Reciprocal Easement Agreement recorded in Official Records Book 4354, Page 38, Public Records of Orange County, Florida.

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SCHEDULE A-1

SITE PLAN

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SCHEDULE A-2

(Legal Description and Survey of Premises)

(To be attached)

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SCHEDULE B

COMMON AREAS

1.  Subject to the terms of Schedule A, no buildings or structures other than canopies attached to store buildings, lighting equipment and directional and other signs permitted by the provisions of this lease may be built in any area of the Project other than in the areas shown on the Site Plan as building areas. No buildings or other structures in the Project shall be more than two stories high, except for the SkyView Wheel and the contemplated future hotels as shown on the Site Plan.

2.  Subject to the terms of Schedule A, the areas of the Project shown on the Site Plan as parking areas shall at all times be maintained as Parking Areas.  The expression “Parking Areas” means parking spaces and driveways and pedestrian sidewalks, walkways and footways and includes the areas shown as parking areas on the Site Plan plus such other areas as Landlord shall from time to time designate as Parking Areas.  The paved areas in the Project currently used for service roads or delivery areas or labeled SERVICE upon the Site Plan shall be maintained during the term hereof as service roads and areas (the “Service Areas”).  The Parking Areas, the Service Areas, the entrances and exits of the Project, any landscaped areas within the Project and the parking areas benefiting the Project on the adjacent property (“OHI Property”) owned as of the date hereof by an affiliate of Landlord, Orlando Hotel International SPE, LLC, a Florida limited liability company (“OHI”), in accordance with a parking easement to be granted to Landlord by OHI, are collectively called “the Common Areas”.  All areas upon the Site Plan labeled FUTURE BUILDING each shall prior to commencement of construction of buildings therein, be either maintained neatly as landscaped areas consistent with sound retail Project practice or maintained and operated as parking areas, and driveways and footways incidental thereto, in the same manner as Landlord is obligated under this Paragraph 2 and Paragraph 7 hereof to maintain and operate the Parking Areas.  Landlord agrees that at all times there will be free and uninterrupted access (i) for motor vehicles between each of the Main Streets (unless caused by any work by governmental authorities who are in control of such Main Streets or unless the center entrance and spined roads off that entrance are closed from time to time for Center Plaza events, provided there not be closings for more than 15 days in any calendar year without the prior written consent of Tenant) and the Parking Areas and the service doors of the Premises and (ii) for pedestrians between the Parking Areas and the main customer entrance of the Premises.  The entrances and exits between all adjacent streets and the Parking Areas shall be maintained as shown on the Site Plan.  If any highway median strip cross-over now existing near the Project shall be relocated, or if the installation of a highway median strip hereafter shall include a cross-over near the Project, then Landlord shall make such relocation of the entrances, exits and driveways of the Project and such changes in the traffic flow pattern of the Project as shall be reasonably necessary to conform the same to the new median strip cross-over.  Landlord agrees that the Parking Areas within the Project will always contain at least four (4) parking spaces for so-called standard size American automobiles, and driveways and footways incidental thereto, for each one thousand (1,000) square feet of heated and air-conditioned floor area in the Project or such greater number of spaces as may be required by any applicable governmental regulation, code, special use or other zoning permit.

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3.  (A)  “Landlord’s Construction Work” (as defined in Section 3.1) shall also include installation of two (2) Project identification signs, including without limitation, the monuments, the Project identification panels, the bases, utilities service therefor and all other appurtenances thereto, all herein collectively referred to as the “Monument Signs”.  The location of the Monument Signs shall be as shown therefor upon the Site Plan but if not shown thereon shall be near a Main Street as hereafter mutually agreed upon by Landlord and Tenant.  Tenant shall have the right to install, and thereafter to maintain, one identification panel on each side of the two (2) Monument Signs, and all appurtenances thereto, upon the Monument Signs, and Tenant’s location thereon shall be in the first position from the top on such Monument Signs.  Only other occupants of retail space in the Project shall have identification panels upon the fixed portion of the Monument Signs.  The Monument Signs may also consist of an Electronic Readerboard. The Readerboard will be used to advertise the Project, tenants in the project and other sorts of advertising that may or may not be related to the Project, provided that, no Competing Uses shall be advertised without Tenant’s prior written consent, which may be withheld in Tenant’s sole and absolute discretion.  No other panels, identification or ornamentation shall be upon the Monument Signs except as expressly permitted under this Paragraph 3, as aforesaid.  No other occupant of space within the Project shall have any greater rights than Tenant with respect to identification signs or use of the Common Areas.  Landlord agrees that the Monument Signs shall at all times be sufficient in size, height and structural strength for installation of Tenant’s panel thereon.  Landlord shall advise Tenant of the status of the design of the Monument Signs on a monthly basis.  Landlord shall provide Tenant with shop drawings of the Monument Sign (including sizes of all panels) at least six (6) weeks before the Delivery Date so that Tenant can create artwork for Tenant’s identification panel and shall advise Tenant immediately of any changes to the monument design.  Tenant shall obtain all permits as shall be required by law for the installation of Tenant’s identification panel upon the Monument Signs.  Landlord shall cooperate with Tenant in connection with the foregoing.  Landlord shall obtain the consents  if necessary or required of all other tenants in the Project, and any other persons, whose consent is required for the installation of Tenant’s identification panel upon the Monument Signs, if any. Landlord shall deliver the Monument Signs to Tenant in good working order (including ballasts, lamps, hookups and cabinets) and the Monument Signs shall be structurally sound and in good aesthetic condition (i.e. not rusted).  If the Monument Signs are not constructed or Tenant’s panels are not installed on the Monument Signs on or before the Delivery Date, then notwithstanding anything contained elsewhere in this lease, from the Delivery Date until the Monument Signs are constructed and Tenant’s panels installed thereon, Tenant may, subject to governmental requirements, install temporary plywood sign(s) (at least 4 feet by 8 feet) which are readily visible from the Main Streets with Tenant’s identifications and/or “Coming Soon” or “Now Open” banners thereon which temporary signs shall remain until Tenant’s panels are placed on the Monument Signs and Landlord shall reimburse Tenant the cost of such temporary plywood signs.

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(B)  During the term of this lease, Landlord shall include the identity of Tenant on any directional signage within the Project (if such signage references occupants) as well as on all tenant and/or mall directories within the Project.

(C)  Unless required by applicable law, Landlord agrees that the visibility of Tenant’s panel on the Monument Sign shall not be obstructed by landscaping or otherwise.

4.  (A)  Landlord agrees that no portion of the Project shall be used for any establishment which sells or displays pornographic materials, for any establishment which sells or displays used merchandise or second hand goods, odd lot, close-out or liquidation store, auction house, flee market, blood bank, doctor’s office, medical center or hospital, funeral home, military recruitment office, a car, truck or boat dealership or service station, a gas station, a laundromat or dry cleaning business, any industrial use (including without limitation, any manufacturing, smelting, rendering, refining, chemical manufacturing or processing, or other manufacturing uses), any mining or mineral exploration or development except by non-surface means, a car wash, any use which may materially or adversely affect the water and sewer services supplied to the Premises, a church, temple, synagogue, mosque, or other house of worship, any facility for the sale of paraphernalia for use with illicit drugs, a gun or ammunition store, or any use which creates a nuisance (collectively the “Prohibited Uses”).

(B)  Landlord agrees that, from the date hereof until expiration of the term of this lease, no other premises at the Project shall at any time be used or occupied for (in whole or in part), or devoted to, any use that violates or conflicts with Tenant’s Exclusive (each such use a “Competing Use”).  As used herein “Tenant’s Exclusive” shall mean Tenant’s exclusive right to: (i) operate an observation wheel, a ferris wheel or any other high altitude observation attraction at the Project, and (ii) without Tenant’s prior written consent (which it may withhold in its sole and absolute discretion), no other business at the Project may sell merchandise, goods or other items that contain or depict the theme, image, SkyView name (or any variation thereof), likeness or logo of the SkyView Wheel or any trade name of Tenant, any operator of the SkyView Wheel or any other name used in connection with Tenant’s business

(C)       In addition to all other remedies available to Tenant at law and in equity for a breach of the covenants contained in Paragraph (A) of this Paragraph 4, if an occupant or tenant in the Project engages in a Competing Use or a Prohibited Use, Tenant shall be entitled to any of the following remedies on a non-exclusive basis:  (i) Tenant may terminate this lease if the Competing use or the Prohibited Use continues for more than one hundred fifty (150) consecutive days by giving thirty (30) days notice to Landlord, or (ii) Tenant may seek injunctive relief to enjoin or restrain such occupant or tenant from engaging in a Competing Use or a Prohibited Use, and in either event, Tenant shall have the right to seek damages against the offending party, including, against the Landlord.  Notwithstanding anything to the contrary contained herein, so long as Landlord is using its best efforts to diligently enforce the restrictions contained in this Paragraph 4 against any tenant or occupant engaged in the Competing Use or the Prohibited Use in violation of its lease, Tenant’s termination right under this Paragraph 4(C) shall be stayed.  Landlord covenants that all leases, licenses or operating agreements executed after the date hereof shall contain language reasonably acceptable to Tenant that prohibit the use of any portion of the Project for a Competing Use or a Prohibited Use and that Tenant shall have the right to enforce such restrictions through any available legal means, including, without limitation, actions for specific performance or injunctions against the Landlord, its agents, manager(s), operator(s) and/or any offending lessee, licensee, operator or concessionaire at the Project.  Alternatively, at Tenant’s option, Landlord, its agents, manager(s) or operator(s) shall enforce Tenant’s rights hereunder against any offending lessee, licensee, operator or concessionaire in the manner directed by Tenant at Tenant’s sole cost and expense, except where such conduct was permitted by Landlord, then at Landlord’s sole cost and expense.

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5.  The Premises shall not be used in violation of any provision of any other lease existing on the date hereof of space in the Project which shall give the tenant thereunder an “exclusive” or “prohibited use” without the consent of such tenant, provided the use prohibited by such “exclusive” is then being conducted under such lease, and provided such exclusive or use restriction is fully set forth in Schedule E attached hereto.  Landlord warrants and represents that except for the exclusives set forth on Schedule E, there are no other exclusives or use restrictions which would in any manner be applicable to the Premises.  Landlord will indemnify and hold Tenant harmless from and against any losses, costs, liability, damages, fees or expenses of claims suffered or claimed to be suffered as a result of any breach of or any inaccuracies in the representation and warranties set forth in the preceding sentence.

6.  (A)  Tenant and all persons having business with Tenant shall have the right, without charge, to use, in common with all other occupants of the Project and all persons having business with such other occupants, and no other persons, all Common Areas of the Project, for parking and access in connection with business in the Project, and for no other purpose except that Landlord agrees that Tenant may use the sidewalks adjacent to the Premises and the portion of the Parking Areas labeled “Tenant’s Outside Sale Area” to be designated on the Site Plan for the display and/or sale of merchandise at retail or other promotional activities associated with the Premises provided that such display of merchandise or promotional activities shall not unreasonably interfere with pedestrian traffic upon the sidewalk area or with vehicular traffic in the Common Areas.

(B)  Unless Tenant shall approve in writing, no land adjacent to the Project (other than the OHI Property) shall be integrated with the Project and no persons shall have any rights in the Common Areas of the Project other than occupants of the Project and persons having business with such occupants.  Without limitation, it shall not be unreasonable for Tenant to withhold its approval if:  (i) Tenant’s obligations under Paragraph 10 of this Schedule B or Article VI shall be increased, (ii) the parking ratio established in Paragraph 2 of this Schedule B shall be reduced, (iii) the proposed use of said integrated land shall conflict with Tenant’s use, or (iv) Landlord shall fail to obtain a Reciprocal Easement Agreement in form and substance acceptable to Tenant.  If any persons having business upon any other land adjacent to or near the Project shall use the Common Areas of the Project, Landlord shall, upon request of Tenant, if permitted by code, erect and maintain a fence along that boundary or boundaries of the Project which abut or are closest to such other land, to prevent motor vehicles and pedestrians from crossing said boundary.

7.  Landlord, at all times, shall: (a) keep in good repair and condition the Monument Signs and all Common Areas of the Project and all directional signs therein, (b) keep the Common Areas suitably paved and marked for parking and traffic flow, (c) keep all Common Areas free of refuse and obstruction and free of snow and ice to the extent required by the business operations of the businesses within the Project, (d) keep the Common Areas properly drained, and (e) provide the following services at all times when the Premises shall be open for business and for one (1) hour thereafter:  (i) keep the Monument Signs and the Common Areas adequately lighted and (ii) provide electricity to Tenant’s, and any other lessees’, panels permitted on the Monument Signs pursuant to Paragraph 3 of this Schedule B.

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8.  Intentionally deleted.

9.  The Premises are demised to Tenant with the benefit of all of the rights contained in this lease and all of the rights appurtenant to this lease and to the Premises by operation of law, and are demised subject to, and with the benefit of, the following:

(A)  General Real Estate Taxes not yet due and payable,

(B)  Easements for utilities serving the Project and not for general transmission lines serving other premises,

(C)  The Mortgage, if any, referred to in Schedule D, which shall be subject to a non-disturbance agreement, and

(D)  The Covenants (defined in Section 9.2).

10.  As partial reimbursement to Landlord of the cost to Landlord of (a) performing the obligations of Landlord set forth in Paragraph 7 of this Schedule B (the “CAM Costs”) and (b) maintaining the insurance required to be obtained by Landlord pursuant to Sections 10.3 and 10.4 and Paragraph 11 of this Schedule B (the “Insurance Costs”), Tenant shall pay Landlord for each year included in the term of this lease an amount equal to the product of “Tenant’s Fraction” (defined in Section 6.1) and the cost to Landlord of performing said obligations during said year.  The amounts payable by Tenant under this Paragraph 10 shall be payable monthly, on account, at the times base rent is payable hereunder, in equal monthly installments of one-twelfth (l/l2) of one hundred five percent (105%) of the annual amount actually payable by Tenant under this Paragraph 10 for the immediately preceding calendar year with the amount of any excess payment on account by Tenant hereunder being adjusted within ninety (90) days after the close of each year by Tenant withholding any such excess from the next succeeding monthly payments thereafter becoming due on account hereunder, and the amount of any deficiency in monthly payments on account hereunder by Tenant being paid by Tenant within ninety (90) days after receipt by Tenant of the evidence required of Landlord under the immediately following sentence.  Landlord shall submit to Tenant evidence of such cost to Landlord and evidence of calculation of Tenant’s Fraction in such detail as Tenant may require and said deficiency shall not be due and payable until such evidence has been furnished to Tenant.  Should Landlord fail to provide Tenant with such evidence within sixty (60) days of Tenant’s written request therefor, Tenant may thereafter continue to pay at the rate in effect for the prior calendar year until such time as Landlord provides Tenant with the requested evidence, and Tenant shall not be deemed to be in default under this Lease, nor shall Tenant incur any other liability to Landlord, on account of such reduced payment.  Landlord shall be responsible for providing Tenant with such reconciliation documents for the entire preceding calendar year regardless of whether or not Landlord owned the Project during such time period.  Tenant’s failure to pay any amount pursuant to this section shall not be deemed a default pursuant to Article XIII provided Tenant pays any amount which it does not in good faith dispute.  Once per year, any time before or after the making of such payments, Tenant shall have the right to audit or cause to be audited at Landlord’s office, Landlord’s invoices, books and records pertaining to the CAM Costs, Insurance Costs and Real Estate Taxes due under Article VI of this lease and backup relating to calculation of Tenant’s Fraction and if such audit fails to substantiate the amount of charges imposed or to be imposed by Landlord on Tenant, then Tenant shall be entitled to a reduction or refund.  If such audit shows that the charges imposed by Landlord on Tenant with respect to CAM Costs and Insurance Costs were overstated by more than four percent (4%), Landlord shall promptly reimburse Tenant for the actual cost to Tenant of such audit.  At Tenant’s election, any such refund or reimbursement shall be paid in cash to Tenant or credited by Tenant against its next monthly installment(s) hereunder.  If there has been an overcharge and a resulting overpayment by Tenant, such amount shall promptly be reimbursed by Landlord to Tenant; and if such reimbursement does not occur within thirty (30) days after Landlord has been given notice of the overcharge established by such audit or inspection, then Tenant shall have the right to offset the amount of such overcharge from rent and other charges thereafter accruing until, in such fashion, such overcharge shall have been recovered in full.  For the first year included in the term the monthly payment on account by Tenant under this Paragraph 10 shall be $12,500, representing $6 per square foot (which is estimated to include utility costs, Real Estate Taxes and insurance and which amount shall be reduced proportionately if Tenant is paying the Real Estate Taxes and utilities directly to the appropriate taxing authorities), and shall be increased or decreased upon stabilization and thereafter shall increase by not more than five percent (5%) per annum on a non-cumulative basis (except that the utility costs if any not directly metered, Real Estate Taxes and insurance premiums shall not be subject to the 5% per annum cap).  Stabilization of the project shall be defined as one year after at least 100,000 foot of space in the project is built and open for business.  As the number of square feet of floor area may change during any year, Tenant’s Fraction may change during said year and the amount payable by Tenant for said year pursuant to the provisions of this Paragraph 10 shall reflect such changes in footage.  The amount payable hereunder shall not include any item not specifically set forth in Sections 10.3, 10.4, Paragraph 7 or 11 of this Schedule B, including, without limitation, the amounts set forth in the following sentence.  For purposes of clarification, the amount payable hereunder shall not include: (a) any amounts reimbursable to Landlord by insurance companies, (b) any amounts expended for repairs or replacements of the Common Areas required as the result of settling, (c) any amounts allocable to any so-called management or administrative costs, charges or fees or overhead however designated, or (d) any amounts allocable to any so-called capital expenditures.

38

11.  Landlord shall maintain with respect to the Premises until the Deliver Date and with respect to the Common Areas from the date hereof until the termination or expiration of this lease a policy or policies of commercial general liability insurance in amounts of not less than Five Million Dollars ($5,000,000) combined single limit per occurrence for bodily injury and property damage and Five Million Dollars ($5,000,000) aggregate limit per location.  Such policies of insurance to include Tenant as an additional insured thereunder and be issued for periods of not less than one (1) year by insurance companies with an A.M. Best rating of A or better and a financial size of at least VII (or a comparable rating by another national rating organization if A.M. Best is no longer in existence) and authorized to do business in the state in which the Premises are located.  Landlord shall deliver such policies to Tenant at least fifteen (15) days prior to the Commencement Date and each renewal policy at least ten (10) days prior to the expiration of the policy it renews.  In lieu of delivering any policy of insurance to Tenant, Landlord may deliver to Tenant a certificate of the company issuing such policy.

12. Tenant shall maintain with respect to the Premises from the Delivery Date until termination or expiration of the term of this lease a policy or policies of commercial general liability insurance in amounts of not less than Five Million Dollars ($5,000,000) combined single limit per occurrence for bodily injury and property damage and Five Million Dollars ($5,000,000) aggregate limit per location.  Such policies of insurance to include Landlord as an additional insured thereunder and be issued for periods of not less than one (1) year by insurance companies with an A.M. Best rating of A or better and a financial size of at least VII (or a comparable rating by another national rating organization if A.M. Best is no longer in existence) and authorized to do business in the state in which the Premises are located.  Tenant shall deliver such policies to Landlord at least fifteen (15) days prior to the Delivery Date and each renewal policy at least ten (10) days prior to the expiration of the policy it renews.  In lieu of delivering any policy of insurance to Landlord, Tenant may deliver to Landlord a certificate of the company issuing such policy.

13. Intentionally Deleted.

14.  Landlord will maintain the Project and conduct its business thereon in compliance with all federal, state or local laws and regulations relating to pollution control, hazardous or toxic wastes, substances and constituents, including hydrocarbonic substances, and other environmental and ecological matters, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. Sect. l25l et seq.), Resource Conservation & Recovery Act (42 U.S.C. Sect. 690l et seq.), Safe Drinking Water Act (42 U.S.C. Sect. 300f et seq.), Toxic Substances Control Act (15 U.S.C. Sect. 260l et seq.), the Clean Air Act (42 U.S.C. Sect. 740l et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Sect. 960l, et seq.), and other comparable state laws (“Environmental Laws”).  If Landlord shall receive:  (a) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against Landlord, the Project or the Premises alleging violations of any Environmental Law or requiring Landlord to take any action in connection with the release of any toxic or hazardous substance, waste or constituent, including any hydrocarbonic substance, into the environment, or (b) any notice from a federal, state or local governmental agency or private party alleging that Landlord may be liable or responsible for costs associated with a response or cleanup of a release of a toxic or hazardous substance, waste or constituent, including any hydrocarbonic substance, into the environment or any damages caused by that release, Landlord shall, within fifteen (15) days of receipt thereof, provide Tenant with a copy of such notice and thereafter Landlord shall at Landlord’s sole cost diligently proceed to take all actions necessary to correct such violation.  In addition thereto, Landlord will maintain all of the improvements, access and lighting on the Project in conformance with Occupational Safety and Health Act and the Americans with Disabilities Act of 1990.  Landlord agrees to indemnify and hold Tenant harmless from and against all causes, claims, demands, losses, liabilities, costs and expenses (including without limitation attorneys’ fees) incurred, directly or indirectly, by Tenant as a result of or in connection with Landlord’s failure to comply with any of the provisions of this Paragraph 14.

15.  Landlord agrees to include Tenant’s business in all of Landlord’s advertising of the Project in a manner similar to the references or representation of other major or anchor tenants at the Project.

39

SCHEDULE C-1

LANDLORD’S CONSTRUCTION WORK

40

SCHEDULE C-2

TENANT’S CONSTRUCTION WORK

41

SCHEDULE D

LANDLORD’S MORTGAGE

Consolidated, Amended and Restated Mortgage recorded in Official Records Book 9294, Page 4134; as amended by that certain First Amendment to Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement recorded in Official Records Book 9888, Page 704; and by that certain Second Amendment to Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement recorded in Official Records Book 10021, Page 4801.

42

SCHEDULE E

EXCLUSIVES

Insert Existing Exclusives here if applicable

TENANT NAME	EXCLUSIVE RIGHTS
Sea Life Center	Landlord will not execute a lease for space within the Project with another tenant for any aquarium content or underwater experience, artificial or real.
Madame Tussauds	Landlord will not execute a lease for space within the Project with another tenant whose primary business activities include a wax portrait attraction and related merchandise.

43

MIA 181,602,284v16 2-11-11

EXHIBIT “H-1”

(Title Commitment for Square Property)

Greenberg Traurig, P.A.
333 Avenue of the Americas, Suite 4400
Miami, FL 33131
Phone: 305-579-0500
Fax: 305-579-0717

Chicago Title Insurance Company

COMMITMENT FOR TITLE INSURANCE
SCHEDULE A

Order No.: 3323609
Customer Reference:  105336.010300

Effective Date:  October 25, 2010 at 8:00 AM.

1.           Policy or Policies to be issued:

A.
ALTA Owners 1992 with Florida Modifications

Proposed Insured:  The Square, LLC, a Florida limited liability company, f/k/a Aqua Development, LLC, a Florida limited liability company
Amount of Insurance:  $T.B.D.

2.
The estate or interest in the land described or referred to in this Schedule and covered herein is Fee Simple and title thereto is at effective date hereof vested in:

The Square, LLC, a Florida limited liability company, f/k/a Aqua Development, LLC, a Florida limited liability company

3.	The land referred to in this Commitment is described in Exhibit "A" attached hereto and made part hereof.

Countersigned:

BY:___________________
Authorized Officer or Agent

This commitment is invalid unless the insuring provisions in Schedules A and B are attached.

Commitment	Page 1 of 8

Order No.: 3323609
Customer Reference:  105336.010300

Schedule B Section 1
Requirements

The following are requirements to be complied with:

1.	Payment to or for the account of the grantors or mortgagors of the full consideration for the estate or interest to be insured.

2.	Instrument(s) creating the estate or interest to be insured must be properly executed, delivered and filed for record.

3.	Record in the Public Records a release or satisfaction of the Claim of Lien by Traffic Planning & Design, Inc. recorded October 5, 2010 in Official Records Book 10114, Page 8700.

4.	Record in the Public Records a release or satisfaction of the Claim of Lien by Traffic Planning & Design, Inc. recorded October 5, 2010 in Official Records Book 10114, Page 8701.

5.
Record in the Public Records a satisfaction of Final Judgment in favor of Finerock Construction, Inc. against The Square LLC filed in Orange County Circuit Court in Case No. 09-CA-39917, recorded August 8, 2010 in Official Records Book 10056, Page 3693.

6.
Proof of payment, satisfactory to the Company, of taxes and special assessments, if any, for the year(s) 2008, 2009 and 2010, under Tax Folio Nos. 36-23-28-7168-01000 and 36-23-28-7168-01003, together with redemption of all tax sale certificates and cancellation of all tax deed applications.

7.
Company shall be furnished satisfactory evidence establishing that those lands being assessed under Orange County Tax Folio No. 36-23-28-7168-01000 and 36-23-28-7168-01003 include all of the subject property. Company hereby reserves the right to amend and revise this commitment upon review of same. (NOTE: This requirement is necessary because the folio number for Block A of the legal description indicates it is only for a portion thereof. The insured legal description is for all of Block A and the company has been unable to identify any other folio numbers for Block A.)

8.
The actual value of the estate or interest to be insured must be disclosed to the Company, and subject to approval by the Company, entered as the amount of the Policy to be issued.  Until the amount of the Policy to be issued shall be determined and entered as aforesaid, it is agreed that as between the Company, the applicant for this Commitment, and every person relying on this Commitment, the Company cannot be required to approve any such evaluation in excess of $100,000.00, and the total liability of the Company on account of this Commitment shall not exceed said amount.

9.
This is a preliminary Commitment that requires the approval by the State/National Underwriting Office for the Company.  Accordingly, this Commitment is not effective to bind the Company until the necessary approval is obtained from the State/National Underwriting Office for the Company.

10.
Proof satisfactory to the Company must be furnished showing proof of the legal existence of The Square, LLC, a Florida limited liability company, f/k/a Aqua Development, LLC, a Florida limited liability company.

11.	Proof of payment, satisfactory to the Company, of all special assessments, recorded or unrecorded, including but not limited to special assessments arising under Chapter 159 of the Florida Statutes.

12.	Payment of all outstanding taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

Commitment	Page 2 of 8

13.
A survey, satisfactory to the Company, must be furnished.  If said survey should disclose building setback lines, easements, encroachments, overlaps, boundary line disputes, or other adverse matters, they will appear as exceptions in Schedule B of the Owner's Policy and Schedule B, Part 1 of the Loan Policy to be issued.

14.
Furnish Owner's/Mortgagor's Affidavit establishing that:  All sums due for labor and/or materials for any work performed on the property have been paid and that no liens or encumbrances against the property other than as stated herein, are outstanding.

15.	Furnish Owner's Affidavit establishing the rights of parties in possession.

NOTE:  Same may be included in the above Affidavit.

16.
Company shall be furnished a satisfactory Surveyor's Affidavit establishing that the fee parcel legal description set forth in Exhibit A of Fidelity National Title Insurance Company Owner's Policy No. 5332-331560 describes one and the same property as the fee parcel legal description set forth in Exhibit A of Fidelity National Title Insurance Company Loan Policy No. FL5536-10-CD07-07-11417-2007-2210709-74120843. Company hereby reserves the right to amend and revise this commitment upon review of same.

Commitment	Page 3 of 8

Order No.: 3323609
Customer Reference:  105336.010300
Schedule B Section 2
Exceptions

The policy or policies to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company:

1.
Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2.	Taxes and assessments for the year 2011 and subsequent years, which are not yet due and payable.

3.	Standard Exceptions:

A.	Easements, claims of easements, boundary line disputes, overlaps, encroachments or other matters not shown by the public records which would be disclosed by an accurate survey of the land.

B.	Rights or claims of parties in possession not shown by the public records.

C.	Any lien, or right to a lien, for services, labor, or materials heretofore or hereafter furnished, imposed by law and not shown by the public records.

D.	Taxes or assessments which are not shown as existing liens in the public records.

4.	Any claim that any portion of the insured land is sovereign lands of the State of Florida, including submerged, filled or artificially exposed lands accreted to such land.

5.
Any lien provided by Chapter 159, Florida Statutes, in favor of any city, town, village or port authority for unpaid service charges for service by any water, sewer or gas system supplying the insured land.

6.	Restrictions, dedications and easements shown on the Plat of PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138.

7.
Resolution of the Orange County Board of County Commissioners Establishing a Municipal Service Benefit Unit for Acquisition of Drainage Improvements recorded December 4, 1979 in Official Records Book 3074, Page 697, as amended by that certain Resolution of the Board of County Commissioners of September 18, 1979 Establishing the Plaza International Municipal Service Benefit Unit for Acquisition of Drainage Improvements recorded December 4, 1979 in Official Records Book 3074, Page 695; Final Judgment recorded December 18, 1979 in Official Records Book 3078, Page 853; a Resolution Amending that certain Resolution of the Board of County Commissioners of September 18, 1979, as amended, establishing the Plaza International Municipal Service Benefit Unit for Acquisition of Drainage Improvements recorded January 28, 1981 in Official Records Book 3089, Page 1331.

8.	Resolution Establishing the Plaza International Municipal Service Taxing Unit For Maintenance of Drainage Improvements recorded in Official Records Book 3074, Page 978.

9.
Resolution Establishing the Plaza International Municipal Service Taxing Unit for Maintenance of Non-Paved Portions of Road Rights of Way recorded in Official Records Book 3074, Page 988 Amendment to Resolution Establishing the Plaza International Municipal Service Taxing Unit for Maintenance of Non-Paved Portions of Road Rights of Way recorded Resolution Establishing the Plaza International Municipal Service Taxing Unit for Maintenance of Non-Paved Portions of Road Rights of Way 3179, Page 231; Second Amendment to Resolution Establishing the Plaza International Municipal Service Taxing Unit for Maintenance of Non-Paved Portions of Road Rights of Way recorded Official Records Book 3847, Page 1990; Third Amendment to Resolution Establishing the Plaza International Municipal Service Taxing Unit for Maintenance of Non-Paved Portions of Road Rights of Way recorded Official Records Book 4032, Page 2864.

Commitment	Page 4 of 8

10.
Covenants, conditions and restrictions as set forth in Notice of Covenants and Restrictions on Real Estate recorded August 28, 1985 in Official Records Book 3681, Page 1587; First Supplement to Notice of Covenants and Restrictions on Real Estate recorded  in Official Records Book 3812, Page 4945, as affected by Assignment of Warranties, Guaranties and Miscellaneous Rights recorded in Official Records Book 4225, Page 2549.

11.
Covenants, conditions and restrictions as set forth in Special Covenants and Restrictions recorded August 28, 1985 in Official Records Book 3681, Page 1604; , as affected by Assignment of Warranties, Guaranties and Miscellaneous Rights recorded in Official Records Book 4225, Page 2549; amended by Second Supplement to Supplement to Special Covenants and Restrictions on Real Estate recorded  in Official Records Book 5445, Page 4328.

12.	Pedestrian, Utilities and Underground Drainage Easement in favor of Orange County, Florida recorded in Official Records Book 3081, Page 191.

13.	Water Easement in favor of the City of Orlando and the Orlando Utilities Commission recorded in Official Records Book 3648, Page 370.

14.	Distribution Easement in favor of Florida Power Company recorded in Official Records Book 3817, Page 2887.

15.	Construction and Reciprocal Easement Agreement by and between Griffin Expressway II, L.P., MVO Limited Partnership and Orlando Plaza Partners recorded in Official Records Book 4354, Page 38.

16.	Distribution Easement in favor of Florida Power Corporation recorded in Official Records Book 5949, Page 2243.

17.	Notice of Leases recorded in Official Records Book 3729, Page 2748.

18.	Notice of Lease Provisions Regarding Construction Liens recorded in Official Records Book 4389, Page 3080.

19.	South Florida Water Management District Environmental Resource Permit Notice recorded in Official Records Book 9773, Page 7577.

20.
Drainage and Retention Pond Easement and License in favor of Orange County recorded in Official Records Book 3081, Page 204, Amendment to Drainage and Retention Pond Easement and License recorded in Official Records Book 3579, Page 312.

21.	Underground Drainage Easement in favor of Orange County, Florida recorded in Official Records Book 3509, Page 1482.

Commitment	Page 5 of 8

22.	Maintenance Agreement by and between Orange County, Florida and Orlando Central Park, Inc. recorded in Official Records Book 4016, Page 2057.

23.
Ground Lease, dated March 1, 1997 by and between Griffin Expressway II, L.P. and MVO Limited Partnership, as tenants in common d/b/a MVO Management, Landlord, and Guinness Attractions, Inc., tenant, as evidenced by Memorandum of Ground Lease recorded April 11, 1997 in Official Records Book 5232, Page 4941, as affected by Agreement recorded in Official Records Book 5305, Page 1684 and First Amendment to Agreement recorded in Official Records Book 6514, Page 4875, as assigned to Hard Rock Café International (USA) Inc. by Memorandum of Assignment of Ground Lease recorded in Official Records Book 6514, Page 4883.

24.
Lease, dated March 21, 1985 by and between Griffin Expressway II, L.P. and MVO Limited Partnership, landlord, and Blazing Pianos, Ltd., tenant, as evidenced by Subordination, Non-Disturbance and Attornment Agreement recorded in Official Records Book 5276, Page 4740.

25.
Lease, dated December 13, 1985, amended March 6, 1996 by and between Griffin Expressway II, L.P. and MVO Limited Partnership, landlord, and DEA Restaurant Group, Inc., tenant, as evidenced by Subordination, Non-Disturbance and Attornment Agreement recorded in Official Records Book 5276, Page 4750.

26.
Lease, dated March 6, 1990 by and between Griffin Expressway II, L.P. and MVO Limited Partnership, landlord, and The Butcher Shop of Orlando, Inc., tenant, as evidenced by Subordination, Non-Disturbance and Attornement Agreement recorded in Official Records Book 5276, Page 4761.

27.
Lease, dated January 11, 1989 by and between Griffin Expressway II, L.P. and MVO Limited Partnership, landlord, and The Butcher Shop of Orlando, Inc., tenant, as evidenced by Subordination, Non-Disturbance and Attornement Agreement recorded in Official Records Book 5276, Page 4772.

28.
Lease, dated May 30, 1995 by and between Griffin Expressway II, L.P. and MVO Limited Partnership, landlord, and Marta Rodrigo, as Executive of the Estate of Rafael Rodrigo, deceased, tenant, as evidenced by Subordination, Non-Disturbance and Attornement Agreement recorded in Official Records Book 5276, Page 4783.

29.
Lease, dated May 24, 1989 by and between Griffin Expressway II, L.P. and MVO Limited Partnership, landlord, and DEA Restaurant Group, Inc., tenant, as evidenced by Subordination, Non-Disturbance and Attornement Agreement recorded in Official Records Book 5276, Page 4794.

30.
Lease, dated October 22, 1986 by and between Griffin Expressway II, L.P., landlord, and Fedag, Inc., tenant, as evidenced by Subordination, Non-Disturbance and Attornement Agreement recorded in Official Records Book 5276, Page 4804.

Commitment	Page 6 of 8

31.
Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Aqua Development, LLC, a Florida limited liability company, in favor of LaSalle Bank, National Association, a national banking association, dated June 21, 2005 in the original principal amount of $16,750,000.00 recorded June 30, 2005 in Official Records Book 8049, Page 1828; as amended by Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing recorded August 18, 2006 in Official Records Book 8815, Page 3313; Amendment to Loan Documents recorded January 29, 2007 in Official Records Book 9084, Page 1303, as assigned by Assignment of Mortgage recorded in Official Records Book 9294, Page 4129; Junior Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing recorded in Official Records Book 8049, Page 1887; as amended by Amended and Restated Junior Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing recorded in Official Records Book 8815, Page 3352; Amendment to Loan Documents recorded in Official Records Book 9084, Page 1297; as assigned by Assignment of Mortgage recorded in Official Records Book 9294, Page 4129, as consolidated, amended and restated pursuant to a Consolidated, Amended and Restated Mortgage recorded in Official Records Book 9294, Page 4134; First Amendment to Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement recorded in Official Records Book 9888, Page 704, as modified by Second Amendment to Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement recorded in Official Records Book 10021, Page 4801, as further modified by Mortgage Modification, Cross-Collateralization, Cross Contribution and Cross-Default Agreement recorded in Official Records Book 10021, Page 4883.

32.	Assignment of Lease and Rents recorded in Official Records Book 9294, Page 4172.

33.	UCC Financing Statement recorded in Official Records Book 9349, Page 4529.

34.	Mortgage, Assignment of Leases and Rents and Security Agreement from The Square LLC to CIBC, Inc. recorded in Official Records Book 10021, Page 4840.

NOTE: The Company reserves the right to make further requirements and/or exceptions upon its review of the proposed documents creating the estate or interest to be insured or otherwise ascertaining details of the transaction.

NOTE: If the proceeds of the loan to be secured by the insured mortgage are deposited with the Company or its authorized agent, Item 1 above shall be deemed deleted as of the time such funds are disbursed to or for the account of the borrower. Neither the Company nor its agent shall, however, be under any duty to disburse any sum except upon a determination that no such adverse intervening matters have appeared of record or occurred.

NOTES ON STANDARD EXCEPTIONS:

Item 3A will be deleted from the policy upon receipt of an accurate survey of the land acceptable to the Company.  Items 3B, 3C, and 3D will be deleted from the policy upon receipt of an affidavit-indemnity acceptable to the Company, stating (i) who is in possession of the land, (ii) whether improvements to the land have been made or are contemplated to commence prior to the date of closing, which improvements will not have been paid for in full prior to the closing, and (iii) that there are no taxes or assessments which are not shown as existing liens in the public records.

NOTE: All recording references in this commitment/policy shall refer to the public records of Orange County, Florida, unless otherwise noted.

NOTE: In accordance with Florida Statutes section 627.4131, please be advised that the insured hereunder may present inquiries, obtain information about coverage, or receive assistance in resolving complaints, by contacting Chicago Title Insurance Company, 15951 SW 41st Street,  Suite 800, Weston, FL 33331; Telephone 954-217-1744.

Commitment	Page 7 of 8

Order No.: 3323609
Customer Reference:  105336.010300

Exhibit "A"

Block A, and a portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, more particularly described as follows:

Begin as the Southeast corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, run South 13° 08' 53"  West along the Westerly right of way line of Universal Boulevard, 104.64 feet to a point of curvature of a curve concave to the West; thence run Southerly along said curve having a radius of 2737.50 fee, a central angle of 10° 24' 24" an arc distance of 497.36 feet to a point of reverse curvature; thence run Southerly along the arc of said curve, having a radius of 2273.81 feet, a central angle of 07° 22' 47" an arc distance of 292.87 feet to a point of reverse curvature; thence run Southwesterly along the arc of said curve having a radius of 20.00 feet, a central angle of 88° 15' 44" an arc distance of 30.81 feet to a point of tangency and the North right of way line of Via Mercado; thence North 75° 33' 35" West along said North right of way line; 31.20 feet to a point of curvature of a curve concave to the South; thence run Westerly along the arc of said curve having a radius of 1062.50 feet, a central angle of 15° 21' 18", an arc distance of 284.74 feet to a point of tangency; thence continue along said North right of way line South 89° 05' 07" West, 361.47 feet to the East right of way of International Drive and a point on the arc of a curve concave to the East; thence run Northerly along the arc of said curve having a radius of 2562.50 feet, a central angle of 03° 42" 07", an arc distance of 165.58 feet to a point of compound curvature; thence continue Northerly along the arc of said curve having a radius of 2562.50 feet, a central angle of 14° 40' 00", an arc distance of 655.95 feet to the Southwest corner of said Block B, said Southwest corner being a point on a curve concave Southwesterly and having a radius of 2562.50 feet; thence from a tangent bearing of North 14° 40' 14" West, run Northwesterly 72.14 feet along the arc of said curve and the Westerly boundary of said Block B through a central angle of 01° 36" 47" to the end of said curve and the beginning of a nontangent curve concave Northeasterly and having a radius of 2282.20 feet; thence from a tangent bearing of North 17° 41' 44" West, run Northwesterly 46.02 feet along the arc of said curve and said Westerly boundary through a central angle of 01° 09' 20"; thence run North 89° 55' 27" East, 887.86 feet; thence run South 00° 04' 33" East, 66.50 feet to a point on the arc of a curve concave to the South; thence run Easterly along the arc of said curve having a radius of 959.00 feet, a central angle of 08° 40' 26", an arc distance of 145.18 feet to a point of tangency; thence South 76° 51' 07" East, 58.57 feet to the Point of Beginning.

TOGETHER WITH beneficial easements granted in Construction and Reciprocal Easement Agreement recorded in Official Records Book 4354, Page 38, Pubic Records of Orange County, Florida.

Commitment	Page 8 of 8

EXHIBIT “H-2”

(Title Commitment for OHI SPE Property)

Greenberg Traurig, P.A.
333 Avenue of the Americas, Suite 4400
Miami, FL 33131
Phone: 305-579-0500
Fax: 305-579-0717

Fidelity National Title Insurance Company

COMMITMENT FOR TITLE INSURANCE
SCHEDULE A

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Effective Date:  November 03, 2010 at 8:00 AM.

1.           Policy or Policies to be issued:

A.	ALTA Owners 1992 with Florida Modifications Proposed Insured: Orlando Hotel International SPE, LLC, a Delaware limited liability company Amount of Insurance: $T.B.D.

2.
The estate or interest in the land described or referred to in this Schedule and covered herein is Fee Simple and title thereto is at effective date hereof vested in:

Orlando Hotel International SPE, LLC, a Delaware limited liability company

3.	The land referred to in this Commitment is described in Exhibit "A" attached hereto and made part hereof.

Countersigned:

BY: ______________________________
Authorized Officer or Agent

This commitment is invalid unless the insuring provisions in Schedules A and B are attached.

Commitment	Page 1 of 8

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Schedule B Section 1
Requirements

The following are requirements to be complied with:

1.	Payment to or for the account of the grantors or mortgagors of the full consideration for the estate or interest to be insured.

2.	Instrument(s) creating the estate or interest to be insured must be properly executed, delivered and filed for record.

3.	Proof satisfactory to the Company must be furnished showing proof of the legal existence of Orlando Hotel International SPE, LLC, a Delaware limited liability company.

4.
The actual value of the estate or interest to be insured must be disclosed to the Company, and subject to approval by the Company, entered as the amount of the Policy to be issued.  Until the amount of the Policy to be issued shall be determined and entered as aforesaid, it is agreed that as between the Company, the applicant for this Commitment, and every person relying on this Commitment, the Company cannot be required to approve any such evaluation in excess of $100,000.00, and the total liability of the Company on account of this Commitment shall not exceed said amount.

5.
This is a preliminary Commitment that requires the approval by the State/National Underwriting Office for the Company.  Accordingly, this Commitment is not effective to bind the Company until the necessary approval is obtained from the State/National Underwriting Office for the Company.

6.	Proof of payment, satisfactory to the Company, of all special assessments, recorded or unrecorded, including but not limited to special assessments arising under Chapter 159 of the Florida Statutes.

7.
A survey, satisfactory to the Company, must be furnished.  If said survey should disclose building setback lines, easements, encroachments, overlaps, boundary line disputes, or other adverse matters, they will appear as exceptions in Schedule B of the Owner's Policy and Schedule B, Part 1 of the Loan Policy to be issued.

8.
Furnish Owner's/Mortgagor's Affidavit establishing that:  All sums due for labor and/or materials for any work performed on the property have been paid and that no liens or encumbrances against the property other than as stated herein, are outstanding.

9.	Furnish Owner's Affidavit establishing the rights of parties in possession. NOTE: Same may be included in the above Affidavit.

10.
Proof of payment, satisfactory to the Company, of taxes and special assessments, if any, for the year(s) 2009 and 2010, under Tax Folio Nos. 36-23-28-7168-02001 and 36-23-28-7168-02004, together with redemption of all tax sale certificates and cancellation of all tax deed applications.

11.
Company shall be furnished satisfactory evidence establishing that those lands being assessed under Orange County Tax Parcel Identification Number 36-23-28-7168-02001 and 36-23-28-71-68-02004 contain all of the lands described in Parcels 1 and 2 in Exhibit A of this commitment. Company hereby reserves the right to amended and revise this commitment upon review of same.

Commitment	Page 2 of 8

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Schedule B Section 2
Exceptions

The policy or policies to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company:

1.
Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2.	Taxes and assessments for the year 2011 and subsequent years, which are not yet due and payable.

3.	Standard Exceptions:

A.	Rights or claims of parties in possession not shown by the public records.

B.	Any lien, or right to a lien, for services, labor, or materials heretofore or hereafter furnished, imposed by law and not shown by the public records.

C.	Taxes or assessments which are not shown as existing liens in the public records.

4.	Any claim that any portion of the insured land is sovereign lands of the State of Florida, including submerged, filled or artificially exposed lands accreted to such land.

5.
Any lien provided by Chapter 159, Florida Statutes, in favor of any city, town, village or port authority for unpaid service charges for service by any water, sewer or gas system supplying the insured land.

6.
Mortgage, Assignment of Leases and Rents and Security Agreement  recorded October 23, 2006 in Official Records Book 8929, Page 3670, as modified by Mortgage Modification Agreement recorded March 29, 2010 in Official Records Book 10021, Page 4809 and Modification, Cross-Collateralization, Cross-Contribution and Cross-Default Agreement recorded March 29, 2010 in Official Records Book 10021, Page 4883, of the Public Records of Orange County, Florida, together with the following supporting loan document:

a) Assignment of Leases and Rents recorded October 23, 2006 in Official Records Book 8929, page 3728.

7.
Resolution Establishing a Municipal Service Benefit Unit for Acquisition of Drainage Improvements recorded December 4, 1979 in Official Records Book 3074, Page 697; Amended recorded December 4, 1979 in Official Records Book 3074, Page 695; Final Judgment recorded December 18, 1979 in Official Records Book 3078, Page 853, Resolution Amendment recorded January 28, 1980 in Official Records Book 3089, Page 1331.

8.	Resolution Establishing the Plaza International Municipal Service Taxing Unit for Maintenance of Drainage Improvement recorded December 5, 1979 in Official Records Book 3074, Page 978.

9.
Resolution Establishing the Plaza International Municipal Service Taxing Unit for Maintenance of Nonpaved Portions of Road Right of Way recorded December 5, 1979 in Official Records Book 3074, Page 988; Amendment recorded March 17, 1981 in Official Records Book 3179, Page 231; Second Amendment recorded December 29, 1986 in Official Records Book 3847, Page 1990; Third Amendment recorded November 17, 1988 in Official Records Book 4032, Page 2864.

Commitment	Page 3 of 8

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Schedule B Section 2
Exceptions continued

10.	Restrictions, dedication and easements as shown on the Plat of PLAZA INTERNATIONAL UNIT EIGHT recorded in Plat Book 14, Page 38, of the Public Records of Orange County, Florida.

11.
Pedestrian, Utilities and Underground Drainage Easement by and between Orlando Central Park, Inc., a Delaware corporation and Orange County recorded December 28, 1979 in Official Records Book 3081, Page 191.

12.
Drainage and Retention Pond Easement and License by and between Orlando Central Park, Inc., a Delaware corporation and Orange County recorded December 28, 1979 in Official Records Book 3081, Page 204; Amendment to Drainage and Retention Pond Easement and License recorded November 21, 1984 in Official Records Book 3579, Page 312.

13.
Notice of Covenants and Restrictions Real Estate recorded August 28, 1985 in Official Records Book 3681, Page 1587; Special Covenants and Restrictions Applicable to Plaza International Unit Eight recorded August 28, 1985 in Official Records Book  3681, Page 1604; First Supplement to Notice of Covenants and Restrictions Real Estate recorded August 18, 1986 in Official Records Book 3812, Page 4945; Second Supplement to Special Covenants and Restrictions Applicable to Plaza International Unit Eight recorded March 31, 1998 in Official Records Book  5445, Page 4328.

14.
Assignment of Warranties, Guaranties and Miscellaneous Rights by and between Orlando Central Park, Inc., a Delaware corporation and Orlando Plaza Partners, a Florida general partnership recorded October 8, 1990 in Official Records Book 4225, Page 2549.

15.
Construction and Reciprocal Easement Agreement by and between Griffen Expressway II, L.P., a George limited partnership, MVO Limited Partnership, a Delaware limited partnership and Orlando Plaza Partners, a Florida general partnership recorded December 11, 1991 in Official Records Book 4354, Page 38.

16.
Unrecorded Lease, dated January 18, 1981 between Mercado Village North, Ltd. and Assigned to BDC Center Ltd. (Landlord) and Gooding's Supermarkets, Inc., a Florida corporation, tenant, as amended; as affected by Subordination, Non-Disturbance and Attornment Agreement by and between Orlando Hotel International SPE, LLC, a Delaware limited liability company, Landlord, CIBC Inc., a Delaware corporation, lender and Gooding's Supermarkets, Inc., a Florida corporation, tenant recorded October 23, 2006 in Official Records Book 8929, Page 3740.

17.
Short Form Lease by and between BDC Center, Ltd., a Florida limited partnership and Ancient City Entertainment, Ltd.,a Florida limited partnership recorded December 30, 1991 in Official Records Book 4359, Page 2079; Subordination, Non-Disturbance and Attornment Agreement by and between the SumitomoBank, Limited, a Japanese banking corporation and Ancient City Entertainment, Ltd., a Florida limited partnership recorded December 11, 1991 in Official Records Book 4354, Page 141.

18.
Drainage Easement by and between BDC Center, Ltd., a Florida limited partnership and Orange County recorded April 7, 1992 in Official Records Book 4395, Page 1296; Subordination of Encumbrance to Property Rights to Orange County recorded April 7, 1992 in Official Records Book 4395, Page 1301, in Official Records Book 4395, Page 1307,in Official Records Book 4395, Page  1313, in Official Records Book 4395, Page 1317 and in Official Records Book 4395, Page 1321.

19.	Notice by BDC Center, Ltd., a Florida limited partnership, property not subject to the liens of lessee, recorded July 17, 1992 in Official Records Book4436, Page 3627.

Commitment	Page 4 of 8

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Schedule B Section 2
Exceptions continued

20.	Use Agreement by and between BDC Center, Ltd., a Florida limited partnership and Orange County recorded July 21, 1992 in Official Records Book 4437, Page 3632.

21.	Distribution Easement in favor of Florida Power Corporation recorded September 29, 1992 in Official Records Book 4466, page 2221.

22.	Leasehold interest of tenants in possession under recorded and unrecorded leases, as tenants only.

23.
Declaration of Covenants, Conditions, Restrictions and Easements for International-Republic Plaza recorded March 31, 1998 in Official Records Book 5445, Page 4339 ; Assignment and Assumption of Declarant's Rights recorded October 21, 2005 in Official Records Book 8262, Page 2753; Assignment and Assumption of Declarant's Right recorded October 23, 2006 in Official Records Book 8929, Page 3664.

24.	Declaration of Restriction for International-Republic Plaza recorded September 10, 2004 in Official Records Book 7608, Page 1788.

25.	Declaration of Restriction for International-Republic Plaza recorded November 5, 2004 in Official Records Book 7690, Page 2605.

26.
Signage Easement Agreement by and between International-Republic Associates, Ltd., a Florida limited partnership and Sleuth's Mystery Dinner Theatre, Inc., a Florida corporation recorded November 5, 2004 in Official Records Book 7690, Page 2617.

27.
Short Form Lease by and between International-Republic Associates, Ltd., a Florida limited partnership and Beall's Outlet Stores, Inc., a Florida corporation recorded August 24, 2005 in Official Records Book 8150, Page 1869, as affected by Subordination, Non-Disturbance and Attornment Agreement by and between CIBC Inc., a Delaware corporation, Lender, Beall's Outlet Stores, Inc., a Florida corporation, Tenant, and between Orlando Hotel International SPE, LLC, a Delaware limited liability company, successor in title to BP-RP Universal, LLC, Landlord, recorded October 23, 2006 in Official Records Book 8929, Page 3749, as amended by Amended Short Form Lease recorded October 27, 2006 in Official Records Book 8940, Page 1384.

28.
Water Easement by and between Orlando Central Park, Inc., a Delaware corporation and the City of Orlando, a municipal corporation and the Orlando Utilities Commission recorded June 3, 1985 in Official Records Book 3648, Page 370. (As to Parcel 3)

29.
Notice of Leases by and between Orlando Central Park, Inc., a Florida corporation and Mercado, a Festival Shopping Center recorded December 26, 1985 in Official Records Book 3729, Page 2748 and re-recorded January 7, 1986 in Official Records Book 3734, Page 2401. (As to Parcel 3)

30.	Distribution Easement in favor of Florida Power Corporation recorded September 5, 1986 in Official Records Book 3817, Page 2887. (As to Parcel 3)

31.	Underground Drainage Easement by and between Orlando Central Park, Inc., a Delaware corporation and Orange County recorded May 23, 1984 in Official Records Book 3509, Page 1482. (As to Parcel 3)

32.
Terms and Conditions of that Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded January 14, 2010 in Official Records Book 9988, Page 4476; Terms and Conditions of the Amendment to The Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded February 8, 2010 in Official Records Book 9998, Page 6494.

Commitment	Page 5 of 8

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Schedule B Section 2
Exceptions continued

33.	UCC Financing Statement recorded February 23, 2010 in Official Records Book 10005, Page 2304.

34.	South Florida Water Management District Environmental Resource Permit Notice recorded in Official Records Book 9773, Page 7577.

35.	Terms and Conditions of that unrecorded lease given to Collins Catering & Events, LLC, as evidenced by that UCC Financing Statement recorded in Official Records Book 10045, Page 6597.

Note for information only: Regarding Easement shown on the Plat of PLAZA INTERNATIONAL UNIT EIGHT, recorded in Plat Book 14, Page 138; Release of Easement recorded in Official Records Book 3827, Page 1989.

36.
NOTE: The Company reserves the right to make further requirements and/or exceptions upon its review of the proposed documents creating the estate or interest to be insured or otherwise ascertaining details of the transaction.

37.
NOTE: If the proceeds of the loan to be secured by the insured mortgage are deposited with the Company or its authorized agent, Item 1 above shall be deemed deleted as of the time such funds are disbursed to or for the account of the borrower. Neither the Company nor its agent shall, however, be under any duty to disburse any sum except upon a determination that no such adverse intervening matters have appeared of record or occurred.

38.	NOTES ON STANDARD EXCEPTIONS:

39.
Item 3A will be deleted from the policy upon receipt of an accurate survey of the land acceptable to the Company.  Items 3B, 3C, and 3D will be deleted from the policy upon receipt of an affidavit-indemnity acceptable to the Company, stating (i) who is in possession of the land, (ii) whether improvements to the land have been made or are contemplated to commence prior to the date of closing, which improvements will not have been paid for in full prior to the closing, and (iii) that there are no taxes or assessments which are not shown as existing liens in the public records.

40.	NOTE: All recording references in this commitment/policy shall refer to the public records of Orange County, Florida, unless otherwise noted.

NOTE: In accordance with Florida Statutes section 627.4131, please be advised that the insured hereunder may present inquiries, obtain information about coverage, or receive assistance in resolving complaints, by contacting Fidelity National Title Insurance Company, 15951 SW 41st Street,  Suite 800, Weston, FL 33331; Telephone 954-217-1744.

Commitment	Page 6 of 8

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Exhibit "A"

PARCEL 1:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pond Number One, as described and recorded in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pond Number One to the Point of Beginning; thence North 89° 18' 44" East, 639.01 feet; thence South 00° 41' 25" East, 376.97 feet; thence South 89° 19' 59" West, 51 feet; thence South 00° 41' 25" East, 142.35 feet; thence South 89° 55' 27" West, 701.37 feet; thence run Northerly on a non-tangent curve concave Easterly, having a radius of 2282.20 feet; a chord bearing of North 11° 07' 02" West and a central angle of 10° 50' 43" for 431.99 feet; thence North 89° 18' 44" East, 191.37 feet; thence North 00° 41' 16" West, 87.59 feet to the Point of Beginning.

PARCEL 2:

A portion of Block B, PLAZA INTERNATIONAL UNIT EIGHT, according to the Plat thereof, as recorded in Plat Book 14, Page 138, Public Records of Orange County, Florida, being more particularly described as follows:

Begin at the Northwest corner of Block B, PLAZA INTERNATIONAL UNIT EIGHT; thence North 89° 18' 44" East, 200.00 feet along the North line of said PLAZA INTERNATIONAL UNIT EIGHT to the Northwest corner of Pone Number One as described in Official Records Book 3081, Page 204, Public Records of Orange County, Florida; thence South 00° 41' 16" East, 130.80 feet along the West line of said Pone Number One; North 89° 18' 44" East, 639.01 feet; thence South 00° 41" 25" East, 376.97 feet for the Point of Beginning; North 89° 19' 59" East, 395.94 feet; thence South 13° 05" 53" West, 256.04 feet; North 76° 51' 07" West, 58.57 feet; thence Northerly with a radius of 959 feet, chord bearing North 81° 11' 19" West, central angle of 08° 40' 26" for 145.18 feet; thence North 00° 04' 33" West, 66.50 feet; thence South 89° 55' 27" West, 186.50 feet; thence North 00° 41' 25" West, 142.35 feet; thence North 89° 19' 59" East, 51 feet to the Point of Beginning.

TOGETHER WITH non-exclusive easement rights set forth in the following Parcels 3 through 7:

PARCEL 3:

Covenants and Restrictions on Real Estate recorded August 28, 1985 in Official Records Book 3681, Page 1587, Public Records of Orange County, Florida.

PARCEL 4:

Non-exclusive easement for ingress and egress, parking and sidewalks as set forth in Construction and Reciprocal Easement Agreement recorded December 11, 1992 in Official Records Book 4354, Page 38, Public Records of Orange County, Florida.

Commitment	Page 7 of 8

Order No.: 3334426
Customer Reference:  Orlando Hotel International SPE

Exhibit "A" continued

PARCEL 5:

The Declaration of Covenants, Conditions, Restrictions and Easements for International Republic Plaza recorded March 31, 1998 in Official Records Book 5445, Page 4339, Public Records of Orange County, Florida.

PARCEL 6:

Signage Easement Agreement recorded November 5, 2004 in Official Records Book 7690, Page 2617, Public Records of Orange County, Florida.

PARCEL 7:

Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded January 14, 2010 in Official Records Book 9988, Page 4476; Amendment to the Second Amended and Restated Reciprocal Cross Access, Parking and Utilities Easement Agreement recorded February 8, 2010 in Official Records Book 9998, Page 6494, all of the Public Records of Orange County, Florida.

Commitment	Page 8 of 8

EXHIBIT “H-3”

(List of Property and Legacy Entity documents provided to FXRE Sub)

MIA 181,602,284v16 2-11-11

SkyView

SKYVIEW at *THE SQUARE* *Orlando, Florida*

Unicorp National Developments, Inc. - Developers | [illegible] - Developers

Cover Sheet / Conceptual Images

© Antunovich Associates - Architects. Planners Chicago, Illinois January 24, 2011

SEA LIFE
MADAM TUSSAUD'S
DEDICATED BUS LANE
CHARTER BUS PICKUP
PARKING
DEDICATED BUS LANE

SKYVIEW at *THE SQUARE* Orlando, Florida

Proposed Site Plan - Phase 1

Unicorp National Developments, Inc. - Developers | FIRE - Developers

© Adunovich Associates - Architects, Planners Chicago, Illinois January 24, 2011

PHASE 2 DEVELOPMENT
PARKING SUMMARY
DEDICATED BUS LANE
CHARTER BUS PICK-UP
SEA LIFE
MADAM TUSSAUD'S
3-LEVEL PARKING GARAGE
EXISTING RETAIL

SKYVIEW at *THE SQUARE* *Orlando, Florida*

Proposed Site Plan - Phase 2 (Lower)

Unicorp National Developments, Inc. - Developers | FXRE - Developers

© Antunovich Associates - Architects, Planners Chicago, Illinois January 24, 2011

DEDICATED BUS LANE
CHARTER BUS PICKUP
SEA LIFE
MADAM TUSSAUD'S
PARKING GARAGE
DEDICATED BUS LANE
DEDICATED BUS LANE
PARKING SUMMARY

SKYVIEW at *THE SQUARE* Orlando, Florida

Proposed Site Plan - Phase 2 (Upper)

Unicorp National Developments, Inc. - Developers | FXRE - Developers

© Antunovich Associates - Architects Planners Chicago, Illinois January 24, 2011

SEA LIFE
A7
1 STORY RETAIL
25,000 SF
SKYVIEW
ATTRACTION
TERMINAL
25,000 SF
MADAM TUSSAUD'S
B7
1 STORY RETAIL
25,000 SF
TAXI PICK-UP/DROP-OFF
NG GARAGE
ACES/ LEVEL
UP
A6b
5,000SF
OPTIONAL
A6
1 STORY
RETAIL
10,000SF
TENANT R2
2,500 SF
TENANT R1
4,000 SF
OPTIONAL
TENANT R3
3,500 SF
OPTIONAL
B6
1 STORY RETAIL
10,000SF
B6b
5,000SF
OPTIONAL
PARK
24 SPA
LOADING/
RECEIVING/
TRASH
A5
1 STORY RETAIL
10,000SF
B5
1 STORY RETAIL
10,000SF
TRASH / LOADING PAVILION
A4
B1
1 STORY RETAIL
B2
1 STORY RETAIL
8,000SF
B3
1 STORY RETAIL
7,000SF
B4
1 STORY RET
9,000SF
(2ND FLOO
9,000 SF
OPTIONAL

SKYVIEW at *THE SQUARE* Orlando, Florida

N

Enlarged Center Court Plan

Unicorp National Developments, Inc. - Developers | FRRE - Developers

© Amurovich Associates • Architects, Planners Chicago, Illinois January 24, 2011

Stone Base
Glass Storefront w/ Fabric Awnings
Glass Storefront
Glass Storefront w/ Fabric Awnings
Masonry Facade w/ Stone Base
Glass Storefront w/ Metal Canopy
Stone Facade
Glass Storefront w/ Fabric Awnings
Stone Base
Masonry
Glass Storefront w/ Fabric Awnings
Portland Cement Stucco w/ Masonry Base
Glass Storefront w/ Metal Canopy
Stone Tile
Glass Storefront w/ Metal Canopy
Quarry Stone
Glass Storefront
Stone Facade
Glass Storefront w/ Metal Canopy
Wood Siding
Glass Storefront w/ Planted Trellis

SKYVIEW at *THE SQUARE* *Orlando, Florida*

West Elevation - Phase 1

Unicorp National Developments, Inc. - Developers | FBRE - Developers

© Antunovich Associates - Architects, Planners Chicago, Illinois January 24, 2011

Stone Base
Glass Storefront w/ Fabric Awnings
Glass Storefront
3-Story Parking Garage
Glass Storefront w/ Fabric Awnings
Masonry Facade w/ Stone Base
Glass Storefront w/ Metal Canopy
Stone Facade
Glass Storefront w/ Fabric Awnings
Stone Base
Masonry
Glass Storefront w/ Fabric Awnings
Portland Cement Stucco w/ Masonry Base
Glass Storefront w/ Metal Canopy
Stone Tile
Glass Storefront w/ Metal Canopy
Quarry Stone
Glass Storefront
Stone Facade
Glass Storefront w/ Metal Canopy
Wood Siding
Glass Storefront w/ Planted Trellis

SKYVIEW at *THE SQUARE* Orlando, Florida

West Elevation - Phase 2

Unicorp National Developments, Inc. - Developers | FXRE - Developers

© Artunovich Associates - Architects, Planners Chicago, Illinois January 24, 2011

Stone Base
Glass Storefront w/ Fabric Awnings
Glass Storefront
5-Story Parking Garage
Glass Storefront w/ Fabric Awnings
Masonry Facade w/ Stone Base
Glass Storefront w/ Metal Canopy
Stone Facade
Glass Storefront w/ Fabric Awnings
Stone Base
Masonry
Glass Storefront w/ Fabric Awnings
Portland Cement Stucco w/ Masonry Base
Glass Storefront w/ Metal Canopy
Stone Tile
Glass Storefront w/ Metal Canopy
Quarry Stone
Glass Storefront
Stone Facade
Glass Storefront w/ Metal Canopy
Wood Siding
Glass Storefront w/ Planted Trellis

SKYVIEW at *THE SQUARE* *Orlando, Florida*

West Elevation - Phase 3

Unicorp National Developments, Inc. - Developers | FXRE - Developers

© Antunovich Associates - Architects, Planners Chicago, Illinois January 24, 2011

MIA 181,602,284v16 2-11-11

EXHIBIT “J”

(List of Leases encumbering the OHI SPE Property and Square Property)

OHI SPE - LEASES
3/10/2008	LEASE AGREEMENT between Orlando Hotel International, LLC ("Landlord") and The Flying Tarpon, Inc. ("Tenant") dba Guy Harvey Island Grill
2/4/2008	FIRST AMENDMENT TO LEASE between Orlando Hotel International, LLC ("Landlord"); The Square, LLC ("New Landlord") and The Flying Tarpon, Inc. ("Tenant")
9/5/2008	SECOND AMENDMENT TO LEASE between Orlando Hotel International SPE, LLC ("Landlord") and Yu E Huang d/b/a Mei Asian Bistro ("Tenant")
10/1/2008	LEASE AGREEMENT between Orlando Hotel International SPE, LLC ("Landlord") and Collins Catering and Events, LLC
4/30/2010	LEASE AGREEMENT between Orlando Hotel International SPE, LLC ("Landlord") and CRGE Orlando, LLC ("Tenant") dba Toby Keith's I Love This Bar & Grill
10/1/2010	OFF THE SQUARE LEASE AGREEMENT between Orlando Hotel International SPE, LLC ("Landlord") and M B Pizzeria and Restaurant, LLC
10/23/2006
AMENDED SHORT FORM LEASE between Orlando Hotel International SPE, LLC as Successor-in-interest BP-RP Universal, LLC as Successor-in-interest to International-Republic Associates Limited (collectively, "Landlord") and Beall's Outlet Stores, Esc. ("Tenant")

10/4/2010	RENT ROLL - OCCUPANCY SUMMARY for the Orlando Hotel Int'l SPE LLC -pohispe
THE SOUARE - LEASES
6/16/2008	LEASE AGREEMENT between The Square, LLC ("Landlord") and Prime Bar Orlando, LLC ("Tenant")
7/28/2009	FIRST AMENDMENT TO LEASE by and between The Square, LLC ("Landlord") and Prime Bar Orlando, LLC ("Tenant")
9/8/2009	LEASE AGREEMENT between The Square, LLC ("Landlord") and Malik's Own, LLC ("Tenant") d/b/a Beard Papa's Sweets Cafe
9/10/2009	SECOND AMENDMENT TO LEASE by and between The Square, LLC ("Landlord") and The Flying Tarpon, Inc. ("Tenant")
1/1/1996	FIRST AMENDMENT TO SHOPPING CENTER LEASE by BDC Center, Ltd. ("Landlord") and Crab House, Inc. ("Tenant")
6/25/1996	FIRST AMENDMENT TO SHOPPING CENTER LEASE by BDC Center, Ltd. ("Landlord") and Kishimoto Enterprises, Inc. ("Tenant")
4/5/2004	THIRD AMENDMENT TO SHOPPING CENTER LEASE by International-Republic Associates, Ltd. ("Landlord") and We Are Steak Enterprises, Inc. ("Tenant")
1/3/2007	ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT by Ripley's International, LLC ("Assignor") and Ancient City Entertainment, Ltd. ("Assignee")

EXHIBIT “K”
(Insurance certificates with respect to OHI SPE Property and Square Property)

ACORD™ EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY): 11/09/2010

THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

PRODUCER NAME, CONTACT PERSON AND ADDRESS — PHONE (A/C, No, Ext): 407.788.3000 Insurance Office of America, Inc. P.O. Box 162207 Altamonte Springs, FL 32716-2207	COMPANY NAME AND ADDRESS — NAIC NO: 21873 Fireman's Fund P O Box 18025 Tampa, FL 33679
FAX (A/C, No): 407.788.7933 — E-MAIL ADDRESS: Brian.Buckley@ioausa.com	IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
CODE: — SUB CODE:	POLICY TYPE
AGENCY CUSTOMER ID #: 00094942	
NAMED INSURED AND ADDRESS Orlando Hotel International SPE, LLC 7940 Via Dellagio Way Orlando, FL 32819	LOAN NUMBER — POLICY NUMBER: AS4AZC80833298 EFFECTIVE DATE: 10/10/2010 — EXPIRATION DATE: 10/10/2011 — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S)	THIS REPLACES PRIOR EVIDENCE DATED: 10/21/10

PROPERTY INFORMATION (Use REMARKS on page 2, if more space is required) ☒ BUILDING OR ☐ BUSINESS PERSONAL PROPERTY

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

PERILS INSURED: ☐ BASIC ☐ BROAD ☒ SPECIAL

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $17,000,000 DED: 1,000

	YES	NO	N/A	
☒ BUSINESS INCOME ☐ RENTAL VALUE	X			If YES, LIMIT: X Actual Loss Sustained; # of months: 24
BLANKET COVERAGE		X		If YES, indicate value(s) reported on property identified above: $
TERRORISM COVERAGE	X			Attach Disclosure Notice / DEC
IS THERE A TERRORISM-SPECIFIC EXCLUSION?		X		
IS DOMESTIC TERRORISM EXCLUDED?		X		
LIMITED FUNGUS COVERAGE		X		If YES, LIMIT: DED:
FUNGUS EXCLUSION (If "YES", specify organization's form used)	X			
REPLACEMENT COST	X			
AGREED VALUE		X		
COINSURANCE		X		If YES, %
EQUIPMENT BREAKDOWN (If Applicable)	X			If YES, LIMIT: 17,000,000 DED:
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg	X			
- Demolition Costs	X			If YES, LIMIT: 100,000 DED:
- Incr. Cost of Construction	X			If YES, LIMIT: 100,000 DED:
EARTH MOVEMENT (If Applicable)		X		If YES, LIMIT: DED:
FLOOD (If Applicable)		X		If YES, LIMIT: DED:
WIND / HAIL (If Subject to Different Provisions)	X			If YES, LIMIT: DED:
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS	X			

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30* DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

☒ MORTGAGEE ☐ CONTRACT OF SALE ☒ LENDERS LOSS PAYABLE ☒ Additional Insured	LENDER SERVICING AGENT NAME AND ADDRESS CIBC World Markets Corp., ISAOA, ATIMA 200 W. Madison St., Ste. 2610 Chicago, IL 60606
NAME AND ADDRESS CIBC World Markets Corp., ISAOA, ATIMA 200 W. Madison St., Ste. 2610 Chicago, IL 60606	AUTHORIZED REPRESENTATIVE Brian Buckley/BUCKLB [signature] - A034287

ACORD 28 (2006/07) Page 1 of 2
© ACORD CORPORATION 2003-2006. All rights reserved.
The ACORD name and logo are registered marks of ACORD

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS - Including Special Conditions (Use only if more space is required)

Wind/Hail Deductible: 5%/$10,000 minimum; CIBC World Markets Corp., as mortgagee and as collateral agent (ISAOA, ATIMA) for the benefit of the holder or holders of the A Note and the B Note (if any), together with their respective ISAOA, ATIMA. Per the terms and conditions of the policy CIBC World Markets Corp., ISAOA, ATIMA, as Mortgagee and Loss Payee, is granted mortgagee rights and privileges as stated in the policy form and the carrier will send 30 days written notice of cancellation; 10 days for Notice of Cancellation for Non-payment and will receive 30 days written notice of cancellation or material change to the policy.

ACORD 28 (2006/07) Page 2 of 2

ACORD™

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 10/08/2010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER

Insurance Office of America, Inc.
P.O. Box 162207
Altamonte Springs, FL 32716-2207

CONTACT NAME:
PHONE (A/C, No, Ext): 407.788.3000 FAX (A/C, No): 407.788.7933
E-MAIL ADDRESS:
PRODUCER CUSTOMER ID #:

INSURED

Orlando Hotel International SPE, LLC
7940 Via Dellagio Way
Suite 200
Orlando, FL 32819

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Fireman's Fund	21873
INSURER B :	
INSURER C :	
INSURER D :	
INSURER E :	
INSURER F :	

COVERAGES CERTIFICATE NUMBER: 10/11 Liability REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY			AS4AZC80833298	10/10/2010	10/10/2011	EACH OCCURRENCE	$ 1,000,000
	X COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
	CLAIMS-MADE X OCCUR						MED EXP (Any one person)	$ 10,000
	X Deductible: $0						PERSONAL & ADV INJURY	$
	X No SIR						GENERAL AGGREGATE	$ 2,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:			TENANT'S LEGAL			PRODUCTS - COMP/OP AGG	$
	X POLICY PRO-JECT LOC			LIABILITY: $100,000				$
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS						BODILY INJURY (Per accident)	$
	SCHEDULED AUTOS						PROPERTY DAMAGE (Per accident)	$
	HIRED AUTOS							$
	NON-OWNED AUTOS							$
A	UMBRELLA LIAB X OCCUR			AS4AZC80833298	10/10/2010	10/10/2011	EACH OCCURRENCE	$ 5,000,000
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	$ 5,000,000
	DEDUCTIBLE							$
	RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N						WC STATU-TORY LIMITS / OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH)	N/A					E.L. EACH ACCIDENT	$
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CIBC World Markets Corp., as mortgagee and as collateral agent (and ISAOA, ATIMA) for the benefit of the holder or holders of the A Note and the B Note (if any), together with their respective ISAOA, ATIMA. Certificate Holder is recognized as additional insured as required by written contract for

CERTIFICATE HOLDER

CIBC World Markets Corp., ISAOA, ATIMA
as mortgagee and as collateral agent
200 W. Madison St., Suite 2610
Chicago, IL 60606

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

[signature] - A034287

Brian Buckley/HARRIM

© 1988-2009 ACORD CORPORATION. All rights reserved.

ACORD 25 (2009/09)

The ACORD name and logo are registered marks of ACORD

ACORD™

AGENCY CUSTOMER ID: ______

LOC #: ______

ADDITIONAL REMARKS SCHEDULE

Page ____ of ____

AGENCY	NAMED INSURED
Insurance Office of America, Inc.	Orlando Hotel International SPE, LLC Suite 200 Orlando, FL 32819
POLICY NUMBER	
CARRIER / NAIC CODE	EFFECTIVE DATE:

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: 25 FORM TITLE: ACORD Certificate of Liability Insurance

Garage Liability

INSR LTR	ADD'L INSRD		POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
						AUTO ONLY - EA ACCIDENT	$
		ANY AUTO				OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$

Automobile Liability

INSR LTR	ADD'L INSRD	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)

Excess/Umbrella Liability

INSR LTR	ADD'L INSRD	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
A					$

Other Liability

INSR LTR	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES

8255 International Drive, Orlando, FL 32819. Terrorism is included.
*10 Days Notice of Cancellation for non-payment

ACORD 101 (2008/01)

© 2008 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 08/20/2010

PRODUCER (407)788-3000 FAX (407)788-7933
Insurance Office of America, Inc.
P.O. Box 162207
Altamonte Springs, FL 32716-2207

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED The Square, LLC
c/o Unicorp National Developments, Inc.
7940 Via Dellagio Way
Suite 200
Orlando, FL 32819

INSURERS AFFORDING COVERAGE	NAIC #
INSURER A: Northfield Ins Co	27987
INSURER B: Commerce & Industry Ins. Co.	
INSURER C:	
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS MADE [X] OCCUR X Terrorism Included GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY [ ] PROJECT [ ] LOC	WS082206	08/14/2010	08/14/2011	EACH OCCURRENCE DAMAGE TO RENTED PREMISES (Ea occurence) MED EXP (Any one person) PERSONAL & ADV INJURY GENERAL AGGREGATE PRODUCTS - COMP/OP AGG	$ 1,000,000 $ 100,000 $ 5,000 $ Not Incl. $ 2,000,000 $ Not Incl.
		AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT (Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $
		GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT OTHER THAN AUTO ONLY: EA ACC AGG	$ $ $
B		EXCESS/UMBRELLA LIABILITY X OCCUR [ ] CLAIMS MADE DEDUCTIBLE RETENTION $	TO BE ASSIGNED NO DEDUCTIBLE	08/18/2010	08/18/2011	EACH OCCURRENCE AGGREGATE	$ 2,000,000 $ 2,000,000 $ $ $
		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below				WC STATU-TORY LIMITS / OTH-ER E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	 $ $ $
		OTHER					

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS
Certificate holder is recognized as additional insured/ mortgagee ATIMS as required by written contract

CERTIFICATE HOLDER

CIBC Inc., ISAOA, ATIMA
Attn: Real Estate Group
200 W. Madison Street
Suite 1610
Chicago, IL 60606

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE
Brian Buckley/LAFLAB - A034287

ACORD 25 (2001/08)
©ACORD CORPORATION 1988

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.